FREE WRITING PROSPECTUS
FILED PURSUANT TO RULE 433
REGISTRATION FILE NO.: 333-207340-14

September 11, 2018 FREE WRITING PROSPECTUS COLLATERAL TERM SHEET $700,880,368 (Approximate Total Mortgage Pool Balance) UBS 2018-C13 UBS Commercial Mortgage Securitization Corp. Depositor UBS AG Société Générale Natixis Real Estate Capital LLC Cantor Commercial Real Estate Lending, L.P. Rialto Mortgage Finance, LLC CIBC Inc. Sponsors and Mortgage Loan Sellers UBS Securities LLC Cantor Fitzgerald & Co. Natixis Société Générale Co-Lead Managers and Joint Bookrunners CIBC World Markets Drexel Hamilton Academy Securities Co-Managers The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (’’SEC’’) (SEC File No. 333-207340) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the depositor, any underwriter, or any dealer participating in the offering will arrange to send you the prospectus after filing if you request it by calling toll free 1-877-713-1030 (8 a.m. – 5 p.m. EST). The offered certificates referred to in these materials and the asset pool backing them are subject to modification or revision (including the possibility that one or more classes of certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a “when, as and if issued” basis.

STATEMENT REGARDING THIS FREE WRITING PROSPECTUS

Nothing in this document constitutes an offer of securities for sale in any jurisdiction where the offer or sale is not permitted. The information contained herein is preliminary as of the date hereof, supersedes any such information previously delivered to you and will be superseded by any such information subsequently delivered prior to the time of sale and ultimately by the final prospectus relating to the offered certificates. These materials are subject to change, completion, supplement or amendment from time to time.

This free writing prospectus has been prepared by the underwriters for information purposes only and does not constitute, in whole or in part, a prospectus for the purposes of Directive 2003/71/EC (as amended) and/or Part VI of the Financial Services and Markets Act 2000, as amended, or other offering document.

STATEMENT REGARDING ASSUMPTIONS AS TO SECURITIES, PRICING ESTIMATES AND OTHER INFORMATION

This free writing prospectus contains certain forward-looking statements. If and when included in this free writing prospectus, the words “expects”, “intends”, “anticipates”, “estimates” and analogous expressions and all statements that are not historical facts, including statements about our beliefs or expectations, are intended to identify forward-looking statements. Any forward-looking statements are made subject to risks and uncertainties which could cause actual results to differ materially from those stated. Those risks and uncertainties include, among other things, declines in general economic and business conditions, increased competition, changes in demographics, changes in political and social conditions, regulatory initiatives and changes in customer preferences, many of which are beyond our control and the control of any other person or entity related to this offering. The forward- looking statements made in this free writing prospectus are made as of the date stated on the cover. We have no obligation to update or revise any forward-looking statement.

The attached information contains certain tables and other statistical analyses (the “Computational Materials”) that have been prepared in reliance upon information furnished by the Mortgage Loan Sellers. Numerous assumptions were used in preparing the Computational Materials, which may or may not be reflected herein. As such, no assurance can be given as to the Computational Materials’ accuracy, appropriateness or completeness in any particular context; or as to whether the Computational Materials and/or the assumptions upon which they are based reflect present market conditions or future market performance. The Computational Materials should not be construed as either projections or predictions or as legal, tax, financial or accounting advice. You should consult your own counsel, accountant and other advisors as to the legal, tax, business, financial and related aspects of a purchase of the offered certificates. Any weighted average lives, yields and principal payment periods shown in the Computational Materials are based on prepayment and/or loss assumptions, and changes in such prepayment and/or loss assumptions may dramatically affect such weighted average lives, yields and principal payment periods. In addition, it is possible that prepayments or losses on the underlying assets will occur at rates higher or lower than the rates shown in the attached Computational Materials. The specific characteristics of the offered certificates may differ from those shown in the Computational Materials due to differences between the final underlying assets and the preliminary underlying assets used in preparing the Computational Materials. The principal amount and designation of any security described in the Computational Materials are subject to change prior to issuance. None of UBS Securities LLC, SG Americas Securities, LLC, Natixis Securities Americas LLC, Cantor Fitzgerald & Co., CIBC World Markets Corp., Drexel Hamilton, LLC or Academy Securities, Inc., or any of their respective affiliates, make any representation or warranty as to the actual rate or timing of payments or losses on any of the underlying assets or the payments or yield on the offered certificates. The information in this presentation is based upon management forecasts and reflects prevailing conditions and management’s views as of this date, all of which are subject to change. In preparing this presentation, we have relied upon and assumed, without independent verification, the accuracy and completeness of all information available from public sources or which was provided to us by or on behalf of the Mortgage Loan Sellers or which was otherwise reviewed by us.

IMPORTANT NOTICE REGARDING THE OFFERED CERTIFICATES

The offered certificates described herein are not suitable investments for all investors. In particular, you should not purchase any class of offered certificates unless you understand and are able to bear the prepayment, credit, liquidity and market risks associated with such class of certificates. For those reasons and for the reasons set forth under the heading “Risk Factors” in the Preliminary Prospectus, the yield to maturity and the aggregate amount and timing of distributions on the offered certificates are subject to material variability from period to period and give rise to the potential for significant loss over the life of such certificates. The interaction of these factors and their effects are impossible to predict and are likely to change from time to time. As a result, an investment in the offered certificates involves substantial risks and uncertainties and should be considered only by sophisticated institutional investors with substantial investment experience with similar types of securities and who have conducted appropriate due diligence on the mortgage loans and the certificates. Potential investors are advised and encouraged to review the Preliminary Prospectus in full and to consult with their legal, tax, accounting and other advisors prior to making any investment in the offered certificates described in this free writing prospectus.

This free writing prospectus is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The information contained in this free writing prospectus may not pertain to any securities that will actually be sold. The information contained in this free writing prospectus may be based on assumptions regarding market conditions and other matters as reflected in this free writing prospectus. We make no representations regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this free writing prospectus should not be relied upon for such purposes. The underwriters and their respective affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this free writing prospectus may, from time to time, have long or short positions in, and buy or sell, the offered certificates mentioned in this free writing prospectus or derivatives thereof (including options). Information contained in this free writing prospectus is current as of the date appearing on this free writing prospectus only. None of UBS Securities LLC, SG Americas Securities, LLC, Natixis Securities Americas LLC, Cantor Fitzgerald & Co., CIBC World Markets Corp., Drexel Hamilton, LLC or Academy Securities, Inc. provides accounting, tax or legal advice.

The issuing entity will be relying upon an exclusion or exemption from the definition of “investment company” under the Investment Company Act of 1940, as amended (the “Investment Company Act”), contained in Section 3(c)(5) of the Investment Company Act or Rule 3a-7 under the Investment Company Act, although there may be additional exclusions or exemptions available to the issuing entity. The issuing entity is being structured so as not to constitute a “covered fund” for purposes of the Volcker Rule under the Dodd-Frank Act (both as defined in “Risk Factors—Other Risks Relating to the Certificates—Legal and Regulatory Provisions Affecting Investors Could Adversely Affect the Liquidity of the Offered Certificates” in the Preliminary Prospectus). See also “Legal Investment” in the Preliminary Prospectus.

The information contained herein supersedes any previous such information delivered to any prospective investor and will be superseded by information delivered to such prospective investor prior to the time of sale.

IMPORTANT NOTICE RELATING TO AUTOMATICALLY-GENERATED EMAIL DISCLAIMERS

Any legends, disclaimers or other notices that may appear at the bottom of any email communication to which this free writing prospectus is attached relating to (1) these materials not constituting an offer (or a solicitation of an offer), (2) any representation that these materials are accurate or complete and may not be updated or (3) these materials possibly being confidential, are not applicable to these materials and should be disregarded. Such legends, disclaimers or other notices have been automatically generated as a result of these materials having been sent via Bloomberg or another system.

UBS 2018-C13

Capitalized terms used but not defined herein have the meanings assigned to them in the preliminary prospectus expected to be dated September 17, 2018 relating to the offered certificates (hereinafter referred to as the “Preliminary Prospectus”).

KEY FEATURES OF SECURITIZATION

Offering Terms:
Co-Lead Managers and Joint Bookrunners:	UBS Securities LLC SG Americas Securities, LLC Natixis Securities Americas LLC Cantor Fitzgerald & Co.
Co-Managers:	CIBC World Markets Corp. Drexel Hamilton, LLC Academy Securities, Inc.
Mortgage Loan Sellers:	UBS AG, by and through its branch office at 1285 Avenue of the Americas, New York, New York (“UBS AG”) (46.0%), Société Générale (“SG”) (16.9%), Rialto Mortgage Finance, LLC (“RMF”) (15.0%), Cantor Commercial Real Estate Lending, L.P. (“CCRE”) (12.9%), Natixis Real Estate Capital LLC (“Natixis”) (4.9%), and CIBC Inc. (“CIBC”) (4.3%)
Master Servicer:	Midland Loan Services, a Division of PNC Bank, National Association
Operating Advisor:	Pentalpha Surveillance LLC
Asset Representations Reviewer:	Pentalpha Surveillance LLC
Special Servicer:	Midland Loan Services, a Division of PNC Bank, National Association
Trustee:	Wells Fargo Bank, National Association
Certificate Administrator:	Wells Fargo Bank, National Association
Rating Agencies:	Fitch Ratings, Inc., Kroll Bond Rating Agency, Inc. and Moody’s Investors Service, Inc.
U.S. Credit Risk Retention:

UBS AG is expected to act as the “retaining sponsor” for this securitization and intends to satisfy the U.S. credit risk retention requirement through the purchase by KKR Real Estate Credit Opportunity Partners Aggregator I L.P. or a majority owned affiliate, as a third party purchaser (as defined in Regulation RR), from the initial purchasers, on the Closing Date, of an “eligible horizontal residual interest”. The aggregate estimated fair value of the “eligible horizontal residual interest” will equal at least 5% of the estimated fair value of all of the certificates (other than the Class R certificates) issued by the issuing entity.

The pooling and servicing agreement will include the required provisions applicable to an operating advisor necessary for the securitization to comply with the credit risk retention rules utilizing the “third party purchaser” option.

For further discussion on the manner in which the U.S. credit risk retention requirements will be satisfied see “Credit Risk Retention” in the Preliminary Prospectus.

EU Credit Risk Retention:	The transaction is not structured to satisfy the EU risk retention and due diligence requirements.
Closing Date:	On or about October 11, 2018
Clean-up Call:	1.0%

Distribution of Collateral by Property Type

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

UBS 2018-C13

TRANSACTION HIGHLIGHTS

Mortgage Loan Sellers	Number of Mortgage Loans	Number of Mortgaged Properties	Aggregate Cut-off Date Balance	% of Initial Outstanding Pool Balance(1)
UBS AG	19	24	$322,586,045	46.0%
Société Générale	10	14	$118,362,601	16.9%
Rialto Mortgage Finance, LLC	10	10	$105,211,722	15.0%
Cantor Commercial Real Estate Lending, L.P.	6	12	$90,270,000	12.9%
Natixis Real Estate Capital LLC	2	2	$34,000,000	4.9%
CIBC Inc.	5	5	$30,450,000	4.3%
Total	52	67	$700,880,368	100.0%

Pooled Collateral Facts:
Initial Outstanding Pool Balance:	$700,880,368
Number of Mortgage Loans:	52
Number of Mortgaged Properties:	67
Average Mortgage Loan Cut-off Date Balance:	$13,478,469
Average Mortgaged Property Cut-off Date Balance:	$10,460,901
Weighted Average Mortgage Rate:	5.001%
Weighted Average Mortgage Loan Original Term to Maturity Date or ARD (months)(2):	112
Weighted Average Mortgage Loan Remaining Term to Maturity Date or ARD (months)(2):	110
Weighted Average Mortgage Loan Seasoning (months):	1
% of Mortgage Loans Secured by a Property or a Portfolio of Mortgaged Properties Leased to a Single Tenant:	7.7%

Credit Statistics
Weighted Average Mortgage Loan U/W NCF DSCR(3):	1.99x
Weighted Average Mortgage Loan Cut-off Date LTV(3)(4):	59.9%
Weighted Average Mortgage Loan Maturity Date or ARD LTV(2)(3)(4):	54.1%
Weighted Average U/W NOI Debt Yield(3):	11.9%

Amortization Overview
% Mortgage Loans which pay Interest Only followed by Amortization through Maturity Date or ARD(2):	46.1%
% Mortgage Loans which pay Interest Only through Maturity Date or ARD(2):	30.7%
% Mortgage Loans with Amortization through Maturity Date or ARD(2):	23.3%
Weighted Average Remaining Amortization Term (months)(5):	356

Loan Structural Features
% Mortgage Loans with Upfront or Ongoing Tax Reserves:	84.2%
% Mortgage Loans with Upfront or Ongoing Replacement Reserves(6):	81.3%
% Mortgage Loans with Upfront or Ongoing Insurance Reserves:	77.7%
% Mortgage Loans with Upfront or Ongoing TI/LC Reserves(7):	80.1%
% Mortgage Loans with Upfront Engineering Reserves:	34.8%
% Mortgage Loans with Upfront or Ongoing Other Reserves:	60.5%
% Mortgage Loans with In Place Hard Lockboxes:	52.6%
% Mortgage Loans with Cash Traps Triggered at DSCR Levels ≥ 1.05x:	86.8%
% Mortgage Loans with Defeasance Only After a Lockout Period and Prior to an Open Period:	72.6%
% Mortgage Loans with Prepayment with a Yield Maintenance Charge Only After a Lockout Period and Prior to an Open Period:	19.4%
% Mortgage Loans with Prepayment with a Yield Maintenance Charge or Defeasance After a Lockout Period and Prior to an Open Period:	8.1%

Please see footnotes on the following page.

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

UBS 2018-C13

TRANSACTION HIGHLIGHTS

(1)	Unless otherwise indicated, all references to “% of Outstanding Pool Balance” in this Term Sheet reflect a percentage of the aggregate principal balance of the mortgage pool as of the Cut-off Date, after application of all payments of principal due during or prior to October 2018.

(2)	For any mortgage loan with an anticipated repayment date, calculated to or as of, as applicable, that anticipated repayment date.

(3)	With respect to any mortgage loan that is part of a whole loan, unless otherwise indicated, LTV, DSCR and Debt Yield calculations in this Term Sheet include any related pari passu companion loans and exclude any subordinate companion loans, as applicable. Additionally, LTV, DSCR and Debt Yield figures in this Term Sheet are calculated for mortgage loans without regard to any additional indebtedness that may be incurred at a future date. See “Description of the Mortgage Pool—Mortgage Pool Characteristics” in the Preliminary Prospectus and Annex A-1 to the Preliminary Prospectus.

(4)	With respect to the mortgage loan secured by the mortgaged property identified on Annex A-1 to the Preliminary Prospectus as Lower Makefield Corporate Center – South, the Mortgaged Property’s Appraised Value is based on the “As Is Alternate Scenario” Appraised Value of $51,000,000 as of July 20, 2018, which assumes Crown Cork & Seal USA Inc.’s tenant’s lease has commenced and the free rent period has expired. The Appraised Value for the Mortgaged Property based on the “As-Is” Appraised Value is $50,200,000 as of July 20, 2018. The Cut-off Date LTV Ratio and LTV Ratio at Maturity or ARD based on the “As-Is” Appraised Value for the Mortgaged Property are 67.2% and 61.8%, respectively. At closing, the borrower deposited $1,525,947 into a free rent reserve. With respect to the mortgage loan secured by the portfolio of mortgaged properties identified on Annex A-1 to the Preliminary Prospectus as Fort Wayne Hotel Portfolio, the Cut-off Date LTV Ratio, LTV Ratio at Maturity or ARD, and appraised value are based on the “As-Complete” appraised value of $28,100,000 for the mortgaged properties, which assumes the completion of $4,323,637 in renovations the cost of which the lender reserved at origination. The appraised value for the mortgaged properties assuming the “As-Is” appraised value is $25,100,000. The Cut-off Date LTV Ratio and LTV Ratio at Maturity or ARD assuming the “As-Is” appraised value for the mortgaged properties are 62.9% and 55.4%, respectively. With respect to the whole loan secured by the portfolio of mortgaged properties identified on Annex A-1 to the Preliminary Prospectus as Aspect RHG Hotel Portfolio, the Cut-off Date LTV Ratio, LTV Ratio at Maturity or ARD, and appraised value are based on the “As-Complete” appraised value of $75,500,000 for the mortgaged properties, which assumes the completion of $5,352,135 in renovations the cost of which the lender reserved at origination. The appraised value for the mortgaged properties assuming the “As-Is” appraised value is $70,000,000. With respect to the mortgage loan secured by the mortgaged property identified on Annex A-1 to the Preliminary Prospectus as Quality Inn & Suites Florence, the Cut-off Date LTV Ratio, LTV Ratio at Maturity or ARD, and appraised value are based on the “Prospective Market Value Upon Completion of the Renovation” appraised value of $9,300,000 for the mortgaged property, which assumes the which assumes the completion of $400,000 in capital expenditures for which the lender reserved at origination. The appraised value for the mortgaged property assuming the “As-Is” appraised value is $8,500,000. The Cut-off Date LTV Ratio and LTV Ratio at Maturity or ARD assuming the “As-Is” appraised value for the mortgaged property are 70.6% and 53.9%, respectively. The Cut-off Date LTV Ratio and LTV Ratio at Maturity or ARD assuming the “As-Is” appraised value for the mortgaged properties are 66.0% and 58.4%, respectively. With respect to the mortgage loan secured by the mortgaged property identified on Annex A-1 to the Preliminary Prospectus as Holiday Inn Express - Brooksville, the Cut-off Date LTV Ratio, LTV Ratio at Maturity or ARD, and appraised value are based on the “As-Complete” appraised value of $10,200,000 for the mortgaged property, which assumes the completion of $901,110 in renovations the cost of which the lender reserved at origination. The appraised value for the mortgaged property assuming the “As-Is” appraised value is $9,300,000. The Cut-off Date LTV Ratio and LTV Ratio at Maturity or ARD assuming the “As-Is” appraised value for the mortgaged property are 57.5% and 45.3%, respectively.

(5)	Excludes mortgage loans that are interest-only for the full loan term to maturity or anticipated repayment date.

(6)	Includes FF&E Reserves.

(7)	Represents the percent of the allocated aggregate principal balance of the mortgage pool as of the Cut-off Date of only the office, retail, industrial, and mixed use properties.

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

UBS 2018-C13

OVERVIEW OF MORTGAGE POOL CHARACTERISTICS

Distribution of Cut-off Date Balances
						Weighted Averages(1)
Range of Cut-off Date Balances			Number of Mortgage Loans	Aggregate Cut-off Date Balance	% of Initial Outstanding Pool Balance(1)	Mortgage Rate	Stated Remaining Term (Mos.)(5)	U/W NCF DSCR(2)(3)		Cut-off Date LTV Ratio(2)(3)	Maturity Date or ARD LTV Ratio(2)(3)(5)
$2,000,000	-	$5,000,000	9	$35,122,854	5.0%	5.311%	119	1.73	x	60.8%	51.4%
$5,000,001	-	$10,000,000	17	$126,464,523	18.0%	5.225%	114	2.00	x	62.0%	54.7%
$10,000,001	-	$15,000,000	8	$100,886,000	14.4%	5.069%	112	1.73	x	65.4%	59.7%
$15,000,001	-	$20,000,000	9	$155,483,044	22.2%	5.219%	119	1.67	x	64.2%	58.3%
$20,000,001	-	$25,000,000	2	$42,673,947	6.1%	5.181%	119	1.56	x	69.2%	58.0%
$25,000,001	-	$30,000,000	4	$113,200,000	16.2%	4.570%	103	2.36	x	51.2%	48.1%
$30,000,001	-	$35,000,000	1	$33,750,000	4.8%	4.790%	119	1.54	x	66.2%	60.8%
$35,000,001	-	$50,000,000	2	$93,300,000	13.3%	4.662%	88	2.82	x	47.4%	44.2%
Total/Weighted Average			52	$700,880,368	100.0%	5.001%	110	1.99	x	59.9%	54.1%

Distribution of Mortgage Rates
						Weighted Averages(1)
Range of Mortgage Rates			Number of Mortgage Loans	Aggregate Cut-off Date Balance	% of Initial Outstanding Pool Balance(1)	Mortgage Rate	Stated Remaining Term (Mos.)(5)	U/W NCF DSCR(2)(3)		Cut-off Date LTV Ratio(2)(3)	Maturity Date or ARD LTV Ratio(2)(3)(5)
3.6728%	-	4.5000%	3	$106,000,000	15.1%	3.925%	75	3.74	x	34.0%	34.0%
4.5001%	-	4.7000%	4	$48,400,000	6.9%	4.632%	119	2.37	x	56.5%	54.9%
4.7001%	-	4.9000%	7	$123,269,000	17.6%	4.803%	119	1.81	x	62.2%	58.3%
4.9001%	-	5.1000%	9	$102,718,432	14.7%	5.013%	118	1.74	x	65.8%	57.0%
5.1001%	-	5.3000%	9	$72,456,814	10.3%	5.220%	118	1.51	x	66.1%	57.2%
5.3001%	-	5.5000%	9	$92,946,186	13.3%	5.377%	119	1.54	x	68.2%	58.8%
5.5001%	-	5.7000%	7	$108,056,891	15.4%	5.548%	107	1.51	x	66.4%	58.9%
5.7001%	-	6.4700%	4	$47,033,044	6.7%	5.968%	120	1.45	x	61.6%	55.6%
Total/Weighted Average			52	$700,880,368	100.0%	5.001%	110	1.99	x	59.9%	54.1%

Property Type Distribution
					Weighted Averages(1)
Property Type	Number of Mortgaged Properties	Aggregate Cut-Off Date Balance	% of Initial Outstanding Pool Balance(1)	Number of Units/Rooms/Pads/ NRA/Beds	Cut-off Date Balance per Unit/Room/Pad NRA(2)	Mortgage Rate	Stated Remaining Term (Mos.)(5)	Occupancy	U/W NCF DSCR(2)(3)	Cut-off Date LTV Ratio(2)(3)	Maturity Date or ARD LTV Ratio(2)(3)(5)
Retail	16	$213,566,867	30.5%	2,591,859	$166	5.004%	119	94.5%	1.82x	62.3%	55.0%
Anchored	11	$148,275,000	21.2%	1,534,220	$117	5.130%	119	94.6%	1.60x	67.2%	59.1%
Super Regional Mall	1	$30,000,000	4.3%	779,084	$434	4.278%	118	98.3%	3.15x	32.5%	32.5%
Shadow Anchored	1	$21,673,947	3.1%	188,197	$115	5.004%	119	87.2%	1.65x	69.9%	57.6%
Single Tenant	2	$10,921,006	1.6%	74,856	$189	5.235%	118	100.0%	1.54x	63.4%	57.9%
Unanchored	1	$2,696,915	0.4%	15,502	$174	5.270%	119	88.4%	1.53x	59.3%	49.2%
Office	12	$178,802,489	25.5%	2,939,377	$120	4.670%	103	89.6%	2.37x	54.7%	51.9%
Suburban	8	$85,227,220	12.2%	1,339,110	$125	4.870%	118	88.3%	1.81x	62.3%	58.1%
CBD	3	$84,500,000	12.1%	1,310,258	$112	4.341%	85	89.9%	3.05x	45.8%	44.1%
Flex	1	$9,075,269	1.3%	290,009	$145	5.853%	120	100.0%	1.45x	65.1%	65.1%
Multifamily	4	$107,000,000	15.3%	2,028	$86,220	4.991%	102	97.2%	1.96x	58.4%	53.7%
Garden	3	$61,700,000	8.8%	1,574	$76,265	4.602%	91	97.0%	2.42x	54.9%	51.6%
Student Housing	1	$45,300,000	6.5%	454	$99,780	5.522%	118	97.5%	1.33x	63.2%	56.6%
Hospitality	17	$103,704,343	14.8%	1,635	$84,547	5.343%	107	79.2%	2.04x	61.9%	52.8%
Limited Service	8	$41,138,619	5.9%	654	$72,433	5.584%	119	77.5%	1.89x	61.4%	49.1%
Extended Stay	4	$36,716,451	5.2%	389	$96,726	5.330%	85	81.3%	2.15x	65.0%	58.5%
Select Service	4	$18,864,373	2.7%	462	$98,670	4.878%	118	79.9%	1.99x	58.8%	52.0%
Full Service	1	$6,984,900	1.0%	130	$53,730	5.240%	118	76.4%	2.45x	56.8%	47.2%
Industrial	12	$44,190,624	6.3%	683,641	$122	5.031%	119	97.9%	1.76x	62.6%	58.0%
Warehouse	7	$19,429,065	2.8%	167,870	$127	4.947%	119	100.0%	1.57x	64.2%	58.7%
Flex	3	$18,191,935	2.6%	225,808	$149	5.023%	119	94.9%	2.08x	60.6%	60.6%
Manufacturing	1	$6,075,000	0.9%	259,000	$23	5.260%	120	100.0%	1.47x	63.1%	47.6%
Warehouse/Distribution	1	$494,624	0.1%	30,963	$145	5.853%	120	100.0%	1.45x	65.1%	65.1%
Mixed Use	3	$29,883,000	4.3%	255,133	$127	5.194%	119	95.8%	1.65x	68.3%	61.6%
Office/Retail	2	$21,183,000	3.0%	204,150	$109	5.183%	119	95.5%	1.75x	68.5%	62.1%
Industrial/Office	1	$8,700,000	1.2%	50,983	$171	5.220%	119	96.5%	1.40x	68.0%	60.5%
Other	1	$16,983,044	2.4%	800	$21,229	5.990%	119	100.0%	1.35x	59.0%	50.0%
Self Storage	2	$6,750,000	1.0%	65,165	$7,487	5.052%	119	95.2%	2.01x	59.2%	59.2%
Total/Weighted Average	67	$700,880,368	100.0%			5.001%	110	91.8%	1.99x	59.9%	54.1%

Please see footnotes on page 10.

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

UBS 2018-C13

OVERVIEW OF MORTGAGE POOL CHARACTERISTICS

Geographic Distribution
				Weighted Averages(1)
State/Location	Number of Mortgaged Properties	Aggregate Cut-off Date Balance	% of Initial Outstanding Pool Balance(1)	Mortgage Rate	Stated Remaining Term (Mos.)(5)	U/W NCF DSCR(2)(3)		Cut-off Date LTV Ratio(2)(3)	Maturity Date or ARD LTV Ratio(2)(3)(5)
California	6	$85,050,000	12.1%	4.462%	98	2.59	x	52.2%	50.6%
California - Southern(4)	3	$49,100,000	7.0%	4.067%	84	3.19	x	44.4%	44.4%
California - Northern(4)	3	$35,950,000	5.1%	5.001%	119	1.77	x	62.9%	59.0%
Texas	6	$67,585,980	9.6%	4.950%	119	1.66	x	62.1%	57.5%
Illinois	3	$59,450,000	8.5%	5.505%	107	1.45	x	64.6%	58.5%
Colorado	2	$51,456,704	7.3%	3.928%	63	4.06	x	34.5%	34.0%
Florida	7	$43,024,444	6.1%	5.396%	119	1.91	x	59.9%	50.1%
Missouri	3	$40,000,000	5.7%	5.285%	119	1.52	x	64.3%	57.2%
Pennsylvania	2	$39,825,000	5.7%	4.862%	119	1.53	x	65.7%	58.8%
Arizona	5	$36,611,141	5.2%	5.080%	119	1.70	x	66.9%	59.0%
Other	33	$277,877,099	39.6%	5.177%	117	1.81	x	62.9%	55.9%
Total/Weighted Average	67	$700,880,368	100.0%	5.001%	110	1.99	x	59.9%	54.1%

Distribution of Cut-off Date LTV Ratios(2)(3)
						Weighted Averages(1)
Range of Cut-off Date LTV Ratios			Number of Mortgage Loans	Aggregate Cut-off Date Balance	% of Initial Outstanding Pool Balance(1)	Mortgage Rate	Stated Remaining Term (Mos.)(5)	U/W NCF DSCR(2)(3)		Cut-off Date LTV Ratio(2)(3)	Maturity Date or ARD LTV Ratio(2)(3)(5)
32.5%	-	50.0%	4	$114,650,000	16.4%	3.970%	79	3.70	x	34.8%	34.8%
50.1%	-	55.0%	2	$9,450,000	1.3%	5.884%	119	1.60	x	52.8%	46.5%
55.1%	-	60.0%	14	$135,825,203	19.4%	5.059%	119	2.03	x	57.6%	52.5%
60.1%	-	65.0%	9	$123,340,164	17.6%	5.248%	119	1.60	x	62.9%	56.3%
65.1%	-	70.0%	18	$229,015,001	32.7%	5.188%	113	1.59	x	67.7%	60.1%
70.1%	-	75.0%	5	$88,600,000	12.6%	5.327%	119	1.36	x	72.2%	63.4%
Total/Weighted Average			52	$700,880,368	100.0%	5.001%	110	1.99	x	59.9%	54.1%

Distribution of Maturity Date or ARD LTV Ratios(2)(3)(5)
						Weighted Averages(1)
Range of LTV Ratios at Maturity or ARD			Number of Mortgage Loans	Aggregate Cut-off Date Balance	% of Initial Outstanding Pool Balance(1)	Mortgage Rate	Stated Remaining Term (Mos.)(5)	U/W NCF DSCR(2)(3)		Cut-off Date LTV Ratio(2)(3)	Maturity Date or ARD LTV Ratio(2)(3)(5)
32.5%	-	40.0%	3	$106,000,000	15.1%	3.925%	75	3.74	x	34.0%	34.0%
40.1%	-	50.0%	12	$92,000,203	13.1%	5.344%	119	2.03	x	57.3%	47.9%
50.1%	-	55.0%	7	$48,871,212	7.0%	5.176%	118	1.71	x	61.7%	52.8%
55.1%	-	60.0%	13	$220,098,947	31.4%	5.060%	119	1.70	x	63.6%	57.5%
60.1%	-	65.0%	14	$192,840,006	27.5%	5.161%	119	1.48	x	69.0%	62.2%
65.1%	-	65.2%	3	$41,070,000	5.9%	5.740%	89	1.68	x	67.6%	65.2%
Total/Weighted Average			52	$700,880,368	100.0%	5.001%	110	1.99	x	59.9%	54.1%

Distribution of Underwritten NCF Debt Service Coverage Ratios(2)(3)
						Weighted Averages(1)
Range of Underwritten NCF Debt Service Coverage Ratios			Number of Mortgage Loans	Aggregate Cut-off Date Balance	% of Initial Outstanding Pool Balance(1)	Mortgage Rate	Stated Remaining Term (Mos.)(5)	U/W NCF DSCR(2)(3)		Cut-off Date LTV Ratio(2)(3)	Maturity Date or ARD LTV Ratio(2)(3)(5)
1.25x	-	1.40x	12	$206,426,109	29.5%	5.365%	119	1.34	x	66.4%	58.4%
1.41x	-	1.50x	6	$88,796,006	12.7%	5.375%	119	1.45	x	68.7%	61.2%
1.51x	-	1.60x	5	$51,915,741	7.4%	5.077%	119	1.55	x	64.1%	56.6%
1.61x	-	1.70x	4	$45,448,995	6.5%	4.926%	119	1.65	x	66.7%	58.6%
1.71x	-	1.80x	2	$17,400,000	2.5%	5.219%	119	1.74	x	62.5%	53.3%
1.81x	-	1.90x	3	$24,613,016	3.5%	5.489%	95	1.86	x	64.1%	59.6%
1.91x	-	2.00x	5	$47,532,164	6.8%	5.154%	105	1.96	x	65.3%	58.6%
2.01x	-	2.25x	4	$29,850,000	4.3%	4.789%	119	2.16	x	57.6%	55.6%
2.26x	-	2.50x	6	$65,517,900	9.3%	4.882%	119	2.37	x	58.0%	54.0%
2.51x	-	2.75x	1	$8,730,437	1.2%	5.070%	118	2.65	x	59.8%	49.4%
2.76x	-	4.23x	4	$114,650,000	16.4%	3.970%	79	3.70	x	34.8%	34.8%
Total/Weighted Average			52	$700,880,368	100.0%	5.001%	110	1.99	x	59.9%	54.1%

Please see footnotes on page 10.

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

UBS 2018-C13

OVERVIEW OF MORTGAGE POOL CHARACTERISTICS

Distribution of Original Terms to Maturity or ARD(5)
				Weighted Averages(1)
Original Terms to Maturity or ARD	Number of Mortgage Loans	Aggregate Cut-off Date Balance	% of Initial Outstanding Pool Balance(1)	Mortgage Rate	Stated Remaining Term (Mos.)(5)	U/W NCF DSCR(2)(3)		Cut-off Date LTV Ratio(2)(3)	Maturity Date or ARD LTV Ratio(2)(3)(5)
60	4	$97,070,000	13.8%	4.186%	59	3.52	x	42.3%	41.2%
120	48	$603,810,368	86.2%	5.132%	119	1.75	x	62.7%	56.1%
Total/Weighted Average	52	$700,880,368	100.0%	5.001%	110	1.99	x	59.9%	54.1%

Distribution of Remaining Terms to Maturity or ARD(5)
						Weighted Averages(1)
Range of Remaining Terms to Maturity or ARD			Number of Mortgage Loans	Aggregate Cut-off Date Balance	% of Initial Outstanding Pool Balance(1)	Mortgage Rate	Stated Remaining Term (Mos.)(5)	U/W NCF DSCR(2)(3)		Cut-off Date LTV Ratio(2)(3)	Maturity Date or ARD LTV Ratio(2)(3)(5)
57	-	60	4	$97,070,000	13.8%	4.186%	59	3.52	x	42.3%	41.2%
89	-	120	48	$603,810,368	86.2%	5.132%	119	1.75	x	62.7%	56.1%
Total/Weighted Average			52	$700,880,368	100.0%	5.001%	110	1.99	x	59.9%	54.1%

Distribution of Underwritten NOI Debt Yields(2)(3)
						Weighted Averages(1)
Range of Underwritten NOI Debt Yields			Number of Mortgage Loans	Aggregate Cut-off Date Balance	% of Initial Outstanding Pool Balance(1)	Mortgage Rate	Stated Remaining Term (Mos.)(5)	U/W NCF DSCR(2)(3)		Cut-off Date LTV Ratio(2)(3)	Maturity Date or ARD LTV Ratio(2)(3)(5)
8.8%	-	9.5%	8	$154,300,000	22.0%	5.465%	119	1.34	x	67.6%	60.6%
9.6%	-	10.0%	8	$119,554,050	17.1%	5.239%	119	1.41	x	65.8%	58.1%
10.1%	-	10.5%	2	$19,650,000	2.8%	5.250%	119	1.56	x	68.5%	61.5%
10.6%	-	11.0%	4	$57,882,915	8.3%	4.803%	119	1.64	x	64.7%	60.3%
11.1%	-	11.5%	3	$24,439,048	3.5%	4.740%	118	2.08	x	58.2%	55.9%
11.6%	-	12.0%	5	$50,817,012	7.3%	5.000%	119	1.78	x	65.1%	55.5%
12.1%	-	12.5%	2	$26,500,000	3.8%	5.001%	119	2.18	x	57.9%	57.9%
12.6%	-	13.0%	1	$6,283,000	0.9%	4.857%	119	2.48	x	61.0%	61.0%
13.1%	-	13.5%	3	$35,800,000	5.1%	4.916%	118	1.90	x	63.8%	56.4%
13.6%	-	14.0%	4	$67,343,826	9.6%	4.276%	93	3.09	x	37.9%	36.2%
14.1%	-	14.5%	2	$14,725,180	2.1%	5.378%	118	1.90	x	61.4%	51.2%
14.6%	-	20.0%	10	$123,585,337	17.6%	4.681%	86	3.05	x	50.0%	45.2%
Total/Weighted Average			52	$700,880,368	100.0%	5.001%	110	1.99	x	59.9%	54.1%

Amortization Types
				Weighted Averages(1)
Amortization Type	Number of Mortgage Loans	Aggregate Cut-off Date Balance	% of Initial Outstanding Pool Balance(1)	Mortgage Rate	Stated Remaining Term (Mos.)(5)	U/W NCF DSCR(2)(3)		Cut-off Date LTV Ratio(2)(3)	Maturity Date or ARD LTV Ratio(2)(3)(5)
Partial IO	18	$315,961,000	45.1%	5.127%	119	1.51	x	66.3%	59.2%
Full IO	14	$214,933,000	30.7%	4.473%	97	2.93	x	46.1%	46.1%
Amortizing	19	$163,165,362	23.3%	5.441%	112	1.71	x	65.2%	54.3%
Partial IO, ARD	1	$6,821,006	1.0%	5.305%	119	1.45	x	69.6%	60.8%
Total/Weighted Average	52	$700,880,368	100.0%	5.001%	110	1.99	x	59.9%	54.1%

Loan Purposes
				Weighted Averages(1)
Loan Purpose	Number of Mortgage Loans	Aggregate Cut-off Date Balance	% of Initial Outstanding Pool Balance(1)	Mortgage Rate	Stated Remaining Term (Mos.)(5)	U/W NCF DSCR(2)(3)		Cut-off Date LTV Ratio(2)(3)	Maturity Date or ARD LTV Ratio(2)(3)(5)
Refinance	30	$344,349,501	49.1%	5.138%	114	1.92	x	59.8%	53.3%
Acquisition	20	$336,530,867	48.0%	4.871%	106	2.04	x	60.1%	54.7%
Recapitalization	2	$20,000,000	2.9%	4.844%	119	2.32	x	57.0%	57.0%
Total/Weighted Average	52	$700,880,368	100.0%	5.001%	110	1.99	x	59.9%	54.1%

Please see footnotes on page 10.

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

UBS 2018-C13

OVERVIEW OF MORTGAGE POOL CHARACTERISTICS

(1)	All numerical information concerning the mortgage loans is approximate and, in the case of mortgage loans secured by multiple properties, is based on allocated loan amounts with respect to such properties. All weighted average information regarding the mortgage loans reflects the weighting of the mortgage loans based on their outstanding principal balances as of the Cut-off Date or, in the case of mortgage loans secured by multiple properties, allocated loan amounts. The sum of numbers and percentages in columns may not match the “Total/Weighted Average” due to rounding.

(2)	With respect to any mortgage loan that is part of a whole loan, unless otherwise indicated, Balance per Unit/Room/Pad/NRA, LTV, DSCR and Debt Yield calculations in this Term Sheet include any related pari passu companion loans and exclude any subordinate companion loans, as applicable. Additionally, Balance per Unit/Room/Pad/NRA, LTV, DSCR and Debt Yield figures in this Term Sheet are calculated for mortgage loans without regard to any additional indebtedness that may be incurred at a future date.

(3)	With respect to the mortgage loan secured by the mortgaged property identified on Annex A-1 to the Preliminary Prospectus as Lower Makefield Corporate Center – South, the Mortgaged Property’s Appraised Value is based on the “As Is Alternate Scenario” Appraised Value of $51,000,000 as of July 20, 2018, which assumes Crown Cork & Seal USA Inc.’s tenant’s lease has commenced and the free rent period has expired. The Appraised Value for the Mortgaged Property based on the “As-Is” Appraised Value is $50,200,000 as of July 20, 2018. The Cut-off Date LTV Ratio and LTV Ratio at Maturity or ARD based on the “As-Is” Appraised Value for the Mortgaged Property are 67.2% and 61.8%, respectively. At closing, the borrower deposited $1,525,947 into a free rent reserve. With respect to the mortgage loan secured by the portfolio of mortgaged properties identified on Annex A-1 to the Preliminary Prospectus as Fort Wayne Hotel Portfolio, the Cut-off Date LTV Ratio, LTV Ratio at Maturity or ARD, and appraised value are based on the “As-Complete” appraised value of $28,100,000 for the mortgaged properties, which assumes the completion of $4,323,637 in renovations the cost of which the lender reserved at origination. The appraised value for the mortgaged properties assuming the “As-Is” appraised value is $25,100,000. The Cut-off Date LTV Ratio and LTV Ratio at Maturity or ARD assuming the “As-Is” appraised value for the mortgaged properties are 62.9% and 55.4%, respectively. With respect to the whole loan secured by the portfolio of mortgaged properties identified on Annex A-1 to the Preliminary Prospectus as Aspect RHG Hotel Portfolio, the Cut-off Date LTV Ratio, LTV Ratio at Maturity or ARD, and appraised value are based on the “As-Complete” appraised value of $75,500,000 for the mortgaged properties, which assumes the completion of $5,352,135 in renovations the cost of which the lender reserved at origination. The appraised value for the mortgaged properties assuming the “As-Is” appraised value is $70,000,000. With respect to the mortgage loan secured by the mortgaged property identified on Annex A-1 to the Preliminary Prospectus as Quality Inn & Suites Florence, the Cut-off Date LTV Ratio, LTV Ratio at Maturity or ARD, and appraised value are based on the “Prospective Market Value Upon Completion of the Renovation” appraised value of $9,300,000 for the mortgaged property, which assumes the which assumes the completion of $400,000 in capital expenditures for which the lender reserved at origination. The appraised value for the mortgaged property assuming the “As-Is” appraised value is $8,500,000. The Cut-off Date LTV Ratio and LTV Ratio at Maturity or ARD assuming the “As-Is” appraised value for the mortgaged property are 70.6% and 53.9%, respectively. The Cut-off Date LTV Ratio and LTV Ratio at Maturity or ARD assuming the “As-Is” appraised value for the mortgaged properties are 66.0% and 58.4%, respectively. With respect to the mortgage loan secured by the mortgaged property identified on Annex A-1 to the Preliminary Prospectus as Holiday Inn Express - Brooksville, the Cut-off Date LTV Ratio, LTV Ratio at Maturity or ARD, and appraised value are based on the “As-Complete” appraised value of $10,200,000 for the mortgaged property, which assumes the completion of $901,110 in renovations the cost of which the lender reserved at origination. The appraised value for the mortgaged property assuming the “As-Is” appraised value is $9,300,000. The Cut-off Date LTV Ratio and LTV Ratio at Maturity or ARD assuming the “As-Is” appraised value for the mortgaged property are 57.5% and 45.3%, respectively.

(4)	New York City includes zip codes at 10001 through 11697. “California—Northern” includes zip codes above 93600, and “California—Southern” includes zip codes at or below 93600.

(5)	With respect to an ARD loan, refers to the term through the related anticipated repayment date.

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

UBS 2018-C13

OVERVIEW OF MORTGAGE POOL CHARACTERISTICS

Ten Largest Mortgage Loans
Mortgage Loan	Mortgage Loan Seller	City, State	Property Type	Cut-off Date Balance	% of Initial Outstanding Pool Balance	Cut-off Date Balance per Unit/Room/ Pad/NRA(1)	Cut-off Date LTV Ratio(1)	U/W NCF DSCR(1)	U/W NOI Debt Yield(1)
1670 Broadway	UBS AG	Denver, CO	Office	$48,000,000	6.8%	$111	32.6%	4.23x	16.7%
The Buckingham	UBS AG	Chicago, IL	Multifamily	$45,300,000	6.5%	$99,780	63.2%	1.33x	9.2%
Lower Makefield Corporate Center – South(2)	RMF	Lower Makefield Township, PA	Office	$33,750,000	4.8%	$122	66.2%	1.54x	10.7%
Christiana Mall	SG	Newark, DE	Retail	$30,000,000	4.3%	$434	32.5%	3.15x	13.8%
Wyvernwood Apartments	UBS AG	Los Angeles, CA	Multifamily	$28,000,000	4.0%	$66,383	38.0%	3.55x	13.7%
Pier 1 Imports Headquarters	Natixis	Fort Worth, TX	Office	$28,000,000	4.0%	$134	64.0%	1.38x	9.6%
Village at Beech Hill	UBS AG	Manchester, NH	Multifamily	$27,200,000	3.9%	$85,000	72.1%	1.30x	9.2%
Silverado Ranch Place	UBS AG	Las Vegas, NV	Retail	$21,673,947	3.1%	$115	69.9%	1.65x	11.7%
Barrywoods Crossing	UBS AG	Kansas City, MO	Retail	$21,000,000	3.0%	$127	68.4%	1.46x	10.0%
Shelbourne Global Portfolio I	CCRE	Various, NJ	Various	$20,000,000	2.9%	$145	65.1%	1.45x	9.1%
Total/Weighted Average				$302,923,947	43.2%		55.2%	2.24x	11.7%
(1)	With respect to any mortgage loan that is part of a whole loan, unless otherwise indicated, all LTV Ratio, U/W NCF DSCR, Debt Yield and Balance per Unit/Room/Pad/NRA calculations in this Term Sheet include any related pari passu companion loans and exclude any subordinate companion loans, as applicable. Additionally, LTV Ratio, U/W NCF DSCR, Debt Yield and Balance per Unit/Room/Pad/NRA figures in this Term Sheet are calculated for mortgage loans without regard to any additional indebtedness that may be incurred at a future date.

(2)	With respect to the mortgage loan secured by the mortgaged property identified on Annex A-1 to the Preliminary Prospectus as Lower Makefield Corporate Center – South, the Mortgaged Property’s Appraised Value is based on the "As Is Alternate Scenario" Appraised Value of $51,000,000 as of July 20, 2018, which assumes Crown Cork & Seal USA Inc. tenant’s lease has commenced and free rent period has expired. The Appraised Value for the Mortgaged Property based on the “As-Is” Appraised Value is $50,200,000 as of July 20, 2018. The Cut-off Date LTV Ratio and LTV Ratio at Maturity or ARD based on the “As-Is” Appraised Value for the Mortgaged Property are 67.2% and 61.8%, respectively. At closing, the borrower deposited $1,525,947 into a free rent reserve.

Existing Mezzanine Debt Summary
Mortgage Loan	Mortgage Loan Cut-off Date Balance	Mezzanine Debt Cut-off Date Balance	Trust U/W NCF DSCR(1)	Total Debt U/W NCF DSCR(2)	Trust Cut-off Date LTV Ratio(1)	Total Debt Cut-off Date LTV Ratio(2)	Trust U/W NOI Debt Yield(1)	Total Debt U/W NOI Debt Yield(2)
1670 Broadway	$48,000,000	$64,800,000	4.23x	2.17x	32.6%	59.6%	16.7%	9.1%
Wyvernwood Apartments	$28,000,000	$77,000,000	3.55x	1.27x	38.0%	75.6%	13.7%	6.9%
(1)	With respect to any mortgage loan that is part of a whole loan, the Trust U/W NCF DSCR, Trust Cut-off Date LTV Ratio and Trust U/W NOI Debt Yield include the related pari passu companion loan(s) and exclude any related subordinate companion loan(s) and the related mezzanine loan(s).

(2)	Total Debt U/W NCF DSCR, Total Debt Cut-off Date LTV Ratio and Total Debt U/W NOI Debt Yield calculations include any related pari passu companion loan(s), related subordinate companion loan(s) and/or related mezzanine loan(s).

Subordinate Debt Summary
Mortgage Loan	Mortgage Loan Cut-off Date Balance	Pari Passu Companion Loan(s) Cut-off Date Balance	Subordinate Debt Cut-off Date Balance	Trust U/W NCF DSCR	Total Mortgage Debt U/W NCF DSCR(1)	Trust Cut-off Date LTV Ratio	Total Mortgage Debt Cut-off Date LTV Ratio(1)	Trust U/W NOI Debt Yield	Total Mortgage Debt U/W NOI Debt Yield(1)
Christiana Mall	$30,000,000	$308,000,000	$212,000,000	3.15x	1.93x	32.5%	52.9%	13.8%	8.5%
(1)	Total Mortgage Debt U/W NCF DSCR, Total Mortgage Debt Cut-off Date LTV Ratio and Total Mortgage Debt U/W NOI Debt Yield calculations include any related pari passu companion loan(s), and related subordinate companion loan(s) and excludes related mezzanine loan(s), if any.

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

UBS 2018-C13

OVERVIEW OF MORTGAGE POOL CHARACTERISTICS

Pari Passu Companion Loan Summary
Mortgage Loan	Note(s)	Original Balance	Holder of Note(1)	Lead Servicer for Whole Loan (Y/N)	Master Servicer Under Lead Securitization	Special Servicer Under Lead Securitization
1670 Broadway	A-1 (controlling), A-3, A-6	$48,000,000	UBS 2018-C13	Yes	Midland Loan Services, a Division of PNC Bank, National Association	Midland Loan Services, a Division of PNC Bank, National Association
	A-2, A-4, A-5	$30,000,000	UBS AG	No
	Total	$78,000,000
Christiana Mall	A-2-B	$30,000,000	UBS 2018-C13	No	Wells Fargo Bank, National Association	Wells Fargo Bank, National Association
	A-1-A (controlling), A-2-A, A-3-A, B-1, B-2, B-3	$284,320,000	BBCMS 2018-CHRS	Yes
	A-1-B, A-1-C, A-1-D, A-1-E	$132,840,000	Barclays Bank PLC	No
	A-3-B, A-3-C	$53,136,000	Deutsche Bank AG, New York Branch	No
	A-2-C, A-2-D, A-2-E	$49,704,000	SG	No
	Total	$550,000,000
Wyvernwood Apartments	A-2	$28,000,000	UBS 2018-C13	No	Midland Loan Services, a Division of PNC Bank, National Association	Midland Loan Services, a Division of PNC Bank, National Association
	A-1 (controlling), A-3, A-4, A-5	$50,000,000	UBS 2018-C12	Yes
	Total	$78,000,000
Pier 1 Imports Headquarters	A-1 (controlling), A-3	$28,000,000	UBS 2018-C13	Yes	Midland Loan Services, a Division of PNC Bank, National Association	Midland Loan Services, a Division of PNC Bank, National Association
	A-2, A-4, A-5, A-6	$27,000,000	Natixis	No
	Total	$55,000,000
Barrywoods Crossing	A-1 (controlling)	$21,000,000	UBS 2018-C13	Yes	Midland Loan Services, a Division of PNC Bank, National Association	Midland Loan Services, a Division of PNC Bank, National Association
	A-2	$10,000,000	UBS AG	No
	Total	$31,000,000
Shelbourne Global Portfolio I	A-1 (controlling)	$20,000,000	UBS 2018-C13	Yes	Midland Loan Services, a Division of PNC Bank, National Association	Midland Loan Services, a Division of PNC Bank, National Association
	A-2, A-3, A-4, A-5, A-6, A-7	$73,000,000	CCRE	No
	Total	$93,000,000
Ellsworth Place	A-2	$20,000,000	UBS 2018-C13	No	(2)	(2)
	A-1 (controlling), A-3, A-4, A5	$49,000,000	RMF	Yes
	Total	$69,000,000
Riverwalk	A-4, A-5	$15,700,000	UBS 2018-C13	No	Midland Loan Services, a Division of PNC Bank, National Association	Midland Loan Services, a Division of PNC Bank, National Association
	A-1 (controlling), A-2	$45,000,000	UBS 2018-C12	Yes
	A-3, A-6	$20,000,000	CD 2018-CD7	No
	Total	$80,700,000
Aspect RHG Hotel Portfolio	A-2	$12,700,000	UBS 2018-C13	No	Midland Loan Services, a Division of PNC Bank, National Association	Midland Loan Services, a Division of PNC Bank, National Association
	A-1 (controlling)	$33,500,000	UBS 2018-C12	Yes
	Total	$46,200,000

(1)	Identifies the expected holder as of the Closing Date.

(2)	The Ellsworth Place Whole Loan is expected to initially be serviced under the UBS 2018-C13 pooling and servicing agreement until the securitization of the related controlling pari passu Note A-1, after which the Ellsworth Place Whole Loan will be serviced under the pooling and servicing agreement related to the securitization of the related controlling pari passu Note A-1 (the “Ellsworth Place Servicing Shift PSA”). The master servicer and special servicer under the Ellsworth Place Servicing Shift PSA will be identified in a notice, report or statement to holders of the UBS 2018-C13 certificates after the securitization of the related controlling pari passu Note A-1.

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

UBS 2018-C13

OVERVIEW OF MORTGAGE POOL CHARACTERISTICS

Previous Securitization History(1)
Mortgage Loan	Mortgage Loan Seller	City, State	Property Type	Cut-off Date Balance	% of Initial Outstanding Pool Balance	Previous Securitization(s)
Christiana Mall	SG	Newark, DE	Retail	$30,000,000	4.3%	MSC 2011-C1
Wyvernwood Apartments	UBS AG	Los Angeles, CA	Multifamily	$28,000,000	4.0%	JPMBB 2014-C23
Village at Beech Hill	UBS AG	Manchester, NH	Multifamily	$27,200,000	3.9%	FNA 2012-M9
Silverado Ranch Place	UBS AG	Las Vegas, NV	Retail	$21,673,947	3.1%	COMM 2007-C9
Wendland Plaza	UBS AG	Killeen, TX	Retail	$18,000,000	2.6%	JPMCC 2006-CB17
121 East Maryland Street Parking Garage	UBS AG	Indianapolis, IN	Parking Garage	$16,983,044	2.4%	WBCMT 2007-C34
Riverwalk	CCRE	Lawrence, MA	Office	$15,700,000	2.2%	UBS 2018-C12
Residence Inn Chicago Deerfield	CCRE	Deerfield, IL	Hospitality	$11,200,000	1.6%	BX 2017-SLCT
Belle Mill Landing	UBS AG	Red Bluff, CA	Retail	$10,700,000	1.5%	RAITF 2016-FL6
Residence Inn Boston Danvers	CCRE	Danvers, MA	Hospitality	$9,870,000	1.4%	BX 2017-SLCT
1515 Broad Street(2)	CCRE	Bloomfield, NJ	Office	$9,075,269	1.3%	COMM 2012-CR4
Kohl’s - Fort Smith	UBS AG	Fort Smith, AK	Retail	$6,821,006	1.0%	JPMCC 2007-C1
Hilton Garden Inn Nashville Smyrna(3)	SG	Smyrna, TN	Hospitality	$3,812,542	0.5%	GSMS 2014-GC22
140 Centennial Avenue(2)	CCRE	Piscataway Township, NJ	Industrial	$3,677,419	0.5%	COMM 2012-CR3
675 Central Avenue(2)	CCRE	New Providence, NJ	Office	$2,580,645	0.4%	COMM 2012-CR3
275 Centennial Avenue(2)	CCRE	Piscataway Township, NJ	Industrial	$2,064,516	0.3%	COMM 2012-CR3
691 Central Avenue(2)	CCRE	New Providence, NJ	Office	$1,913,978	0.3%	COMM 2012-CR3
80 Kingsbridge Road(2)	CCRE	Piscataway Township, NJ	Industrial	$494,624	0.1%	COMM 2012-CR3
20 Kingsbridge Road(2)	CCRE	Piscataway Township, NJ	Office	$193,548	0.0%	COMM 2012-CR3
(1)	Includes mortgage loans for which all or a portion of the previously existing debt was most recently securitized in one or more conduit securitizations, based on information provided by the related borrower or obtained through searches of a third-party database. The information has not otherwise been confirmed by the mortgage loan sellers.

(2)	Part of collateral for the Shelbourne Global Portfolio I.

(3)	Part of collateral for the Aspect RHG Hotel Portfolio.

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

1670 Broadway Denver, CO 80202	Collateral Asset Summary – Loan No. 1 1670 Broadway	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$48,000,000 32.6% 4.23x 16.7%

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

1670 Broadway Denver, CO 80202	Collateral Asset Summary – Loan No. 1 1670 Broadway	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$48,000,000 32.6% 4.23x 16.7%

1670 Broadway
1670 Broadway
Denver, CO 80202
DENVER
Downtown
LoDo
Uptown
Highland
Capitol Hill
Civic Center
Lincoln Park
AURARIA CAMPUS
Union Station
Coors Field
Pepsi Center
Elitch Gardens
Commons Park
Centennial Park
City of Cuernavaca Park
Denver Skate Park
Lawson Park
Benedict Fountain Park
Civic Center Park
Sunken Gardens Park
Colorado Convention Center
Colorado Center for the Performing Arts
LARIMER SQUARE
DENVER PAVILIONS
Colorado State Capitol
South Platte River
Cherry Creek
RTD LIGHT RAIL
E. Colfax Ave.
W. Colfax Ave.
Broadway
Speer Blvd.
Auraria Pkwy.
16TH STREET MALL
E. 20th Ave.
E. 19th Ave.
E. 18th Ave.
E. 17th Ave.
E. 16th Ave.
E. 14th Ave.
E. 13th Ave.
E. 12th Ave.
E. 11th Ave.
E. 10th Ave.
W. 14th Ave.
W. 13th Ave.
W. 12th Ave.
W. 11th Ave.
W. 10th Ave.
32nd Ave.
29th Ave.
Broomfield
Thornton
Northglenn
Westminster
Arvada
Commerce City
Wheat Ridge
Applewood
Golden
DENVER
AURORA
Lakewood
Glendale
Englewood
Cherry Hills Village
Greenwood Village
Littleton
Centennial
Highlands Ranch
Lone Tree
Parker
Denver International Airport

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

1670 Broadway Denver, CO 80202	Collateral Asset Summary – Loan No. 1 1670 Broadway	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$48,000,000 32.6% 4.23x 16.7%

Mortgage Loan Information				Property Information
Mortgage Loan Seller:	UBS AG			Single Asset/Portfolio:	Single Asset
Credit Assessment (Fitch/KBRA/Moody’s):	[ ]/[ ]/[ ]			Location:	Denver, CO 80202
				General Property Type:	Office
Original Balance(1):	$48,000,000			Detailed Property Type:	CBD
Cut-off Date Balance(1):	$48,000,000			Title Vesting:	Fee Simple/Leasehold
% of Initial Pool Balance:	6.8%			Year Built/Renovated:	1980/2018
Loan Purpose:	Acquisition			Size:	703,654 SF
Borrower Sponsor:	HFI 1670 BDWY LLC			Cut-off Date Balance per SF(1):	$111
Mortgage Rate:	3.8511%			Maturity Date Balance per SF(1):	$111
Note Date:	8/16/2018			Property Manager:	Cushman & Wakefield U.S., Inc.
First Payment Date:	10/6/2018
Maturity Date:	9/6/2023
Original Term to Maturity:	60 months
Original Amortization Term:	0 months
IO Period:	60 months
Seasoning:	1 month			Underwriting and Financial Information
Prepayment Provisions(2):	LO (25); DEF (31); O (4)			UW NOI(5):	$13,010,715
Lockbox/Cash Mgmt Status:	Hard/In Place			UW NOI Debt Yield(1):	16.7%
Additional Debt Type(1)(3):	Pari Passu/Mezzanine			UW NOI Debt Yield at Maturity(1):	16.7%
Additional Debt Balance(1)(3):	$30,000,000/$64,800,000			UW NCF DSCR(1):	4.23x
Future Debt Permitted (Type)(1):	Yes (Mezzanine Future Advance)			Most Recent NOI(5):	$11,894,938 (6/30/2018 TTM)
Reserves(4)				2nd Most Recent NOI(5):	$7,362,769 (12/31/2017)
Type	Initial	Monthly	Cap	3rd Most Recent NOI(5):	$6,572,653 (12/31/2016)
RE Tax:	$1,364,461	$312,950	N/A	Most Recent Occupancy(6):	87.2% (6/28/2018)
Insurance:	$61,230	$18,223	N/A	2nd Most Recent Occupancy:	89.0% (12/31/2017)
Replacements:	$290,496	$11,728	N/A	3rd Most Recent Occupancy:	93.5% (12/31/2016)
TI/LC:	$5,250,000	Springing	(4)	Appraised Value (as of):	$239,500,000 (7/3/2018)
Ground Rent Reserve:	$100,000	Springing	N/A	Cut-off Date LTV Ratio(1):	32.6%
TIAA TI Allowance Funds:	$11,678,712	$0	N/A	Maturity Date LTV Ratio(1):	32.6%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Loan Amount(1):	$78,000,000	30.2%	Purchase Price:	$238,000,000	92.3%
Mezzanine Loan(1):	$64,800,000	25.1%	Reserves:	$18,744,899	7.3%
Borrower Equity:	$115,074,814	44.6%	Closing Costs:	$1,129,915	0.4%
Total Sources:	$257,874,814	100.0%	Total Uses:	$257,874,814	100.0%

(1)	The 1670 Broadway Mortgage Loan (as defined below) is part of the 1670 Broadway Whole Loan (as defined below), which is comprised of six pari passu promissory notes with an aggregate original principal balance of $78,000,000. The 1670 Broadway Whole Loan was originated concurrently with the 1670 Broadway Mezzanine Loan (as defined below) with an original principal balance of $64,800,000 and which 1670 Broadway Mezzanine Loan provides for future advances of up to $9.0 million in the aggregate. The Cut-off Date Balance per SF, Maturity Date Balance per SF, UW NOI Debt Yield, UW NOI Debt Yield at Maturity, UW NCF DSCR, Cut-off Date LTV Ratio and Maturity Date LTV Ratio presented above are based on the aggregate principal balance of the promissory notes comprising the 1670 Broadway Whole Loan. The Cut-off Date Balance per SF, Maturity Date Balance per SF, UW NOI Debt Yield, UW NOI Debt Yield at Maturity, UW NCF DSCR, Cut-off Date LTV Ratio and Maturity Date LTV Ratio based on the 1670 Broadway Whole Loan and the 1670 Broadway Mezzanine Loan (assuming future funding of $9.0 million in the aggregate has not occurred) are $203, $203, 9.1%, 9.1%, 2.17x, 59.6% and 59.6%, respectively.

(2)	After the lockout period, defeasance is permitted in whole on or after the date that is two years after the closing date of the securitization that includes the last 1670 Broadway Whole Loan promissory note to be securitized (the “Defeasance Lockout Expiration Date”). If the Defeasance Lockout Expiration Date has not occurred on or before October 6, 2021, prepayment is permitted subject to payment of a yield maintenance premium. Open prepayment is permitted on or after June 6, 2023.

(3)	See “The Mortgage Loan” and “Mezzanine Loan and Preferred Equity” below for further discussion of additional debt.

(4)	See “Escrows and Reserves” below for further discussion of reserve requirements.

(5)	The increase in UW NOI over historical NOI is due to (i) contractual rent steps through July 2019 totaling $511,232, (ii) straight line rent for investment grade tenants, TIAA and UMB Bank, totaling $457,469, (iii) HUD exercising its right to use tenant improvement allowance for rent payments starting in 2016, (iv) TIAA’s office and storage premises base rent being abated for 12 months from June 2016 through June 2017 and TIAA’s expansion space (21,119 SF) base rent being abated for nine months from September 2016 through May 2017, (v) base year resets between 2015 and 2016 related to the renewals of the TIAA and HUD leases, which comprise 60.8% of NRA, decreased total recoveries resulting in a net operating income decline of $1,030,320 and (vi) inclusion of parking income for approximately 100 parking spaces that were offline in 2017 and 6/30/2018 TTM during building renovations.

(6)	Most Recent Occupancy excludes the space on the 27th floor currently leased to TIAA (21,442 SF) as TIAA intends to vacate this space by May 2019. TIAA was only occupying the 27th floor during the most recent building renovations. The 1670 Broadway Property is currently 90.3% leased as of June 28, 2018.

The Mortgage Loan. The largest mortgage loan (the “1670 Broadway Mortgage Loan”) is part of a whole loan (the “1670 Broadway Whole Loan”) evidenced by six pari passu promissory notes with an aggregate original principal balance of $78,000,000. The 1670 Broadway Whole Loan is secured by a first priority fee and leasehold mortgage encumbering a 36-story Class A office building totaling 703,654 SF located in Denver, Colorado (the “1670 Broadway Property”). Promissory Notes A-1, A-3 and A-6, with an aggregate original principal balance of $48,000,000, represent the 1670 Broadway Mortgage Loan and will be included in the UBS 2018-C13 Trust. The 1670 Broadway Whole Loan will be serviced pursuant to the pooling and servicing agreement for the UBS 2018-C13 Trust. The below table summarizes the remaining promissory notes, which are currently held by UBS AG, and are

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

1670 Broadway Denver, CO 80202	Collateral Asset Summary – Loan No. 1 1670 Broadway	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$48,000,000 32.6% 4.23x 16.7%

expected to be contributed to one or more future securitization transactions. See “Description of the Mortgage Pool—The Whole Loans—The Serviced Pari Passu Whole Loans” and “Pooling and Servicing Agreement” in the Preliminary Prospectus.

1670 Broadway Whole Loan Summary
Note	Original Balance	Cut-off Date Balance	Anticipated Note Holder	Controlling Piece
Note A-1	$30,000,000	$30,000,000	UBS 2018-C13	Yes
Note A-2	$20,000,000	$20,000,000	UBS AG	No
Note A-3	$10,000,000	$10,000,000	UBS 2018-C13	No
Note A-4	$5,000,000	$5,000,000	UBS AG	No
Note A-5	$5,000,000	$5,000,000	UBS AG	No
Note A-6	$8,000,000	$8,000,000	UBS 2018-C13	No
Total	$78,000,000	$78,000,000

The proceeds of the 1670 Broadway Whole Loan and a mezzanine loan with an original principal balance of $64,800,000 (the “1670 Broadway Mezzanine Loan”), along with approximately $115.1 million in borrower sponsor equity, were used to acquire the 1670 Broadway Property, fund reserves and pay closing costs.

The Borrower and the Borrower Sponsor. The borrower is HFI 1670 BDWY LLC (the “1670 Broadway Borrower”), a single purpose Delaware limited liability company that has one independent director. A non-consolidation opinion was delivered in connection with the origination of the 1670 Broadway Whole Loan. The 1670 Broadway Borrower is indirectly owned by Hana Financial Group Inc. (99.9%) and indirectly controlled by Daniel J. Mann (0.1%).

The Property. The 1670 Broadway Property is comprised of a 36-story Class A LEED Gold Certified office building totaling 703,654 SF situated on a 1.23-acre site in the central business district of Denver, Colorado. The 1670 Broadway Property was constructed in 1980 and renovated in 2018. The 1670 Broadway Property is connected to an eight-level parking garage (two levels are subterranean), which is part of the 1670 Broadway Property, with 518 parking spaces resulting in a parking ratio of 0.7 spaces per 1,000 SF. Amenities at the 1670 Broadway Property include onsite management, 24-hour manned security, a coffee shop, a cafeteria, a convenience store, a banking center, and a fitness center and rooftop deck for TIAA employees. The seller of the 1670 Broadway Property invested approximately $30.6 million into the 1670 Broadway Property, including approximately $11.1 million for the most recent renovations in 2016 through 2018. Recent renovations include a redesigned lobby, new building entry, updated retail space, renovated elevator lobbies and common areas, and a new podium building. The podium building includes several new amenities exclusively for TIAA employees such as a fitness center, a ground floor retail store, a rooftop deck, and a restaurant/café that is open to the public.

The 1670 Broadway Property was 90.3% leased as of June 28, 2018 to 10 tenants (the number of tenants excludes telecommunication space). The 1670 Broadway Property was 87.2% physically occupied as of June 28, 2018, which excludes the 27th floor space currently leased to TIAA (21,442 SF) as TIAA intends to vacate its space by May 2019 and was only occupying the 27th floor due to the recent building renovations. Investment grade tenants represent approximately 70.4% of the 1670 Broadway Property’s NRA and include TIAA (Fitch/Moody’s/S&P: AA+/Aa2/AA+), HUD (Fitch/Moody’s/S&P: AAA/Aaa/AA+), UMB Bank (Fitch/S&P: A/A) and Starbucks (Fitch/Moody’s/S&P: BBB+/Baa1/BBB+). The top three tenants at the 1670 Broadway Property are TIAA (48.5% of NRA), HUD (12.3% of NRA) and HDR Engineering (7.8% of NRA). No other tenant represents more than 6.4% of NRA and only 24.0% of NRA rolls through the maturity of the 1670 Broadway Whole Loan. In addition, there is a lease in place for the parking garage with Douglas Parking LLC commencing in August 2018 and expiring in July 2021.The initial monthly rent was $119,875, increasing to a monthly rent of $136,250 in January 2019 with 3% annual increases thereafter.

A portion of the 1670 Broadway Property is subject to a ground lease with 1680 Broadway LLC. The ground lease commenced June 1, 1965 and expires November 1, 2125. Ground rent is reset every 10 years (currently $400,000 per year through April 30, 2021) and is based on the greater of (i) 7% of the market value of the underlying land and (ii) the product of $400,000 multiplied by (a) 1.3 (the “Rent Variable”), provided that the Rent Variable will increase by 0.3 on each successive 10 year rent reset date. See “Description of the Mortgage Pool—Fee & Leasehold Estates Ground Leases” in the Preliminary Prospectus.

Major Tenants.

TIAA (341,079 SF, 48.5% of NRA, 56.3% of underwritten base rent). Founded in 1918, Teachers Insurance and Annuity Association of America (TIAA) (Fitch/Moody’s/S&P: AA+/Aa2/AA+) is a Fortune 100 financial services organization providing retirement financial services for the academic, research, medical, cultural and governmental industries. TIAA offers a wide range of products and services, including retirement plans, IRAs, mutual funds, annuities, brokerage services, 529 education savings plans, life insurance, banking, and home loans. TIAA serves approximately five million active and retired employees from more than 15,000 institutions. As of June 30, 2018, TIAA has $1,009.2 billion in combined assets under management with holdings in more than 50 countries. TIAA occupies 341,079 SF at the 1670 Broadway Property, including 4,368 SF of storage space, across 22 different suites with a lease renewal that commenced in June 2016 and expires in December 2029. Excluding the storage space, TIAA has a current base rent $31.52 PSF, which increases 2.5% annually for the remainder of the term. The storage space has a current base rent of $14.71 PSF. TIAA has two, five-year renewal options remaining. TIAA has a contraction option in its lease which allows TIAA, prior to December 31,2022, to give back a full floor of space every 18 months. TIAA has exercised its option to contract its space on the 27th floor (21,442 SF) of the 1670 Broadway Property effective May 31, 2019. In addition, TIAA has 33,292 SF of space (22,063 SF on the 28th floor and 11,229 SF of the 29th floor) that is subleased to P2ES Holdings, LLC. The current sublease rental rate is $22.76 PSF and expires December 31, 2018. TIAA’s current base rate on this space is $31.52 PSF.

HUD (86,809 SF, 12.3% of NRA, 13.5% of underwritten base rent). The Department of Housing and Urban Development (HUD) (Fitch/Moody’s/S&P: AAA/Aaa/AA+) is a cabinet-level agency formed in 1965 to oversee federal programs designed to help Americans with housing needs to promote fair and equal housing. HUD also oversees the Federal Housing Administration (“FHA”), which administers the mortgage insurance program, enabling home buyers to get an FHA home loan when they might not qualify for a conventional mortgage. HUD plays a major role in providing shelter for America's most vulnerable populations: the working poor, minorities, Native Americans, people with disabilities, people with AIDS, the elderly, the homeless. More than seven million families have lived in locally-managed, HUD supported public housing. HUD helps provide decent, safe and affordable housing to more than 4.3 million low-income families through its public housing, rental subsidy and voucher programs. HUD occupies 86,809 SF at the 1670 Broadway Property on a lease

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

1670 Broadway Denver, CO 80202	Collateral Asset Summary – Loan No. 1 1670 Broadway	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$48,000,000 32.6% 4.23x 16.7%

that expires in December 2028. HUD has a current base rent of $28.35 PSF, which increases to $30.17 PSF in 2019 and $31.06 PSF in 2024. HUD has the right to terminate its lease at any time after December 31, 2023 with 120 days’ notice with no termination fee.

HDR Engineering (54,773 SF, 7.8% of NRA, 9.0% of underwritten base rent). HDR Engineering is an architectural, engineering, construction and consulting firm based in Omaha, Nebraska. HDR Engineering has worked on projects in more than 60 countries, including projects such as the Hoover Dam Bypass, San Antonio River Walk, Port of Miami, Sydney Olympic Park, and the expansion of the Bakken, ND electrical infrastructure. The firm employs approximately 10,000 employees worldwide in over 200 locations. HDR Engineering occupies a total of 54,773 SF at the 1670 Broadway Property with 44,126 SF having commenced January 2013 and 10,647 SF having commenced December 2015 at a current base rent of $31.00 PSF and $33.25 PSF, respectively, with annual increases of $0.50 PSF. HDR Engineering has two, five-year renewal options remaining and no termination options.

The following table presents certain information relating to the leases at the 1670 Broadway Property:

Tenant Summary
Tenant Name	Credit Rating (Fitch/Moody's/S&P)(1)	Tenant SF	Approximate % of SF	Annual UW Base Rent	% of Total Annual UW Base Rent	Annual UW Base Rent PSF(2)	Lease Expiration
Major Tenants
TIAA(3)(4)	AA+/Aa2/AA+	341,079	48.5%	$10,945,016	56.3%	$32.09	12/31/2029
HUD(5)	AAA/Aaa/AA+	86,809	12.3%	$2,619,028	13.5%	$30.17	12/31/2028
HDR Engineering(6)	NR/NR/NR	54,773	7.8%	$1,749,305	9.0%	$31.94	10/31/2020
TransMontaigne(7)	BB/B2/BB	44,795	6.4%	$1,444,284	7.4%	$32.24	10/31/2019
UMB Bank(8)	A/NR/A	43,684	6.2%	$1,268,771	6.5%	$29.04	12/31/2020
Subtotal/Wtd. Avg.		571,140	81.2%	$18,026,405	92.7%	$31.56
Remaining Tenants		42,696	6.1%	$1,419,197	7.3%	$33.24
Vacant(9)		89,818	12.8%	$0	0.0%	$0.00
Total/Wtd. Avg.		703,654	100.0%	$19,445,602	100.0%	$31.68

(1)	Certain ratings are those of the parent company or government entity whether or not the parent guarantees the lease.

(2)	Wtd. Avg. Annual UW Base Rent PSF excludes vacant space.

(3)	Includes 4,368 SF of storage space. TIAA has a contraction option in its lease which allows TIAA, prior to December 31, 2022, to give back a full floor of space every 18 months. TIAA has exercised its option to contract its space on the 27th floor (21,442 SF) of the 1670 Broadway Property effective May 31, 2019. TIAA has two, five-year renewal options remaining.

(4)	TIAA subleases 33,292 SF (22,063 SF on the 28th floor and 11,229 SF of the 29th floor) of its space to P2ES Holdings, LLC at a current rental rate of $22.76 PSF through December 31, 2018. TIAA’s current base rate on this space is $31.52 PSF.

(5)	HUD has the right to terminate its lease at any time after December 31, 2023 with 120 days’ notice with no termination fee.

(6)	HDR Engineering has two, five-year renewal options remaining and no termination options.

(7)	TransMontaigne has one, five-year renewal option remaining and no termination options.

(8)	UMB Bank has three, 10-year renewal options and one, five-year renewal option remaining.

(9)	Includes the space on the 27th floor currently leased to TIAA (21,442 SF) as vacant space. TIAA intends to vacate this space by May 2019 and was only occupying the 27th floor during the most recent building renovations.

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

1670 Broadway Denver, CO 80202	Collateral Asset Summary – Loan No. 1 1670 Broadway	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$48,000,000 32.6% 4.23x 16.7%

The following table presents certain information relating to the lease rollover schedule at the 1670 Broadway Property:

Lease Rollover Schedule(1)(2)
Year	# of Leases Rolling	SF Rolling	Approx. % of Total SF Rolling	Approx. Cumulative % of SF Rolling	UW Base Rent PSF Rolling(3)	Total UW Base Rent Rolling	Approx. % of Total Base Rent Rolling	Approx. Cumulative % of Total Base Rent Rolling
MTM(4)	6	4,557	0.6%	0.6%	$9.41	$42,892	0.2%	0.2%
2018	1	180	0.0%	0.7%	$15.74	$2,833	0.0%	0.2%
2019	5	44,895	6.4%	7.1%	$34.33	$1,541,244	7.9%	8.2%
2020	10	98,557	14.0%	21.1%	$31.25	$3,079,444	15.8%	24.0%
2021	1	16,208	2.3%	23.4%	$30.75	$498,396	2.6%	26.6%
2022	3	4,136	0.6%	24.0%	$36.71	$151,815	0.8%	27.3%
2023	1	160	0.0%	24.0%	$103.44	$16,550	0.1%	27.4%
2024	0	0	0.0%	24.0%	$0.00	$0	0.0%	27.4%
2025	2	15,205	2.2%	26.1%	$30.75	$467,496	2.4%	29.8%
2026	0	0	0.0%	26.1%	$0.00	$0	0.0%	29.8%
2027	3	2,050	0.3%	26.4%	$39.46	$80,888	0.4%	30.2%
2028	4	86,809	12.3%	38.8%	$30.17	$2,619,028	13.5%	43.7%
2029 & Beyond	26	341,079	48.5%	87.2%	$32.09	$10,945,016	56.3%	100.0%
Vacant(5)	0	89,818	12.8%	100.0%	$0.00	$0	0.0%	100.0%
Total/Wtd. Avg.	62	703,654	100.0%		$31.68	$19,445,602	100.0%

(1)	Information is based on the underwritten rent roll.

(2)	Certain tenants may have lease termination options that are exercisable prior to the originally stated expiration date of the subject lease and that are not considered in the lease rollover schedule.

(3)	Wtd. Avg. UW Base Rent PSF Rolling excludes vacant space.

(4)	Includes 1,892 SF of space leased to the management office and 660 SF of space leased to management storage.

(5)	Includes the space on the 27th floor currently leased to TIAA (21,442 SF) as vacant space. TIAA intends to vacate this space by May 2019 and was only occupying the 27th floor during the most recent building renovations.

The Market. The 1670 Broadway Property is located in the Denver-Aurora-Broomfield core base statistical area (“Denver CBSA”). According to the appraisal, the Denver CBSA has a 2018 estimated population of 2,925,100, which represents an average annual increase of 1.8% since 2007. In 2017, the Denver CBSA ranked 23rd on Forbes’ list of “America’s Fastest-Growing Cities” and in 2018, it ranked 23rd on PricewaterhouseCoopers’ list of “U.S. Markets to Watch: Overall Real Estate Prospects”. The Denver CBSA has the second largest amount of aerospace employment in the country according to the appraisal. Buckley Air Force Base is located within the Denver CBSA and employs 9,500 military personnel, which supports the aerospace industry. The Denver metro area is home to ten 2017 Fortune 500 companies, which include: DISH Network Corporation, Liberty Interactive Corporation, Level 3 Communications, Inc., among others. Amazon announced plans in June 2017 to open its third major shipping facility in Colorado. According to the appraisal, the 2.4 million SF facility in Thornton is expected to create more than 1,500 new full-time jobs when completed. In addition, Denver International Airport, approximately 23.5 miles northeast of the 1670 Broadway Property, is ranked the nation’s sixth busiest airport and is the largest by land area, serving a total of 61.4 million passengers in 2017 in a 5.3% increase year-over-year according to the appraisal.

The 1670 Broadway Property is located at the southeast corner of 17th Avenue and Broadway through to the southwest corner of 17th Avenue and Lincoln Street in the central business district of Denver, Colorado within the Downtown Core Area (“Core”). The 1670 Broadway Property has access to Interstate 25, the region's main north/south freeway, as well as direct access to Interstate 70. The 1670 Broadway Property also benefits from its proximity to various transportation hubs. It is three blocks away from the Welton Light Rail Station. FasTracks project, a $7.4 billion project set to expand the metro mass transit system, will add a total of 122 miles of new commuter light rail for rapid transit when completed. A total of four new lines were added in 2017, with another line to Thornton expected to open in 2018 according to the appraisal. In addition, it will enhance bus service across an eight-county district, by adding 57 new transit stations and stops, and 21,000 new parking spaces. Denver's largest office towers, including Republic Plaza (1.23 million SF and 54 stories), Wells Fargo Center (1.19 million SF and 52 stories), and 1801 California (1.37 million SF and 52 stories), are located in the Core area along with several financial institutions and hotels. The greatest concentration of office development adjoins 17th Street. Sixteenth Street was converted to a 12-block-long pedestrian mall in the 1980s. Retail development has been concentrated along the 16th Street Mall. The Alfred A. Arraj U.S. Courthouse and other federal buildings are located in the northeast portion of the Core area.

According to a third party market research report, the 1670 Broadway Property is located in the Denver central business district (“Denver CBD”) office submarket, which contains approximately 27.8 million SF of office space with a vacancy rate of 14.8% and average asking rental rate of $31.71 PSF as of the first quarter of 2018. The Class A Denver CBD submarket contained approximately 19.3 million SF of office space with a vacancy rate of 16.0% and an average asking rental rate of $33.25 PSF as of the first quarter of 2018. According to a third party market research report, the estimated 2018 population within a one-, three- and five-mile radius of the 1670 Broadway Property was 48,013, 225,314 and 490,986, respectively, and the 2018 estimated average household income within the same one-, three- and five-mile radius was $85,198, $96,480 and $94,248, respectively.

The appraisal identified eight competitive properties built between 1972 and 1985 ranging in size from approximately 172,912 SF to 1,315,428 SF. The appraisal’s competitive set reported rent from $28.00 PSF to $39.75 PSF with an average rent of $33.57 PSF. The appraisal concluded a market rent of $33.00 PSF to $37.00 PSF for office space, $12.00 PSF for storage space and $25.00 PSF for the retail space currently leased to UMB Bank (13,613 SF), Starbucks (1,864 SF) and Russells Convenience (935 SF).

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

1670 Broadway Denver, CO 80202	Collateral Asset Summary – Loan No. 1 1670 Broadway	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$48,000,000 32.6% 4.23x 16.7%

The following table presents recent leasing data at competitive office buildings with respect to the 1670 Broadway Property:

Comparable Office Leases
Property Name/Address	Year Built/ Renovated	Size (SF)	Tenant Name	Lease Size (SF)	Lease Date	Lease Term (Yrs.)	Rent/SF	Lease Type
1670 Broadway Property 1670 Broadway Denver, CO	1980/2018	703,654(1)	TIAA(1)	341,079(1)	March 2001(2)	28.9(2)	$32.09(1)	Modified
Lincoln Center 1660 Lincoln Street Denver, CO	1972/NAV	284,604	American Petroleum Institute	3,890	May 2018	7.0	$29.17	Gross
1801 California 1801 California Street Denver, CO	1982/NAV	1,315,428	Transamerica	11,485	May 2018	7.0	$38.65	Gross Equivalent
1999 Broadway 1999 Broadway Denver, CO	1985/NAV	749,866	Mazzetti	5,436	April 2018	5.3	$32.00	Gross Equivalent
Chase Building 1125 17th Street Denver, CO	1980/NAV	499,975	Xactly	40,845	February 2018	11.0	$39.75	Gross
555 Seventeenth 555 17th Street Denver, CO	1977/NAV	723,357	RT Energy	7,369	December 2017	5.3	$31.05	Gross Equivalent
Hudson’s Bay Centre 1600 Stout Street Denver, CO	1982/NAV	172,912	Accquilano Leslie	4,989	November 2017	5.3	$28.00	Gross
Wells Fargo Center 1700 Lincoln Street Denver, CO	1983/NAV	1,213,381	Shell Oil	16,172	October 2017	5.3	$38.40	Gross Equivalent
Denver Energy Center I 1675 Broadway Denver, CO	1979/NAV	382,970	Kaplan Kirsch & Rockwell	14,107	June 2017	5.5	$31.50	Gross Equivalent

Source: Appraisal

(1)	Based on the underwritten rent roll.

(2)	Based on information provided by the 1670 Broadway Borrower.

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

1670 Broadway Denver, CO 80202	Collateral Asset Summary – Loan No. 1 1670 Broadway	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$48,000,000 32.6% 4.23x 16.7%

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at the 1670 Broadway Property:

Cash Flow Analysis
	2015	2016	2017	6/30/2018 TTM	UW	UW PSF
Gross Potential Rent(1)	$16,459,743	$11,819,595	$13,689,432	$18,507,962	$22,493,894	$31.97
Total Recoveries(2)	$2,646,399	$1,569,645	$1,520,981	$1,693,010	$1,785,052	$2.54
Other Income(3)	$2,080,535	$2,068,141	$1,752,187	$1,613,927	$2,076,760	$2.95
Less Vacancy & Credit Loss	$0	$0	$0	$0	($3,032,583)	($4.31)
Effective Gross Income	$21,186,677	$15,457,382	$16,962,600	$21,814,899	$23,323,123	$33.15
Total Operating Expenses	$9,211,581	$8,884,729	$9,599,831	$9,919,961	$10,312,408	$14.66
Net Operating Income(1)	$11,975,095	$6,572,653	$7,362,769	$11,894,938	$13,010,715	$18.49
Capital Expenditures	$0	$0	$0	$0	$140,731	$0.20
TI/LC	$0	$0	$0	$0	$0	$0.00
Net Cash Flow	$11,975,095	$6,572,653	$7,362,769	$11,894,938	$12,869,984	$18.29

Occupancy %(4)	90.5%	93.5%	89.0%	90.0%	87.5%
NOI DSCR(5)	3.93x	2.16x	2.42x	3.91x	4.27x
NCF DSCR(5)	3.93x	2.16x	2.42x	3.91x	4.23x
NOI Debt Yield(5)	15.4%	8.4%	9.4%	15.2%	16.7%
NCF Debt Yield(5)	15.4%	8.4%	9.4%	15.2%	16.5%

(1)	The increase in UW NOI over historical NOI is due to (i) contractual rent steps through July 2019 totaling $511,232, (ii) straight line rent for investment grade tenants, TIAA and UMB Bank, totaling $457,469, (iii) HUD exercising its right to use tenant improvement allowance for rent payments starting in 2016, (iv) TIAA’s office and storage premises base rent being abated for 12 months from June 2016 through June 2017 and TIAA’s expansion space (21,119 SF) base rent being abated for nine months from September 2016 through May 2017, (v) base year resets between 2015 and 2016 related to the renewals of the TIAA and HUD leases, which comprise 60.8% of NRA, decreased total recoveries resulting in a net operating income decline of $1,030,320 and (vi) lower parking income in 2017 and 6/30/2018 TTM due to approximately 100 parking spaces being offline during building renovations. Clauses (i) and (ii) above are included in UW Gross Potential Rent.

(2)	The decrease in Total Recoveries from 2015 to 2016 is attributable to the base year resets related to the renewals of the TIAA and HUD leases, which comprise 60.8% of NRA.

(3)	Other Income includes telecommunication income, storage income and parking Income. Parking income is underwritten to the executed garage lease. The garage lease commenced August 2018 and expires April 2021 with an initial monthly rent of $119,875, increasing to a monthly rent of $136,250 in January 2019 with 3% annual increases thereafter. Parking income was lower in 2017 and 6/30/2018 TTM due to approximately 100 parking spaces being offline during building renovations.

(4)	UW Occupancy % is based on underwritten economic vacancy of 12.5%. The 1670 Broadway Property was 87.2% physically occupied as of June 28, 2018.

(5)	The debt service coverage ratios and debt yields are based on the 1670 Broadway Whole Loan.

Escrows and Reserves. The 1670 Broadway Borrower deposited in escrow at origination (i) $1,364,461 for real estate taxes, (ii) $61,230 for insurance premiums, (iii) $290,496 for replacement reserves, (iv) $5,250,000 for tenant improvements and leasing commissions unrelated to the TIAA lease, (v) $100,000 for ground rent and (vi) $11,678,712 for outstanding tenant allowances, tenant improvements and leasing commissions with respect to the TIAA lease. The 1670 Broadway Borrower is required to escrow monthly (i) 1/12 of the annual real estate taxes, currently equal to $312,950, (ii) 1/12 of the annual insurance premiums, currently equal to $18,223, and (iii) $11,728 for replacement reserves. The 1670 Broadway Borrower is required to escrow $40,595 monthly into a TI/LC reserve in the event the balance of the TI/LC reserve is equal to or less than $500,000. In addition, the 1670 Broadway Borrower is required on a quarterly basis to deposit any ground rent reserve shortage within five business days if funds on deposit in the ground rent reserve are less than 1/4th of the aggregate annual ground rent.

Lockbox and Cash Management. A hard lockbox and cash management are each in place with respect to the 1670 Broadway Whole Loan. Pursuant to the 1670 Broadway Whole Loan documents, all excess funds on deposit (after payment of monthly reserve deposits, debt service payment, cash management bank fees, and mezzanine loan debt service) will be applied as follows: (a) during the continuation of a Material Tenant Trigger Event (as defined below), to the Material Tenant (as defined below) TI/LC reserve account, (b) during the continuation of a Cash Sweep Trigger Event (as defined below), to a lender-controlled excess cash flow subaccount as additional collateral, (c) if neither a Material Tenant Trigger Event nor Cash Sweep Trigger Event is continuing, but during the continuation of a 1670 Broadway Mezzanine Loan event of default, to the 1670 Broadway Mezzanine Loan subaccount, and (d) if neither a Material Tenant Trigger Event, Cash Sweep Trigger Event nor a 1670 Broadway Mezzanine Loan event of default is continuing, to the 1670 Broadway Borrower. Provided no Cash Sweep Trigger Event exists, all excess cash flow in the lockbox account after payment of all sums due and payable under the 1670 Broadway Whole Loan documents will be remitted to the 1670 Broadway Borrower.

A “Cash Sweep Trigger Event” will occur upon (i) an event of default, (ii) any bankruptcy action involving the 1670 Broadway Borrower, the guarantor, the key principal, or the property manager, or (iii) the debt service coverage ratio based on the trailing 12-month period falling below 1.10x. A Cash Sweep Trigger Event will continue until in regard to clause (i) above, a cure of the applicable event of default as accepted by the lender, in regard to clause (ii) above, the filing being discharged, stayed or dismissed within 90 days for the 1670 Broadway Borrower, guarantor or key principal, or within 120 days for the property manager, and the lender’s determination that such filing does not materially affect the obligations of the 1670 Broadway Borrower, the guarantor, the key principal, or the property manager under the applicable 1670 Broadway Whole Loan documents or management agreement, as applicable, or in regard to clause (iii) above, the debt service coverage based on the trailing 12-month period is at least 1.15x for one calendar quarter.

A “Material Tenant Trigger Event” will occur upon (i) any Material Tenant giving written notice of its intent to terminate or not to extend or renew its lease, (ii) on or prior to 18 months prior to the expiration date of a Material Tenant’s lease, the related Material Tenant fails to extend or renew its lease, (iii) on or prior to the date on which a Material Tenant is required under its lease to notify the 1670 Broadway Borrower of its election to renew its lease, such Material Tenant failing to give such notice, (iv) an event of default under a Material Tenant lease and continues beyond any applicable notice and cure period, (v) any Material Tenant or any guarantor of the applicable Material Tenant lease becoming insolvent or a debtor in any bankruptcy action, (vi) a Material Tenant lease being terminated (in whole or in part) or is no longer in full force and effect, provided that, with respect to any partial termination of a Material Tenant lease, such partial termination relates to a portion of the applicable Material Tenant space (a) constituting no less than 20% of the NRA

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

1670 Broadway Denver, CO 80202	Collateral Asset Summary – Loan No. 1 1670 Broadway	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$48,000,000 32.6% 4.23x 16.7%

at the 1670 Broadway Property or (b) requiring payment of base rent no less than 20% of the total in-place base rent at the 1670 Broadway Property, (vii) any Material Tenant “going dark” with respect to 20% or more of its Material Tenant space at the 1670 Broadway Property or (viii) the long term unsecured debt rating of any Material Tenant or any lease guarantor downgraded below investment grade. A Material Tenant Trigger Event will continue until, in regard to clause (i) above, (a) the revocation or rescission by the applicable Material Tenant of all termination or cancellation notices with respect to its Material Tenant lease, (b) an acceptable Material Tenant lease extension with respect to all or substantially all of the applicable Material Tenant space, or (c) all or a portion of the applicable Material Tenant space is leased to a replacement tenant, in regard to clause (ii) and (iii) above, (x) an acceptable Material Tenant lease extension with respect to all or substantially all of the applicable Material Tenant space or (y) all or a portion of the applicable Material Tenant space is leased to a replacement tenant, in regard to clause (iv) above, a cure of the applicable event of default under the applicable Material Tenant lease, in regard to clause (v) above, after an affirmation of the Material Tenant lease in the applicable bankruptcy proceeding and confirmation that the Material Tenant is actually paying all rents and other amounts under its lease (or, if applicable, the discharge or dismissal of the applicable Material Tenant lease guarantor from the applicable bankruptcy proceeding; provided that such bankruptcy (after dismissal or discharge) does not have an adverse effect on such Material Tenant lease guarantor’s ability to perform its obligations under its lease guaranty, in regard to clause (vi) above, all or a portion of the applicable Material Tenant space is leased to a replacement tenant, in regard to clause (vii) above, the applicable Material Tenant re-commences its operations such that it is no longer dark, and has not vacated or ceased to conduct business at the 1670 Broadway Property or a portion thereof constituting more than 20% of NRA at the 1670 Broadway Property, or in regard to clause (viii) above, the long term unsecured debt rating of the applicable Material Tenant or the applicable lease guarantor is subsequently raised so that such rating is no lower than investment grade.

A “Material Tenant” means (i) TIAA or (ii) any tenant at the 1670 Broadway Property that, together with its affiliates, either (a) leases 20% or more of NRA at the 1670 Broadway Property or (b) accounts for no less than 20% of the total in-place base rent at the 1670 Broadway Property.

Additional Secured Indebtedness (not including trade debts). Not permitted.

Mezzanine Loan and Preferred Equity. The 1670 Broadway Mezzanine Loan is secured by the direct equity ownership in the 1670 Broadway Borrower. The 1670 Broadway Mezzanine Loan has an original principal balance $64,800,000 and provides for future advances of up to $9.0 million in the aggregate for a potential total principal balance of $73,800,000. No future funding draw requests are permitted during the four months following the origination of the 1670 Broadway Whole Loan. Prior to the first draw request, $2.25 million must have been disbursed from the TI/LC reserve. Funding of any future advances is dependent upon the 1670 Broadway Mezzanine Loan lender’s approval. The 1670 Broadway Mezzanine loan has a coupon of 4.3996% per annum and is coterminous with the 1670 Broadway Whole Loan. Including the 1670 Broadway Whole Loan and the 1670 Broadway Mezzanine Loan (assuming future funding of $9.0 million in the aggregate has not occurred), the cumulative Cut-off Date LTV Ratio, cumulative UW NCF DSCR and cumulative UW NOI Debt Yield are 59.6%, 2.17x and 9.1%, respectively. The 1670 Broadway Whole Loan lender and 1670 Broadway Mezzanine Loan lender have entered into an intercreditor agreement.

Release of Property. Not permitted.

Terrorism Insurance. The 1670 Broadway Borrower is required to obtain and maintain property insurance, commercial general liability insurance, and business income insurance that covers perils of terrorism and acts of terrorism, both foreign and domestic.

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

59 East Van Buren Street Chicago, IL 60605	Collateral Asset Summary – Loan No. 2 The Buckingham	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$45,300,000 63.2% 1.33x 9.2%

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

59 East Van Buren Street Chicago, IL 60605	Collateral Asset Summary – Loan No. 2 The Buckingham	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$45,300,000 63.2% 1.33x 9.2%

The Buckingham
59 East Van Buren Street
Chicago, IL 60605
Chicago Loop
CHICAGO
Printers Row
South Loop
Near West Side
Near South Side
MILLENNIUM PARK
GRANT PARK
W. Madison St.
W. Monroe St.
W. Adams St.
W. Quincy St.
W. Jackson Blvd.
W. Van Buren St.
W. Congress Pkwy.
CTA BLUE LINE
W. Harrison St.
W. Polk St.
E. Monroe St.
E. Adams St.
E. Jackson Blvd.
E. Congress Pkwy.
E. Balbo Ave.
E. 8th St.
E. 9th St.
E. 11th St.
E. 14th St.
E. Roosevelt Rd.
S. Wacker Dr.
S. Franklin St.
S. Wells St.
S. La Salle St.
S. Clark St.
S. Dearborn St.
S. State St.
S. Wabash Ave.
S. Michigan Ave.
S. Columbus Dr.
S. Indiana Ave.
CTA LOOP
BLUE LINE
RED LINE
CTA RED LINE
CTA GREEN LINE
METRA
COMMUTER RAIL
METRA COMMUTER RAIL
Madison/Wabash
Monroe/Dearborn
Monroe/State
Adams/Wabash
Quincy/Wells
Jackson/Dearborn
Jackson/State
LaSalle/Van Buren
Library
LaSalle
LA SALLE ST.
Harrison
VAN BUREN
MUSEUM CAMPUS/11TH ST.
Roosevelt/State
Roosevelt/Wabash
1 South Wacker
IBM Chicago, Goldman Sachs
1 North Franklin
181 West Madison
10 South LaSalle
120 South LaSalle
Excelon Corp. HQ
Chase Tower
Deloitte
Franklin Center
LaSalle Bank Building
Marquette Building
131 South Dearborn
Palmers House
United HQ
Willis (Sears) Tower
MillerCoors
The Rookery Building
Bank of America Building
Federal Plaza
US District Court
Federal Reserve Bank of Chicago
Chicago Board of Trade Library
Chicago Board of Trade
311 South Wacker
175 West Jackson
McCormick Junior College
DePaul University
The School of the Art Inst. of Chicago-Sharp Building
Pritzker Military Museum & Library
Mid-Continental Plaza
Chicago Symphony Center
North Garden
Art Institute of Chicago
South Garden
Art Institute Rubloff Auditorium
School of the Art Institute of Chicago
Butler Field
Petrillo Music Shell
DePaul University College of Law
CNA Center
American Academy of Art
Roosevelt University
Seated Lincoln
North Rose Garden
North President's Court
Chicago Midway Intl. Airport 12 miles
290
Chicago Stock Exchange
Harold Washington Library Ctr.
Robert Morris University
Auditorium Theatre
Chicago College of Performing Arts
Congress Median Garden
Buckingham Fountain
C33 Gallery
The Congress Plaza Hotel & Conference Center
University Center
USCIS Chicago Field Office
Hotel Blake
South President's Court
Museum of Contemporary Art
Columbia College Chicago
Spertus Inst. of Jewish Studies
Wabash Arts Corridor
South Rose Garden
South Branch Chicago River
USPS
Hilton Chicago
Formal Gardens
Dearborn Station
1001 S. State
Essex Inn
Dearborn Park
River City Condominiums
Roosevelt Park
Agora
Central Station
The Columbian
The Grant
Jones Park
1250 S. Michigan
Museum Park Tower
Museum Pointe
Des Plaines
Niles
Morton Grove
Skokie
Evanston
Park Ridge
Elk Grove Village
Lincolnwood
Schiller Park
Bensenville
Norridge
Franklin Park
Northlake
Elmwood Park
Addison
Melrose Park
Oak Park
COOK COUNTY
Elmhurst
Maywood
Lake Michigan
Hillside
Westchester
Berwyn
Cicero
CHICAGO
Loop
Oak Brook
Brookfield
Riverside
Hinsdale
La Grange
Downers Grove
DU PAGE COUNTY
Darien
Bedford Park
Burr Ridge
Burbank
Oak Lawn
Evergreen Park
Palos Hills
Roseland
Lemont
Palos Heights
Alsip
Orland Park
Crestwood
Blue Island
Riverdale
INDIANA

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

59 East Van Buren Street Chicago, IL 60605	Collateral Asset Summary – Loan No. 2 The Buckingham	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$45,300,000 63.2% 1.33x 9.2%

Mortgage Loan Information				Property Information
Mortgage Loan Seller:	UBS AG			Single Asset/Portfolio:	Single Asset
Credit Assessment (Fitch/KBRA/Moody’s):	NR/NR/NR			Location:	Chicago, IL 60605
				General Property Type:	Multifamily
Original Balance:	$45,300,000			Detailed Property Type:	Student Housing
Cut-off Date Balance:	$45,300,000			Title Vesting:	Fee Simple
% of Initial Pool Balance:	6.5%			Year Built/Renovated:	1927, 1929/2006, 2007
Loan Purpose:	Acquisition			Size(2):	454 Beds
Borrower Sponsor:	Brian Nelson			Cut-off Date Balance per Bed:	$99,780
Mortgage Rate:	5.5220%			Maturity Date Balance per Bed:	$89,314
Note Date:	7/27/2018			Property Manager:	Redstone Residential Management Group, Inc.
First Payment Date:	9/6/2018
Maturity Date:	8/6/2028
Original Term to Maturity:	120 months			Underwriting and Financial Information
Original Amortization Term:	360 months			UW NOI:	$4,158,374
IO Period:	36 months			UW NOI Debt Yield:	9.2%
Seasoning:	2 months			UW NOI Debt Yield at Maturity:	10.3%
Prepayment Provisions:	LO (26); DEF (89); O (5)			UW NCF DSCR:	1.62x (IO)	1.33x (P&I)
Lockbox/Cash Mgmt Status:	Springing/Springing			Most Recent NOI:	$4,274,778 (5/31/2018 TTM)
Additional Debt Type:	N/A			2nd Most Recent NOI:	$4,192,755 (12/31/2017)
Additional Debt Balance:	N/A			3rd Most Recent NOI:	$3,823,402 (12/31/2016)
Future Debt Permitted (Type):	No (N/A)			Most Recent Occupancy(3):	97.5% (5/31/2018)
Reserves(1)				2nd Most Recent Occupancy(3):	96.1% (12/31/2017)
Type	Initial	Monthly	Cap	3rd Most Recent Occupancy(3):	90.5% (12/31/2016)
RE Tax:	$98,772	$37,989	N/A	Appraised Value (as of)(4):	$71,700,000 (7/10/2018)
Insurance:	$22,511	$4,894	N/A	Cut-off Date LTV Ratio(4):	63.2%
Replacements:	$0	$9,458	N/A	Maturity Date LTV Ratio(4):	56.6%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Loan Amount:	$45,300,000	58.5%	Purchase Price(5):	$75,500,000	97.5%
Borrower Equity:	$32,139,993	41.5%	Reserves:	$121,283	0.2%
			Closing Costs:	$1,818,710	2.3%
Total Sources:	$77,439,993	100.0%	Total Uses:	$77,439,993	100.0%

(1)	See “Escrows and Reserves” below for further discussion of reserve requirements.

(2)	The Buckingham Property (as defined below) has 129 units totaling 454 beds and 4,665 SF of retail space.

(3)	Most Recent Occupancy, 2nd Most Recent Occupancy and 3rd Most Recent Occupancy are based on number of beds and the respective trailing 12-month period.

(4)	Appraised Value, Cut-off Date LTV Ratio and Maturity Date LTV Ratio exclude $4.5 million associated with the unimproved land, which is not part of the collateral for The Buckingham Mortgage Loan (as defined below).

(5)	Purchase Price includes $4.5 million associated with the value of the unimproved land, which is not part of the collateral for The Buckingham Mortgage Loan.

The Mortgage Loan. The second largest mortgage loan (“The Buckingham Mortgage Loan”) is evidenced by four promissory notes with an aggregate original principal balance of $45,300,000, which is secured by a first priority fee mortgage encumbering a 27-story, 454-bed student housing property located at 59 East Van Buren Street in Chicago, Illinois (“The Buckingham Property”). The proceeds of The Buckingham Mortgage Loan, together with approximately $32.1 million in borrower sponsor equity, were used to acquire The Buckingham Property, fund reserves, and pay closing costs.

The Borrowers and the Borrower Sponsor. The borrowers are Buckingham, DST, a single-purpose Delaware statutory trust (“DST”) structured to be bankruptcy remote with two independent trustees, and Buckingham Leaseco, LLC, a single-purpose Delaware limited liability company structured to be bankruptcy remote (collectively, “The Buckingham Borrower”). A non-consolidation opinion was delivered in connection with the origination of The Buckingham Mortgage Loan. At origination, The Buckingham Borrower was owned by Buckingham IB, LLC (100%), which is wholly owned by NB Private Capital, LLC (“NBPC”). The borrower sponsor and non-recourse carve-out guarantor is Brian Nelson.

Mr. Nelson is the president and founder of NBPC. NBPC is a student housing investment company located in Orange County, California. NBPC’s predecessor, Nelson Brothers Professional Real Estate (“NB”) was originally founded in 2007 with the goal of providing brick-and-mortar investment opportunities. Through 2017, NB grew to over $800 million in managed real estate with over 1,300 investors. In 2018, NB restructured with Mr. Nelson starting his own syndication firm, NBPC.

The Property. The Buckingham Property is a 129-unit Class A multifamily building, containing 454 student housing beds with 221 beds master-leased to The School of the Art Institute of Chicago (“SAIC”) for the 2018-2019 academic school year of August 18 through May 12 (the “Academic Year”), and 4,665 SF of ground floor retail space. The Buckingham Property is situated on the southeast corner of Van Buren Street and Wabash Street in the Printers Row neighborhood of Chicago’s South Loop. The South Loop is home to University of Illinois at Chicago, University of Chicago, Columbia College, Roosevelt University, Robert Morris University, SAIC and DePaul University.

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

59 East Van Buren Street Chicago, IL 60605	Collateral Asset Summary – Loan No. 2 The Buckingham	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$45,300,000 63.2% 1.33x 9.2%

Situated on an approximately 0.30-acre site, The Buckingham Property was originally constructed in 1927 and 1929 as a 27-story office building designed by architects Holabird and Root. In 1999, The Buckingham Property was listed on the National Register of Historic Places, and in 2002, the City of Chicago designated The Buckingham Property as part of the Historic Michigan Boulevard District, a Chicago Landmark District. In 2006 and 2007, The Buckingham Property was redeveloped into student housing with a bed mix comprised of 20 beds in studio units (10 private beds and 10 shared beds); 10 beds in one-bed one-bath units (five private beds and five shared beds); 44 beds in two-bed one-bath units (40 private beds, four shared beds); 191 beds in three-bed two-bath units (103 private beds, 88 shared beds); 181 beds in four-bed two-bath units (139 private beds, 42 shared beds); and eight beds in studio resident advisor units, with an overall weighted average bed size of 283 SF, as well as approximately 4,665 SF of retail space. As of the May 31, 2018 trailing 12-month period, The Buckingham Property was 97.5% occupied for the 2017-2018 Academic Year. As of May 24, 2018, The Buckingham Property was 97.1% occupied for the 2018 summer months of May through July (the “Summer Months”).

Units are fully furnished with amenities including one bed and desk/chair set in each bedroom, a living room set comprised of a couch, chair, coffee table and end table, refrigerator, dishwasher, oven, microwave and washer/dryer. Community amenities include a 1,500 SF fitness center, internet café, study rooms, meeting rooms, bicycle storage and a residency life center. The Buckingham Property contains high-speed telecommunications including Wi-Fi in all units and common meeting rooms. Common area furnishings at The Buckingham Property include a refrigerator and dishwasher in the lounge/recreational room, stools, tables and couches in the penthouse recreational room and lounge areas, a variety of exercise equipment in the fitness center and various office-related furnishings associated with the management/security operations of the property.

A master lease agreement has been in place at The Buckingham Property with SAIC since 2013. SAIC has currently leased 221 beds for the 2018-2019 Academic Year. In addition, during the Summer Months, The Buckingham Property’s beds are leasable for interns working in the area, summer school students, various high school preparatory programs (where students live in school sponsored facilities and attend classes) and other similar programs.

Founded as the Chicago Academy of Design in 1866, SAIC is one of the oldest accredited independent schools of art and design in the United States, with studies including Art and Technology Studies; Arts Administration and Policy; Art History, Theory, and Criticism; Art Education and Art Therapy; Fashion Design; Film, Video, New Media, and Animation; Architecture, Historic Preservation, and Interior Architecture; Ceramics; Fiber and Material Studies; Painting and Drawing; Performance; Photography; Printmaking; Sculpture; Sound; Visual Communication; Visual and Critical Studies; and Writing. According to US News & World Report, the SAIC was tied as the fourth best graduate fine arts program in the United States in 2016. According to the fall 2017 class statistics, the SAIC had a total enrollment of 3,650 students made up of 2,890 undergraduates and 760 graduate students.

The table below shows the unit mix at The Buckingham Property during the Academic Year:

The Buckingham Property Unit Mix Summary - Academic Year(1)
Unit Type	No. of Beds	% of Total Beds	Total Occupied Beds	Occ. (%)	Avg. Unit Size per Bed (SF)	Total Size (SF)	Avg. Monthly Rental Rate Per Bed	Avg. Monthly Market Rental Rate Per Bed(2)	Avg. Monthly Market Rental Rate PSF(2)
Studio / 1 BA	10	2.2%	10	100.0%	480	4,800	$1,855	$1,850	$3.85
Studio / 1 BA - Shared(3)	18	4.0%	8	44.4%	240	4,320	$1,330	$1,330	$5.54
1 BR / 1 BA	5	1.1%	5	100.0%	515	2,575	$1,854	$2,050	$3.98
1 BR / 1 BA - Shared	5	1.1%	1	20.0%	258	1,290	$1,000	$1,000	$3.88
2 BR / 1 BA	40	8.8%	40	100.0%	359	14,360	$1,302	$1,400	$3.90
2 BR / 1 BA - Shared	4	0.9%	0	0.0%	180	720	$965	$965	$5.38
3 BR / 2 BA	103	22.7%	100	97.1%	306	31,518	$1,341	$1,370	$4.48
3 BR / 2 BA - Shared	88	19.4%	84	95.5%	229	20,152	$958	$975	$4.25
4 BR / 2 BA	139	30.6%	139	100.0%	283	39,337	$1,311	$1,335	$4.71
4 BR / 2 BA - Shared	42	9.3%	38	90.5%	227	9,534	$964	$970	$4.28
Total/Wtd. Avg.	454	100.0%	425	93.6%	283	128,606	$1,205	$1,257	$4.44

(1)	Information is based on the 2017-2018 Academic Year rent roll dated March 31, 2018.

(2)	Avg. Monthly Market Rental Rate Per Bed and Avg. Monthly Market Rental Rate PSF are based on the appraisal.

(3)	Includes eight shared studio residential advisor beds fully discounted.

The Market. The Buckingham Property is located in Chicago’s South Loop neighborhood of Printers Row, Cook County, Illinois, approximately 0.3 miles from Chicago’s central business district, 33.2 miles northeast of Naperville, Illinois, 90.7 miles northwest of South Bend, Indiana, and 92.3 miles south of Milwaukee, Wisconsin. According to a third party market research report, Cook County has a 2018 estimated population of 5,188,486 making it the largest county in Illinois, and the second most populous county in the United States. Direct access to The Buckingham Property is provided by East Van Buren Street which experiences an average daily traffic count of 29,300 vehicles at its intersection with South Michigan Avenue according to a third party market research report. The Red, Orange and Green El subway lines and the Metra Roosevelt Station are within walking distance of The Buckingham Property. Chicago Midway International Airport is located approximately 11 miles from The Buckingham Property and Chicago O’Hare International Airport is approximately 19 miles from The Buckingham Property.

According to the appraisal, The Buckingham Property’s neighborhood is home to a number of universities (estimated 95,000 students in the market) including University of Illinois at Chicago, University of Chicago, Columbia College, Roosevelt University, Robert Morris University, SAIC and DePaul University.

The Buckingham Property is steps from some of Chicago’s parks, museums, theaters, and sporting venues. The South Loop’s eastern border is encompassed by Grant Park and the Museum Campus, a collection of some of the city’s attractions such as Soldier Field, Adler Planetarium, Shedd Aquarium, and the Field Museum of Natural History. Commonly referred to as “Chicago’s Front Yard,” Grant Park is the centerpiece of the Chicago park system and comprises 319 acres along the eastern edge of downtown. Grant Park’s most notable features include Millennium Park, Maggie Daley Park, Buckingham Fountain, the Art Institute of Chicago and the Museum Campus. Throughout the year, Grant Park is also home to several of the city’s largest

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

59 East Van Buren Street Chicago, IL 60605	Collateral Asset Summary – Loan No. 2 The Buckingham	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$45,300,000 63.2% 1.33x 9.2%

food and music festivals like The Taste of Chicago, The Grant Park Music Festival, and Lollapalooza. The Chicago Museum Campus is a 57-acre park along Lake Michigan that houses Chicago’s most notable museums and natural science attractions. Established in 1998 after a reconfiguration of Lake Shore Drive, the Museum Campus is filled with green space, walking paths, monuments, and views of the Chicago skyline.

According to a third party market research report, the estimated 2018 population within a one-, three-, and five-mile radius of The Buckingham Property is 60,570, 312,219, and 725,354, respectively. According to a third party market research report, the estimated 2018 average household income within a one-, three-, and five-mile radius of The Buckingham Property is $148,644, $131,819, and $115,877, respectively.

According to a third party market research report, The Buckingham Property is located in the Loop multifamily submarket, which contains a total of 19,034 units. As of the first quarter of 2018, the vacancy rate in the submarket was 6.0%. As of the first quarter of 2018, the average asking rental rate for the submarket was $2,200 per unit.

Comparable rental properties to The Buckingham Property are shown in the table below:

The Buckingham Property Comparable Rentals Summary
Property Name/Location	Year Built/ Renovated	Occupancy	Distance to Subject	Unit Type	Number of Beds(1)	Unit Size per Bed (SF)	Rent per Month per Bed(1)
The Buckingham Property 59 East Van Buren Street Chicago, IL	1927, 1929/ 2006, 2007	93.6%(1)	--	Studio Studio - Shared(2) 1 BD / 1 BA 1 BD / 1 BA - Shared 2 BD / 1 BA 2 BD / 1 BA - Shared 3 BR / 2 BA 3 BR / 2 BA - Shared 4 BR / 2 BA 4 BR / 2 BA - Shared	10 18 5 5 40 4 103 88 139 42	480 240 515 258 359 180 306 229 283 227	$1,855 $1,330 $1,854 $1,000 $1,302 $965 $1,341 $958 $1,311 $964
Arc at Old Colony 37 West Van Buren Street Chicago, IL	1911/2014	100.0%	0.2 miles	Studio 1 BR / 1 BA 2 BR / 2 BA 3 BR / 2 BA 4 BR / 2 BA	14 14 42 35 39	400 500 600 876 1,000	$2,019 $1,065 $1,685 $1,483 $1,440
University Center 525 South State Street Chicago, IL	2004/N/A	93.0%	0.2 miles	1 BR / 1 BA 2 BR / 1 BA 4 BR / 2 BA	119 272 34	784 981 1,200	$1,567 $1,376 $1,369
30 East 30 East Balbo Avenue Chicago, IL	2017/N/A	84.0%	0.3 miles	Studio 1 BR / 1 BA 2 BR / 2 BA 3 BR / 3 BA 4 BR / 4 BA	25 38 64 4 3	495 520 926 1,150 1,400	$1,919 $1,919 $1,854 $1,574 $1,479
Dwight Lofts 642 South Clark Street Chicago, IL	1910/2008	94.0%	0.5 miles	2 BR / 2 BA 4 BR / 2 BA	54 124	1,000 1,200	$1,068 $1,476
Tailor Lofts 315 South Peoria Street Chicago, IL	1920/2010	98.0%	1.6 miles	Studio 2 BR / 2 BA 4 BR / 3 BA 4 BR / 4 BA	27 9 18 81	429 865 1,241 1,464	$1,634 $1,210 $925 $1,130
1237 West 1237 West Fullerton Avenue Chicago, IL	2008/N/A	80.0%	5.4 miles	2 BR / 2 BA 3 BR / 2 BA 4 BR / 2 BA	90 40 46	1,172 1,155 1,183	$1,125 $1,125 $1,225

Source: Appraisal

(1)	Information is based on the 2017-2018 Academic Year rent roll dated March 31, 2018 for The Buckingham Property.

(2)	Includes eight shared studio residential advisor beds fully discounted.

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

59 East Van Buren Street Chicago, IL 60605	Collateral Asset Summary – Loan No. 2 The Buckingham	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$45,300,000 63.2% 1.33x 9.2%

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical and forecasted operating performance and the Underwritten Net Cash Flow at The Buckingham Property:

Cash Flow Analysis
	2015(1)	2016	2017	5/31/2018 TTM	UW	UW Per Bed
Gross Potential Rent(2)	N/A	$5,441,157	$5,794,360	$5,831,054	$6,713,217	$14,787
Total Other Income(3)	N/A	$505,488	$476,519	$512,419	$211,063	$465
Less Vacancy & Concessions	N/A	$0	$0	$0	($645,760)	($1,422)
Effective Gross Income	N/A	$5,946,645	$6,270,879	$6,343,473	$6,278,520	$13,829
Total Operating Expenses	N/A	$2,123,243	$2,078,124	$2,068,695	$2,120,146	$4,670
Net Operating Income	N/A	$3,823,402	$4,192,755	$4,274,778	$4,158,374	$9,159
Capital Expenditures	N/A	$0	$0	$0	$45,400	$100
Net Cash Flow	N/A	$3,823,402	$4,192,755	$4,274,778	$4,112,974	$9,059

Occupancy %(4)	N/A	90.5%	96.1%	97.5%	90.4%
NOI DSCR (P&I)	N/A	1.24x	1.36x	1.38x	1.34x
NCF DSCR (P&I)	N/A	1.24x	1.36x	1.38x	1.33x
NOI Debt Yield	N/A	8.4%	9.3%	9.4%	9.2%
NCF Debt Yield	N/A	8.4%	9.3%	9.4%	9.1%

(1)	2015 financial information was not provided by the seller in connection with the acquisition of The Buckingham Property.

(2)	UW Gross Potential Rent is underwritten to include rent from (i) the Academic Year (nine months) including the net increase in rental rates for already preleased 2018-2019 academic year beds and (ii) the Summer Months (three months), which includes rental income from summer tenants. In addition, UW Gross Potential Rent also includes the gross up of vacant space, which includes retail rental income and retail expense reimbursement revenue for the retail space, based on the appraisal’s concluded market rents totaling $697,983.

(3)	Total Other Income includes (i) other rental income and expense reimbursement revenue with respect to the 4,665 SF of ground floor retail space previously leased to The Huntington National Bank and (ii) other non-rental income such as application fees, late fees, cable service income, vending income, ID replacement income, lockout income and damage fees. Clause (ii) above is included in UW Total Other Income.

(4)	Historical occupancy is based on the respective trailing 12-month period. UW Occupancy % is based on the underwritten economic vacancy of 9.6%.

Escrows and Reserves. The Buckingham Borrower deposited in escrow at origination (i) $98,772 for annual real estate taxes and (ii) $22,511 for annual insurance premiums. The Buckingham Borrower is required to escrow monthly (i) 1/12 of the annual estimated tax payments, currently equal to $37,989, (ii) 1/12 of the annual estimated insurance premiums, currently equal to $4,894 and (iii) $9,458 for replacement reserves.

Lockbox and Cash Management. The Buckingham Mortgage Loan has a springing lockbox with springing cash management upon the occurrence and continuance of a Cash Management Trigger Event (as defined below).

A “Cash Management Trigger Event” will occur upon (i) an event of default, (ii) any bankruptcy action involving The Buckingham Borrower, the guarantor, or the property manager, (iii) the debt service coverage ratio based on the trailing 12-month period falling below 1.25x, (iv) any indictment for fraud or misappropriation of funds by The Buckingham Borrower, a trustee of the DST, the guarantor, or the property manager, or (v) a Material Tenant Trigger Event (as defined below). A Cash Management Trigger Event will continue until, in regard to clause (i) above, the cure of such event of default and acceptance of such cure by the lender, in regard to clause (ii) above, the filing being discharged, stayed or dismissed within 45 days for The Buckingham Borrower or guarantor, or within 120 days for the property manager, and the lender’s determination that such filing does not materially affect the obligations of The Buckingham Borrower, the guarantor, or the property manager under the applicable The Buckingham Mortgage Loan documents or management agreement, as applicable, in regard to clause (iii) above, the debt service coverage based on the trailing 12-month period is at least 1.30x for two consecutive calendar quarters, in regard to clause (iv) above, the replacement of the property manager with a qualified manager pursuant to The Buckingham Mortgage Loan documents or the dismissal of the applicable indictment with prejudice or the acquittal of the applicable person with respect to the related charge, or in regard to clause (v) above, the occurrence of a Material Tenant Trigger Event cure.

A “Material Tenant Trigger Event” will occur upon (i) a Material Tenant (as defined below) giving written notice of its intent to terminate, cancel, not extend or not renew its Material Tenant lease, and will continue until, (a) the unconditional revocation of all termination and cancellation notices, with respect to all of such Material Tenant space, (b) an acceptable Material Tenant lease extension with respect to all or substantially all of the applicable Material Tenant’s space, or (c) one or more acceptable Material Tenant space re-tenanting events with respect to all or substantially all of the applicable Material Tenant’s space, (ii) on or prior to the then applicable expiration date under the applicable Material Tenant lease, a Material Tenant not extending or renewing its Material Tenant lease, and will continue until, (a) an acceptable Material Tenant lease extension with respect to all or substantially all of the applicable Material Tenant’s space or (b) one or more acceptable Material Tenant space re-tenanting events with respect to all or substantially all of the applicable Material Tenant’s space, (iii) a Material Tenant failing to give notice of its extension or renewal on or prior to the date required under its Material Tenant lease, and will continue until, (a) an acceptable Material Tenant lease extension with respect to all or substantially all of the applicable Material Tenant’s space or (b) one or more acceptable Material Tenant space re-tenanting events with respect to all or substantially all of the applicable Material Tenant’s space, (iv) an event of default under a Material Tenant lease beyond any applicable notice and cure period, and will continue until the applicable event of default has been cured, (v) a Material Tenant or guarantor of the Material Tenant’s lease becoming insolvent or a debtor in any bankruptcy action, and will continue until the Material Tenant’s lease is unconditionally affirmed in the applicable bankruptcy and the Material Tenant is paying full unabated rent or, if applicable, the guarantor bankruptcy has been discharged or dismissed, (vi) a Material Tenant’s lease being terminated, and will continue until one or more acceptable Material Tenant space re-tenanting events with respect to all or substantially all of the applicable Material Tenant’s space, or (vii) a Material Tenant “going dark,” vacating, ceasing to occupy or discontinuing its operations at the applicable Material Tenant’s space or a portion thereof constituting of no less than 20% of the total rentable SF at The Buckingham Property, and will continue until the applicable Material Tenant is in actual possession of, and utilizing the Material Tenant space or a portion thereof constituting more than 20% of the total rentable SF at The Buckingham Property, and is paying full unabated rent.

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

59 East Van Buren Street Chicago, IL 60605	Collateral Asset Summary – Loan No. 2 The Buckingham	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$45,300,000 63.2% 1.33x 9.2%

A “Material Tenant” means (i) SAIC or (ii) any tenant which, either individually or when taken together with any other lease with the same tenant or an affiliate of such tenant, comprises (a) no less than 90 beds at The Buckingham Property or (b) requires the payment of 20% or more of the total in-place base rent at The Buckingham Property.

Additional Secured Indebtedness (not including trade debts). Not permitted.

Mezzanine Loan and Preferred Equity. Not permitted.

Release of Property. Not permitted.

Terrorism Insurance. The Buckingham Borrower is required to obtain and maintain property insurance, commercial general liability insurance, and business income or rental loss insurance that covers perils of terrorism and acts of terrorism, both foreign and domestic.

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

770, 790 and 800 Township Line Road, Lower Makefield Township, PA 19067	Collateral Asset Summary – Loan No. 3 Lower Makefield Corporate Center - South	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$33,750,000 66.2% 1.54x 10.7%

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

770, 790 and 800 Township Line Road, Lower Makefield Township, PA 19067	Collateral Asset Summary – Loan No. 3 Lower Makefield Corporate Center - South	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$33,750,000 66.2% 1.54x 10.7%

Lower Makefield Corporate Center - South
770, 790, & 800 Township Line Road
Lower Makefield Township, PA 19067
Washington Crossing
Washington Crossing State Park
Washington Crossing Historic Park
Jericho National Golf Club
Hopewell Township
NEW JERSEY
Capital Health Center for Digestive Health
Woodhill
Upper Makefield Township
Pineville Rd.
Woodhill Rd.
Eagle Rd.
Taylorsville Rd.
River Rd.
Nursery Rd.
Scotch Rd.
Washington Crossing-Pennington Rd
Mountain View Golf Course
Trenton Mercer Airport
Banchoff Park
Aqueduct Rd.
Wrightstown Rd.
Highland Rd.
Stoopville Rd.
PENNSYLVANIA
Mt. Eyre Rd.
Ewing
College of New Jersey
Delaware Canal State Park
Garden of Reflection 9-11 Memorial
Woodside Rd.
Upper Ferry Rd.
WEST TRENTON
Katzenbach School for the Deaf
MERCER COUNTY
Delaware River
Parkway Ave.
Swamp Rd.
Eagle Rd.
Linton Hill Rd.
Bucks County Community College
Newtown
Lower Dowlington Rd.
Quarry Rd.
Lower Makefield Township
Yardley
TRENTON
YARDLEY
River Rd.
Tyler State Park
Village at Newtown
Washington Ave.
Lower Makefield Corp. Center
Woodside
Richboro Rd.
Holy Family University
Yardley Morrisville Rd.
Edgewood Rd.
SEPTA WEST TRENTON LINE
Newtown Bypass
Summit Square
Woodbourne Rd.
Langhorne-Yardley Rd.
Swamp Rd.
BUCKS COUNTY
Makefield Rd.
Morrisville
Buck Rd.
Saint Mary Medical Center
Lake Luxembourg
Core Creek County Park
Woodbourne
Oxford Valley Rd.
Middletown Township
WOODBOURNE
The Court at Oxford Valley
Sesame Place
Oxford Valley Mall
W. Maple Ave.
Trenton Rd.
Fallsington
Kmart Distribution Center
Tyburn Rd.
SEPTA
Bridgetown Pike
Fairless Hills
Langhorne
W. Maple Ave.
Langhorne Manor
Langhorne Shopping Center
Oxford Valley GC
Chickenfoot Park
Brownsville Rd.
Old Lincoln Hwy.
Cairn University
LANGHORNE
Trenton Rd.
Woodbourne Rd.
SEPTA
Bellevue Ave.
Bristol-Oxford Valley Rd.
New Falls Rd.
NESHAMINY FALLS
Hulmeville
Neshaminy Mall
Bensalem Blvd.
Levittown
Bensalem
Pennsylvania Turnpike
Parx Casino and Racing
Gibson Rd.
Philadelphia Intl. Airport 27 miles
Flemington
Quakertown
Franklin Township
Hopewell
Lambertville
Princeton
PENNSYLVANIA
Doylestown
Harleysville
Montgomeryville
Hamilton Twp.
Pottstown
Lansdale
Newtown
TRENTON
Yardley
Horsham
Levittown
Phoenixville
Norristown
King of Prussia
Abington
Bensalem
Burlington
Conshohocken
Malvern
Wayne
Ardmore
Mount Holly
PHILADELPHIA
Moorestown
Media
Springfield
CAMDEN
Mount Laurel
NEW JERSEY
Chester Heights
Cherry Hill
Medford Township
Chester
Bellmawr
Woodbury
Lindenwold
DE
Gloucester Township
WILMINGTON
Swedesboro

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

770, 790 and 800 Township Line Road, Lower Makefield Township, PA 19067	Collateral Asset Summary – Loan No. 3 Lower Makefield Corporate Center - South	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$33,750,000 66.2% 1.54x 10.7%

Mortgage Loan Information				Property Information
Mortgage Loan Seller:	Rialto Mortgage Finance, LLC			Single Asset/Portfolio:	Single Asset
Credit Assessment (Fitch/KBRA/Moody’s):	NR/NR/NR			Location:	Lower Makefield Township, PA 19067
				General Property Type:	Office
Original Balance:	$33,750,000			Detailed Property Type:	Suburban
Cut-off Date Balance:	$33,750,000			Title Vesting:	Fee Simple
% of Initial Pool Balance:	4.8%			Year Built/Renovated:	2001-2006/2018
Loan Purpose:	Acquisition			Size:	276,533 SF
Borrower Sponsor:	Rubenstein Properties Fund III, L.P.			Cut-off Date Balance per SF:	$122
Mortgage Rate:	4.7900%			Maturity Date Balance per SF:	$112
Note Date:	9/5/2018			Property Manager:	RPO Property Management, LLC (borrower-related)
First Payment Date:	10/6/2018
Maturity Date:	9/6/2028
Original Term to Maturity:	120 months
Original Amortization Term:	360 months
IO Period:	60 months
Seasoning:	1 month			Underwriting and Financial Information
Prepayment Provisions:	LO (25); DEF (91); O (4)			UW NOI(3):	$3,608,978
Lockbox/Cash Mgmt Status:	Hard/Springing			UW NOI Debt Yield:	10.7%
Additional Debt Type:	N/A			UW NOI Debt Yield at Maturity:	11.6%
Additional Debt Balance:	N/A			UW NCF DSCR:	2.00x (IO)	1.54x (P&I)
Future Debt Permitted (Type)(1):	Yes (Mezzanine)			Most Recent NOI(4):	$2,234,491 (6/30/2018 TTM)
Reserves(2)				2nd Most Recent NOI(4):	$1,953,431 (12/31/2017)
Type	Initial	Monthly	Cap	3rd Most Recent NOI(4):	$772,005 (12/31/2016)
RE Tax:	$141,869	$67,557	N/A	Most Recent Occupancy(4):	79.1% (7/13/2018)
Insurance:	$0	Springing	N/A	2nd Most Recent Occupancy(4):	63.9% (12/31/2017)
Replacements:	$0	$4,609	N/A	3rd Most Recent Occupancy(4):	55.4% (12/31/2016)
TI/LC:	$1,500,000	Springing	$1,000,000	Appraised Value (as of)(5):	$51,000,000 (7/20/2018)
Free Rent Deposit:	$1,525,947	$0	N/A	Cut-off Date LTV Ratio(5):	66.2%
Landlord Obligations:	$1,207,775	$0	N/A	Maturity Date LTV Ratio(5):	60.8%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Loan Amount:	$33,750,000	68.1%	Purchase Price(6):	$44,253,538	89.3%
Borrower Equity:	$15,809,274	31.9%	Reserves:	$4,375,592	8.8%
			Closing Costs:	$930,145	1.9%
Total Sources:	$49,559,274	100.0%	Total Uses:	$49,559,274	100.0%

(1)	See “Mezzanine Loan and Preferred Equity” below for further discussion of future debt permitted.
(2)	See “Escrows and Reserves” below for further discussion of reserve information.
(3)	The increase in UW NOI over Most Recent NOI is due to a recently executed lease with the largest tenant, Crown Cork & Seal USA Inc (20.7% of NRA, 26.9% of underwritten base rent).
(4)	AIG, the prior owner of the Lower Makefield Corporate Center - South Property (as defined below), invested approximately $12.1 million in capital improvements and tenant improvements packages, increasing the occupancy of the Lower Makefield Corporate Center - South Property from 55.4% in 2016 and 63.9% in 2017, to the in-place occupancy of 79.1%. Therefore, the NOI increased accordingly.
(5)	The Lower Makefield Corporate Center - South Property’s Appraised Value is based on the “As Is Alternate Scenario” Appraised Value of $51,000,000 as of July 20, 2018, which assumes Crown Cork & Seal USA Inc’s lease has commenced and free rent period has expired. The Appraised Value for the Mortgaged Property based on the “As-Is” Appraised Value is $50,200,000 as of July 20, 2018. The Cut-off Date LTV Ratio and LTV Ratio at Maturity or ARD based on the “As-Is” Appraised Value for the Mortgaged Property are 67.2% and 61.8%, respectively. At closing, the borrower deposited $1,525,947 into a free rent reserve.
(6)	Purchase Price is net of the $2,496,462 of Crown TI/LC and free rent. The contractual purchase price is $46,750,000.

The Mortgage Loan. The third largest mortgage loan (the “Lower Makefield Corporate Center - South Mortgage Loan”) is evidenced by a promissory note in the original principal amount of $33,750,000 and is secured by a first priority fee mortgage encumbering a 276,533 SF office property known as Lower Makefield Corporate Center - South in Lower Makefield Township, Pennsylvania (the “Lower Makefield Corporate Center - South Property”). The proceeds of the Lower Makefield Corporate Center - South Mortgage Loan, together with approximately $15.8 million in borrower sponsor equity, were primarily used to purchase the Lower Makefield Corporate Center - South Property, fund reserves, and pay closing costs.

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

770, 790 and 800 Township Line Road, Lower Makefield Township, PA 19067	Collateral Asset Summary – Loan No. 3 Lower Makefield Corporate Center - South	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$33,750,000 66.2% 1.54x 10.7%

The Borrower and the Borrower Sponsor. The borrower is LMCC South Acquisitions LLC (the “Lower Makefield Corporate Center - South Borrower”), a single-purpose Delaware limited liability company, with one independent director. The Lower Makefield Corporate Center - South Borrower is 11% owned by LMCC SC Managing Member LLC and 89% owned by LMCC SC Parent LLC which is wholly owned by LMCC Investors, LLC. LMCC Investors, LLC is wholly owned by RP III LMCC Member, LLC which is wholly owned by Rubenstein Properties Fund III, L.P. LMCC SC Managing Member LLC is 11% owned by LMCC SC Mezz LLC and 89% owned by LMCC SC Parent LLC. LMCC SC Mezz LLC is 89% owned by LMCC SC Parent LLC and 11% owned by LMCC SC Mezz 2 LLC which is wholly owned by LMCC SC Parent LLC. The borrower sponsor and non-recourse carveout guarantor is Rubenstein Properties Fund III, L.P., a Delaware limited partnership that is indirectly controlled by David Rubenstein. Legal counsel to the Lower Makefield Corporate Center - South Borrower delivered a non-consolidation opinion in connection with the origination of the Lower Makefield Corporate Center - South Mortgage Loan.

Rubenstein Properties Fund III, L.P. is a subsidiary of Rubenstein Partners, which was founded in 2004 by David Rubenstein. Rubenstein Partners is a vertically-integrated fund manager for a series of private equity funds focused on office investments throughout the eastern United States. The firm provides professional investment services as a Registered Investment Advisor on behalf of its investor base, which consists of prominent public and private pension funds, university endowments, foundations, and family offices. The firm focuses on a single asset class (office), a single segment of the risk spectrum (value-added), and a specific geography (the eastern U.S.). Although focused, the platform is expansive and covers the largest segment of the real estate industry, commercial office, and approximately 70% of the U.S. office markets.

The Property. The Lower Makefield Corporate Center - South Property consists of three, three-story, 276,533 SF multi-tenant Class A office buildings located at 770, 790 and 800 Township Line Road, Lower Makefield Township, Pennsylvania. The Lower Makefield Corporate Center - South Property is located adjacent to Interstate 95 at the Yardley-Newtown Road exit. The Lower Makefield Corporate Center - South Property was constructed from 2001 to 2006 and is situated on a 26.74-acre site with 1,495 surface parking spaces or approximately 5.4 spaces per 1,000 SF. Property amenities include an on-site fitness center and café. The Lower Makefield Corporate Center - South Property is part of the Lower Makefield Corporate Center - South Campus (the “Condominium”) and the Lower Makefield Corporate Center - South Property comprises 72.19% of the Condominium (770: 20.02%, 790: 27.81%, and 800: 24.36%). The remaining unit in the Condominium is building 780 Township Road which has a 27.81% share and is not part of the collateral. Each Condominium unit is a separate structure, with the common elements consisting of the parking areas and landscaping. Each unit owner is responsible for its proportionate share of condominium expenses to maintain the common elements. Amendments to the bylaws require 66.0% approval of voting members. The prior owner of the Lower Makefield Corporate Center - South Property invested approximately $12.1 million in capital improvements consisting mainly of lobby renovation and tenant improvements. The tenant base consists of 15 tenants representing national, regional, and local firms. According to the July 13, 2018 rent roll, the Lower Makefield Corporate Center - South Property is 79.1% leased, increasing from 63.9% in 2017 and 55.4% in 2016.

Major Tenants.

Crown Cork & Seal USA Inc (57,275 SF, 20.7% of NRA, 26.9% of underwritten base rent). Crown Cork & Seal USA Inc (“Crown”) is a leader in the design, manufacture and sale of packaging products for consumer goods. Crown’s primary products include steel and aluminum cans for food, beverage, household and other consumer products, glass bottles for beverage products and metal vacuum closures, steel crowns and caps for clients such as Anheuser-Busch InBev, Coca-Cola, Cott Beverages, Dr Pepper Snapple Group, Heineken, Molson Coors and Pepsi-Cola, among others. These products are manufactured in Crown plants both within and outside the U.S. The Crown lease has not yet commenced, and Crown has not yet taken occupancy of its space; it is expected to take occupancy of six office suites in September 2018 upon the Lower Makefield Corporate - Center Borrower’s completion of tenant improvements. The Crown lease has an expiration date of September 2029 with two 5-year renewal options and no termination options. At origination, the Lower Makefield Corporate Center - South Borrower reserved $1,525,947 (equivalent to two months of gap rent and 10 months of abated rent) with the lender, of which $237,260 will be released to the Lower Makefield Corporate Center - South Borrower upon the delivery to lender of a letter indicating the commencement date of the lease, and $128,869 will be released to the Lower Makefield Corporate Center - South Borrower on each of the 10 payment dates immediately following the delivery of the commencement date letter to the lender. Additionally, the Lower Makefield Corporate Center - South Borrower reserved $1,207,775 for the outstanding landlord obligations, which will be released upon approved leasing expenses, evidence of the incurrence of the related expenditure, and, if applicable, completion of any related work in a good workmanlike manner. Crown has a right of first refusal to lease any additional space in the 770 building as it becomes available.

Heraeus Inc (19,381 SF, 7.0% of NRA, 8.9% of underwritten base rent). Based in Hanau, Germany, Heraeus Inc is a technology group supplying products in the markets of environment, energy, health, mobility, electronics, and industrial applications. According to Moody’s, the group is one of the top five industrial trading precious metal companies globally and reported total sales of approximately €22 billion in 2017. The Fortune Global 500-listed company is one of the largest family-owned companies in Germany with approximately 13,000 employees in 40 countries. The Heraeus Regional Center located at the Lower Makefield Corporate Center - South Property provides a number of shared services to support Heraeus business units across the United States. These shared services include legal, finance, IT, human resources and communications. Heraeus has been a tenant at the Lower Makefield Corporate Center - South Property since 2016 under a lease that commenced on April 1, 2016 and expires on June 30, 2021, with two 5-year renewal options remaining and no termination options.

ApotheCom Associates LLC (19,245 SF, 7.0% of NRA, 9.6% of underwritten base rent). Founded in 2002, ApotheCom Associates LLC (“AphotheCom”) is a global medical communications agency with U.S. offices in San Francisco, San Diego, Philadelphia (Yardley), and New York. ApotheCom mission is to be an effective broker of collaborative and sustained engagement for the healthcare community, to drive meaningful change and positive outcomes. ApotheCom is able to create and deploy teams across many geographies, pulling on specialized skills and specific market expertise. The team comprises 90 PhDs and PharmDs and more than 160 content developers who understand how to tell the scientific, clinical and value stories to reach specific audiences. ApotheCom has been a tenant at the Lower Makefield Corporate Center - South Property since 2002 with a lease that commenced on September 1, 2002 and expires on December 31, 2025. ApotheCom has a one-time right to terminate the lease, effective as of November 30, 2020 by providing 12-months’ notice (December 2019) and paying a termination fee equal to the sum of (i) portion of the transaction costs that remain unamortized on a straight line basis as of the termination date, using an interest factor of 8% per annum and (ii) $141,932. ApotheCom has no renewal options remaining.

The College Entrance ExamBoard (18,071 SF, 6.5% of NRA, 7.7% of underwritten base rent). The College Entrance ExamBoard is a nonprofit organization formed in 1900 with the goal to expand individual’s access to higher education. The College Entrance ExamBoard is made up of over 6,000 of the world’s leading educational institutions including most four-year colleges, universities, secondary schools and districts, higher education systems, and other

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

770, 790 and 800 Township Line Road, Lower Makefield Township, PA 19067	Collateral Asset Summary – Loan No. 3 Lower Makefield Corporate Center - South	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$33,750,000 66.2% 1.54x 10.7%

nonprofit organizations and is dedicated to promoting excellence and equity in education. The organization manages higher education assessments and provides resources and tools for college planning, recruitments and admissions, financial aid and retention. The College Entrance ExamBoard has two main offices in in New York, New York and Reston, Virginia and six regional offices throughout the U.S. The College Entrance ExamBoard has been a tenant at the Lower Makefield Corporate Center - South Property since 2016 under a lease that commenced on January 1, 2016 and expires on June 30, 2026. The College Entrance ExamBoard has two 5-year renewal options and no termination options.

The StayWell Company, LLC (17,517 SF, 6.3% of NRA, 8.2% of underwritten base rent). The StayWell Company, LLC (“StayWell”) is a health engagement company that helps large employers educate people to improve health and business results. The company also offers solutions supporting integrated content, data analysis, population health and wellness, health plans, and employer and provider collaboration. The StayWell Company is headquartered in Yardley, Pennsylvania with additional offices in Salt Lake City, Utah; St. Paul, Minnesota; and, San Francisco, California. The StayWell Company operates as a subsidiary of Healthcare Services & Solutions, LLC, which serves as a subsidiary of Merck & Co., Inc. (NYSE: MRK; S/M/F: AA/A1/A) and operates separately from the pharmaceutical business. StayWell has been a tenant at the Lower Makefield Corporate Center - South Property since 2017 under a lease that commenced on August 1, 2017 and expires on January 31, 2028. StayWell has two 5-year renewal options and no termination options.

The following table presents certain information relating to the leases at the Lower Makefield Corporate Center - South Property:

Tenant Summary(1)
Tenant Name	Credit Rating (Fitch/Moody’s/S&P)(2)	Tenant SF	Approximate % of SF	Annual UW Base Rent	% of Total Annual UW Base Rent	Annual UW Base Rent PSF(3)	Lease Expiration
Tenants
Crown Cork & Seal USA Inc(4)	NR/Ba2/BB	57,275	20.7%	$1,546,425	26.9%	$27.00	9/12/2029
Heraeus Inc	NR/Baa1/BBB+	19,381	7.0%	$508,751	8.9%	$26.25	6/30/2021
ApotheCom Associates LLC(5)	NR/NR/NR	19,245	7.0%	$548,483	9.6%	$28.50	12/31/2025
The College Entrance ExamBoard	NR/NR/NR	18,071	6.5%	$442,740	7.7%	$24.50	6/30/2026
The StayWell Company, LLC	A/A1/AA	17,517	6.3%	$469,280	8.2%	$26.79	1/31/2028
Medergy Health Group	NR/NR/NR	16,745	6.1%	$510,723	8.9%	$30.50	12/31/2019
Health Strategies Group Inc	NR/NR/NR	15,634	5.7%	$367,399	6.4%	$23.50	8/31/2026
Old Republic Specialty Insurance(6)	NR/Baa2/BBB+	10,478	3.8%	$256,711	4.5%	$24.50	10/31/2021
Subtotal/Wtd. Avg.		174,346	63.0%	$4,650,511	81.0%	$26.67
Other Tenants		44,525	16.1%	$1,088,246	19.0%	$24.44
Vacant Space		57,662	20.9%	$0	0.0%	$0.00
Total/Wtd. Avg.		276,533	100.0%	$5,738,757	100.0%	$26.22

(1)	Information is based on the underwritten rent roll.
(2)	Certain ratings are those of the parent company whether or not the parent guarantees the lease.
(3)	Annual UW Base Rent PSF excludes vacant space.
(4)	Crown Cork & Seal USA Inc (“Crown”) is not yet in occupancy. The Crown lease will commence and the tenant will occupy six suites within the 770 building upon completion of renovations by the Lower Makefield Corporate Center - South Borrower, which are expected to be completed in September 2018. At origination, the Lower Makefield Corporate Center - South Borrower deposited $1,207,775 into the landlord obligations reserve. The Crown lease will have an expiration date that is 11 years from the commencement date. The tenant is in a free rent period through the date that is 10 months following the lease commencement date, and at origination, the Lower Makefield Corporate Center - South Borrower deposited $1,525,947 into the Free Rent reserve. Crown has a right of first refusal to lease the suite it does not occupy in the 770 building.
(5)	ApotheCom Associates LLC has a one-time termination right as of November 30, 2020, with a 12-month notice and a termination fee equal to $141,932 plus unamortized transaction costs based on an 8% interest rate.
(6)	Old Republic Specialty Insurance has a right of first refusal to lease an adjacent space on the second floor of the 790 Building.

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

770, 790 and 800 Township Line Road, Lower Makefield Township, PA 19067	Collateral Asset Summary – Loan No. 3 Lower Makefield Corporate Center - South	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$33,750,000 66.2% 1.54x 10.7%

The following table presents certain information relating to the lease rollover schedule at the Lower Makefield Corporate Center - South Property:

Lease Rollover Schedule(1)(2)
Year	# of Leases Rolling	SF Rolling	Approx. % of Total SF Rolling	Approx. Cumulative % of SF Rolling	UW Base Rent PSF Rolling(3)	Total UW Base Rent Rolling(3)	Approx. % of Total Base Rent Rolling	Approx. Cumulative % of Total Base Rent Rolling
MTM	0	0	0.0%	0.0%	$0.00	$0	0.0%	0.0%
2018	0	0	0.0%	0.0%	$0.00	$0	0.0%	0.0%
2019	3	18,284	6.6%	6.6%	$27.93	$510,723	8.9%	8.9%
2020	1	9,504	3.4%	10.0%	$26.00	$247,104	4.3%	13.2%
2021	5	46,475	16.8%	26.9%	$24.80	$1,152,594	20.1%	33.3%
2022	0	0	0.0%	26.9%	$0.00	$0	0.0%	33.3%
2023	1	7,061	2.6%	29.4%	$27.50	$194,178	3.4%	36.7%
2024	0	0	0.0%	29.4%	$0.00	$0	0.0%	36.7%
2025	1	19,245	7.0%	36.4%	$28.50	$548,483	9.6%	46.2%
2026	2	33,705	12.2%	48.6%	$24.04	$810,139	14.1%	60.3%
2027	0	0	0.0%	48.6%	$0.00	$0	0.0%	60.3%
2028	2	27,322	9.9%	58.4%	$26.69	$729,113	12.7%	73.1%
2029 & Beyond	6	57,275	20.7%	79.1%	$27.00	$1,546,425	26.9%	100.0%
Vacant	0	57,662	20.9%	100.0%	$0.00	$0	0.0%	100.0%
Total/Wtd. Avg.	21	276,533	100.0%		$26.22	$5,738,757	100.0%

(1)	Information is based on the underwritten rent roll.
(2)	Certain tenants may have lease termination options that are exercisable prior to the originally stated expiration date of the subject lease and that are not considered in the lease rollover schedule.
(3)	UW Base Rent PSF Rolling and Total UW Base Rent Rolling exclude vacant space.

The Market. The Lower Makefield Corporate Center - South Property is located in Lower Makefield Township, Bucks County, Pennsylvania, within the Philadelphia-Camden-Wilmington, PA-NJ-DE-MD metropolitan statistical area (the “Philadelphia MSA”). Bucks County encompasses 604 square miles in southeastern Pennsylvania immediately north of Philadelphia. Bucks County is located within the greater Montgomery-Bucks-Chester County (“MBC County”) trade area, with a 2018 gross metro product estimated at $132.6 billion. As part of the MCB County trade area, Bucks County’s economy is driven by the trade, transportation, and utilities; education and health services; professional and business services; leisure and hospitality; manufacturing; government; construction; financial activities; and other services sectors. Major employers in Bucks County include: Central Bucks School District, Giant Food Stores LLC, St. Mary Medical Center, Doylestown Hospital and Bucks County.

The Lower Makefield Corporate Center - South Property is located approximately 9.5 miles from Trenton, New, Jersey; 18.9 miles from Princeton, New Jersey; 28.3 miles from Center City Philadelphia; and, 74.1 miles from New York, New York. Primary access to the Lower Makefield Corporate Center - South Property’s market area is provided by Interstate 295, US Route 332 (Newtown Bypass), and Interstate 276 (Pennsylvania Turnpike). The Lower Makefield Corporate Center - South Property is visible along Interstate 295 and is situated at the Yardley-Newtown exit. Interstate 295 travels north-south and provides interstate access to Center City Philadelphia, Philadelphia International Airport, Princeton, Trenton, and Delaware.

According to the appraisal, the Lower Makefield Corporate Center - South Property’s neighborhood is approximately 75% developed with a mix of office, agricultural, and residential properties. Recent development within the area includes office development within the Lower Makefield Corporate Center - South Property’s office campuses which were constructed in the mid to late 2000s, as well as 777 Township Line Road, a 110,000 SF LEED Certified office building built in 2006, and 1000 Floral Vale Boulevard, an 87,000 SF Class A office building completed in 2009.

According to a third party market research report, the average estimated 2018 population within a one-, three- and five-mile radius of the Lower Makefield Corporate Center - South Property is 6,524, 47,602 and 158,242, respectively. The estimated 2018 average household income within the one-, three- and five-mile radius of the Lower Makefield Corporate Center - South Property $148,128, $167,840 and $136,387.

According to a third party market research report, the Lower Makefield Corporate Center - South Property is located within the Philadelphia office market and the Lower Bucks office submarket. As of the second quarter of 2018, the Philadelphia office market consisted of 25,387 buildings providing approximately 441.4 million SF of office space. The Philadelphia office market reported a vacancy rate of 8.1% and asking rents of $22.72 PSF. There were seven buildings delivered with positive net absorption of 590,632 SF. The Lower Bucks office submarket consisted of 1,110 buildings providing approximately 15.1 million SF of office space. The second quarter of 2018 vacancy rate was reported at 13.2% with an asking rental rate of $21.17 PSF with positive net absorption of 182,879 SF.

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

770, 790 and 800 Township Line Road, Lower Makefield Township, PA 19067	Collateral Asset Summary – Loan No. 3 Lower Makefield Corporate Center - South	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$33,750,000 66.2% 1.54x 10.7%

The following table presents recent leasing data at competitive office leases with respect to the Lower Makefield Corporate Center - South Property:

Comparable Office Leases
Property Name/Address	Year Built	Size (SF)	Tenant Name	Lease Size (SF)	Lease Date	Lease Term (Yrs.)	Initial Rent/SF	Lease Type
Lower Makefield Corporate Center - South 770, 790 & 800 Township Line Road Lower Makefield Township, PA 19067 (Subject Property)	2001-2006	276,533	Crown Cork & Seal USA Inc(1)	57,275(1)	September 2018(1)	11.0(1)	$27.00(1)	Modified Gross
Silver Lake Executive Campus 41 University Drive Newtown, PA	1999	90,325	EPAM Systems	17,746	June 2018	11.0	$25.00	Gross + TE
1000 Floral Vale Boulevard 1000 Floral Vale Boulevard Yardley, PA	2009	87,155	Smart Sand	5,805	November 2017	7.0	$28.50	Gross + TE
777 Township Line Road 777 Township Line Road Yardley, PA	2006	110,000	Morgan Stanley	6,671	September 2017	10.0	$28.50	Gross + TE
Silver Lake Executive Campus 41 University Drive Newtown, PA	1999	90,325	Xsunt Corporation	2,067	August 2017	3.0	$27.50	Gross + TE
19 W. College Avenue 19 W. College Avenue Yardley, PA	1906, 2016	57,000	Icon	12,923	June 2017	10.25	$30.50	Gross + TE
Newtown Corporate Center 100 Brandywine Boulevard Newtown, PA	2002	106,250	Inventiv Health	51,320	February 2017	7.5	$26.25	Gross + TE
777 Township Line Road 777 Township Line Road Yardley, PA	2006	110,000	ETHOS Health Communications	28,016	December 2016	7.25	$27.50	Gross + TE

Source: Appraisal

(1)	Based on the underwritten rent roll.

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

770, 790 and 800 Township Line Road, Lower Makefield Township, PA 19067	Collateral Asset Summary – Loan No. 3 Lower Makefield Corporate Center - South	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$33,750,000 66.2% 1.54x 10.7%

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at the Lower Makefield Corporate Center - South Property:

Cash Flow Analysis
	2015	2016	2017	6/30/2017 TTM	UW	UW PSF
Gross Potential Rent(1)	$2,142,603	$2,809,558	$3,957,829	$4,236,307	$7,437,973	$26.90
Total Recoveries	$178,080	$287,411	$391,574	$426,665	$402,557	$1.46
Total Other Income(2)	$10,821	$12,100	$12,300	$12,300	$12,300	$0.04
Less Vacancy & Credit Loss	$0	$0	$0	$0	($1,672,198)(3)	($6.05)
Effective Gross Income	$2,331,504	$3,109,069	$4,361,703	$4,675,272	$6,180,632	$22.35
Total Operating Expenses	$1,628,331	$2,337,064	$2,408,272	$2,440,781	$2,571,653	$9.30
Net Operating Income(4)	$703,173	$772,005	$1,953,431	$2,234,491	$3,608,978	$13.05
Capital Expenditures	$0	$0	$0	$0	$55,307	$0.20
TI/LC	$0	$0	$0	$0	$276,533	$1.00
Net Cash Flow	$703,173	$772,005	$1,953,431	$2,234,491	$3,277,139	$11.85

Occupancy %(3)	37.5%	55.4%	63.9%	63.9%	78.7%
NOI DSCR (P&I)	0.33x	0.36x	0.92x	1.05x	1.70x
NCF DSCR(P&I)	0.33x	0.36x	0.92x	1.05x	1.54x
NOI Debt Yield	2.1%	2.3%	5.8%	6.6%	10.7%
NCF Debt Yield	2.1%	2.3%	5.8%	6.6%	9.7%

(1)	UW Gross Potential Rent includes vacancy gross up of $1,672,198, straight line rent of $27,018 and contractual rent steps through September 2019 totaling $76,641.
(2)	Other Income consists of antenna income.
(3)	UW Occupancy % is based on underwritten economic vacancy of 21.3%.
(4)	AIG, the prior owner of the Lower Makefield Corporate Center - South Property, invested $12.1 million in capital improvements and tenant improvements packages, increasing the occupancy of the Lower Makefield Corporate Center - South Property from 37.5% in 2015, 55.4% in 2016 and 63.9% in 2017, to the in-place occupancy of 79.1%; therefore, NOI increased accordingly. Increases from 6/30/2017 TTM NOI to underwritten NOI reflect the new lease with the largest tenant, Crown Cork & Seal USA Inc (20.7% of NRA, 26.9% of underwritten base rent).

Escrows and Reserves. At origination, the Lower Makefield Corporate Center - South Borrower deposited (i) $141,869 into a real estate tax escrow, (ii) $1,525,947 into a free rent escrow, (iii) $1,207,775 for a landlord obligations escrow and (v) $1,500,000 into a tenant improvement and leasing commission escrow. On a monthly basis the Lower Makefield Corporate Center - South Borrower is required to deposit (i) 1/12 of the annual estimated tax payments, which currently equates to $67,557, (ii) $23,044 for TI/LC reserves when TI/LC reserves balance is less than $1,000,000, subject to a $1,000,000 cap, and (iv) $4,609 for replacement reserves. Monthly collections for insurance premiums are not required as long as the Lower Makefield Corporate Center - South Property is included under an acceptable blanket policy.

Lockbox and Cash Management. The Lower Makefield Corporate Center - South Mortgage Loan documents provide for a hard lockbox and springing cash management. The Lower Makefield Corporate Center - South Borrower is required to instruct tenants to deposit rents and other amounts due into the lockbox account and during the occurrence and continuance of a Cash Sweep Event (as defined below), funds in the lockbox account are required to be transferred to the cash management account within two business days. All funds in the cash management account are required to be applied on each monthly payment date in accordance with the Lower Makefield Corporate Center - South Mortgage Loan documents. Pursuant to the Lower Makefield Corporate Center - South Mortgage Loan documents, all excess funds on deposit (after payment of monthly reserve deposits, debt service payment and cash management bank fees) will be applied as follows (a) if a Cash Sweep Event (as defined below) period is not in effect, to the Lower Makefield Corporate Center - South Borrower, and (b) if a Cash Sweep Event Period is in effect due to the existence of a Critical Tenant Trigger Event (as defined below) to the Critical Tenant TI/LC account until the applicable Critical Tenant Trigger Event cure has occurred and (c) if a Cash Sweep Event is in effect but a Critical Tenant Trigger Event is not in effect, then to the lender controlled excess cash flow account.

A “Cash Sweep Event” will occur upon (i) an event of default, (ii) any bankruptcy action of the Lower Makefield Corporate Center - South Borrower, the guarantor or property manager, or (iii) a Critical Tenant Trigger Event. A Cash Sweep Event will continue until, in regard to clause (i) above, when such event of default has been cured or waived, in regard to clause (ii) above, when such bankruptcy petition has been discharged, stayed, or dismissed within 90 days of such filing among other conditions for the Lower Makefield Corporate Center - South Borrower, 60 days for the guarantor and within 120 days for the property manager (or, solely with respect to the bankruptcy of the property manager, when the Lower Makefield Corporate Center - South Borrower has replaced the property manager with a qualified property manager acceptable to the lender), in regard to clause, or in regard to clause (iii) above, the date a Critical Tenant Trigger Event cure has occurred.

A “Critical Tenant Trigger Event” with respect to Crown or any other tenant occupying the space currently occupied by such tenant or tenants (each, a “Critical Tenant” and each related lease, a “Critical Tenant Lease”) will occur upon (i) the Critical Tenant notice of its intention to not extend or renew its lease, (b) the Critical Tenant Lease is terminated, (iii) on or prior to 12 months prior to the expiration date if the Critical Tenant fails to give notice of its election to renew its lease, (iv) on or prior to the date on which the Critical Tenant is required under its lease to notify landlord of its election to renew its lease, if Critical Tenant fails to give such notice, (v) a monetary or material non-monetary event of default under the Critical Tenant lease exists, (vi) a bankruptcy action of the Critical Tenant occurs, (vii) if the Critical Tenant discontinues its normal business operations. A Critical Tenant Trigger Event will end (a) with respect to clause (i) the earlier of (I) a date that is 24 months after the occurrence of a Critical Tenant Trigger Event and (II) the date that (1) a Critical Tenant lease extension is executed and delivered by the Lower Makefield Corporate Center - South Borrower along with related tenant improvements costs, leasing commissions and other material costs and expenses have been deposited into the Critical Tenant TI/LC account, (2) a Critical Tenant Space Re-tenanting Event (as defined below) has occurred following termination or expiration of the related Critical Tenant Lease, or (3) the Alternative Conditions (as defined below) have been satisfied, (b) with respect to clause (ii) (iii) or (iv) above, the date (1) a Critical Tenant lease extension is executed and delivered by the Lower Makefield Corporate Center - South Borrower along with related tenant improvements costs, leasing commissions

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

770, 790 and 800 Township Line Road, Lower Makefield Township, PA 19067	Collateral Asset Summary – Loan No. 3 Lower Makefield Corporate Center - South	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$33,750,000 66.2% 1.54x 10.7%

and other material costs and expenses have been deposited into the Critical Tenant TI/LC account, (2) a Critical Tenant Space Re-tenanting Evet has occurred following the termination or expiration of the related Critical Tenant Lease expiration or (3) the Alternative Conditions have been satisfied, (c) with respect to clause (v) above, after a cure of applicable event of default, (d) with respect to clause (vi) above, after an affirmation that the Critical Tenant is actually paying all rents and other amounts under its lease, (e) with respect to clause (vii) above, (1) the Critical Tenant re-commences its normal business operation, (2) a Critical Tenant Space Re-tenanting Even has occurred, or (3) the Alternative Conditions have been satisfied.

A “Critical Tenant Space Re-tenanting Event” will occur on the date each of the following conditions have been satisfied: (i) the Critical Tenant space is leased to one or more replacement tenants for a term of at least five years and on terms that are acceptable to the lender, (ii) all tenant improvement costs, leasing commissions and other material costs and expenses relating to the re-letting of the space has been paid in full, (iii) the replacement tenant(s) are conducting normal business operations and paying full rent at the related Critical Tenant space.

“Alternative Conditions” will occur upon (i) total occupancy at the Lower Makefield Corporate Center - South Property (based on leases at the Lower Makefield Corporate Center - South Property with tenants in occupancy, open for business and paying full, unabated rent as of the date of the Critical Tenant Trigger Event Cure) is no less than 79.0% and (ii) the debt yield is equal to or greater than 9.4%.

Additional Secured Indebtedness (not including trade debts). Not permitted.

Mezzanine Loan and Preferred Equity. The Lower Makefield Corporate Center - South Mortgage Loan documents permit, from and after the date that is the 60th day following the closing of the UBS 2018-C13 securitization, certain direct and indirect owners of the Lower Makefield Corporate Center - South Borrower to obtain mezzanine financing secured by the direct or indirect ownership interests in the Lower Makefield Corporate Center - South Borrower upon satisfaction of certain terms and conditions including, among others, (i) no event default has occurred or is continuing, (ii) the combined loan-to-value ratio does not exceed 70.0%, (iii) the combined debt service coverage ratio (calculated as described in the mortgage loan documents) is not less than 1.50x, (iv) the mezzanine loan is junior and subordinate to the Lower Makefield Corporate Center - South Mortgage Loan (v) the mezzanine loan is a fixed rate loan, (vi) the mezzanine lender has entered into an intercreditor agreement acceptable to the lender, and (vii) the Lower Makefield Corporate Center - South Borrower delivers a rating agency confirmation.

Release of Property. Not permitted.

Terrorism Insurance. The Lower Makefield Corporate Center - South Borrower is required to obtain and maintain property insurance, commercial general liability insurance, and business income or rental loss insurance that covers perils of terrorism and acts of terrorism, both foreign and domestic.

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

132 Christiana Mall Newark, DE 19702	Collateral Asset Summary – Loan No. 4 Christiana Mall	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$30,000,000 32.5% 3.15x 13.8%

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

132 Christiana Mall Newark, DE 19702	Collateral Asset Summary – Loan No. 4 Christiana Mall	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$30,000,000 32.5% 3.15x 13.8%

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

132 Christiana Mall Newark, DE 19702	Collateral Asset Summary – Loan No. 4 Christiana Mall	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$30,000,000 32.5% 3.15x 13.8%

macy's
NORDSTROM
jcpenney
TARGET
BRIO
ANTHROPOLOGIE
Microsoft
VICTORIA'S SECRET
ZALES
KAY
LOFT
H&M
LOWER LEVEL
H&M
UPPER LEVEL
SEPHORA
AVEDA
Clarks
GARAGE
FOREVER 21
LOWER LEVEL
BARNES & NOBLE
LOWER LEVEL
FOREVER 21
UPPER LEVEL
BARNES & NOBLE
UPPER LEVEL
EXPRESS
The Cheesecake Factory
GAP
PACSUN
Anchor
Major / In-line
Vacant
Not Part of the Collateral
N

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

132 Christiana Mall Newark, DE 19702	Collateral Asset Summary – Loan No. 4 Christiana Mall	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$30,000,000 32.5% 3.15x 13.8%

Christiana Mall
132 Christiana Mall
Newark, DE 19702
PHILADELPHIA
West Chester
PENNSYLVANIA
Chester
WILMINGTON
Newark
MARYLAND
NEW JERSEY
Elkton
DELAWARE
Kennett Square
CHESTER COUNTY
PENNSYLVANIA
DELAWARE
Centerville
Yorklyn
Brandywine Creek State Park
Hockessin
Montchanin
Greenville
Hoopes Reservoir
Valley Garden Park
Lancaster Pike
WILMINGTON
Elsmere
Pine Creek
Marshallton
Stanton
Newport
White Clay Creek State Park
Milford Crossroads
Middle Run Valley Park
Carousel Farm Park
Roseville Park
CHURCHMANS CROSSING
NEWARK
University of Delaware
Brookside
Christiana
Pleasantville
Wilmington Airport
New Castle
CECIL COUNTY
Delaware Turnpike
Iron Hill Park
NEW CASTLE COUNTY
Red Lion
Becks Pond Park
Bear
Delaware Bay
Elkton
Glasgow
Fort Delaware State Park
Delaware City
Lums Pond State Park
MARYLAND
DELAWARE

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

132 Christiana Mall Newark, DE 19702	Collateral Asset Summary – Loan No. 4 Christiana Mall	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$30,000,000 32.5% 3.15x 13.8%

Mortgage Loan Information				Mortgaged Property Information
Mortgage Loan Seller:	Société Générale			Single Asset/Portfolio:	Single Asset
Credit Assessment (Fitch/KBRA/Moody’s):	[ ]/[ ]/[ ]			Location:	Newark, DE 19702
				General Property Type:	Retail
Original Balance(1):	$30,000,000			Detailed Property Type:	Super Regional Mall
Cut-off Date Balance(1):	$30,000,000			Title Vesting:	Fee Simple/Leasehold
% of Initial Pool Balance:	4.3%			Year Built/Renovated:	1978/2014
Loan Purpose:	Refinance			Size:	779,084 SF
Borrower Sponsors:	GGP Inc.; PPF Retail, LLC			Cut-off Date Balance per SF(1):	$434
Mortgage Rate:	4.2775%			Maturity Date Balance per SF(1):	$434
Note Date:	7/12/2018			Property Manager:	General Growth Services, Inc. (borrower-related)
First Payment Date:	9/1/2018
Maturity Date:	8/1/2028
Original Term to Maturity:	120 months
Original Amortization Term:	0 months
IO Period:	120 months			Underwriting and Financial Information
Seasoning:	2 months			UW NOI(1):	$46,745,090
Prepayment Provisions(2):	LO (26); DEF (87); O (7)			UW NOI Debt Yield(1):	13.8%
Lockbox/Cash Mgmt Status:	Hard/Springing			UW NOI Debt Yield at Maturity(1):	13.8%
Additional Debt Type(1)(3):	Pari Passu			UW NCF DSCR(1):	3.15x
Additional Debt Balance(1) (3):	$308,000,000			Most Recent NOI(6):	$43,550,426 (5/31/2018 TTM)
Future Debt Permitted (Type)(1)(4):	Yes (Mezzanine)			2nd Most Recent NOI(6):	$43,514,169 (12/31/2017)
Reserves(5)				3rd Most Recent NOI(6):	$43,957,559 (12/31/2016)
Type	Initial	Monthly	Cap	Most Recent Occupancy:	98.3% (5/31/2018)
RE Tax:	$0	Springing	N/A	2nd Most Recent Occupancy:	99.0% (12/31/2017)
Insurance:	$0	Springing	N/A	3rd Most Recent Occupancy:	99.8% (12/31/2016)
Outstanding TI/LC:	$1,804,093	Springing	N/A	Appraised Value (as of):	$1,040,000,000 (6/5/2018)
Replacements:	$0	Springing	$241,565	Cut-off Date LTV Ratio(1):	32.5%
TI/LC:	$0	Springing	$1,449,387	Maturity Date LTV Ratio(1):	32.5%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Loan Amount(1)(7):	$550,000,000	100.0%	Loan Payoff:	$235,182,023	42.8%
			Reserves:	$1,804,093	0.3%
			Closing Costs:	$3,253,713	0.6%
			Return of Equity:	$309,760,172	56.3%
Total Sources:	$550,000,000	100.0%	Total Uses:	$550,000,000	100.0%

(1)	The Christiana Mall Mortgage Loan (as defined below) is part of the Christiana Mall Whole Loan (as defined below), which is comprised of thirteen senior pari passu promissory notes with an aggregate original principal balance of $338,000,000 and three subordinate companion notes with an aggregate original principal balance of $212,000,000. The Cut-off Date Balance per SF, Maturity Date Balance per SF, UW NOI Debt Yield, UW NOI Debt Yield at Maturity, UW NCF DSCR, Cut-off Date LTV Ratio and Maturity Date LTV Ratio numbers presented above are based on the aggregate principal balance of the Christiana Mall Senior Loan (as defined below), without regard to the Christiana Mall B Notes (as defined below). The Cut-off Date Balance per SF, U/W NOI DSCR, U/W NCF DSCR, U/W NOI Debt Yield, U/W NCF Debt Yield, Cut-off Date LTV Ratio and LTV Ratio at Maturity based on the Christiana Mall Whole Loan are $706, 1.96x, 1.93x, 8.5%, 8.4%, 52.9% and 52.9%, respectively.

(2)	The lockout period will be at least 26 payments, beginning with and including the first payment date of September 1, 2018. Defeasance of the Christiana Mall Mortgage Loan is permitted at any time after the earlier to occur of (i) two years after the closing date of the securitization that includes the last note to be securitized or (ii) July 12, 2021. The assumed lockout period of 26 payments is based on the expected UBS 2018-C13 securitization trust closing date in October 2018.

(3)	See “The Mortgage Loan” below for further discussion of additional debt

(4)	See “Mezzanine Loan and Preferred Equity” below for further discussion of future debt.

(5)	See “Escrows and Reserves” below for further discussion of reserve requirements.

(6)	See “Cash Flow Analysis” below for further discussion of historical financial information.

(7)	The Christiana Mall Whole Loan proceeds were used to retire an approximately $235.2 million outstanding loan (inclusive of defeasance costs) previously securitized in the MSC 2011-C1 transaction, paying closing costs and return of equity to the Christiana Mall Borrower (as defined below).

The Mortgage Loan. The fourth largest mortgage loan (the “Christiana Mall Mortgage Loan”) is part of a whole loan (the “Christiana Mall Whole Loan”) in the aggregate original principal amount of $550,000,000, evidenced by (i) thirteen pari passu senior notes with an aggregate original balance of $338,000,000 (the “Christiana Mall Senior Loan”) and (ii) three pari passu subordinate notes with an aggregate original principal balance of $212,000,000 (the “Christiana Mall B Notes”) secured by a first mortgage encumbering the fee and leasehold interest in 779,084 SF of a 1,275,084 SF super regional mall located in Newark, Delaware (the “Christiana Mall Property”). The Christiana Mall Whole Loan was co-originated on July 12, 2018 by Barclays Bank PLC, Société Générale, and Deutsche Bank AG, New York Branch. The Christiana Mall Senior Loan had an aggregate original principal balance and has an aggregate outstanding principal balance as of the Cut-off Date of $338,000,000 and accrues interest at a rate of 4.2775% per annum. The Christiana Mall B Notes had an aggregate original principal balance and have an aggregate outstanding principal balance as of the Cut-off Date of $212,000,000, and accrue interest at a rate of 4.2775% per annum. The Christiana Mall Whole Loan had an initial term of 120 months, has a remaining term of 119 months as of the Cut-off Date and requires interest only payments for the entirety of the term. The Christiana Mall Whole Loan matures on August 1, 2028.

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

132 Christiana Mall Newark, DE 19702	Collateral Asset Summary – Loan No. 4 Christiana Mall	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$30,000,000 32.5% 3.15x 13.8%

The non-controlling Note A-2-B, which will be contributed to the UBS 2018-C13 securitization trust, had an original principal balance and has an outstanding principal balance as of the Cut-off Date of $30,000,000. The controlling senior Note A-1-A and non-controlling Notes A-2-A and A-3-A, which have been contributed to the BBCMS 2018-CHRS securitization trust, had an aggregate original principal balance and have an aggregate outstanding principal balance as of the Cut-off Date of $72,320,000. The non-controlling Notes A-1-B, A-1-C, A-1-D, and A-1-E had an aggregate original principal balance and have an aggregate outstanding principal balance as of the Cut-off Date of $132,840,000, are held by Barclays Bank PLC and are expected to be contributed to a future securitization transaction. The non-controlling Notes A-2-C, A-2-D, and A-2-E had an original principal balance and have an outstanding principal balance as of the Cut-off Date of $49,704,000, are held by Société Générale and are expected to be contributed to a future securitization transaction. The non-controlling Notes A-3-B and A-3-C had an aggregate original principal balance and have an aggregate outstanding principal balance as of the Cut-off Date of $53,136,000, are held by Deutsche Bank AG, New York Branch, and are expected to be contributed to a future securitization transaction. The Christiana Mall B Notes, which have been contributed to the BBCMS 2018-CHRS securitization trust, had an original principal balance and have an outstanding principal balance as of the Cut-off Date of $212,000,000. The lender provides no assurances that the non-securitized pari passu notes will not be split further. See “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced AB Whole Loans—The Christiana Mall Whole Loan” and “Pooling and Servicing Agreement” in the Prospectus.

Christiana Mall Whole Loan Summary
Note	Original Balance	Cut-off Date Balance	Anticipated Note Holder	Controlling Piece
Note A-1-A	$36,160,000	$36,160,000	BBCMS 2018-CHRS	Yes
Note A-1-B	$50,000,000	$50,000,000	Barclays Bank PLC	No
Note A-1-C	$40,000,000	$40,000,000	Barclays Bank PLC	No
Note A-1-D	$28,000,000	$28,000,000	Barclays Bank PLC	No
Note A-1-E	$14,840,000	$14,840,000	Barclays Bank PLC	No
Note A-2-A	$21,696,000	$21,696,000	BBCMS 2018-CHRS	No
Note A-2-B	$30,000,000	$30,000,000	UBS 2018-C13	No
Note A-2-C	$25,000,000	$25,000,000	Société Générale	No
Note A-2-D	$15,000,000	$15,000,000	Société Générale	No
Note A-2-E	$9,704,000	$9,704,000	Société Générale	No
Note A-3-A	$14,464,000	$14,464,000	BBCMS 2018-CHRS	No
Note A-3-B	$30,000,000	$30,000,000	Deutsche Bank AG, New York Branch	No
Note A-3-C	$23,136,000	$23,136,000	Deutsche Bank AG, New York Branch	No
Note B-1	$106,000,000	$106,000,000	BBCMS 2018-CHRS	No
Note B-2	$63,600,000	$63,600,000	BBCMS 2018-CHRS	No
Note B-3	$42,400,000	$42,400,000	BBCMS 2018-CHRS	No
Total	$550,000,000	$550,000,000

Following the lockout period, on any date before February 1, 2028, the Christiana Mall Borrower has the right to defease the Christiana Mall Whole Loan in whole, but not in part. In addition, the Christiana Mall Whole Loan is prepayable without penalty on or after February 1, 2028. The lockout period will expire on the earlier to occur of (i) two years after the closing date of the securitization that includes the last note to be securitized and (ii) July 12, 2021.

The Borrower and the Borrower Sponsors. The borrower is Christiana Mall LLC (the “Christiana Mall Borrower”) a single-purpose Delaware limited liability company structured to be bankruptcy remote with at least two independent directors. Legal counsel to the Christiana Mall Borrower delivered a non-consolidation opinion in connection with the origination of the Christiana Mall Whole Loan. The Christiana Mall Borrower is currently a 50/50 joint venture that is indirectly owned and controlled by GGP Nimbus, LP (“GGP”) and PPF Retail, LLC (“PPF”). The Christiana Mall Whole Loan borrower sponsors are GGP Inc. and PPF. The non-recourse carve-out guarantors of the Christiana Mall Whole Loan are GGP and PPF. GGP is the sole guarantor under the losses-only guaranty, while both GGP and PPF are jointly and severally liable under the full recourse guaranty. Liability under the full recourse guaranty is capped at 20% of the then current outstanding principal balance of the Christiana Mall Mortgage Loan.

GGP (NYSE: GGP) is a retail real estate company headquartered in Chicago, Illinois and is an owner and operator of real estate in the United States. According to the Christiana Mall Whole Loan borrower sponsors, GGP owns, manages, leases and develops high quality retail properties throughout the United States. As of March 31, 2018, GGP owned, either entirely or with joint venture partners, 125 retail properties located throughout the United States comprising approximately 122.5 million SF of gross leasable area, which was 95.3% leased. GGP’s portfolio includes Ala Moana Center in Honolulu, Hawaii, Fashion Show in Las Vegas, Nevada, Tysons Galleria in McLean, Virginia, Glendale Galleria in Glendale, California and Water Tower Place in Chicago, Illinois. On March 26, 2018, an affiliate of Brookfield, Brookfield Properties Partners L.P. (“BPY”) announced that BPY and GGP have entered into an agreement for BPY to acquire all of the outstanding shares common stock of GGP other than those shares that were already held by BPY and its affiliates. BPY is a large commercial real estate company, with approximately $68.0 billion in total assets. According to the Christiana Mall Whole Loan borrower sponsors, GGP is currently in the final stages of transferring a 24.995% indirect interest in the Christiana Mall Borrower to Institutional Mall Investors LLC.

PPF is Morgan Stanley’s Prime Property Fund, which is a diversified core real estate fund managed by Morgan Stanley Real Estate. The fund’s assets include office, retail, multifamily, industrial self-storage and hotel properties located in major real estate markets throughout the United States. As of March 31, 2018, the Prime Property Fund had over $20.0 billion in net asset value.

The Property. The Christiana Mall Property consists of a 779,084 SF portion of the two-story, 1,275,084 SF Christiana Mall, located in Newark, Delaware. The Christiana Mall Property is anchored by Target, Cabela’s, and Cinemark and non-collateral anchors Macy’s, JCPenney, and Nordstrom. In 2017 the collateral and non-collateral anchor tenants generated approximately $198.7 million in sales. No other tenant occupies more than 4.7% of NRA or represent more than 6.0% of underwritten base rent. The Christiana Mall Property features over 130 specialty in-line stores including Apple, Anthropologie, Banana Republic, Barnes & Noble, Express, Finish Line, H&M, Microsoft, Pottery Barn, Sephora, Urban Outfitters, Victoria’s Secret, Williams-Sonoma, and Forever

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

132 Christiana Mall Newark, DE 19702	Collateral Asset Summary – Loan No. 4 Christiana Mall	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$30,000,000 32.5% 3.15x 13.8%

21. Additionally, the Christiana Mall Property includes dining options such a 10-bay food court and five restaurants including Brio, California Pizza Kitchen, The Cheesecake Factory, J.B. Dawson’s Restaurant, and Panera Bread. Included in the collateral are 6,628 parking spaces (approximately 5.2 spaces per 1,000 SF).

The Christiana Mall Property was built in 1978, and underwent an expansion phase from 2007 to 2014. Over $200.0 million was invested, adding several large format tenants including Nordstrom, Target, Cabela’s, and Cinemark, as well as over 160,000 SF of in-line, restaurant, and exterior facing in-line space.

The Christiana Mall Property was 98.3% leased as of May 31, 2018 to 131 permanent retail and restaurant tenants, and the entire Christiana Mall Property was 98.9% leased as of May 31, 2018. Since 2014, the Christiana Mall Property has maintained an average occupancy of approximately 99.5% including anchor tenants, with no year-end occupancy falling below 98.9%. Comparable sales for in-line tenants less than 10,000 SF as of the trailing-12 months ending April 30, 2018 were $885 PSF with occupancy costs of 13.4% (including Apple and its 10,705 SF of space, the Christiana Mall Property generated sales PSF of $2,504 with an occupancy cost of 4.7%).

The following table presents certain information relating to the tenancy at the Christiana Mall Property:

Tenant Summary(1)
Tenant Name	Credit Rating (Fitch/Moody’s/S&P)(2)	Tenant SF	% of SF	Annual UW Base Rent PSF	Annual UW Base Rent	% of Total Annual UW Base Rent	4/30/2018 TTM Sales(3)			Lease Expiration Date
							$	PSF	Occ. Cost(4)
Major Tenants
Target	A-/A2/A	145,312	18.7%	$0.00	$0	0.0%	$52,000,000	$358	NAP	12/31/2036(5)
Cabela’s	NR/NR/NR	100,000	12.8%	$10.21	$1,021,250	2.8%	$50,782,999	$508	2.0%	1/31/2035(6)
Cinemark	NR/NR/BB	50,643	6.5%	$22.30	$1,129,339	3.1%	$7,251,437	$143	15.6%	11/30/2029(7)
Barnes & Noble Bookseller	NR/NR/NR	36,803	4.7%	$20.38	$750,000	2.1%	$7,894,999	$215	9.5%	1/31/2020(8)
Forever 21	NR/NR/NR	27,300	3.5%	$78.21	$2,135,133	6.0%	$6,494,724	$238	32.9%	1/31/2020
H&M	NR/NR/NR	20,160	2.6%	$45.60	$919,371	2.6%	$6,381,061	$317	14.4%	2/28/2021(9)
Anthropologie	NR/NR/NR	10,967	1.4%	$68.43	$750,455	2.1%	$1,637,845	$149	45.8%	1/31/2021(10)
Victoria’s Secret	NR/NR/NR	10,830	1.4%	$60.00	$649,800	1.8%	$6,484,521	$599	10.0%	1/31/2024
Apple	NR/Aa1/AA+	10,705	1.4%	$109.85	$1,175,974	3.3%	$488,995,320	$45,679	0.2%	1/31/2023
Gap/Gap Kids/Baby Gap	NR/Baa2/BB+	10,583	1.4%	$59.12	$625,698	1.7%	$3,157,328	$298	19.8%	5/31/2024
Express	NR/NR/NR	10,008	1.3%	$45.75	$457,913	1.3%	$3,175,091	$317	14.4%	1/31/2024
Urban Outfitters	NR/NR/NR	10,000	1.3%	$42.00	$420,000	1.2%	$2,445,323	$245	17.2%	1/31/2021(11)
Total Major Tenants		443,311	56.9%	$33.67(12)	$10,034,934	28.0%
Other Tenants		322,372	41.4%	$82.30(13)	$25,834,705	72.0%	$250,347,499	$853	9.8%
Occupied Collateral Total		765,683	98.3%	$58.62	$35,869,639	100.0%
Vacant Space		13,401	1.7%
Collateral Total		779,084	100.0%

Non-Collateral Tenants
Macy’s	BBB/Baa3/BBB-	215,000		NAP	NAP	NAP	$48,000,000	$223	NAP	12/31/2028
JCPenney	B/B3/B-	158,000		NAP	NAP	NAP	$21,000,000	$133	NAP	12/31/2028
Nordstrom	BBB+/Baa1/BBB+	123,000		NAP	NAP	NAP	$19,707,999	$160	NAP	12/31/2028
Property Total		1,275,084

(1)	Information is based on the underwritten rent roll.

(2)	Certain ratings are those of the parent company whether or not the parent guarantees the lease.

(3)	Macy’s, JCPenney and Target are not required to report sales. Their sales figures represent 2017 estimates provided by the respective tenants. TTM April 2018 sales were not available for Macy’s, JCPenney and Target, thus 2017 estimates were utilized. Additionally, Nordstrom reports sales on an annual basis, thus sales figures reflect 2017 sales.

(4)	Occ. Cost is based on the Annual UW Base Rent and 4/30/2018 TTM Sales.

(5)	See “Target Purchase and Put Options” below for further discussion.

(6)	Cabela’s has eight, five-year renewal options remaining.

(7)	Cinemark has three, five-year renewal options remaining.

(8)	Barnes & Noble has two, five-year renewal options remaining.

(9)	H&M has one, five-year renewal option remaining.

(10)	Anthropologie has one, five-year renewal option remaining.

(11)	Urban Outfitters has one, five-year renewal option remaining.

(12)	Target’s Tenant SF is excluded from this calculation as it has no attributable Annual U/W Base Rent.

(13)	Other Tenants SF, comprised of kiosk, antenna, storage, and one temporary tenant, totaling 8,460 SF is excluded from this calculation as no Annual UW Base Rent was attributed to their respective leases.

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

132 Christiana Mall Newark, DE 19702	Collateral Asset Summary – Loan No. 4 Christiana Mall	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$30,000,000 32.5% 3.15x 13.8%

The following table presents certain information relating to the lease rollover schedule at the Christiana Mall Property:

Lease Rollover Schedule(1)(2)(3)
Year	# of Leases Rolling(4)	SF Rolling(4)	Approx. % of Total SF Rolling	Approx. Cumulative % of SF Rolling	UW Base Rent PSF Rolling(5)(6)	Total UW Base Rent Rolling(6)	Approx. % of Total Rent Rolling(6)	Approx. Cumulative % of Total Rent Rolling(6)
MTM	0	0	0.0%	0.0%	$0.00	$0	0.0%	0.0%
2018	5	9,964	1.3%	1.3%	$91.41	$910,842	2.5%	2.5%
2019	14	21,935	2.8%	4.1%	$102.28	$2,084,627	5.8%	8.3%
2020	18	114,468	14.7%	18.8%	$52.97	$6,063,941	16.9%	25.2%
2021	21	105,128	13.5%	32.3%	$61.19	$6,432,376	17.9%	43.1%
2022	9	19,976	2.6%	34.8%	$105.10	$2,099,539	5.9%	49.0%
2023	13	33,728	4.3%	39.2%	$92.86	$3,132,006	8.7%	57.7%
2024	12	50,843	6.5%	45.7%	$75.58	$3,842,731	10.7%	68.4%
2025	13	37,189	4.8%	50.5%	$99.90	$3,715,274	10.4%	78.8%
2026	14	39,768	5.1%	55.6%	$98.44	$3,914,722	10.9%	89.7%
2027	3	9,078	1.2%	56.7%	$52.96	$480,791	1.3%	91.0%
2028	3	4,742	0.6%	57.4%	$96.81	$459,072	1.3%	92.3%
2029 & Beyond(7)	6	318,864	40.9%	98.3%	$15.75	$2,733,718	7.6%	100.0%
Vacant	0	13,401	1.7%	100.0%	$0.00	$0	0.0%	100.0%
Total/Wtd. Avg.	131	779,084	100.0%		$58.62	$35,869,639	100.0%

(1)	Information obtained from the underwritten rent roll for leases in place as of May 31, 2018.

(2)	Certain tenants may have lease termination options that are exercisable prior to the originally stated expiration date of the subject lease and that are not considered in the Lease Rollover Schedule.

(3)	Includes executed leases that have not yet commenced as of May 31, 2018.

(4)	# of Leases Rolling and SF Rolling include kiosk, antenna, storage, and one temporary tenant, totaling 8,460 SF. No U/W Base Rent was attributed to their respective leases.

(5)	Wtd. Avg. UW Base Rent PSF Rolling excludes vacant space.

(6)	UW Base Rent includes contractual rent steps of $1,226,247 taken through July 2019

(7)	UW Base Rent PSF Rolling excludes Target’s space (145,312 SF) from the calculation.

The following table presents historical occupancy percentages at the Christiana Mall Property:

Historical Occupancy

12/31/2014(1)(2)	12/31/2015(1)(2)	12/31/2016(1)(2)	12/31/2017(1)(2)	5/31/2018(2)(3)
99.2%	99.3%	99.8%	99.0%	98.3%

(1)	Information obtained from the Christiana Mall Borrower.

(2)	Historical occupancy of the Christiana Mall Property including the non-collateral anchors was 99.5%, 99.5%, 99.9%, 99.4%, and 98.9% respectively.

(3)	Information obtained from the underwritten rent roll.

The following table presents historical in-line sales at the Christiana Mall Property:

Historical In-line Tenant Sales Summary(1)

Year	Sales PSF w/ Apple	Occupancy Cost w/ Apple	Sales PSF w/o Apple	Occupancy Cost w/o Apple
2014	$3,733	2.8%	$699	14.8%
2015	$2,750	3.9%	$786	13.8%
2016	$1,660	6.8%	$821	13.8%
2017	$2,038	5.8%	$887	13.4%
4/30/2018 TTM	$2,504	4.7%	$885	13.4%

(1)	Information as provided by the Christiana Mall Whole Loan Borrower sponsors and only includes tenants reporting comparable sales.

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

132 Christiana Mall Newark, DE 19702	Collateral Asset Summary – Loan No. 4 Christiana Mall	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$30,000,000 32.5% 3.15x 13.8%

The following table presents historical anchor sales at the Christiana Mall Property:

Historical Anchor Tenant Sales Summary(1)
Year	Target Sales $ mil / Sales PSF(2)	Cabela’s Sales $ mil / Sales PSF	Cinemark Sales $ mil / Sales PSF	JCPenney Sales $ mil / Sales PSF(2)(3)	Macy’s Sales $ mil / Sales PSF(2)(3)	Nordstrom Sales $ mil / Sales PSF(2)(3)
2014	$56.0 / $385	NAV	NAV	$22.0 / $139	$56.0 / $260	$29.3 / $204
2015	$60.0 / $413	$57.9 / $579	$8.0 / $158	$22.0 / $139	$57.0 / $265	$25.0 / $203
2016	$52.0 / $358	$50.6 / $506	$8.4 / $165	$20.0 / $127	$52.0 / $242	$24.1 / $196
2017	$52.0 / $358	$50.8 / $508	$7.3 / $143	$21.0 / $133	$48.0 / $223	$19.7 / $160
4/30/2018 TTM	$52.0 / $358	$50.8 / $508	$7.3 / $143	$21.0 / $133	$48.0 / $223	$19.7 / $160

(1)	Information is estimated and as provided by the Christiana Mall Borrower.

(2)	Macy’s, JCPenney and Target are not required to report sales. Their sales figures represent 2017 estimates provided by the respective tenants. 4/30/2018 TTM sales were not available for Macy’s, JCPenney and Target, thus 2017 estimates were utilized. Additionally, Nordstrom reports sales on an annual basis, thus sales figures reflect 2017 sales.

(3)	JCPenney, Macy’s and Nordstrom do not serve as collateral for the Christiana Mall Whole Loan.

The Market. The Christiana Mall Property is located in the southeast quadrant of the intersection of Route 7 and Interstate 95 in Newark, Delaware. Delaware is one of only five U.S. states with no sales tax, and according to the appraisal, the Christiana Mall Property is the closest super regional shopping center to several surrounding states with sales tax. According to the appraisal, Interstate 95 serves the region and offers direct access to Philadelphia and New York City to the north and Baltimore and Washington D.C. to the south. The Christiana Mall Property is directly off Interstate 95 with over 200,000 vehicles passing by daily. A $150.0 million upgrade to Interstate 95 has been completed, including the addition of an exit dedicated to Christiana Mall. The Christiana Mall Property is approximately 10 miles from Maryland, Pennsylvania, and New Jersey. US Highway 1, DE Routes 2, 7, and 273, and Interstates 95, 295, and 495 all serve the area. Interstate 295, with access to the Delaware Memorial Bridge, leading to New Jersey, New York, and New England, lies approximately four miles northeast of the mall.

The Christiana Mall Property is located in a growing, suburban area, with access to the traffic arteries connecting the surrounding metropolitan area. The Christiana Mall Property caters to two large universities within a seven-mile radius, University of Delaware and Wilmington University, which are home to a combined 38,000 students and 5,000 employees. The Christiana Mall Property is located in the Philadelphia MSA, which is home to 14 Fortune 500 companies of which two (DuPont and Chemours) are located in Wilmington, Delaware.

According to the appraisal, the estimated 2017 population within the Christiana Mall Property’s primary trade area was 680,683. The estimated 2017 average household income in the trade area was $90,061. The primary trade area has been established by zip codes based on a shopper intercept survey. From 2000 to 2017, the trade area experienced compound annual population growth rate of approximately 0.9% and an annual household income growth rate of approximately 2.0%.

The table below presents certain information relating to seven comparable properties to the Christiana Mall Property identified by the appraisal:

Comparable Properties
Property, Location	Property Type	Year Built/ Renovated	Size (SF)	Occ.	Sales PSF(1)(2)	Anchor Tenants	Distance to Subject (mi.)
Christiana Mall Property Newark, DE	Super Regional Mall	1978/2014	1,275,084(3)	98.3%(4)	$885(3)	Macy’s, JCPenney, Target, Nordstrom, Cabela’s, Cinemark(3)	NAP
Primary Competition
Concord Mall Wilmington, DE	Super Regional Mall	1969/1984	960,000	86.0%	$395	Boscov’s, Macy’s Sears	13.5
Springfield Mall Springfield, PA	Super Regional Mall	1964/1997	610,582	97.0%	$424	Macy’s, Target	26.6
Exton Square Mall Exton, PA	Super Regional Mall	1973/2000	1,088,000	84.0%	$316	Boscov’s, Macy’s, Main Line Health Center, Sears, Round 1	30.2
Secondary Competition
Dover Mall Dover, DE	Super Regional Mall	1982/1997	928,194	93.0%	$410	AMC Cinema, Boscov’s, Dick’s Sporting Goods, JCPenney, Macy’s, Sears	39.2
King of Prussia Mall King of Prussia, PA	Super Regional Mall	1962/1995	2,391,105	96.0%	$805	Bloomingdale’s, JCPenney, Lord & Taylor, Macy’s, Neiman Marcus, Nordstrom, Sears	41.6
Cherry Hill Mall Cherry Hill, NJ	Super Regional Mall	1961/2009	1,305,813	97.0%	$659	JCPenney, Macy’s, Nordstrom	44.3
Towson Town Center Towson, MD	Super Regional Mall	1958/2007	1,063,549	92.0%	$495	Macy’s, Nordstrom, Crate & Barrel, Nordstrom Rack	63.6

Source: Appraisal

(1)	Comparable inline Sales PSF shown as of December 31, 2017.

(2)	Information obtained from the appraisal and underwritten rent roll.

(3)	Size (SF), Occ., and Sales PSF reflects collateral and non-collateral tenants as of TTM April 2018.

(4)	Occ. reflects collateral tenants at the Christiana Mall Property. The Christiana Mall Property was 98.9% occupied as of May 31, 2018 when including the non-collateral anchor tenants.

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

132 Christiana Mall Newark, DE 19702	Collateral Asset Summary – Loan No. 4 Christiana Mall	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$30,000,000 32.5% 3.15x 13.8%

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at the Christiana Mall Property:

Cash Flow Analysis
	2015	2016	2017	5/31/2018 TTM	U/W	UW PSF
Base Rent(1)(2)	$32,684,203	$34,240,787	$34,477,828	$34,558,591	$35,869,639	$46.04
Vacant Space	$0	$0	$0	$0	$1,638,466	$2.10
Percentage Rent	$0	$0	$6,575	$7,770	$0	$0.00
Total Recoveries	$13,257,802	$13,807,251	$13,491,109	$13,425,783	$14,157,327	$18.17
Specialty Leasing	$2,714,827	$2,749,431	$2,713,432	$2,759,788	$2,876,610	$3.69
Other Income(3)	$3,469,234	$3,343,004	$3,369,589	$3,277,797	$3,356,447	$4.31
Less Vacancy	$0	$0	$0	$0	($1,638,466)	($2.10)
Effective Gross Income	$52,126,066	$54,140,474	$54,058,534	$54,029,729	$56,260,022	$72.21
Total Operating Expenses	$10,208,012	$10,182,915	$10,544,365	$10,479,303	$9,514,932	$12.21
Net Operating Income	$41,918,054	$43,957,559	$43,514,169	$43,550,426	$46,745,090	$60.00
Capital Expenditures	$0	$0	$0	$0	$106,754	$0.14
TI/LC	$0	$0	$0	$0	$533,772	$0.69
Net Cash Flow	$41,918,054	$43,957,559	$43,514,169	$43,550,426	$46,104,564	$59.18

Occupancy %(4)	99.3%	99.8%	99.0%	98.3%	96.8%
NOI DSCR(5)	2.86x	3.00x	2.97x	2.97x	3.19x
NCF DSCR(5)	2.86x	3.00x	2.97x	2.97x	3.15x
NOI DY(5)	12.4%	13.0%	12.9%	12.9%	13.8%
NCF DY(5)	12.4%	13.0%	12.9%	12.9%	13.6%

(1)	U/W Base Rent includes contractual rent steps of $1,226,247 taken through July 2019.

(2)	U/W Base Rent includes $643,284 for tenants who have signed leases but have not occupied their space by May 31, 2018 including Tilly’s (4,999 SF), Xfinity (4,014 SF), Lolli and Pops (2,400 SF), Jamba Juice (246 SF) and Bath and Body Works (209 SF). U/W Base Rent excludes Teavana (1,020 SF) who is currently dark and not occupying its space and bankrupt tenants Icing by Claire’s (1,979 SF), Claire’s (1,239 SF) and the Walking Company (1,582 SF).

(3)	Other Income includes overage rent and storage and other income.

(4)	UW Occupancy % is based on the underwritten economic vacancy of 3.2%. The Christiana Mall Property was 98.3% occupied as of May 31, 2018.

(5)	The debt service coverage ratios and debt yields shown are based on the Christiana Mall Senior Loan.

Escrows and Reserves. The Christiana Mall Whole Loan documents provide for upfront reserves of $1,804,093 for outstanding tenant improvements. During a Cash Sweep Event Period (as defined below) the Christiana Mall Borrower is required to deposit monthly (i) 1/12 of the estimated annual real estate taxes, (ii) 1/12 of the estimated annual insurance premiums (except to the extent that the insurance required is maintained under a blanket insurance policy), (iii) $10,065 for replacement reserves until a cap of $241,565 is reached and (iv) $60,391 for tenant improvements and leasing commissions until a cap of $1,449,387 is reached.

Lockbox and Cash Management. The Christiana Mall Whole Loan is structured to have a hard lockbox and springing cash management. The Christiana Mall Whole Loan documents require that all rents received by the Christiana Mall Borrower or the property manager be deposited into the lockbox account within three business days of receipt. Funds in the lockbox account, absent the continuance of a Cash Sweep Event Period (as defined below), are required to be transferred daily to a Christiana Mall Borrower operating account. Upon the first occurrence of a Cash Sweep Event Period, the Christiana Mall Borrower is required to establish a cash management account under the sole control of the lender, to which during a Cash Sweep Event Period all amounts in the lockbox account are required to be automatically transferred daily for the payment of, among other things, debt service, monthly escrows, default interest and late payment charges. Any remaining funds after such disbursements are required to be distributed to the Christiana Mall Borrower.

A “Cash Sweep Event Period” will occur during the earliest of: (i) an event of default under the Christiana Mall Mortgage Loan; (ii) any bankruptcy action of the Christiana Mall Borrower; (iii) any bankruptcy action of the guarantors or any replacement guarantor or guarantors; (iv) the debt service coverage ratio falling below 1.35x for two consecutive quarters. A “Cash Sweep Event Period will end if: (x) with respect to clause (i) above, such event of default has been cured and no other event of default has occurred and is continuing, (y) with respect to clause (ii) above, such bankruptcy action is discharged, (z) with respect to clause (iii) above, (A) the Christiana Mall Borrower replaces the guarantor subject to such bankruptcy action with either (x) a replacement guarantor having an aggregate net worth of at least $500,000,000 and liquidity of at least $25,000,000, in each case exclusive of such person’s interest in the Christiana Mall Property or otherwise acceptable to the lender or (y) PPF or (so long as Institutional Mall Investors LLC is a Qualified Equityholder (as defined below) and has an aggregate net worth of $500,000,000 exclusive of any interest in the Christiana Mall Property), and Institutional Mall Investors LLC and one such substitute guarantor has assumed all obligations of such guarantor under each guaranty and environmental indemnity or executed an acceptable replacement guaranty, Christiana Mall Borrower has delivered an insolvency opinion, a rating agency confirmation if required by the lender, and a credit check acceptable to the lender as reasonably required by the lender or (B) such bankruptcy action is discharged, stayed, or dismissed within 90 days of filing provided that such filing does not materially affect guarantor’s ability to pay and perform its obligations in the lender’s reasonable discretion; (aa) with respect to clause (iv), the Christiana Mall Property has achieved a debt service coverage ratio of at least 1.35x for two consecutive quarters.

A “Qualified Equityholder” shall mean GGP Inc., Brookfield Asset Management Inc., Brookfield Property Partners L.P., PPF, Institutional Mall Investors LLC, or any one of the following persons who is not a “prohibited person” as defined in the Christiana Mall Whole Loan documents: (i) a pension fund, pension plan, pension trust, or pension account that (a) has total real estate assets of at least $1,000,000,000 (exclusive of the Christiana Mall Property) and (b) is managed by a person who controls at least $2,000,000,000 of real estate equity assets (exclusive of the Christiana Mall Property); (ii) a pension fund advisor who (a) immediately prior to such transfer controls at least $1,000,000,000 of real estate equity assets (exclusive of the Christiana Mall

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

132 Christiana Mall Newark, DE 19702	Collateral Asset Summary – Loan No. 4 Christiana Mall	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$30,000,000 32.5% 3.15x 13.8%

Property) and (b) is acting on behalf of one or more pension funds that, in the aggregate, satisfy the requirements of clause (i) of this definition; (iii) any bank, savings and loan association, investment bank, insurance company, trust company, commercial credit corporation, pension plan, pension fund, pension trust, pension account, pension advisory firm, real estate investment trust, commingled pension trust fund, private equity fund, mutual fund, government entity or plan, real estate company, investment fund or institutional entity substantially similar to any of the foregoing, provided in each case that such institution has total assets (in name or under management) in excess of $1,500,000,000 (exclusive of the Christiana Mall Property) and (except with respect to a pension advisory firm or similar fiduciary) capital/statutory surplus or shareholder’s equity in excess of $1,000,000,000 (exclusive of the Christiana Mall Property) which is regularly engaged in the business of making or owning loans secured by, owning and/or operating properties similar to the Christiana Mall Property; (iv) Christiana Mall Whole Loan sponsors or entities that control either of the Christiana Mall Whole Loan sponsors; (v) any person approved by the lender and, after a securitization, for which the lender has received rating agency confirmation; (vi) any subsidiary that is at least 50.0% owned and controlled (which control may be subject to the rights of other persons to approve certain major decisions of the Christiana Mall Borrower by an entity or entities satisfying any of clauses (i) through (v) above or (vii) below; (vii) an entity that owns, directly or indirectly, at least five shopping centers in the United States having an aggregate square footage of at least 3.0 million SF and such entity has a net worth greater than $1,000,000,000 (exclusive of the Christiana Mall Property); or (viii) a Qualified Institutional Lender (as defined below) in connection with any pledge of direct or indirect (as applicable) permitted ownership interests in Christiana Mall Borrower.

A “Qualified Institutional Lender” means one or more of the following: (a) a real estate investment trust, bank, saving and loan association, investment bank, insurance company, trust company, commercial credit corporation, pension plan, pension fund, pension trust, pension account or pension advisory firm, mutual fund, government entity or plan, or any entity substantially similar to any of the entities described in this subsection (a), provided in each case that such entity (i) has total assets (in name or under management) in excess of $1,500,000,000, and (except with respect to a pension advisory firm or similar fiduciary) capital/statutory surplus or shareholder’s equity of $1,000,000,000; and (ii) is regularly engaged in the business of making or owning commercial real estate loans or commercial loans secured by a pledge of interests in a mortgage borrower or owning and/or operating commercial mortgaged properties, (b) or any controlled subsidiary of any entity described in the above clause (a), provided that such subsidiary has total assets (in name or under management) in excess of $1,500,000,000 (exclusive of the Christiana Mall Property) and (except with respect to an institution substantially similar to a pension advisory firm or similar fiduciary) capital/statutory surplus or shareholder’s equity in excess of $1,000,000,000 (exclusive of the Christiana Mall Property), (c) any entity controlled by, controlling or under common control with any of the entities described in either of the above clauses (a) or (b), (d) prior to a securitization, an entity reasonably approved in writing by the lender, (e) after a securitization, an entity for which the Christiana Mall Borrower will have received a rating agency confirmation in connection with such pledge of direct or indirect equity interests to such entity, or (f) any person acting in its capacity as administrative agent, collateral agent, trustee or similar capacity on behalf of any of the entities described in clauses (a) through (e) above.

Additional Secured Indebtedness (not including trade debts). Barclays Bank PLC, Société Générale, and Deutsche Bank AG, New York Branch funded the subordinate Christiana Mall B Notes to Christiana Mall LLC, a Delaware limited liability company. The Christiana Mall B Notes accrue interest at a rate of 4.2775% per annum. The Christiana Mall B Notes are coterminous with the Christiana Mall Senior Loan. The holders of the Christiana Mall Mortgage Loan, the Christiana Mall Senior Loan and the Christiana Mall B Notes have entered into a co-lender agreement which sets forth the allocation of collections on the Christiana Mall Whole Loan.

Mezzanine Loan and Preferred Equity. The Christiana Mall Borrower has the one-time right to obtain a mezzanine loan subject to terms and conditions set forth in the Christiana Mall Whole Loan documents including that (i) no event of default is continuing, (ii) the principal amount of the permitted mezzanine debt cannot be greater than an amount equal to the amount which will yield (x) an aggregate loan-to-value ratio that does not exceed 95.0% of the closing date loan-to-value ratio (52.9%) and (y) an aggregate forward looking debt service coverage ratio that is not less than 105.0% of the closing date debt service coverage ratio as determined by the lender (1.93x), (iii) the lender has received a rating agency confirmation, (iv) the execution of a market intercreditor agreement acceptable to the lender, and (v) the mezzanine loan will be interest-only and coterminous with the Christiana Mall Mortgage Loan maturity date.

Real Estate Substitution/Expansion. If no event of default is continuing, the Christiana Mall Borrower may substitute the fee or leasehold interest to a parcel of real property at or adjacent to the related mall (each an “Acquired Parcel”) in connection with the release of one or more parcels of the Christiana Mall Property (each, an “Exchange Parcel”), provided that, among other conditions, (i) the Christiana Mall Borrower provides at least 20 days’ prior written notice, (ii) the Acquired Parcel is reasonably equivalent in value to the Exchange Parcel, (iii) the Exchange Parcel must be vacant, non-income producing and unimproved or improved only by landscaping facilities that are readily relocatable or surface parking areas, (iv) the Christiana Mall Borrower pays the lender a fee in the amount of $10,000, along with any reasonable out-of-pocket expenses, (v) the Christiana Mall Borrower delivers a satisfactory environmental report relating to the Acquired Parcel and (vi) after giving effect to such substitution, the loan-to-value ratio is less than or equal to 125%, provided that the Christiana Mall Borrower may prepay the “qualified amount” in order to meet such loan-to-value ratio. In addition, the Christiana Mall Borrower may, in its sole discretion, obtain an expansion parcel (an “Acquired Expansion Parcel”) acquired in accordance with the terms and conditions in the Christiana Mall Whole Loan documents provided, among other conditions, (i) the Christiana Mall Borrower satisfies the requirements in clauses (i), (iv) an (v) above. In the event that the Christiana Mall Borrower obtains an Acquired Expansion Parcel, such Acquired Expansion Parcel will also become collateral for the Christiana Mall Whole Loan and the Christiana Mall Mortgage Loan. See “Description of the Mortgage Pool—Releases; Partial Releases” in the Preliminary Prospectus.

Release of Property. If no event of default is continuing, the Christiana Mall Borrower is permitted to release from the lien of the mortgage the Cabela’s parcel and/or the Cinemark parcel (each, an “Outlot Parcel”) (or a portion thereof) in connection with the transfer of the fee simple interest in such Outlot Parcel (or portion thereof) to a transferee which is not an affiliate of Christiana Mall Borrower that is either a national tenant or approved by the lender in its reasonable discretion, upon the Christiana Mall Borrower’s satisfaction of certain conditions, including, among other things: (i) Christiana Mall Borrower must make a partial prepayment of the Christiana Mall Whole Loan by an amount equal to the greatest of (a) 125% of the allocated loan amount (i.e., $8,400,000 with respect to the Cabela’s parcel and $6,600,000 with respect to the Cinemark parcel) for such Outlot Parcel, (b) the net sales proceeds received by Christiana Mall Borrower with respect to such transfer and (c) any “qualified amount” necessary to comply with any applicable REMIC requirement described in clause (iii) below, which partial prepayment, if made prior to the open period, will be accompanied by a payment of the yield maintenance premium payment (calculated based upon the amount prepaid); provided, however, in lieu of making any such prepayment, at Christiana Mall Borrower’s election prior to the release of the Outlot Parcel in question, Christiana Mall Borrower may either (i) deposit cash with the lender in the amount of such prepayment (exclusive of the yield maintenance premium payment) as additional reserve funds, which the lender will hold in an additional reserve account, or (ii) deliver to the lender a letter of credit in the amount of such prepayment (exclusive of the yield maintenance premium payment). The Christiana Mall Borrower will have the option of having such reserve funds or letter of credit, as applicable, returned to Christiana Mall Borrower with

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

132 Christiana Mall Newark, DE 19702	Collateral Asset Summary – Loan No. 4 Christiana Mall	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$30,000,000 32.5% 3.15x 13.8%

the payment to the lender of the amounts required pursuant to this clause (a) with respect to the Outlot Parcel in question (inclusive of any yield maintenance premium payment that may be due and payable as of the date of such prepayment); (ii) upon request by the lender, delivery of a REMIC opinion; (iii) the loan-to-value ratio immediately after the release of the applicable Outlot Parcel is less than or equal to 125%, provided that Christiana Mall Borrower may prepay the “qualified amount” (with payment of the yield maintenance premium calculated based upon the amount prepaid), in order to meet the foregoing loan-to-value ratio; and (iv) delivery of rating agency confirmation. In addition, the Christiana Mall Borrower may obtain release of certain vacant, non-income producing and unimproved land or land improved only by landscaping, utility facilities that are readily relocatable or surface parking areas (the “Release Parcel”) provided, among other conditions, (a) the Christiana Mall Borrower delivers at least 10 days’ prior written notice, (b) the Christiana Mall Borrower delivers to the lender satisfactory evidence that the Release Parcel is (x) not necessary for the Christiana Mall Borrower’s operation or use of the Christiana Mall Property for its then-current use and (y) may be readily separated from the Christiana Mall Property without a material diminution in the value of the Christiana Mall Property, (c) after giving effect to such release, the loan-to-value ratio immediately is less than or equal to 125%, and the borrower prepays the “qualified amount” necessary in order to satisfy such ratio, (d) the Christiana Mall Borrower pays to the lender a fee in the amount of $10,000, along with any related out-of-pocket expenses, and (e) the Christiana Mall Borrower delivers a rating agency confirmation from each applicable rating agency for any such release, provided, however, that such condition will not apply to an Acquired Expansion Parcel. See “Description of the Mortgage Pool—Releases; Partial Releases” in the Preliminary Prospectus.

Target Purchase and Put Options. Target constructed its own store on a 10.15-acre site which is ground leased from the Christiana Mall Borrower. The ground lease agreement with Target provides that Target has a fair market value purchase option to acquire the fee interest from the Christiana Mall Borrower in the Target property at any time during the ground lease term. The ground lease with Target has an initial term which runs through December 2036 and also includes five, 10-year and one final, five-year renewal option. The lease does not have any minimum rent but does require Target to make a contribution (currently $139,557 per year) towards the common area maintenance (“CAM”). The Target lease states, should Target exercise its purchase option, Target would still be obligated to pay its CAM contribution to the Christiana Mall Borrower through its lease term. The appraisal concluded that the exclusion of Target from the Christiana Mall Property in the appraisal would not affect the value of the Christiana Mall Property.

The lender agrees to release the Target parcel from the lien of the mortgage if and when Target exercises its purchase option pursuant to the terms of the Target lease upon satisfaction of certain conditions, which include, but are not limited to, the following: (i) Christiana Mall Borrower agrees that the purchase option will not be exercised in the event that (a) Christiana Mall Borrower, or controlling affiliate of the Christiana Mall Borrower, acquires Target’s interest under its lease and (b) such option had not therefore been exercised in accordance with Target’s lease; (ii) the loan-to-value ratio immediately after the release of the Target parcel is less than or equal to 125% and Christiana Mall Borrower repays the “qualified amount” (with payment of the yield maintenance premium amount calculated based upon the amount prepaid), in order to meet the foregoing loan-to-value ratio; (iii) Christiana Mall Borrower causes all proceeds from the sale of the Target parcel to be deposited into the clearing account to be applied in the same manner as rents; and (iv) Christiana Mall Borrower pays a fee in the amount of $10,000.

Pursuant to the terms set forth in the Target lease, Target has the unilateral right to require the Christiana Mall Borrower to purchase the improvements located on the Target parcel owned by Target (the “Target Improvements”) and/or, if Target is then the fee owner of the Target parcel (pursuant to the exercise of its purchase option or otherwise), the fee interest in the Target parcel, for the lesser of fair market value or book value (the “Put Option”). On or prior to the anticipated date of the conveyance of the Target Improvements pursuant to the exercise by Target of the Put Option, Christiana Mall Borrower must execute and deliver to the lender any amendment or modification to the mortgage or similar documents reasonably necessary in order to confirm that the lien of the mortgage attaches to the Target Improvements, in form and substance reasonably satisfactory to the lender. See “Description of the Mortgage Pool—Property Types—Retail Properties” in the Preliminary Prospectus.

Terrorism Insurance. The Christiana Mall Borrower is required to obtain and maintain property insurance for full replacement cost, public liability insurance, and rental loss and/or business interruption insurance for 36 months plus 12 months of extended indemnity that covers perils of terrorism and acts of terrorism, provided, in the event that the Terrorism Risk Insurance Program Reauthorization Act of 2007 or similar is not in effect, the Christiana Mall Borrower will only be obligated to carry terrorism insurance if commercially available and, in such event, subject to a cap equal to two times the premium for the Christiana Mall Property and business interruption coverage.

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

2901 East Olympic Boulevard Los Angeles, CA 90023	Collateral Asset Summary – Loan No. 5 Wyvernwood Apartments	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$28,000,000 38.0% 3.55x 13.7%

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

2901 East Olympic Boulevard Los Angeles, CA 90023	Collateral Asset Summary – Loan No. 5 Wyvernwood Apartments	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$28,000,000 38.0% 3.55x 13.7%

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

2901 East Olympic Boulevard Los Angeles, CA 90023	Collateral Asset Summary – Loan No. 5 Wyvernwood Apartments	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$28,000,000 38.0% 3.55x 13.7%

Wyvernwood Apartments
2901 East Olympic Boulevard
Los Angeles, CA 90023
LOS ANGELES
Downtown
Silver Lake
Echo Park
Elysian Park
Dodger Stadium
Chinatown
Montecito Heights
Lincoln Heights
Boyle Heights
Brooklyn Heights
East Los Angeles
Westlake
Commerce
Vernon
Maywood
Huntington Park
Bell
Florence
Walnut Park
LOS ANGELES COUNTY
Hollywood Fwy
Pasadena Fwy
Golden State Fwy
Harbor Fwy
Santa Monica Fwy
Santa Ana Fwy
Pomona Fwy
San Bernardino Fwy
Los Angeles River
LA Union Station
Little Tokyo
Arts District
Fashion District
Industrial District
Jewelry District
University of Southern California
USC Health Sciences Campus
Evergreen Cemetery
Olympic Blvd
Whittier Blvd
Washington Blvd
Cesar E. Chavez Ave
Soto St
Los Angeles Intl. Airport 14 miles
SAN GABRIEL MTS.
SANTA MONICA MTS.
Pacific Ocean
Pasadena
Glendale
Burbank
Santa Monica
Inglewood
Downey
Whittier
Compton
Torrance
Long Beach
Anaheim
Huntington Beach

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

2901 East Olympic Boulevard Los Angeles, CA 90023	Collateral Asset Summary – Loan No. 5 Wyvernwood Apartments	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$28,000,000 38.0% 3.55x 13.7%

Mortgage Loan Information				Property Information
Mortgage Loan Seller:	UBS AG			Single Asset/Portfolio:	Single Asset
Credit Assessment (Fitch/KBRA/Moody’s):	BBB-/A+/Baa3			Location:	Los Angeles, CA 90023
				General Property Type:	Multifamily
Original Balance(1):	$28,000,000			Detailed Property Type:	Garden
Cut-off Date Balance(1):	$28,000,000			Title Vesting:	Fee Simple
% of Initial Pool Balance:	4.0%			Year Built/Renovated:	1939/1963, 2000
Loan Purpose:	Refinance			Size:	1,175 Units
Borrower Sponsor:	Mark Sanders			Cut-off Date Balance per Unit(1):	$66,383
Mortgage Rate:	3.6728%			Maturity Date Balance per Unit(1):	$66,383
Note Date:	7/6/2018			Property Manager:	FPI Management, Inc.
First Payment Date:	8/6/2018
Maturity Date:	7/6/2023
Original Term to Maturity:	60 months
Original Amortization Term:	0 months			Underwriting and Financial Information
IO Period:	60 months			UW NOI:	$10,682,737
Seasoning:	3 months			UW NOI Debt Yield(1):	13.7%
Prepayment Provisions:	LO (24); YM1 (31); O (5)			UW NOI Debt Yield at Maturity(1):	13.7%
Lockbox/Cash Mgmt Status:	Soft/Springing			UW NCF DSCR(1):	3.55x
Additional Debt Type(1)(2):	Pari Passu/Mezzanine			Most Recent NOI:	$10,818,426 (5/31/2018 TTM)
Additional Debt Balance(1)(2):	$50,000,000/$77,000,000			2nd Most Recent NOI:	$10,610,488 (12/31/2017)
Future Debt Permitted (Type):	No (N/A)			3rd Most Recent NOI:	$10,247,043 (12/31/2016)
Reserves(3)				Most Recent Occupancy:	98.0% (6/27/2018)
Type	Initial	Monthly	Cap	2nd Most Recent Occupancy:	97.0% (12/31/2017)
RE Tax:	$119,873	$46,105	N/A	3rd Most Recent Occupancy:	98.0% (12/31/2016)
Insurance:	$0	Springing	N/A	Appraised Value (as of):	$205,000,000 (5/9/2018)
Deferred Maintenance:	$821,100	$0	N/A	Cut-off Date LTV Ratio(1):	38.0%
Replacements:	$0	$31,333	N/A	Maturity Date LTV Ratio(1):	38.0%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Loan Amount(1):	$78,000,000	50.3%	Loan Payoff(4):	$111,368,676	71.9%
Mezzanine Loans(1):	$77,000,000	49.7%	Reserves:	$940,973	0.6%
			Closing Costs:	$1,625,341	1.0%
			Return of Equity:	$41,065,011	26.5%
Total Sources:	$155,000,000	100.0%	Total Uses:	$155,000,000	100.0%

(1)	The Wyvernwood Apartments Mortgage Loan (as defined below) is part of the Wyvernwood Apartments Whole Loan (as defined below), which is comprised of five pari passu promissory notes with an aggregate original principal balance of $78,000,000. The Wyvernwood Apartments Whole Loan is accompanied by the Wyvernwood Apartments Mezzanine Loans (as defined below) with an aggregate original principal balance of $77,000,000. The Cut-off Date Balance per Unit, Maturity Date Balance per Unit, UW NOI Debt Yield, UW NOI Debt Yield at Maturity, UW NCF DSCR, Cut-off Date LTV Ratio and Maturity Date LTV Ratio presented above are based on the aggregate principal balance of the promissory notes comprising the Wyvernwood Apartments Whole Loan. The Cut-off Date Balance per Unit, Maturity Date Balance per Unit, UW NOI Debt Yield, UW NOI Debt Yield at Maturity, UW NCF DSCR, Cut-off Date LTV Ratio and Maturity Date LTV based on the Wyvernwood Apartments Whole Loan and the Wyvernwood Apartments Mezzanine Loans are $131,915, $131,915, 6.9%, 6.9%, 1.27x, 75.6% and 75.6%, respectively.

(2)	See “The Mortgage Loan” and “Mezzanine Loan and Preferred Equity” below for further discussion of additional debt.

(3)	See “Escrows and Reserves” below for further discussion of reserve requirements.

(4)	Loan Payoff includes $618,428 in defeasance costs.

The Mortgage Loan. The fifth largest mortgage loan (the “Wyvernwood Apartments Mortgage Loan”) is part of a whole loan (the “Wyvernwood Apartments Whole Loan”) evidenced by five pari passu promissory notes with an aggregate original principal balance of $78,000,000. The Wyvernwood Apartments Whole Loan is secured by a first priority mortgage encumbering the borrower’s fee interest in a 151-building, 1,175-unit garden style multifamily community located at 2901 East Olympic Boulevard in Los Angeles, California (the “Wyvernwood Apartments Property”). Promissory Note A-2, with an original principal balance of $28,000,000, represents the Wyvernwood Apartments Mortgage Loan and will be included in the UBS 2018-C13 Trust. The Wyvernwood Apartments Whole Loan will be serviced pursuant to the pooling and servicing agreement for the UBS 2018-C12 Trust. The below table summarizes the remaining promissory notes. See “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans” and “Pooling and Servicing Agreement”.

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

2901 East Olympic Boulevard Los Angeles, CA 90023	Collateral Asset Summary – Loan No. 5 Wyvernwood Apartments	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$28,000,000 38.0% 3.55x 13.7%

Wyvernwood Apartments Whole Loan Summary
Note	Original Balance	Cut-off Date Balance	Anticipated Note Holder	Controlling Piece
Note A-1	$40,000,000	$40,000,000	UBS 2018-C12	Yes
Note A-2	$28,000,000	$28,000,000	UBS 2018-C13	No
Note A-3	$5,000,000	$5,000,000	UBS 2018-C12	No
Note A-4	$3,000,000	$3,000,000	UBS 2018-C12	No
Note A-5	$2,000,000	$2,000,000	UBS 2018-C12	No
Total	$78,000,000	$78,000,000

The proceeds of the Wyvernwood Apartments Whole Loan, together with two mezzanine loans with an aggregate original principal balance of $77,000,000 (together, the “Wyvernwood Apartments Mezzanine Loans”), were used to refinance existing debt on the Wyvernwood Apartments Property, fund reserves, pay closing costs, and return equity to the borrower sponsor.

The Borrower and the Borrower Sponsor. The borrower is Thurman Interim California, LLC (the “Wyvernwood Apartments Borrower”) a single-purpose Delaware limited liability company structured to be bankruptcy remote with two independent directors. A non-consolidation opinion was delivered in connection with the origination of the Wyvernwood Apartments Whole Loan. The borrower sponsor and non-recourse carveout guarantor of the Wyvernwood Apartments Whole Loan is Mark Sanders, a co-founder and principal of Fifteen Group. Fifteen Group is a real estate-focused private investment firm specializing in opportunity-driven, value-added acquisitions and development projects, as well as the origination of real estate loans, acquisition of distressed real estate debt, and investment in other real estate operating companies.

The Property. The Wyvernwood Apartments Property is a 151-building, 1,175-unit, two-story multifamily community situated on the northeast corner of East Olympic Boulevard and Camulos Street within the Boyle Heights neighborhood of Los Angeles, California, approximately three miles southeast of the Los Angeles central business district. Situated on an approximately 63.07-acre site, the Wyvernwood Apartments Property was originally constructed in 1939 and expanded in 1963 when 13 new apartment buildings were added to the Wyvernwood Apartments Property. The Wyvernwood Apartments Property unit mix includes 22 studios, 444 one-bedroom units, 633 two-bedroom units, and 76 three-bedroom units, with an average unit size of 757 SF. As of June 27, 2018, the Wyvernwood Apartments Property was 98.0% occupied. The Wyvernwood Apartments Property has exhibited an average occupancy of 96.2% since 2001.

Wyvernwood Apartments Property Historical Occupancy
2007	2008	2009	2010	2011	2012	2013	2014	2015	2016(1)	2017(1)	6/27/2018(1)
94.1%	94.7%	93.4%	87.9%	93.9%	97.0%	97.1%	97.7%	97.8%	98.0%	97.0%	98.0%

(1)	Information is based on the underwritten rent roll.

The Wyvernwood Apartments Property amenities include large grass areas, on-site management, security patrol, computer center, three laundry facilities (the largest of which with 50 washer and dryers was constructed in 2000), three playgrounds, pet friendly units, and parking garages. Each unit includes a range, refrigerator, garbage disposal, hardwood floors, carpet, dining room, ceiling fans, and high speed internet access.

Due to the year in which Wyvernwood Apartments Property’s was built, the Wyvernwood Apartments Property is subject to the city of Los Angeles Rent Stabilization Ordinance (“RSO”), which affects apartments that were built prior to October 31, 1978 and allows an annual percentage rental rate increase based on the Consumer Price Index (“CPI”) average for the Los Angeles-Long Beach-Anaheim areas for a 12-month period ending September 30 of each year. Under the RSO, an annual increase can be no lower than 3.0% and no higher than 8.0%. The percentage is published in November of each year and becomes effective on July 1 of the following year. The annual rent increase may be imposed only if 12 months or more have elapsed since the last such rental rate increase (the increase is neither cumulative nor retroactive) and requires a 30-day written notice from the landlord to the tenant before the increase may be collected. Landlords can petition for larger increases based on greater operating expense and capital improvements. For the year of July 1, 2017 through June 30, 2018, the annual automatic rent adjustment rate for rental units subject to the RSO is 3.0%. The landlord may also raise the rent by an additional 1.0% for gas and/or 1.0% for electricity when the landlord pays for all of the cost of either service.

The borrower sponsor acquired the Wyvernwood Apartments Property in 1998 for $27.2 million ($23,149 per unit) and spent approximately $14.6 million ($12,441 per unit) in capital improvements from 1998 through 2000 to renovate each unit, in addition to completing major exterior work. In addition, the borrower sponsor spent approximately $7.3 million ($6,172 per unit) thereafter for other capital improvements, including code compliance improvements, with approximately $2.5 million ($2,106 per unit) funded from 2014 to 2017. The borrower sponsor’s total cost basis in the Wyvernwood Apartments Property is approximately $53.5 million ($45,528 per unit).

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

2901 East Olympic Boulevard Los Angeles, CA 90023	Collateral Asset Summary – Loan No. 5 Wyvernwood Apartments	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$28,000,000 38.0% 3.55x 13.7%

The table below shows the unit mix at the Wyvernwood Apartments Property:

Wyvernwood Apartments Property Unit Mix Summary(1)
Unit Type	No. of Units	% of Total Units	Avg. Unit Size (SF)	Total Occupied Units	Occupancy (%)	Avg. Monthly Rent per Unit	Total Size (SF)
Studio	22	1.9%	300	22	100.0%	$926	6,600
1 BR / 1 BA	444	37.8%	613	440	99.1%	$1,034	272,389
2 BR / 1 BA(2)	633	53.9%	830	613	96.8%	$1,253	525,390
3 BR / 1 BA(3)	76	6.5%	1,122	76	100.0%	$1,563	85,272
Total/Wtd. Avg.	1,175	100.0%	757	1,151	98.0%	$1,184	889,651

(1)	Information is based on the underwritten rent roll.

(2)	Includes one model unit and two discounted employee units. The one 2 BR / 1 BA model unit (830 SF) is reflected at the appraisal’s concluded market rental rate of $1,762 per month. One 2 BR / 1 BA (830 SF) employee unit is reflected at the appraisal’s concluded market rental rate of $1,606 per month and one 2 BR / 1 BA (830 SF) employee unit is reflected at the appraisal’s concluded market rental rate of $1,761 per month.

(3)	Includes one employee unit (1,122 SF) reflected at the appraisal’s concluded market rental rate of $2,181 per month.

The Market. The Wyvernwood Apartments Property is located in the Boyle Heights neighborhood of Los Angeles, California, approximately three miles southeast of the Los Angeles central business district, approximately half a mile south of the Golden Gate (Interstate 5) Freeway and approximately 2.5 miles west of the Long Beach (Interstate) Freeway. The Wyvernwood Apartments Property encompasses approximately nine city blocks located between East Olympic Boulevard on the south, and Eighth Street on the north. The Boyle Heights neighborhood is adjacent to downtown Los Angeles and includes a varied mix of residential, commercial, industrial, and retail properties as well as schools, public parks, and places of worship. Nearby downtown attractions include L.A. Live (entertainment complex), Staples Center, Los Angeles Convention Center, Microsoft Theater, Fashion District, The Orpheum Theatre, The Belasco Theater, Jewelry District, Grand Central Market, Pershing Square, OUE Skyspace L.A. Observation Deck, Union Station, Los Angeles State Historic Park, Chinatown, Performing Arts Center, Walt Disney Concert Hall, several museums (including the California Science Center, Natural History Museum, The Grammy Museum, The Museum of Contemporary Arts and The Broad), Little Tokyo District, and Dodger Stadium.

Los Angeles Developer, Izek Shomof, is transforming the historic Sears Boyle Heights property at the corner of Soto Street and Olympic Boulevard, approximately 0.4 miles northwest of the Wyvernwood Apartments Property. The proposed mixed-use campus will feature seven distinct properties on 25 acres. Phase one of the project, which is expected to be completed in early to mid-2020, will feature 1,030 live-work lofts, 200,000 SF of creative office suites, a food hall, a 200,000 SF department store, three-acres of rooftop amenities and event space, specialty dining, and six railcar retail spaces. Phase two of the project will include an additional 1,300 lofts, a 120-key hotel, over 90,000 SF of retail space and more than 2,000 parking spaces.

According to a third party market research report, the estimated 2018 population within a one-, three-, and five-mile radius of the Wyvernwood Apartments Property is 23,944, 347,615, and 1,121,022, respectively. According to a third party market research report, the estimated 2018 average household income within a one-, three-, and five-mile radius of the Wyvernwood Apartments Property is $50,418, $53,241, and $54,500, respectively.

According to a third party market research report, the Wyvernwood Apartments Property’s East Los Angeles/Alhambra/Montebello/Pico Rivera submarket reported a 2.9% vacancy rate as of the fourth quarter of 2017, which has improved from 3.7% in 2012. The average effective rental rate for the submarket has increased from $1,103 per unit per month as of 2012 to $1,409 per month as of the fourth quarter of 2017, or a compounded annual growth rate of 5.0% over the five-year period.

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

2901 East Olympic Boulevard Los Angeles, CA 90023	Collateral Asset Summary – Loan No. 5 Wyvernwood Apartments	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$28,000,000 38.0% 3.55x 13.7%

Comparable rental properties to the Wyvernwood Apartments Property are shown in the table below:

Wyvernwood Apartments Property Comparable Rentals Summary
Property Name/Location	Year Built/ Renovated	Occupancy (%)	Number of Units	Unit Type	Avg. Unit Size (SF)(1)	Avg. Monthly Rent per Unit(1)
Wyvernwood Apartments Property 2901 East Olympic Boulevard Los Angeles, CA	1939/1963, 2000	98.0%(2)	1,175(2)	Studio One Bedroom Two Bedroom Three Bedroom	300 613 830 1,122	$926 $1,034 $1,253 $1,563
The Esquire 274 South La Fayette Park Place Los Angeles, CA	1965/N/A	100.0%	117	Studio One Bedroom Two Bedroom	185 618 1,000	$895 $1,585 NAV
Oak Hills Apartments 1635 Neil Armstrong Street Montebello, CA	1971/N/A	99.0%	162	Studio One Bedroom Two Bedroom Three Bedroom	509 800 1,060 1,310	$1,350 $1,595 $1,795 $2,295
Tierra del Sol Apartments 500 West Beverly Boulevard Montebello, CA	1969/2008	98.0%	224	Studio One Bedroom Two Bedroom	500 625 940	$1,399 $1,529 $1,929
Park Victoria Apartments 630 Howard Avenue Montebello, CA	1972/N/A	94.0%	320	One Bedroom Two Bedroom	871 994	$1,350 $1,791
Woodbridge Village Apartments 1900 N. Marianna Avenue Los Angeles, CA	1966/N/A	97.0%	208	One Bedroom Two Bedroom	541 682	$1,295 $1,600
Somerset Apartments 300-336 N. Garfield Avenue Montebello, CA	1946/N/A	95.0%	256	One Bedroom Two Bedroom	675-1,658 875-1,858	NAV NAV
Monterey Gardens 645 West Pomona Boulevard Monterey Park, CA	1948/N/A	99.0%	152	One Bedroom Two Bedroom	700 900	$1,495 $1,695

Source: Appraisal

(1)	Avg. Unit Size (SF) and Avg. Monthly Rent per Unit for the Wyvernwood Apartments Property are based on the underwritten rent roll and include one model unit and three discounted employee units. The one 2 BR / 1 BA (830 SF) model unit is reflected at the appraisal’s concluded market rental rate of $1,762 per month. One 2 BR / 1 BA (830 SF) employee unit is reflected at the appraisal’s concluded market rental rate of $1,606 per month, one 2 BR / 1 BA (830 SF) employee unit is reflected at the appraisal’s concluded market rental rate of $1,761 per month, and one 3 BR / 1 BA (1,122 SF) employee unit is reflected at the appraisal’s concluded market rental rate of $2,181 per month.

(2)	Information is based on the underwritten rent roll.

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical and forecasted operating performance and the Underwritten Net Cash Flow at the Wyvernwood Apartments Property:

Cash Flow Analysis
	2015	2016	2017	5/31/2018 TTM	UW	UW Per Unit
Gross Potential Rent(1)	$14,452,757	$14,909,547	$15,808,357	$16,190,125	$16,668,044	$14,186
Total Other Income(2)	$487,781	$571,554	$633,990	$719,108	$794,317	$676
Less Vacancy & Concessions(3)	($381,979)	($255,774)	($516,789)	($695,358)	($650,974)	($554)
Effective Gross Income	$14,558,559	$15,225,327	$15,925,559	$16,213,876	$16,811,387	$14,308
Total Operating Expenses	$4,956,605	$4,978,285	$5,315,071	$5,395,450	$6,128,650	$5,216
Net Operating Income	$9,601,954	$10,247,043	$10,610,488	$10,818,426	$10,682,737	$9,092
Capital Expenditures	$287,267	$479,078	$325,616	$396,272	$376,000	$320
Net Cash Flow	$9,314,687	$9,767,965	$10,284,872	$10,422,154	$10,306,737	$8,772

Occupancy %(4)	98.0%	98.0%	97.0%	97.7%	96.1%
NOI DSCR(5)	3.31x	3.53x	3.65x	3.72x	3.68x
NCF DSCR(5)	3.21x	3.36x	3.54x	3.59x	3.55x
NOI Debt Yield(5)	12.3%	13.1%	13.6%	13.9%	13.7%
NCF Debt Yield(5)	11.9%	12.5%	13.2%	13.4%	13.2%

(1)	UW Gross Potential Rent is underwritten to the June 27, 2018 rent roll, which reflects physical occupancy of 98.0% and includes the gross up of vacant space based on the appraisal’s concluded market rents of $486,804 and credit loss of ($32,668). UW Gross Potential Rent includes one model unit and three employee units. The one 2 BR / 1 BA model unit (830 SF) is reflected at the appraisal’s concluded market rental rate of $1,762 per month. One 2 BR / 1 BA (830 SF) employee unit is reflected at the appraisal’s concluded market rental rate of $1,606 per month, one 2 BR / 1 BA (830 SF) employee unit is reflected at the appraisal’s concluded market rental rate of $1,761 per month, and one employee unit (1,122 SF) is reflected at the appraisal’s concluded market rental rate of $2,181 per month.

(2)	Total Other Income includes (i) ratio utility billing system income, which reflects water, sewer and trash reimbursements, (ii) laundry income, (iii) parking income associated with approximately 200 garage spaces at a monthly rental rate of $150 per space, and (iv) other non-rental income such as late fees, pet fees, application fees, lease termination fees, tenant damages and legal expense recovery.

(3)	UW Vacancy & Concessions includes one model unit and three discounted employee units. The one 2 BR / 1 BA model unit (830 SF) is reflected at the appraisal’s concluded market rental rate of $1,762 per month. One 2 BR / 1 BA (830 SF) employee unit is reflected at a discount of $843 from the appraisal’s concluded market rental rate of $1,606 per month, one 2 BR / 1 BA (830 SF) employee unit is 100% discounted and reflected at the appraisal’s concluded market rental rate of $1,761 per month, and one employee unit (1,122 SF) is 100% discounted and reflected at the appraisal’s concluded market rental rate of $2,181 per month.

(4)	UW Occupancy % is based on the underwritten economic vacancy of 3.9%. The Wyvernwood Apartments Property was 98.0% leased as of June 27, 2018.

(5)	Debt service coverage ratios and debt yields are based on the Wyvernwood Apartments Whole Loan.

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

2901 East Olympic Boulevard Los Angeles, CA 90023	Collateral Asset Summary – Loan No. 5 Wyvernwood Apartments	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$28,000,000 38.0% 3.55x 13.7%

Escrows and Reserves. The Wyvernwood Apartments Borrower deposited in escrow at origination (i) $119,873 for annual real estate taxes and (ii) $821,100 for deferred maintenance. The Wyvernwood Apartments Borrower will be required to escrow monthly (i) 1/12 of the annual estimated tax payments, currently equal to $46,105, (ii) 1/12 of the annual estimated insurance premiums, currently equal to $22,377, provided, however, that such obligation will be suspended so long as a blanket insurance policy is in full force and effect, and (iii) $31,333 for replacement reserves.

Lockbox and Cash Management. A soft lockbox is in place with respect to the Wyvernwood Apartments Whole Loan. The Wyvernwood Apartments Whole Loan has springing cash management. Prior to the continuance of a Cash Management Trigger Event (as defined below) or a Priority Payment Cessation Event (as defined below) for the Wyvernwood Apartments Whole Loan, all funds in the lockbox account will be disbursed to the Wyvernwood Apartments Borrower.

During the continuance of a Cash Management Trigger Event for the Wyvernwood Apartments Whole Loan, provided that no Priority Payment Cessation Event or event of default is continuing, funds in the lockbox account are required to be applied on each monthly payment date (i) to fund the required reserve deposits as described above under “Escrows and Reserves”, (ii) to pay debt service on the Wyvernwood Apartments Whole Loan, (iii) to pay operating expenses not otherwise paid or reserved for as described above under “Escrows and Reserves” and referenced in the annual budget approved by the lender together with other amounts incurred by the Wyvernwood Apartments Borrower in connection with the operation and maintenance of the Wyvernwood Apartments Property, (iv) to pay debt service on the Wyvernwood Apartments Mezzanine Loans, and (v) during the continuance of a Cash Sweep Event Period (as defined below), to disburse the remainder to an account to be held by the lender as additional security for the Wyvernwood Apartments Whole Loan (such account, the “Excess Cash Flow Account”). During the continuance of an event of default under the Wyvernwood Apartments Mezzanine Loans, funds on deposit in the Excess Cash Flow Account will be allocated to the applicable mezzanine loan subaccount. Provided that neither an event of default under the Wyvernwood Apartments Mezzanine Loans nor a Cash Sweep Trigger Event has occurred and is continuing, funds on deposit in the Excess Cash Flow Account may be disbursed to the Wyvernwood Apartments Borrower in accordance with the Wyvernwood Apartments Whole Loan documents. During the continuance of a Priority Payment Cessation Event, all funds in the lockbox account will be deposited into the Excess Cash Flow Account. During the continuance of an event of default, provided that no Priority Payment Cessation Event is continuing, funds in the lockbox account will be applied to fund the tax and insurance reserves, with the balance to be deposited into the Excess Cash Flow Account.

A “Cash Management Trigger Event” will occur upon (i) an event of default under the Wyvernwood Apartments Whole Loan, (ii) an event of default under the Wyvernwood Apartments Mezzanine Loans, (iii) any bankruptcy action involving the Wyvernwood Apartments Borrower, the guarantor, or the property manager, (iv) the debt service coverage ratio based on the trailing 12-month period falling below 1.05x, or (v) any indictment for fraud or misappropriation of funds by the Wyvernwood Apartments Borrower, the guarantor, or the property manager. A Cash Management Trigger Event will continue until, in regard to clause (i) and (ii) above, the cure of such event of default and acceptance of such cure by the lender or the applicable mezzanine lender, as applicable, in regard to clause (iii) above, the filing being discharged, stayed or dismissed within 90 days for the Wyvernwood Apartments Borrower or guarantor, or within 120 days for the property manager, and the lender’s determination that such filing does not materially affect the obligations of the Wyvernwood Apartments Borrower, the guarantor, or the property manager under the applicable Wyvernwood Apartments Whole Loan documents or management agreement, as applicable, in regard to clause (iv) above, the debt service coverage based on the trailing 12-month period is greater than 1.10x for two consecutive calendar quarters, or in regard to clause (v) above, the replacement of the property manager with a qualified manager pursuant to the Wyvernwood Apartments Whole Loan documents or termination of the involvement with the property of the applicable director or officer that was the subject of the indictment.

A “Priority Payment Cessation Event”, in connection with an event of default, will occur upon (i) the lender’s acceleration of the Wyvernwood Apartments Whole Loan, (ii) the initiation of judicial or non-judicial foreclosure proceedings or similar pursuant to the enforcement of the Wyvernwood Apartments Whole Loan documents, and/or (iii) the imposition of a stay, an injunction or similar judicially imposed device that has the effect of preventing the lender from exercising its remedies under the Wyvernwood Apartments Whole Loan agreement and the other Wyvernwood Apartments Whole Loan documents.

A “Cash Sweep Event Period” will occur upon (i) an event of default under the Wyvernwood Apartments Whole Loan, (ii) an event of default under the Wyvernwood Apartments Mezzanine Loans, (iii) any bankruptcy action involving the Wyvernwood Apartments Borrower, the guarantor, or the property manager, or (iv) the debt service coverage ratio based on the trailing 12-month period falling below 1.05x. A Cash Sweep Event Period will continue until, in regard to clauses (i) and (ii) above, the cure of such event of default and acceptance of such cure by the lender or the applicable mezzanine lender, as applicable, in regard to clause (iii) above, the filing being discharged, stayed or dismissed within 90 days for the Wyvernwood Apartments Borrower, the guarantor, or within 120 days for the property manager, and the lender’s determination that such filing does not materially affect the obligations of the Wyvernwood Apartments Borrower, the guarantor, or the property manager under the applicable Wyvernwood Apartments Whole Loan documents or management agreement, as applicable, or in regard to clause (iv) above, the debt service coverage based on the trailing 12-month period is greater than 1.10x for two consecutive calendar quarters.

Additional Secured Indebtedness (not including trade debts). Not permitted.

Mezzanine Loan and Preferred Equity. The Wyvernwood Apartments Mezzanine Loans refer to two mezzanine loans (“Mezzanine A Loan” and “Mezzanine B Loan”), with an aggregate original principal balance of $77,000,000, which funded concurrently with the funding of the Wyvernwood Apartments Whole Loan. The Mezzanine A Loan has an original principal balance of $42,000,000, and accrues interest at a rate of 5.7500% per annum and is senior to the Mezzanine B Loan. The Mezzanine B Loan has an original principal balance of $35,000,000, and accrues interest at a rate of 7.7500% per annum. The Wyvernwood Apartments Mezzanine Loans are co-terminus with the Wyvernwood Apartments Whole Loan and are interest only for their full terms. The Mezzanine A Loan was originated by UBS AG, and is currently held by PR Capital Debt Private Limited. The Mezzanine B Loan was originated by UBS AG, and is currently held by Rockwood Income and Credit Partners II, L.P. The Wyvernwood Apartments Mezzanine Loans and the Wyvernwood Apartments Whole Loan are subject to an intercreditor agreement among the Wyvernwood Apartments Mezzanine Loan lenders and the Wyvernwood Apartments Whole Loan lender. The Wyvernwood Apartments Mezzanine Loans may be transferred at any time subject to the requirement and limitations set forth in the related mezzanine intercreditor agreements.

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

2901 East Olympic Boulevard Los Angeles, CA 90023	Collateral Asset Summary – Loan No. 5 Wyvernwood Apartments	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$28,000,000 38.0% 3.55x 13.7%

The following table presents certain information relating to the Wyvernwood Apartments Mezzanine Loans:

Mezzanine Debt Summary
Mezzanine Debt Cut-off Date Principal Balance	Mezzanine Debt Interest Rate	Original Term to Maturity (mos.)	Original Amort Term (mos.)	Original IO Term (mos.)	Total Debt UW NCF DSCR	Total Debt UW NOI Debt Yield	Total Debt Cut-off Date LTV
$42,000,000	5.7500%	60	0	60	1.93x	8.9%	58.5%
$35,000,000	7.7500%	60	0	60	1.27x	6.9%	75.6%

Release of Property. Not permitted.

Terrorism Insurance. The Wyvernwood Apartments Borrower is required to obtain and maintain property insurance, commercial general liability insurance, and business income or rental loss insurance that covers perils of terrorism and acts of terrorism, both foreign and domestic; provided that if at any time the Terrorism Risk Insurance Program Reauthorization Act of 2007, as amended, is no longer in effect, they Wyvernwood Apartments Borrower will only be required to obtain terrorism insurance to the extent obtainable for an annual premium equal to 200% of the annual premium for the required property insurance coverage.

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

100 Pier 1 Place Fort Worth, TX 76102	Collateral Asset Summary – Loan No. 6 Pier 1 Imports Headquarters	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$28,000,000 64.0% 1.38x 9.6%

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

100 Pier 1 Place Fort Worth, TX 76102	Collateral Asset Summary – Loan No. 6 Pier 1 Imports Headquarters	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$28,000,000 64.0% 1.38x 9.6%

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

100 Pier 1 Place Fort Worth, TX 76102	Collateral Asset Summary – Loan No. 6 Pier 1 Imports Headquarters	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$28,000,000 64.0% 1.38x 9.6%

Pier 1 Imports Headquarters
100 Pier 1 Place
Fort Worth, TX 76102
FORT WORTH
Downtown
DENTON
McKinney
Prosper
FRISCO
Allen
PLANO
Flower Mound
Lewisville
Carrollton
RICHARDSON
Coppell
Farmers Branch
GARLAND
Grapevine
IRVING
N. Richland Hills
Euless
DALLAS
GRAND PRAIRIE
MESQUITE
ARLINGTON
Duncanville
DeSoto
Lancaster
Mansfield
Cedar Hill
Burleson
Midlothian
Alvarado
Waxahachie
Cleburne
Benbrook
Keller
Westlake
Northlake
DENTON COUNTY
COLLIN COUNTY
WISE COUNTY
TARRANT COUNTY
DALLAS COUNTY
JOHNSON COUNTY
ELLIS COUNTY
NE 28th St
Trail Drivers Park
MT. OLIVET CEMETERY
Stockyards Museum
STOCKYARDS NATL. HISTORIC DISTRICT
AMTRAK
Scenic Bluff
Yucca Ave
North Frwy
Sylvania Ave
Riverside Dr
Decatur Ave
Deen Rd
Northside Dr
Main St
Trinity River
Greenway
Dallas-Ft. Worth Intl. Airport 20 miles
Airport Frwy
United Riverside
Topgolf
TRINITY RAIL EXPRESS (TRE)
Harmon Field Park
Rockwood Park Mun. Golf Course
OAKWOOD CEMETERY
LaGrave Field
W. Fork Trinity R.
Rockwood Park
White Settlement Rd
Tarrant Co. College - Trinity River Campus East
Tarrant County College - Trinity River Campus
DR Horton Tower
E. 3rd St
W. Belknap St
Sundance Square
Central Library
Bass Perf. Hall
FORT WORTH
University Park
University Dr
Montgomery Plaza
W. 7th St
West 7th
CULTURAL DISTRICT
Modern Art Museum of Fort Worth
University of North Texas Health Science Center
Kimbell Art Museum
River Crest Country Club
Casa Manana
Ft. Worth Mus. of Science and History
Farrington Field
Camp Bowie Blvd
National Cowgirl Museum and Hall of Fame
W.R. Watt Arena
Will Rogers Memorial Center
Botanical Research Inst. of Texas
Trinity Park
Forest Park Blvd
Summit Ave
Henderson St
Burnett Plaza
City Hall
Ft. Worth Convention Center
W. Lancaster Ave
T&P STATION
TRE
Dallas 30 miles
Lancaster Ave
Trinity R.
Sycamore Creek Golf Course
Historic Southside
Hattie St
Clover Ln
Ft. Worth Botanic Garden
Arlington Heights
Japanese Garden
Pennsylvania Ave
Medical City Ft. Worth
Texas Health Harris Methodist Hospital Ft. Worth
Cook Children's Medical Ctr.
Main St
Glenwood Park
Rosedale St
Baylor Scott & White All Saints Medical Ctr.
Chisholm Trail Pkwy
University Park Village
John Peter Smith Hospital
Fairmount
Hillside Park
Allen Ave
TOLL
TARRANT COUNTY
Ft. Worth Zoo
Clear Fork Trinity River
Colonial Country Club
8th Ave
Hemphill St
South Frwy
Evans Ave
Riverside Dr
The Stonegate Mansion
Amon Carter Stadium
Ed Landreth Auditorium
TCU Art Gallery
Texas Christian University
Ed & Rae Schollmaier Arena
Tucker Technology Center
Berry St
Worth Heights
Cobb Park
Southtown Shopping Center
Berry St

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

100 Pier 1 Place Fort Worth, TX 76102	Collateral Asset Summary – Loan No. 6 Pier 1 Imports Headquarters	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$28,000,000 64.0% 1.38x 9.6%

Mortgage Loan Information				Property Information
Mortgage Loan Sellers:	Natixis			Single Asset/Portfolio:	Single Asset
Credit Assessment (Fitch/KBRA/Moody’s)	NR/NR/NR			Location:	Fort Worth, TX 76102
				General Property Type:	Office
Original Balance(1):	$28,000,000			Detailed Property Type:	CBD
Cut-off Date Balance(1):	$28,000,000			Title Vesting:	Fee Simple
% of Initial Pool Balance:	4.0%			Year Built/Renovated:	2004/N/A
Loan Purpose:	Acquisition			Size:	409,977 SF
Borrower Sponsors:	Sarah Rachel Gordon; Issac Hertz; William Z. Hertz			Cut-off Date Balance per SF(1):	$134
				Maturity Date Balance per SF(1):	$123
Mortgage Rate:	4.8620%			Property Manager:	Hertz Investment Group, LLC (borrower-related)
Note Date:	8/15/2018
First Payment Date:	10/5/2018
Maturity Date:	9/5/2028
Original Term to Maturity:	120 months
Original Amortization Term:	360 months
IO Period:	60 months			Underwriting and Financial Information
Seasoning:	1 month			UW NOI(4):	$5,280,014
Prepayment Provisions(2):	LO (25); DEF/YM1 (91); O (4)			UW NOI Debt Yield(1):	9.6%
Lockbox/Cash Mgmt Status:	Hard/In Place			UW NOI Debt Yield at Maturity(1):	10.4%
Additional Debt Type(1):	Pari Passu			UW NCF DSCR(1):	1.77x (IO)	1.38x (P&I)
Additional Debt Balance(1):	$27,000,000			Most Recent NOI(4):	$6,473,163 (6/30/2018 TTM)
Future Debt Permitted (Type):	No (N/A)			2nd Most Recent NOI:	$6,405,035 (12/31/2017)
Reserves(3)				3rd Most Recent NOI:	$5,889,698 (12/31/2016)
Type	Initial	Monthly	Cap	Most Recent Occupancy(5):	99.5% (1/1/2018)
RE Tax:	$1,597,614	$199,702	N/A	2nd Most Recent Occupancy(5):	99.3% (12/31/2017)
Insurance:	$14,653	Springing	N/A	3rd Most Recent Occupancy:	100.0% (12/31/2016)
Replacements:	$0	$5,125	N/A	Appraised Value (as of):	$86,000,000 (6/22/2018)
TI/LC:	$5,000,000	Springing	N/A	Cut-off Date LTV Ratio(1):	64.0%
Free Rent Reserve:	$0	Springing	N/A	Maturity Date LTV Ratio(1):	58.9%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Loan Amount(1):	$55,000,000	57.7%	Purchase Price:	$86,000,000	90.2%
Borrower Equity:	$40,345,512	42.3%	Reserves:	$6,612,267	6.9%
			Closing Costs:	$2,733,245	2.9%
Total Sources:	$95,345,512	100.0%	Total Uses:	$95,345,512	100.0%

(1)	The Pier 1 Imports Headquarters Mortgage Loan (as defined below) is part of the Pier 1 Imports Headquarters Whole Loan, which is comprised of six pari passu promissory notes with an aggregate original principal balance of $55,000,000. The Cut-off Date Balance per SF, Maturity Date Balance per SF, UW NOI Debt Yield, UW NOI Debt Yield at Maturity, UW NCF DSCR, Cut-off Date LTV Ratio and Maturity Date LTV Ratio presented above are based on the aggregate principal balance of the promissory notes comprising the Pier 1 Imports Headquarters Whole Loan.

(2)	After the lockout period, defeasance is permitted in whole, or in part, on or after the date that is the earlier to occur of (i) two years after the closing date of the securitization that includes the last Pier 1 Imports Headquarters Whole Loan promissory note to be securitized and (ii) August 15, 2022. Open prepayment is permitted on or after June 5, 2028. In addition, after the lockout period and prior to the open prepayment date, the Pier 1 Imports Headquarters Whole Loan can be prepaid in whole, or in part, with yield maintenance.

(3)	See “Escrows and Reserves” below for further discussion of reserve requirements.

(4)	The decrease in UW NOI over Most Recent NOI is attributed to the 40,895 SF of dark space being underwritten as vacant.

(5)	The Pier 1 Imports Headquarters Property (as defined below) is 99.5% SF leased to Pier 1 Services Company (“Pier 1 Imports”). As of January 1, 2018, Pier 1 Imports (i) occupies 313,772 SF, (ii) subleases 53,370 SF of space to four tenants and (iii) has dark space of 40,895 SF, but is current on rent. The 53,370 SF of subleased space was underwritten to the lesser of sublease rent and rent under the Pier 1 Imports lease of $27.60 PSF, for a weighted average underwritten sublease rent of $23.80 PSF.

The Mortgage Loan. The sixth largest mortgage loan (the “Pier 1 Imports Headquarters Mortgage Loan”) is part of a whole loan (the “Pier 1 Imports Headquarters Whole Loan”) evidenced by six pari passu promissory notes with an aggregate original principal balance of $55,000,000. The Pier 1 Imports Headquarters Whole Loan is secured by a first priority fee mortgage encumbering a 19-story Class A+ office building totaling 409,977 SF located in Fort Worth, Texas (the “Pier 1 Imports Headquarters Property”). Promissory Notes A-1 and A-3, with an aggregate original principal balance of $28,000,000, represent the Pier 1 Imports Headquarters Mortgage Loan and will be included in the UBS 2018-C13 Trust. The Pier 1 Imports Headquarters Whole Loan will be serviced pursuant to the pooling and servicing agreement for the UBS 2018-C13 Trust. The below table summarizes the remaining promissory notes, which are currently held by Natixis, and are expected to be contributed to one or more future securitization transactions. See “Description of the Mortgage Pool—The Whole Loans—The Serviced Pari Passu Whole Loans”, and “Pooling and Servicing Agreement” in the Preliminary Prospectus.

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

100 Pier 1 Place Fort Worth, TX 76102	Collateral Asset Summary – Loan No. 6 Pier 1 Imports Headquarters	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$28,000,000 64.0% 1.38x 9.6%

Pier 1 Imports Headquarters Whole Loan Summary
Note	Original Balance	Cut-off Date Balance	Anticipated Note Holder	Controlling Piece
Note A-1	$20,000,000	$20,000,000	UBS 2018-C13	Yes
Note A-2	$12,000,00	$12,000,000	Natixis	No
Note A-3	$8,000,000	$18,000,000	UBS 2018-C13	No
Note A-4	$5,000,000	$5,000,000	Natixis	No
Note A-5	$5,000,000	$5,000,000	Natixis	No
Note A-6	$5,000,000	$5,000,000	Natixis	No
Total	$55,000,000	$55,000,000

The proceeds of the Pier 1 Imports Headquarters Whole Loan and borrower sponsors contribution of $40,345,512 were used to acquire the Pier 1 Imports Headquarters Property for $86.0 million, fund reserves, and pay closing costs.

The Borrower and the Borrower Sponsors. The borrower is Hertz Fort Worth Energy Way, LP (the “Pier 1 Imports Headquarters Borrower”), a single purpose Delaware limited partnership with two independent directors. A non-consolidation opinion was delivered in connection with the origination of the Pier 1 Imports Headquarters Whole Loan. Sarah Rachel Gordon, Isaac Hertz and William Z. Hertz are the guarantors of certain non-recourse carveouts under the Pier 1 Imports Headquarters Whole Loan. The guarantors are heirs of Judah Hertz, the founder of the borrower sponsor, Hertz Investment Group (“Hertz”).

Founded in 1977 by Judah Hertz, Hertz is a fully integrated national real estate investment firm specializing in the acquisition, management and marketing of properties throughout the United States. Its investment model is to acquire best-in-class high-rise office buildings in the central business district of mid-sized cities throughout the U.S. Currently, Hertz owns 65 buildings consisting of a total of approximately 20.0 million SF across 23 cities in 17 states, along with six parking facilities containing a total of 5,518 spaces.

The Property. The Pier 1 Imports Headquarters Property is comprised of a 19-story Class A+ office building totaling 409,977 SF situated on approximately 11.9 acres in Fort Worth, Texas, within the central business district. The Pier 1 Imports Headquarters Property was built-to-suit as the corporate headquarters of Pier 1 Imports, Inc. (NYSE: PIR) (S&P: B-) in 2004 for approximately $98.0 million. The Pier 1 Imports Headquarters Property underwent capital improvements of approximately $3.3 million including upgrades to the parking garage and management office space, that were completed between 2014 and 2017. Parking is provided by a four-level subterranean parking garage and surface parking totaling 1,098 parking spaces, resulting in a parking ratio of 2.7 spaces per 1,000 SF. Amenities at the Pier 1 Imports Headquarters Property include a fully-equipped fitness center with lockers and showers, a yoga studio, multi-media conference and training rooms, 24-hour security, and a full-service corporate cafeteria. The Pier 1 Imports Headquarters Property includes floor-to-ceiling glass with 16-foot ceiling heights, a two-story lobby finished with marble floors, and provides unobstructed, panoramic views of downtown Fort Worth, the Trinity River, the West 7th District and the Fort Worth Cultural District.

The Pier 1 Imports Headquarters Property was 99.5% leased as of January 1, 2018 to Pier 1 Imports, whose lease is guaranteed by Pier 1 Imports, Inc. Pier 1 Imports currently (i) occupies a portion of the lobby, the entire mezzanine floor, and floors five through 16, (ii) subleases portions of the 18th and 20th floors and the entire 19th floor, and (iii) is dark in the entire 17th floor and portions of the 18th and 20th floors. The borrower sponsors expect to re-negotiate the Pier 1 Imports lease to decrease the tenant’s footprint at the Pier 1 Imports Headquarters Property and subsequently release this space to create a multi-tenant Class A+ office building. At loan origination, $5.0 million was reserved into a tenant improvements and leasing commissions reserve to release the space, in addition to monthly tenant improvements and leasing commissions collections upon the reserve balance falling below $1.0 million.

Major Tenant.

Pier 1 Imports (408,037 SF, 99.5% of NRA, 100.0% of underwritten base rent). Pier 1 Imports, Inc. (“Pier 1”) is a global retailer of imported home furnishings, décor, furniture, accessories and gifts. Established in 1962, Pier 1 operates more than 1,000 stores across the United States and Canada, and supplies merchandise to be sold in select Sears department stores in Mexico and El Salvador. According to its 2018 annual report, Pier 1 is focused on offering customers a hyper-personalized experience across its brick-and-mortar stores and e-commerce channels, delivering curated, personalized product recommendations to its customers via web, mobile and email. In the fiscal year ending March 3, 2018, Pier 1 had net sales of $1.8 billion, approximately 65% of which is derived from the sale of decor accessories such as textiles and ceramics, and approximately 35% of which is derived from the sale of furniture, and EBITDA of $82.7 million. As of March 3, 2018, Pier 1 had total assets and cash equivalents of $772.3 million and $135.4 million, respectively. In April 2018, Pier 1 introduced its “A New Day” initiative, a three-year plan to re-launch the Pier 1 brand and generate benefits from sourcing and supply chain transformation, and according to Pier 1, the initiative is projected to lead to an increase net sales revenue, EBITDA margin, and earnings per share. Pier 1 plans to invest $33 million in marketing, sourcing, pricing, promotions and supply chain.

Since lease commencement, Pier 1 Imports has expanded its footprint at the Pier 1 Imports Headquarters Property four times and extended its lease for a current lease expiration of June 30, 2027 with one, five-year renewal option and no termination options. Pier 1 Imports pays current rent of $27.60 PSF, which steps to $30.00 PSF in July 2022 and $32.50 PSF in July 2024. Pier 1 Imports subleases (i) 22,414 SF on the 19th floor to Burns & McDonnell Engineering Company, Inc. under a sublease that expires in August 2022 for $25.00 PSF, (ii) 10,773 SF on the 20th floor to CQuentia NGS, LLC under a sublease that expires in June 2027 for $20.00 PSF, (iii) 10,183 SF on the 20th floor to Cotten Schmidt & Abbott, L.L.P. under a sublease that expires in December 2023 for $24.00 PSF, and (iv) 10,000 SF on the 18th floor to Ulrich Barn Builders under a sublease that expires in June 2027 for $25.00 PSF. Under its sublease, Ulrich Barn Builders is required to expand to 16,000 SF in August 2019 and the entire 18th floor totaling 22,930 SF in August 2020. The subleased space was underwritten to the lesser of sublease rent and rent under the Pier 1 Imports lease of $27.60 PSF, for a weighted average underwritten sublease rent of $23.80 PSF.

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

100 Pier 1 Place Fort Worth, TX 76102	Collateral Asset Summary – Loan No. 6 Pier 1 Imports Headquarters	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$28,000,000 64.0% 1.38x 9.6%

The following table presents certain information relating to the leases at the Pier 1 Imports Headquarters Property:

Tenant Summary
Tenant Name	Credit Rating (Fitch/Moody's/S&P)(1)	Tenant SF	Approximate % of SF	Annual UW Base Rent	% of Total Annual UW Base Rent	Annual UW Base Rent PSF(2)	Lease Expiration
Pier 1 Imports(3)(4)	NR/NR/B-	408,037	99.5%	$11,059,011	100.0%	$27.10	06/30/2027
Subtotal/Wtd. Avg.		408,037	99.5%	$11,059,011	100.0%	$27.10
Vacant(5)		1,940	0.5%	$0	0.0%	$0.00
Total/Wtd. Avg.		409,977	100.0%	$11,059,011	100.0%	$27.10

(1)	Credit ratings are those of the parent company, Pier 1 Imports, Inc., who guarantees the Pier 1 Imports lease.

(2)	Wtd. Avg. Annual UW Base Rent PSF excludes vacant space.

(3)	Pier 1 Imports subleases (i) 22,414 SF on the 19th floor to Burns & McDonnell Engineering Company, Inc. under a sublease that expires in August 2022 for $25.00 PSF, (ii) 10,773 SF on the 20th floor to CQuentia NGS, LLC under a sublease that expires in June 2027 for $20.00 PSF, (iii) 10,183 SF on the 20th floor to Cotten Schmidt & Abbott, L.L.P. under a sublease that expires in December 2023 for $24.00 PSF, and (iv) 10,000 SF on the 18th floor to Ulrich Barn Builders under a sublease that expires in June 2027 for $25.00 PSF. Under its sublease, Ulrich Barn Builders is required to expand to 16,000 SF on August 15, 2019 and the entire 18th floor totaling 22,930 SF on August 15, 2020. The subleased space was underwritten to the lesser of sublease rent and rent under the Pier 1 Imports lease of $27.60 PSF, for a weighted average underwritten sublease rent of $23.80 PSF.

(4)	Pier 1 Imports has dark space of 40,895 SF (but is current on rent), which is comprised of 26,507 SF on the 17th floor, 12,930 SF on the 18th floor and 1,458 SF on the 20th floor. According to the borrower sponsors, CQuentia NGS, LLC has expressed interest in expanding to half of the 17th floor.

(5)	Includes 999 SF of management office space.

The following table presents certain information relating to the lease rollover schedule at the Pier 1 Imports Headquarters Property:

Lease Rollover Schedule(1)
Year	# of Leases Rolling	SF Rolling	Approx. % of Total SF Rolling	Approx. Cumulative % of SF Rolling	UW Base Rent PSF Rolling(2)	Total UW Base Rent Rolling	Approx. % of Total Base Rent Rolling	Approx. Cumulative % of Total Base Rent Rolling
MTM	0	0	0.0%	0.0%	$0.00	$0	0.0%	0.0%
2018	0	0	0.0%	0.0%	$0.00	$0	0.0%	0.0%
2019	0	0	0.0%	0.0%	$0.00	$0	0.0%	0.0%
2020	0	0	0.0%	0.0%	$0.00	$0	0.0%	0.0%
2021	0	0	0.0%	0.0%	$0.00	$0	0.0%	0.0%
2022	0	0	0.0%	0.0%	$0.00	$0	0.0%	0.0%
2023	0	0	0.0%	0.0%	$0.00	$0	0.0%	0.0%
2024	0	0	0.0%	0.0%	$0.00	$0	0.0%	0.0%
2025	0	0	0.0%	0.0%	$0.00	$0	0.0%	0.0%
2026	0	0	0.0%	0.0%	$0.00	$0	0.0%	0.0%
2027(3)(4)	1	408,037	99.5%	99.5%	$27.10	$11,059,011	100.0%	100.0%
2028	0	0	0.0%	99.5%	$0.00	$0	0.0%	100.0%
2029 & Beyond	0	0	0.0%	99.5%	$0.00	$0	0.0%	100.0%
Vacant(5)	0	1,940	0.5%	100.0%	$0.00	$0	0.0%	100.0%
Total/Wtd. Avg.	1	409,977	100.0%		$27.10	$11,059,011	100.0%

(1)	Information is based on the underwritten rent roll.

(2)	Wtd. Avg. UW Base Rent PSF Rolling excludes vacant space.

(3)	Pier 1 Imports subleases (i) 22,414 SF on the 19th floor to Burns & McDonnell Engineering Company, Inc. under a sublease that expires in August 2022 for $25.00 PSF, (ii) 10,773 SF on the 20th floor to CQuentia NGS, LLC under a sublease that expires in June 2027 for $20.00 PSF, (iii) 10,183 SF on the 20th floor to Cotten Schmidt & Abbott, L.L.P. under a sublease that expires in December 2023 for $24.00 PSF, and (iv) 10,000 SF on the 18th floor to Ulrich Barn Builders under a sublease that expires in June 2027 for $25.00 PSF. Under its sublease, Ulrich Barn Builders is required to expand to 16,000 SF on August 15, 2019 and the entire 18th floor totaling 22,930 SF on August 15, 2020. The subleased space was underwritten to the lesser of sublease rent and rent under the Pier 1 Imports lease of $27.60 PSF, for a weighted average underwritten sublease rent of $23.80 PSF.

(4)	Pier 1 Imports is dark, but current on rent in 40,895 SF, comprising of 26,507 SF on the 17th floor, 12,930 SF on the 18th floor and 1,458 SF on the 20th floor. According to the borrower sponsors, CQuentia NGS, LLC has expressed interest in expanding to half of the 17th floor.

(5)	Includes 999 SF of management office space.

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

100 Pier 1 Place Fort Worth, TX 76102	Collateral Asset Summary – Loan No. 6 Pier 1 Imports Headquarters	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$28,000,000 64.0% 1.38x 9.6%

The Market. The Pier 1 Imports Headquarters Property is located in Fort Worth, Texas, situated on the Trinity River. Overlooking the Clear Fork Trinity River and the Trinity Park hike and bike trails, the Pier 1 Imports Headquarters Property is the eighth tallest building in Fort Worth. The Pier 1 Imports Headquarters Property is located within the Fort Worth central business district, and is located 1.1 miles west of the Fort Worth Convention Center and approximately 24.9 miles southwest of the Dallas/Fort Worth International Airport. According to the Fort Worth Chamber of Commerce, the Dallas/Fort Worth metropolitan statistical area has the fourth highest concentration of Fortune 500 headquarters in the United States. Major employers in the area include American Airlines, Lockheed Martin, University of Texas at Arlington, and Texas Health Resources. Regional access to the neighborhood is provided by Interstate 30 (approximately 0.8 miles south) and Interstate 35 (1.8 miles east). Additionally, the Pier 1 Imports Headquarters Property’s location offers proximate access to Fort Worth’s commercial, residential, entertainment, and shopping districts, which includes world-class hotels, upscale restaurants, boutique retail, and lively entertainment destinations, such as Sundance Square, a 35-block area with over 3 million SF of mixed use space which attracts over 10 million visitors annually, according to the appraisal.

The area around the Pier 1 Imports Headquarters Property includes two mixed-use developments under construction known as the Left Bank development and the Trinity River Vision and Panther Island developments. According to the appraisal, the Left Bank development is a 1.5 million SF mixed-use development in the heart of the West 7th Street Urban Village, which will boast an urban grocer, high-end specialty retail and restaurants, 1,500 high-end residential units, a full-service national brand hotel, premier office space and a park. The Trinity River Vision and Panther Island master plan encompasses 88 miles of the Trinity River and its greenbelts and tributaries throughout the Fort Worth area. The project is expected to create new recreational amenities, improved infrastructure, environmental enhancements, and event programming on Panther Island, a previous industrial area that will become an 800-acre development with miles of waterfront property. According to the Trinity River Vision Authority, the project is expected to include 3 million SF of commercial space and 10,000 mixed-income households. Additionally, a mid-rise multifamily development is under way directly adjacent to the Pier 1 Imports Headquarters Property, which is expected to bring 345 modern luxury residential units.

According to a third party market research report, the Pier 1 Imports Headquarters Property is located in the Fort Worth CBD office submarket, which contains approximately 12.1 million SF of office space with a vacancy rate of 10.9% and an average asking rental rate of $28.37 PSF as of the second quarter of 2018. The Class A submarket contained approximately 6.2 million SF of office space with a vacancy rate of 15.2% and an average asking rental rate of $30.52 PSF as of the second quarter of 2018. According to a third party market research report, the estimated 2018 population within a one-, three- and five-mile radius of the Pier 1 Imports Headquarters Property was 8,594, 82,302 and 267,281, respectively, and the 2018 estimated average household income within the same one-, three- and five-mile radius was $95,604, $83,203 and $73,177, respectively.

The following table presents recent leasing data at competitive office buildings with respect to the Pier 1 Imports Headquarters Property:

Comparable Office Leases
Property Name/Address	Year Built	Size (SF)	Occupancy	Tenant Name	Lease Size (SF)	Lease Term (Yrs.)	Rent/SF	Lease Type
Pier 1 Imports Headquarters Property 100 Pier 1 Place Fort Worth, TX	2004	409,977(1)	99.5%(1)	Pier 1 Imports(1)	408,037(1)	19.0(1)(2)	$27.60(1)(2)	Modified Gross
The Westbrook Building 425 Houston Street Fort Worth, TX	2013	70,746	95.0%	Quoted	N/A	N/A	$29.50	Modified Gross
Bank of America Tower 301 Commerce Street South Fort Worth, TX	1984	820,509	77.0%	Bank of America Quoted	65,000 N/A	12.0 N/A	$30.37 $28.80	Modified Gross
777 Main 777 Main Street Fort Worth, TX	1982	961,536	81.0%	Confidential Virtuoso Insperity Support Services Quoted	13,000 23,723 5,165 N/A	10.0 11.0 5.25 N/A	$29.00 $27.00 $28.50 $28.50	Modified Gross
Wells Fargo Tower 201 Main Street Fort Worth, TX	1982	716,533	98.0%	Quoted	16,736	5.0	$30.00	Modified Gross
The Carnegie Office 421 West 3rd Street Fort Worth, TX	2008	280,785	86.0%	Quoted	N/A	N/A	$27.50	Modified Gross

Source: Appraisal

(1)	Based on the underwritten rent roll.

(2)	Pier 1 Imports’ Lease Term is based on its original lease commencement date and the current lease expiration date and Rent/SF is based on its lease agreement, excluding the subleased spaces.

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

100 Pier 1 Place Fort Worth, TX 76102	Collateral Asset Summary – Loan No. 6 Pier 1 Imports Headquarters	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$28,000,000 64.0% 1.38x 9.6%

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at the Pier 1 Imports Headquarters Property:

Cash Flow Analysis
	2015	2016	2017	6/30/2018 TTM	UW	UW PSF
Gross Potential Rent(1)	$10,572,172	$10,616,614	$10,907,135	$10,942,818	$11,114,786	$27.11
Total Recoveries	$1,364,536	$987,138	$1,293,103	$1,360,333	$1,112,185	$2.71
Other Income	$25,612	$40,705	$32,545	$0	$0	$0.00
Less Vacancy & Credit Loss(2)	$0	$0	$0	$0	($1,184,477)	($2.89)
Effective Gross Income	$11,962,320	$11,644,457	$12,232,783	$12,303,151	$11,042,494	$26.93
Total Operating Expenses	$5,948,881	$5,754,759	$5,827,748	$5,829,988	$5,762,480	$14.06
Net Operating Income	$6,013,439	$5,889,698	$6,405,035	$6,473,163	$5,280,014	$12.88
Capital Expenditures	$0	$0	$0	$0	$61,497	$0.15
TI/LC	$0	$0	$0	$0	$409,977	$1.00
Net Cash Flow	$6,013,439	$5,889,698	$6,405,035	$6,473,163	$4,808,540	$11.73

Occupancy %(3)	99.1%	100.0%	99.3%	99.3%	90.3%
NOI DSCR (P&I)(4)	1.72x	1.69x	1.84x	1.86x	1.51x
NCF DSCR (P&I)(4)	1.72x	1.69x	1.84x	1.86x	1.38x
NOI Debt Yield(4)	10.9%	10.7%	11.6%	11.8%	9.6%
NCF Debt Yield(4)	10.9%	10.7%	11.6%	11.8%	8.7%

(1)	UW Gross Potential Rent is based on the underwritten rent roll and includes rent steps of $411,541 and vacancy gross up of $55,775. The 53,370 SF of subleased space was underwritten to the lesser of sublease rent and rent under the Pier 1 Imports lease of $27.60 PSF, for a weighted average underwritten sublease rent of $23.80 PSF.

(2)	Pier 1 Imports has dark space of 40,895 SF, but is current on rent. The decrease in UW NOI over Most Recent NOI is attributed to the 40,895 SF of dark space being underwritten as vacant.

(3)	UW Occupancy % is based on underwritten economic vacancy of 9.7%. The Pier 1 Imports Headquarters Property was 99.5% leased as of January 1, 2018.

(4)	The debt service coverage ratios and debt yields are based on the Pier 1 Imports Headquarters Whole Loan.

Escrows and Reserves. The Pier 1 Imports Headquarters Borrower deposited in escrow at origination (i) $1,597,614 for real estate taxes, (ii) $14,653 for insurance premiums and (iii) $5,000,000 for tenant improvements and leasing commissions. The Pier 1 Imports Headquarters Borrower is required to escrow monthly (i) 1/12 of the real estate taxes, currently $199,702 (ii) 1/12 of the insurance premiums, provided, however, that such obligation will be suspended so long as: (a) no event of default is continuing, (b) a blanket or umbrella insurance policy is in place, (c) the Pier 1 Imports Headquarters Borrower provides the lender with evidence of renewal of such policy no later than 10 days prior to the expiration of the policy and 30 days prior to the delinquency of payment on such policy, as applicable, and (d) the Pier 1 Imports Headquarters Borrower has deposited and at all times maintained, an amount equal to 1/4 of the annual insurance premiums the lender estimates would be payable to maintain all policies covered by the blanket or umbrella policy approved by the lender, and (iii) $5,125 for replacement reserves. In addition, the Pier 1 Imports Headquarters Borrower is required to escrow $34,165 monthly into a TI/LC reserve in the event the balance of the TI/LC reserve falls below $1,000,000. In addition, at any time during the term of the Pier 1 Imports Headquarters Whole Loan, the Pier 1 Imports Headquarters Borrower is required to deposit with the lender amounts sufficient to cover a period of free or abated rent in connection with a new lease or a modification of an existing lease.

Lockbox and Cash Management. A hard lockbox and cash management are each in place with respect to the Pier 1 Imports Headquarters Whole Loan. Pursuant to the Pier 1 Imports Headquarters Whole Loan documents, all excess funds on deposit (after payment of monthly reserve deposits, debt service payment, and cash management bank fees) will be applied as follows: (a) during the continuation of a Cash Trap Period (as defined below), to a lender-controlled excess cash flow subaccount as additional collateral, (b) during the continuation of a Primary Tenant Sweep Period (as defined below), to the Primary Tenant (as defined below) reserve account, and (c) if neither a Primary Tenant Sweep Period nor a Cash Trap Period is continuing, all excess cash flow in the lockbox account after payment of all sums due and payable under the Pier 1 Imports Headquarters Whole Loan documents will be remitted to the Pier 1 Imports Headquarters Borrower.

A “Primary Tenant” is either (i) Pier 1 Imports, unless the space under the applicable Pier 1 Imports lease or leases demise, in the aggregate, is less than 30.0% of the Pier 1 Imports Headquarters Property’s net rentable area, or (ii) any tenant occupying 30.0% or more of the Pier 1 Imports Headquarters Property.

A “Cash Trap Period” will occur upon (i) an event of default until a cure of the applicable event of default as accepted by the lender, (ii) the debt service coverage ratio, based on the trailing 12-month period, falling below 1.15x at the end of any calendar quarter until the debt service coverage ratio is no less than 1.15x for one calendar quarter, or (iii) a Primary Tenant Sweep Period until a Primary Tenant Sweep Period cure.

A “Primary Tenant Sweep Period” will occur upon (i) any Primary Tenant giving written notice of its intent to terminate its lease or any termination of such lease, (ii) any Primary Tenant becoming insolvent or a debtor in any bankruptcy action, (iii) Pier 1 Imports “going dark” for a period of 90 days of more with respect to five full floors or more of its space at the Pier 1 Imports Headquarters Property, provided, however, that any such portion of the Pier 1 Imports Headquarters Property that has been (A) sublet to a sublessee which is not in default under its applicable sublease for which either (a) such sublessee has commenced payment of full, unabated rent or (b) in the event that any sublessee has not yet commenced payment of full, unabated rent, (x) such sublessee has taken possession of the space and is open for business and (y) either (1) the Pier 1 Imports Headquarters Borrower has separately escrowed with the lender funds sufficient to cover any free rent or rent abatement period for such sublessee; or (2) notwithstanding any free rent period granted by Pier 1 to such sublessee, Pier 1 continues to pay rent directly to the Pier 1 Imports Headquarters Borrower for the portion of the Pier 1 Imports Headquarters Property demised to such sublessee under the applicable sublease, or (B) leased by the Pier 1 Imports Headquarters Borrower to an acceptable replacement tenant, will, in either case, be excluded from the Pier 1 premises for the purposes of this clause (iii), (iv) a monetary or material non-monetary event of default beyond applicable notice and cure periods under the applicable Primary Tenant’s lease, (v) the earlier of 15 months prior

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

100 Pier 1 Place Fort Worth, TX 76102	Collateral Asset Summary – Loan No. 6 Pier 1 Imports Headquarters	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$28,000,000 64.0% 1.38x 9.6%

to the expiration date of a Primary Tenant lease or the date under any Primary Tenant lease by which the applicable Primary Tenant is required to give notice of its exercise of a renewal option thereunder, or (vi) any Primary Tenant (other than Pier 1 Imports) “going dark” in all or substantially all of the applicable Primary Tenant premises.

A Primary Tenant Sweep Period will continue until, in regard to clause (i) above, (a) the applicable Primary Tenant has revoked or rescinded its notice of termination, (b) the Pier 1 Imports Headquarters Borrower enters into one or more new leases with an acceptable replacement tenant or tenants for all or a portion of all the Primary Tenant space, provided, the lender determines that the base rent payable under the replacement lease or leases give effect to a debt service coverage ratio of not less than 1.15x (a “Primary Tenant Replacement Event”), or (c) if a Primary Tenant Sweep Period commenced as a result of Pier 1 Imports terminating its lease, (x) the Pier 1 Imports Headquarters Borrower and Pier 1 Imports modify the lease to reduce space leased to Pier 1 Imports, (y) either (1) the Pier 1 Imports Headquarters Borrower enters into one or more new leases with an acceptable replacement tenant or tenants with a credit rating equal to or exceeding B- by S&P or has not received a rating from rating agencies, or (2) the Pier 1 Imports Headquarters Borrower enters into one or more direct leases with one or more sublessees at the Pier 1 Imports Headquarters Property, and (z) the base rent payable under the leases then in place give effect to a debt service coverage ratio of not less than 1.15x (a “Primary Tenant Downsizing Event”); in regard to clause (ii) above, the bankruptcy action is dismissed and the applicable Primary Tenant lease is affirmed or a Primary Tenant Replacement Event occurs; in regard to clause (iii) above, (a) Pier 1 Imports re-opens for business in a portion of its premises sufficient to reduce its dark space to less than five full floors for a continuous period of no less than 90 days, (b) a Primary Tenant Replacement Event occurs, or (c) solely with regards to Pier 1 Imports going dark in five full floors, a Primary Tenant Downsizing Event occurs to reduce its dark space to less than five full floors for a continuous period of no less than 90 days, or (d) (x) Pier 1 Imports enters into one or more subleases each for a term not less than three years, upon terms reasonably acceptable to the lender, for a portion of its premises sufficient to reduce its dark space to less than five full floors for a continuous period of no less than 90 days and (y) either (1) the subleesee or sublessees have commenced payment of sublease rent, or (2) if a sublessee is in possession of its space and has not commenced rent, (A) Pier 1 Imports continues to pay rent directly to the Pier 1 Imports Headquarters Borrower for the subleased spaces, or (B) the Pier 1 Imports Headquarters Borrower escrows with the lender funds to cover any free rent or rent abatement period under the subleases (a “Primary Tenant Sublease Event”); in regard to clause (iv) above, the monetary or material non-monetary event of default is cured or a Primary Tenant Replacement Event occurs; in regards to clause (v) above, either (a) the applicable Primary Tenant’s lease is renewed in accordance with its terms (provided that such renewal need only apply to 80% of it space) for a term of no less than three years, (b) a Primary Tenant Replacement Event occurs, or (c) if a Primary Tenant Sweep Period commenced as a result of Pier 1 Imports, a Primary Tenant Downsizing Event occurs and Pier 1 Imports extends or renews its lease, with regards to a portion of its space not previously subject to a Primary Tenant Downsizing Event, for a term of no less than three years; or in regards to clause (vi) above, (a) the applicable Primary Tenant re-opens for business in all or substantially all of its applicable premises for a continuous period of no less than 90 days, (b) a Primary Tenant Replacement Event occurs, or (c) the lender determines that the debt service coverage ratio is no less than 1.15x.

Additional Secured Indebtedness (not including trade debts). Not permitted.

Mezzanine Loan and Preferred Equity. Not permitted.

Release of Property. Not permitted.

Terrorism Insurance. The Pier 1 Imports Headquarters Borrower is required to obtain and maintain property insurance, commercial general liability insurance, and business income insurance that covers perils of terrorism and acts of terrorism, both foreign and domestic.

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

120 Beech Hill Avenue Manchester, NH 03103	Collateral Asset Summary – Loan No. 7 Village at Beech Hill	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$27,200,000 72.1% 1.30x 9.2%

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

120 Beech Hill Avenue Manchester, NH 03103	Collateral Asset Summary – Loan No. 7 Village at Beech Hill	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$27,200,000 72.1% 1.30x 9.2%

Village at Beech Hill
120 Beech Hill Avenue
Manchester, NH 03103
MANCHESTER
Bow
Concord 10 miles
Hooksett
MERRIMACK COUNTY
Merrimack River
Dunbarton Rd.
Southern New Hampshire University
South Hooksett
UNH-Manchester (Hackett Hill)
Union St.
River Rd.
Pinardville
Black Brook Park
Manchester VA Medical Center
Rock Rimmon Park
Currier Museum of Art
Catholic Medical Center
Univ of New Hampshire-Manchester
Derryfield Country Club
SNHU Arena
Piscataquog River Park
Saint Anselm College
DOWNTOWN MANCHESTER
Elliot Hospital
Northeast Delta Dental Stadium
Massabesic Lake
Auburn
New Boston Rd.
Boynton St.
HILLSBOROUGH COUNTY
Bedford Grove
Home Depot
Panera Bread, Petco, TJ Maxx
Brown-Mitchell Park
Walmart
Best Buy
The Mall of New Hampshire
Barnes & Noble
Bedford
Manchester Country Club
Liberty Hill Rd.
Target
Lowe's Home Improvement
Bodwell Rd.
Londonderry Tpke.
Manchester-Boston Regional Airport
Aviation Museum of NH
ROCKINGHAM COUNTY
Wallace Rd.
NH Sportsplex
UPS Northeast Logistics Center
Gage Girls Rd.
Rockingham Rd.
Harvey Rd.
Mammoth Rd.
F.E. Everett Tpke.
Derry
Londonderry Country Club
Nashua Rd.
Parkland Medical Center
Merrimack
Londonderry
Passaconaway Country Club
Turkey Hill Rd.
Litchfield
South Rd.
Nashua 6 miles
Boston 38 miles
Claremont
MAINE
Concord
Rochester
NEW HAMPSHIRE
Portsmouth
Keene
Manchester
Hampton
Merrimack
Haverhill
Newburyport
Atlantic Ocean
Nashua
Lawrence
Lowell
Gloucester
Fitchburg
Peabody
Leominster
Burlington
Salem
Lynn
MASS.
Cambridge
Massachusetts Bay
BOSTON
Newton
Worcester
Framingham
Quincy
CAPE COD NATIONAL SEASHORE
Brockton
Provincetown
Plymouth
Woonsocket
Taunton
CONN.
Providence
Pawtucket
Cape Cod Bay
Cranston
RHODE ISLAND
Warwick
Fall River
New Bedford
Barnstable
Harwich
Chatham

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

120 Beech Hill Avenue Manchester, NH 03103	Collateral Asset Summary – Loan No. 7 Village at Beech Hill	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$27,200,000 72.1% 1.30x 9.2%

Mortgage Loan Information				Property Information
Mortgage Loan Seller:	UBS AG			Single Asset/Portfolio:	Single Asset
Credit Assessment (Fitch/KBRA/Moody’s):	NR/NR/NR			Location:	Manchester, NH 03103
				General Property Type:	Multifamily
Original Balance:	$27,200,000			Detailed Property Type:	Garden
Cut-off Date Balance:	$27,200,000			Title Vesting:	Fee Simple
% of Initial Pool Balance:	3.9%			Year Built/Renovated:	1973-1974/N/A
Loan Purpose:	Refinance			Size:	320 Units
Borrower Sponsor:	JPC Charities			Cut-off Date Balance per Unit:	$85,000
Mortgage Rate:	5.5152%			Maturity Date Balance per Unit:	$76,070
Note Date:	8/20/2018			Property Manager:	Aloft MGT LLC
First Payment Date:	10/6/2018
Maturity Date:	9/6/2028
Original Term to Maturity:	120 months			Underwriting and Financial Information
Original Amortization Term:	360 months			UW NOI:	$2,492,264
IO Period:	36 months			UW NOI Debt Yield:	9.2%
Seasoning:	1 month			UW NOI Debt Yield at Maturity:	10.2%
Prepayment Provisions:	LO (25); DEF (91); O (4)			UW NCF DSCR:	1.59x (IO)	1.30x (P&I)
Lockbox/Cash Mgmt Status:	Springing/Springing			Most Recent NOI:	$2,373,565 (5/31/2018 TTM)
Additional Debt Type:	N/A			2nd Most Recent NOI:	$2,456,255 (12/31/2017)
Additional Debt Balance:	N/A			3rd Most Recent NOI:	$2,161,208 (12/31/2016)
Future Debt Permitted (Type):	No (N/A)			Most Recent Occupancy:	95.6% (7/17/2018)
Reserves(1)				2nd Most Recent Occupancy:	97.0% (12/31/2017)
Type	Initial	Monthly	Cap	3rd Most Recent Occupancy:	96.0% (12/31/2016)
RE Tax:	$177,716	$38,634	N/A	Appraised Value (as of):	$37,700,000 (6/20/2018)
Insurance:	$67,022	$6,323	N/A	Cut-off Date LTV Ratio:	72.1%
Replacements:	$0	$8,000	N/A	Maturity Date LTV Ratio:	64.6%

Sources and Uses

Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Loan Amount:	$27,200,000	100.0%	Other Debt(2):	$24,522,688	90.2%
			Reserves:	$244,738	0.9%
			Closing Costs:	$753,289	2.8%
			Return of Equity:	$1,679,285	6.2%
Total Sources:	$27,200,000	100.0%	Total Uses:	$27,200,000	100.00%

(1)	See “Escrows and Reserves” below for further discussion of reserve requirements.

(2)	Other Debt represents the payoff of existing tax exempt bonds on the Village at Beech Hill Property (as defined below).

The Mortgage Loan. The seventh largest mortgage loan is evidenced by a promissory note in the original principal amount of $27,200,000 (the “Village at Beech Hill Mortgage Loan”) and is secured by a first priority mortgage encumbering the borrower’s fee interest in a 320-unit multifamily community located at 120 Beech Hill Avenue in Manchester, New Hampshire (the “Village at Beech Hill Property”). The proceeds of the Village at Beech Hill Mortgage Loan were used to pay off existing tax exempt bonds on the Village at Beech Hill Property, fund reserves, pay closing costs, and return equity to the borrower sponsor.

The Borrower and the Borrower Sponsor. The borrower is Beech Hill NH LLC (the “Village at Beech Hill Borrower”), a single-purpose Delaware limited liability company structured to be bankruptcy remote with two independent directors. A non-consolidation opinion was delivered in connection with the origination of the Village at Beech Hill Mortgage Loan. The borrower sponsor and non-recourse carve-out guarantor of the Village at Beech Hill Mortgage Loan is JPC Charities, an Ohio nonprofit corporation. Formed on June 17, 2013 for the purpose of providing quality, affordable housing to persons of low income across the United States, JPC Charities and its affiliates currently own and operate a portfolio of real estate assets that include 12 multifamily properties (89.7% of units) and two senior housing properties (10.3% of units) totaling 4,686 units located in Indiana, Pennsylvania, Georgia, New Hampshire, and Florida. Four of the properties owned by the affiliates of JPC Charities, including the Village at Beech Hill Property, totaling 1,024 units (21.9% of units), are subject to Section 8 Housing Assistance Payment (“HAP”) contracts.

The Property. The Village at Beech Hill Property is a 19-building, 320-unit, mixed-income multifamily community in Manchester, New Hampshire, approximately 2.8 miles south of downtown Manchester. Situated on a 22.32-acre site, the Village at Beech Hill Property improvements include four three-story apartment buildings, 13 two-story townhome style buildings and two single-story buildings that include the clubhouse and leasing office, which with the exception of the office building, were constructed in 1973-1974. The Village at Beech Hill Property unit mix includes 18 one-bedroom units, 260 two-bedroom units, and 42 three-bedroom units, with an average unit size of 867 SF. The Village at Beech Hill Property is encumbered by a Land Use Restriction Agreement (“LURA”) for Low Income Housing Tax Credits (“HTC”), which requires at least 40% of the units to be set aside for tenants earning no more than 60% of the median area income (“MAI”). Additionally, the Village at Beech Hill Property has entered into a HAP contract with the New Hampshire Housing Financing Authority, which provides for the difference between the contract rent and the eligible tenant’s contribution as defined by the U.S. Department of Housing and Urban Development (“HUD”). As of July 17, 2018, the Village at Beech Hill Property was 95.6% occupied.

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

120 Beech Hill Avenue Manchester, NH 03103	Collateral Asset Summary – Loan No. 7 Village at Beech Hill	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$27,200,000 72.1% 1.30x 9.2%

All units at the Village at Beech Hill Property feature private balconies, fully-equipped kitchens, carpet, window coverings, and internet/cable access. The landlord pays for all utilities, except for optional air conditioning units. Amenities at the Village at Beech Hill Property include a fitness center, on-site laundry, community room, business center, playground, basketball court, extra storage, secured entry, on-site property management, and 24-hour emergency maintenance. The Village at Beech Hill Property provides for 392 parking spaces, or 1.23 parking spaces per unit.

The borrower sponsor acquired the Village at Beech Hill Property in 2016 for $29.75 million ($92,969 per unit) and has since spent approximately $223,457 ($698 per unit) in capital improvements and approximately $670,000 ($2,094 per unit) in soft costs, for a total cost basis in the Village at Beech Hill Property of approximately $30.6 million ($95,761 per unit). From 2016 to 2017, the borrower sponsor has increased net operating income by approximately $295,000, an increase of approximately 13.7%.

The table below shows the unit mix at the Village at Beech Hill Property:

Village at Beech Hill Property Unit Mix Summary(1)
Unit Type	No. of Units	% of Total Units	Occupancy (%)	HAP Units (Only)	HTC Units (Only)	HAP & HTC Units	Unrestricted Units	Avg. Unit Size (SF)	Avg. Monthly Rent per Unit	Total Size (SF)
1 BR / 1 BA Garden	6	1.9%	100.0%	0	3	3	0	540	$979	3,240
1 BR / 1 BA Townhouse	12	3.8%	100.0%	0	5	7	0	622	$1,027	7,464
2 BR / 1 BA Garden	102	31.9%	92.2%	1	81	19	1	753	$1,054	76,806
2 BR / 1 BA Townhouse	158	49.4%	96.2%	3	109	26	20	922	$1,182	145,676
3 BR / 1 BA Garden	12	3.8%	100.0%	0	11	1	0	976	$1,252	11,712
3 BR / 1 BA Townhouse	30	9.4%	100.0%	1	22	2	5	1,089	$1,337	32,670
Total/Wtd. Avg.	320	100.0%	95.6%	5	231	58	26	867	$1,151	277,568

(1)	Information is based on the underwritten rent roll.

The Village at Beech Hill Property’s current HAP contract was renewed on March 1, 2010 and has a current expiration date of April 30, 2030. According to the HAP contract, 63 units of the Village at Beech Hill Property’s 320 total units are required to be leased to low income tenants that qualify for a Section 8 HAP voucher. HUD provides rental subsidies to the Village at Beech Hill Borrower in an amount equal to the difference between the HUD-approved gross rent (contract rent and any utility allowance) for a particular assisted unit and the gross family contribution required by HUD regulations and administrative procedures. The gross family contribution is the amount HUD regulations require the household to pay monthly towards the gross rent. During the term of the 20-year renewal contract, the contract administrator is required to annually, on the anniversary of the renewal contract (March 1st), adjust the amounts of the monthly contract rents in accordance with HUD requirements by either (i) an operating costs adjustment factor (but will not result in a negative adjustment of the contract rents), or (ii) the budget for the Village at Beech Hill Property, if requested by the owner and approved by the contract administrator.

According to the LURA, 288 units of the Village at Beech Hill Property’s 320 total units are required to be rented to households with initial incomes at or below 60% of the MAI adjusted for household size as determined by HUD. See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Property Types—Multifamily Properties” in the Preliminary Prospectus. The remaining 32 units are not subject to rent restrictions, however, no person or family may have an income at the time of initial occupancy of a unit in excess of 175% of the MAI. 294 units (91.9% of total units) at the Village at Beech Hill Property are currently reserved for low income tenants and as of July 17, 2018, 281 of such units were leased. Weighted average monthly rent at the Village at Beech Hill Property for one-bedroom, two-bedroom, and three-bedroom units are currently $1,011, $1,131, and $1,313 per unit, which is 1.3%, 9.0%, and 7.6% below the appraisal’s concluded weighted average market rental rate of $1,025, $1,243, and $1,421 per unit, respectively.

The Market. The Village at Beech Hill Property is located in Manchester, New Hampshire, approximately 2.8 miles south of downtown Manchester, 16.8 miles north of Nashua, New Hampshire, 21.9 miles south of the state capital, Concord, New Hampshire, and 51.4 miles northwest of Boston, Massachusetts. Manchester is the largest city in New Hampshire by population, and downtown Manchester, which has more than 1.0 million SF of high quality office space, is home to a high concentration of professional, scientific, and technical services, including law offices. Major employers in the region include Fidelity Investments, Catholic Medical Center, Timberland, Ocean National Bank, and eCopy. The Millyard (located 17.3 miles south) is an office park redeveloped from a 19th Century mill offering approximately 150,000 SF of office space on 16 acres and is now home to at least 30 technology company offices, including Texas Instruments and Autodesk, along with professional offices, college classrooms, and restaurants.

The Village at Beech Hill Property is located 0.8 miles northeast of Interstate 293, a 19- mile loop surrounding Manchester which intersects with Interstate 93 in its northeast section. Public transportation is provided throughout the region via the Manchester Transit Authority and a bus stop is located along Beech Hill Avenue at the Village at Beech Hill Property. AMTRAK service is available in downtown Manchester and connects with Boston 1.5 hours to the south and Berlin, New Hampshire to the north.

The Mall of New Hampshire is an 800,000 SF super-regional mall anchored by Macy's, Sears, JCPenney, and Best Buy and includes more than 125 specialty shops, four full-service restaurants, and a 550-seat food court. Most recently renovated/expanded in 2013, the mall reported a 92% occupancy and sales of $579 PSF, according to Green Street Advisors' March 2018 Mall Database. Nearby retailers include Walmart Supercenter, Hannaford Supermarket, The Home Depot, T.J. Maxx, Burlington, PetSmart, Dollar Tree, Ashley HomeStore, Petco, Party City, Staples, Hobby Lobby, Barnes & Noble, and a locally operated movie theater/pub.

According to a third party market research report, the estimated 2018 population within a one-, three-, and five-mile radius of the Village at Beech Hill Property is 10,231, 81,547, and 135,198, respectively. According to a third party market research report, the estimated 2018 average household income within a one-, three-, and five-mile radius of the Village at Beech Hill Property is $75,585, $74,951, and $88,293, respectively.

According to a third party market research report, the Village at Beech Hill Property's Manchester-Nashua multifamily submarket reported a 4.1% vacancy rate as of the first quarter of 2018, down from 4.7% as of the fourth quarter of 2017. The average asking rent per unit for the submarket has increased from $1,152 per month as of 2013 to $1,322 per month as of the first quarter of 2018, or a compounded annual growth rate of 3.3% over the approximately four-year period.

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

120 Beech Hill Avenue Manchester, NH 03103	Collateral Asset Summary – Loan No. 7 Village at Beech Hill	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$27,200,000 72.1% 1.30x 9.2%

Comparable rental properties to the Village at Beech Hill Property are shown in the table below:

Village at Beech Hill Property Comparable Rentals Summary
Property Name/Location	Year Built	Occupancy (%)	Number of Units	Unit Type	Avg. Unit Size (SF)(1)	Avg. Monthly Rent per Unit(1)(2)
Village at Beech Hill Property 120 Beech Hill Avenue Manchester, NH	1973-1974	95.6%(1)	320(1)	One Bedroom Two Bedroom Three Bedroom	595 856 1,057	$1,011 $1,131 $1,313
Redstone Apartments 10 Sentinel Court, Manchester, NH	2011	98.0%	206	One Bedroom Two Bedroom Two Bedroom	617 853 - 861 N/A	$1,239 $1,409 - $1,429 N/A
Devonshire Village 25 English Road, Manchester, NH	1975	100.0%	180	One Bedroom Two Bedroom Two Bedroom	705 - 840 810 - 975 N/A	$925 - $975 $990 - $1,040 N/A
Wellington Hill 201 Wellington Road, Manchester, NH	1986	100.0%	390	One Bedroom Two Bedroom Two Bedroom	750 - 782 1,020 - 1,050 1,309	$1,110 - $1,160 $1,220 - $1,310 $1,630
Eastgate Apartments 125 Eastgate Way, Manchester, NH	1992	100.0%	144	One Bedroom Two Bedroom Two Bedroom	690 1,080 1,200	$960 $1,160 $1,335
Greenview Village 55 Golfview Drive, Manchester, NH	1985	98.0%	240	One Bedroom Two Bedroom Two Bedroom	750 1,150 - 1,199 N/A	$1,255 $1,535 - $1,600 N/A
Sunset Ridge 80 Eastern Avenue, Manchester, NH	1986	99.0%	240	One Bedroom Two Bedroom Two Bedroom	633 733 - 833 N/A	$1,099 $1,249 - $1,399 N/A
Ledgewood Apartments 336-504 Kennard Road, Manchester, NH	1968	95.0%	87	One Bedroom Two Bedroom Two Bedroom	689 955 1,050	$905 $1,275 $1,499
The Residences at Summit Pointe 195 Eastern Avenue, Manchester, NH	1997	97.0%	96	One Bedroom Two Bedroom Two Bedroom	N/A 1,000 1,200	N/A $1,250 $1,415

Source: Appraisal

(1)	Information for the Village at Beech Hill Property is based on the underwritten rent roll.

(2)	Avg. Monthly Rent per Unit for the Village at Beech Hill Property includes 14 vacant units grossed up to appraisal concluded market rents.

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical and forecasted operating performance and the Underwritten Net Cash Flow at the Village at Beech Hill Property:

Cash Flow Analysis

	2015	2016	2017	5/31/2018 TTM	UW	UW Per Unit
Gross Potential Rent(1)	$4,047,861	$4,112,207	$4,243,253	$4,305,629	$4,409,196	$13,779
Total Other Income(2)	$91,657	$146,316	$114,751	$111,700	$111,700	$349
Less Vacancy & Concessions	$0	($51,273)	($140,190)	($163,201)	($220,460)	($689)
Effective Gross Income	$4,139,518	$4,207,249	$4,217,814	$4,254,129	$4,300,437	$13,439
Total Operating Expenses	$2,297,323	$2,046,041	$1,761,559	$1,880,564	$1,808,172	$5,651
Net Operating Income	$1,842,195	$2,161,208	$2,456,255	$2,373,565	$2,492,264	$7,788
Capital Expenditures	$0	$116,684	$0	$0	$80,000	$250
Net Cash Flow	$1,842,195	$2,044,524	$2,456,255	$2,373,565	$2,412,264	$7,538

Occupancy %(3)	96.0%	96.0%	97.0%	96.0%	95.0%
NOI DSCR (P&I)	0.99x	1.16x	1.32x	1.28x	1.34x
NCF DSCR (P&I)	0.99x	1.10x	1.32x	1.28x	1.30x
NOI Debt Yield	6.8%	7.9%	9.0%	8.7%	9.2%
NCF Debt Yield	6.8%	7.5%	9.0%	8.7%	8.9%

(1)	UW Gross Potential Rent is underwritten to the July 17, 2018 rent roll, which reflects physical occupancy of 95.6% and includes the gross up of 14 vacant units based on the appraisal’s concluded market rents of $204,480.

(2)	Total Other Income includes (i) laundry income associated with the on-site laundry facilities, which are leased to and operated by a third-party, (ii) parking income associated with approximately 67 garage spaces at a monthly rental rate of $25 per space, (iii) utility charges for air conditioner unit rentals, and (iv) other non-rental income such as late fees, application fees, and fees charged to tenants for their damage to the Village at Beech Hill Property.

(3)	UW Occupancy % is based on the underwritten economic vacancy of 5.0%. The Village at Beech Hill Property was 95.6% leased as of July 17, 2018.

Escrows and Reserves. The Village at Beech Hill Borrower deposited in escrow at origination (i) $177,716 for annual real estate taxes and (ii) $67,022 for insurance premiums. The Village at Beech Hill Borrower will be required to escrow monthly (i) 1/12 of the annual estimated tax payments, currently equal to $38,634, (ii) 1/12 of the annual estimated insurance premiums, currently equal to $6,323, and (iii) $8,000 for replacement reserves.

Lockbox and Cash Management. The Village at Beech Hill Mortgage Loan has a springing lockbox and springing cash management. Upon the occurrence of a Cash Management Trigger Event (as defined below) for the Village at Beech Hill Mortgage Loan, the Village at Beech Hill Borrower is

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

120 Beech Hill Avenue Manchester, NH 03103	Collateral Asset Summary – Loan No. 7 Village at Beech Hill	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$27,200,000 72.1% 1.30x 9.2%

required to (i) cause or cause the property manager to cause all rents to be deposited directly into the lockbox account and (ii) deliver irrevocable notice to all tenants under a Major Lease (as defined below) to deliver such rents directly into the lockbox account.

A “Major Lease” is any lease which (i) either individually or in the aggregate with any affiliate tenant lease, (a) covers 64 residential units or more, or (b) requires base rent equal to or greater than 20% of the gross income of the Village at Beech Hill Property, (ii) contains a purchase option to all or any portion of the Village at Beech Hill Property, (iii) is with an affiliate of the Village at Beech Hill Borrower, guarantor or property manager as a tenant, (iv) is entered into during the continuation of an event of default or any other Cash Sweep Event, or (v) is with respect to any non-residential space at the Village at Beech Hill Property.

During the continuance of a Cash Management Trigger Event for the Village at Beech Hill Mortgage Loan, provided that no event of default is continuing, funds in the lockbox account are required to be applied on each monthly payment date (i) to fund the required reserve deposits as described above under “Escrows and Reserves”, (ii) to pay debt service on the Village at Beech Hill Mortgage Loan, (iii) to pay operating expenses not otherwise paid or reserved for as described above under “Escrows and Reserves” and referenced in the annual budget approved by the lender together with other amounts incurred by the Village at Beech Hill Borrower in connection with the operation and maintenance of the Village at Beech Hill Property, and (iv) during the continuance of a Cash Sweep Event Period (as defined below), to disburse the remainder to an account to be held by the lender as additional security for the Village at Beech Hill Mortgage Loan.

A “Cash Management Trigger Event” will occur upon (i) an event of default under the Village at Beech Hill Mortgage Loan, (ii) any bankruptcy action involving the Village at Beech Hill Borrower, the guarantor, or the property manager, (iii) the debt service coverage ratio based on the trailing 12-month period falling below 1.20x, or (iv) any felony indictment, indictment for fraud of, or misappropriation of funds by the Village at Beech Hill Borrower, the guarantor, any director or officer of the Village at Beech Hill Borrower or the guarantor, or the property manager or any director or officer of the property manager. A Cash Management Trigger Event will continue until, in regard to clause (i), the cure of such event of default and acceptance of such cure by the lender, in regard to clause (ii) above, the filing being discharged, stayed or dismissed within 30 days for the Village at Beech Hill Borrower or guarantor, or within 120 days for the property manager, and the lender’s determination that such filing does not materially affect the obligations of the Village at Beech Hill Borrower, the guarantor, or the property manager under the applicable Village at Beech Hill Mortgage Loan documents or management agreement, as applicable, in regard to clause (iii) above, the debt service coverage based on the trailing 12-month period is greater than 1.25x for two consecutive calendar quarters, or in regard to clause (iv) above, the replacement of the property manager with a qualified manager pursuant to the Village at Beech Hill Mortgage Loan documents or termination of the involvement with the property of the applicable director or officer that was the subject of the indictment. Notwithstanding the above, a cure of a Cash Management Trigger Event may occur no more than four times during the term of the Village at Beech Hill Mortgage Loan.

A “Cash Sweep Event Period” will occur upon (i) an event of default under the Village at Beech Hill Mortgage Loan, (ii) any bankruptcy action involving the Village at Beech Hill Borrower, the guarantor, or the property manager, or (iii) the debt service coverage ratio based on the trailing 12-month period falling below 1.15x. A Cash Sweep Event Period will continue until, in regard to clause (i) above, the cure of such event of default and acceptance of such cure by the lender, in regard to clause (ii) above, the filing being discharged, stayed or dismissed within 30 days for the Village at Beech Hill Borrower, the guarantor, or within 120 days for the property manager, and the lender’s determination that such filing does not materially affect the obligations of the Village at Beech Hill Borrower, the guarantor, or the property manager under the applicable Village at Beech Hill Mortgage Loan documents or management agreement, as applicable, or in regard to clause (iii) above, the debt service coverage based on the trailing 12-month period is greater than 1.20x for two consecutive calendar quarters. Notwithstanding the above, a cure of a Cash Management Trigger Event may occur no more than two times during the term of the Village at Beech Hill Mortgage Loan.

Additional Secured Indebtedness (not including trade debts). Not permitted.

Mezzanine Loan and Preferred Equity. Not permitted.

Release of Property. Not permitted.

Terrorism Insurance. The Village at Beech Hill Borrower is required to obtain and maintain property insurance, commercial general liability insurance, and business income or rental loss insurance that covers perils of terrorism and acts of terrorism, both foreign and domestic.

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

9770, 9850, 9890 South Maryland Parkway & 1263 East Silverado Ranch Boulevard Las Vegas, NV 89183	Collateral Asset Summary – Loan No. 8 Silverado Ranch Place	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$21,673,947 69.9% 1.65x 11.7%

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

9770, 9850, 9890 South Maryland Parkway & 1263 East Silverado Ranch Boulevard Las Vegas, NV 89183	Collateral Asset Summary – Loan No. 8 Silverado Ranch Place	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$21,673,947 69.9% 1.65x 11.7%

Silverado Ranch Place
9770, 9850, 9890 South Maryland Parkway
Las Vegas, NV 89183
LAS VEGAS
LAS VEGAS STRIP
Paradise
Paradise Valley
CLARK COUNTY
HENDERSON
Enterprise
Silverado Ranch
Seven Hills
Macdonald Ranch
Whitney
Sunrise Manor
Downtown Las Vegas 4 miles
McCarran International Airport
Henderson Executive Airport
University of Nevada - Las Vegas
Thomas & Mack Center
Desert Springs Hospital
Hard Rock Hotel & Casino
LAS VEGAS MONORAIL
Caesars Palace
Bellagio
City Center
MGM Grand
New York New York
T-Mobile Arena
The Orleans
Palms
Rio
Tropicana
Excalibur
Luxor
Mandalay Bay
Mandalay Bay Convention Center
Las Vegas Raiders Stadium (Opens 2020)
Carroll Shelby Museum
Town Square Las Vegas
Scientific Games
Protec Games
Konami Gaming
TEKsystems
Nutri Pharmaceuticals Research
McCarran Marketplace
Tropicana East Shopping Center
Sam's Town Hotel
Franklin Shopping Center
Green Valley Town Center
Galleria at Sunset
Whitney Ranch Shopping Ctr.
Stephanie Street Shopping Center
Sunset Station Hotel & Casino
Sunset Park
Wild Horse Golf Course
Warm Springs Marketplace
Eastern Springs Village
Warm Springs Plaza
LV South Premium Outlets
Blue Diamond Crossing
Silverton Casino
Desert Diamond Plaza
Las Palmas Village
Duck Creek Park
Sansone Regal Plaza
Stephanie Promenade
Cornerstone Park
Legacy Golf Course
Pebble Marketplace
Paseo Verde Plaza
The District at Green Valley Ranch
Green Valley Ranch Resort & Casino
Horizon Place
Beltway Marketplace
Silverado Park Place
Desert Willow Golf Course
Dragonridge Country Club
South Point Hotel Casino
The Grandview
St. Rose Dominican Hospital
Eastern Commons
Sunridge Village Plaza
Levi Strauss & Co
Rio Secco Golf Club
Southern Highlands Golf Club
Lion Habitat Ranch
The M Resort & Casino
Anthem Highlands
Flamingo Rd
Harmon Ave
Tropicana Ave
Hacienda Ave
Russell Rd
Patrick Ln
Sunset Rd
Warm Springs Rd
Robindale Rd
Windmill Ln
Wigwam Pkwy
Pebble Rd
Serene Ave
Silverado Ranch Blvd
Pyle Ave
Cactus Ave
Erie Ave
Somerset Hills Ave
Southern Highlands Pkwy
St. Rose Pkwy
Sunrise Hts Pkwy
Volunteer Blvd
Via Inspirada
Horizon Ridge Pkwy
Green Valley Pkwy
Bruce Woodbury Beltway
Great Basin Hwy
Boulder Hwy
Blue Diamond Rd
Decatur Blvd
Valley View Blvd
Dean Martin Dr
LV Blvd
Las Vegas Blvd
Gillespie St
Bermuda Rd
Maryland Pkwy
Spencer St
Paradise Rd
Eastern Ave
McLeod Dr
Pecos Rd
Sandhill Rd
Stephanie St
15
215
515
95
93
592
593
582
612
604
146
NORTH LAS VEGAS
LAS VEGAS
Summerlin
Downtown
Winchester
Strip
Sunrise Manor
Enterprise
HENDERSON
CLARK COUNTY
SPRING MTS.
MUDDY MTS.

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

9770, 9850, 9890 South Maryland Parkway & 1263 East Silverado Ranch Boulevard Las Vegas, NV 89183	Collateral Asset Summary – Loan No. 8 Silverado Ranch Place	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$21,673,947 69.9% 1.65x 11.7%

Mortgage Loan Information				Mortgaged Property Information
Mortgage Loan Seller:	UBS AG			Single Asset/Portfolio:	Single Asset
Credit Assessment (Fitch/KBRA/Moody’s):	NR/NR/NR			Location:	Las Vegas, NV 89183
				General Property Type:	Retail
Original Balance:	$21,700,000			Detailed Property Type:	Shadow Anchored
Cut-off Date Balance:	$21,673,947			Title Vesting:	Fee Simple
% of Initial Pool Balance:	3.1%			Year Built/Renovated:	2003/N/A
Loan Purpose:	Acquisition			Size:	188,197 SF
Borrower Sponsor:	Gilbert C. Barbieri			Cut-off Date Balance per SF:	$115
Mortgage Rate:	5.0042%			Maturity Date Balance per SF:	$95
Note Date:	9/7/2018			Property Manager:	Casa Mia, Inc. (borrower-related)
First Payment Date:	10/6/2018
Maturity Date:	9/6/2028
Original Term to Maturity:	120 months
Original Amortization Term:	360 months
IO Period:	0 months
Seasoning:	1 month			Underwriting and Financial Information
Prepayment Provisions:	LO (25); DEF (91); O (4)			UW NOI(2):	$2,542,888
Lockbox/Cash Mgmt Status:	Hard/Springing			UW NOI Debt Yield:	11.7%
Additional Debt Type:	N/A			UW NOI Debt Yield at Maturity:	14.3%
Additional Debt Balance:	N/A			UW NCF DSCR:	1.65x
Future Debt Permitted (Type):	No (N/A)			Most Recent NOI(2):	$2,043,687 (7/31/2018 TTM)
Reserves(1)				2nd Most Recent NOI:	$1,869,043 (12/31/2017)
Type	Initial	Monthly	Cap	3rd Most Recent NOI:	$2,062,609 (12/31/2016)
RE Tax:	$36,452	$14,020	N/A	Most Recent Occupancy(3):	87.2% (7/1/2018)
Insurance:	$6,205	$2,387	N/A	2nd Most Recent Occupancy(4):	61.0% (12/31/2017)
Required Repairs:	$13,313	$0	N/A	3rd Most Recent Occupancy(4):	81.0% (12/31/2016)
Replacements:	$0	$3,137	N/A	Appraised Value (as of):	$31,000,000 (7/20/2018)
TI/LC:	$0	$15,683	N/A	Cut-off Date LTV Ratio:	69.9%
Unfunded Tenant Obligations:	$38,267	$0	N/A	Maturity Date LTV Ratio:	57.6%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Loan Amount:	$21,700,000	69.3%	Purchase Price:	$31,000,000	99.0%
Borrower Equity:	$9,617,308	30.7%	Reserves:	$94,237	0.3%
			Closing Costs:	$223,072	0.7%
Total Sources:	$31,317,308	100.0%	Total Uses:	$31,317,308	100.0%

(1)	See “Escrows and Reserves” below for further discussion of reserve requirements.

(2)	The increase in UW NOI over Most Recent NOI is due to (i) rent for the largest tenant, Planet Fitness, being abated through May 2018, (ii) rent for the third largest tenant, Santa’s Wrap, being abated through January 2018, (iii) rent for Armaan Taste of India (2.9% of NRA and 3.4% of underwritten base rent) and Good Vibrations Tattoo & Piercing (0.6% of NRA and 0.9% of underwritten base rent) being abated through December 2017, (iv) five leases representing 4.4% of NRA and 7.5% of underwritten base rent starting after April 2018, (v) contractual rent steps totaling $19,661 through September 2019 for investment grade tenants and March 2019 for non-investment grade tenants and (vi) straight-line rent of $2,591 for investment grade tenants UPS Store, H & R Block and Allstate.

(3)	As of the rent roll dated July 1, 2018, the Silverado Ranch Place Property was 86.2% occupied by 42 national and local tenants. On September 5, 2018, Jazzy Chick Beauty Supply Boutique signed a lease, which increased the occupancy to 87.2%.

(4)	2nd Most Recent Occupancy and 3rd Most Recent Occupancy are based on the average occupancy for the respective trailing 12-month period.

The Mortgage Loan. The eighth largest mortgage loan (the “Silverado Ranch Place Mortgage Loan”) is evidenced by a promissory note with an original principal balance of $21,700,000. The Silverado Ranch Place Mortgage Loan is secured by a first priority fee mortgage encumbering a four-building 188,197 SF retail center located in Las Vegas, Nevada (the “Silverado Ranch Place Property”). The proceeds of the Silverado Ranch Place Mortgage Loan, along with approximately $9.6 million in borrower sponsor equity, were used to acquire the Silverado Ranch Place Property, fund reserves and pay closing costs.

The Borrower and the Borrower Sponsor. The borrower is 1263 Silverado LLC (the “Silverado Ranch Place Borrower”), a single-purpose Delaware limited liability company structured to be bankruptcy remote. The Silverado Ranch Place Borrower is indirectly owned by three separate trusts in which Gilbert C. Barbieri, the guarantor and borrower sponsor of the Silverado Ranch Place Mortgage Loan, is the trustee and beneficiary.

The Property. The Silverado Ranch Place Property is an 188,197 SF retail shopping center located in Las Vegas, Nevada. Located on a 13.1-acre site, the Silverado Ranch Place Property provides for 870 parking spaces (approximately 4.6 per 1,000 SF). The improvements of the Silverado Ranch Place Property include four, two-story buildings constructed in 2003. As of the rent roll dated July 1, 2018, the Silverado Ranch Place Property was 86.2% occupied by 42 national and local tenants, including Planet Fitness, Dollar Tree, Panda Express, H & R Block, and UPS Store. On September 5, 2018, Jazzy Chick Beauty Supply Boutique signed a lease, which increased the occupancy to 87.2%. Tenants at the Silverado Ranch Place Property include medical, dental, fitness, service, discount soft goods, and restaurant tenants.

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

9770, 9850, 9890 South Maryland Parkway & 1263 East Silverado Ranch Boulevard Las Vegas, NV 89183	Collateral Asset Summary – Loan No. 8 Silverado Ranch Place	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$21,673,947 69.9% 1.65x 11.7%

The Silverado Ranch Place Property is shadow anchored by Smith’s Grocery (“Smith’s”), which is not part of the collateral for the Silverado Ranch Place Mortgage Loan. According to a report dated August 8, 2018, TDLinx estimates Smith’s annual sales as $27.3 million ($496.36 PSF), outperforming the Albertsons store across the street, estimated to have annual sales of $20.8 million ($472.73 PSF). Smith’s is part of The Kroger Company, one of the world’s largest food retailers. The Kroger Company reported approximately $122.7 billion in sales for fiscal year 2017. The Silverado Ranch Place Property is subject to a reciprocal easement agreement (“REA”) established to govern the use and maintenance of the broader shopping center recorded by Smith’s.

Major Tenants.

Planet Fitness (30,902 SF, 16.4% of NRA, 7.0% of underwritten base rent). Planet Fitness (NYSE: PLNT) is one of the largest franchisors and operators of fitness centers in the United States with more than 1,600 locations in the 50 states, the District of Columbia, Canada, Puerto Rico, the Dominican Republic and Mexico. The company was founded in 1992 and is headquartered in Hampton, New Hampshire. As of the second quarter ended June 30, 2018, Planet Fitness had total revenue and net income of approximately $140.6 million and $30.4 million, respectively. From the prior year period, total revenue and net income increased approximately 31.0% and 69.0%, respectively. As of the second quarter ended June 30, 2018, 44 new Planet Fitness franchise stores were opened, bringing system-wide total stores to 1,608. As of June 30, 2018, Planet Fitness reported total assets and cash equivalents of approximately $1.1 billion and $147.8 million, respectively. Planet Fitness has been a tenant at the Silverado Ranch Place Property since December 2017 with a lease expiration of May 31, 2028 and has three, five-year extension options remaining and no termination options. Planet Fitness pays base rent of $6.47 PSF that steps to $7.28 PSF in January 2023.

State of Nevada (16,981 SF, 9.0% of NRA, 13.2% of underwritten base rent). State of Nevada (Moody’s: Aa2) occupies 16,981 SF under two separate leases expiring on December 31, 2018 with two, one-year renewal options remaining. If the Nevada State Legislature and/or the Federal Government limits or restricts funding or the ability to satisfy its rental obligations, State of Nevada may terminate its lease with payment of the rent for the month such termination occurs. State of Nevada has been a tenant at the Silverado Ranch Place Property since December 2008. State of Nevada pays a weighted average base rent of $22.26 PSF. See “Description of the Mortgage Pool—Tenant Issues—Lease Expirations and Terminations—Terminations” in the Preliminary Prospectus.

Santa’s Wrap (15,000 SF, 8.0% of NRA, 2.6% of underwritten base rent). Santa’s Wrap opened in 2012 as a seasonal store focusing on Christmas themed items but has recently progressed into sales of everyday home décor and other unique products. Santa’s Wrap has been a tenant at the Silverado Ranch Place Property since December 2017 with a lease expiration of January 31, 2023 and has no renewal or termination options. Santa’s Wrap pays base rent of $4.80 PSF that steps to $5.04 PSF in February 2019.

Dollar Tree (9,400 SF, 5.0% of NRA, 6.5% of underwritten base rent). Dollar Tree (NASDAQ: DLTR) (Moody’s/S&P: Baa3/BBB-) is a Fortune 150 company headquartered in Chesapeake, Virginia and operates in the 48 contiguous U.S. states and five Canadian provinces. The company sells everything for $1 or less. In July 2015, Dollar Tree completed the acquisition of Family Dollar, another national discount retailer. Together with all the Family Dollar stores, Dollar Tree operates over 15,000 stores with approximately 118.5 million SF as of August 4, 2018. For the 13 weeks ended August 4, 2018, Dollar Tree had net sales and net income of approximately $5.5 billion and $273.9 million, respectively. From the prior year period, net sales and net income increased approximately 4.6% and 17.2%, respectively. As of August 4, 2018, Dollar Tree reported total assets and cash equivalents of approximately $16.1 billion and $647.3 million. Dollar Tree has been a tenant at the Silverado Ranch Place Property since August 2008 with a lease expiration of August 31, 2023 and has one, five-year renewal option remaining and no termination options. Dollar Tree pays base rent of $20.00 PSF.

Southern Nevada Suites, Inc. (6,000 SF, 3.2% of NRA, 3.6% of underwritten base rent). Southern Nevada Suites, Inc. (DBA: My Salon Suites) is an upscale beauty complex featuring 31 large move-in ready suites for independent beauty and wellness professionals. All suites come fully furnished with a furniture and amenity package. The company is now open in 13 states and has one location in Ottawa, Canada. Southern Nevada Suites, Inc. has been a tenant at the Silverado Ranch Place Property since April 2016 with a lease expiration of March 31, 2026 and has two, five-year options remaining and no termination options. Southern Nevada Suites, Inc. pays base rent of $17.16 PSF.

The following table presents certain information relating to the leases at the Silverado Ranch Place Property:

Tenant Summary(1)
Tenant Name	Credit Rating (Fitch/Moody’s/S&P)(2)	Tenant SF	Approximate % of SF	Annual UW Base Rent	% of Annual UW Base Rent	Annual UW Base Rent PSF(3)	Lease Expiration

Planet Fitness(4)	NR/NR/NR	30,902	16.4%	$200,004	7.0%	$6.47	5/31/2028
State of Nevada(5)	NR/Aa2/NR	16,981	9.0%	$378,070	13.2%	$22.26	12/31/2018
Santa’s Wrap	NR/NR/NR	15,000	8.0%	$75,600	2.6%	$5.04	1/31/2023
Dollar Tree(6)	NR/Baa3/BBB-	9,400	5.0%	$188,000	6.5%	$20.00	8/31/2023
Southern Nevada Suites, Inc.(7)	NR/NR/NR	6,000	3.2%	$102,960	3.6%	$17.16	3/31/2026
Subtotal		78,283	41.6%	$944,634	32.9%	$12.07
Remaining Tenants		85,865	45.6%	$1,928,088	67.1%	$22.45
Vacant Space		24,049	12.8%	$0	0.0%	$0.00
Total/Wtd. Avg.		188,197	100.0%	$2,872,722	100.0%	$17.50

(1)	Information is based on the underwritten rent roll.

(2)	Certain ratings are those of the parent company whether or not the parent guarantees the lease.

(3)	Wtd. Avg. Annual UW Base Rent PSF excludes vacant space.

(4)	Planet Fitness has three, five-year renewal options remaining.

(5)	State of Nevada two, one-year renewal options remaining. If the Nevada State Legislature and/or the Federal Government limits or restricts funding or the ability to satisfy its rental obligations, State of Nevada may terminate its lease with payment of the rent for the month such termination occurs.

(6)	Dollar Tree has one, five-year renewal option remaining.

(7)	Southern Nevada Suites, Inc. has two, five-year options remaining.

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

9770, 9850, 9890 South Maryland Parkway & 1263 East Silverado Ranch Boulevard Las Vegas, NV 89183	Collateral Asset Summary – Loan No. 8 Silverado Ranch Place	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$21,673,947 69.9% 1.65x 11.7%

The following table presents certain information relating to the lease rollover at the Silverado Ranch Place Property:

Lease Rollover Schedule(1)(2)
Year	# of Leases Rolling	SF Rolling	Approx. % of Total SF Rolling	Approx. Cumulative % of SF Rolling	UW Base Rent PSF Rolling(3)	Total UW Base Rent Rolling	Approx. % of Total Rent Rolling	Approx. Cumulative % of Total Rent Rolling
MTM	0	0	0.0%	0.0%	$0.00	$0	0.0%	0.0%
2018	3	18,341	9.7%	9.7%	$22.13	$405,814	14.1%	14.1%
2019	8	15,594	8.3%	18.0%	$18.81	$293,268	10.2%	24.3%
2020	4	12,821	6.8%	24.8%	$17.88	$229,176	8.0%	32.3%
2021	10	21,202	11.3%	36.1%	$23.90	$506,795	17.6%	50.0%
2022	4	11,778	6.3%	42.4%	$17.72	$208,702	7.3%	57.2%
2023	10	41,191	21.9%	64.3%	$17.65	$727,018	25.3%	82.5%
2024	1	1,880	1.0%	65.3%	$31.56	$59,333	2.1%	84.6%
2025	1	2,916	1.5%	66.8%	$27.00	$78,732	2.7%	87.3%
2026	1	6,000	3.2%	70.0%	$17.16	$102,960	3.6%	90.9%
2027	0	0	0.0%	70.0%	$0.00	$0	0.0%	90.9%
2028	1	30,902	16.4%	86.4%	$6.47	$200,004	7.0%	97.9%
2029 & Beyond	1	1,523	0.8%	87.2%	$40.00	$60,920	2.1%	100.0%
Vacant	0	24,049	12.8%	100.0%	$0.00	$0	0.0%	100.0%
Total/Wtd. Avg.	44	188,197	100.0%		$17.50	$2,872,722	100.0%

(1)	Information is based on the underwritten rent roll.

(2)	Certain tenants may have lease termination options that are exercisable prior to the stated expiration date of the subject lease or leases which are not considered in the lease rollover schedule.

(3)	Wtd. Avg. UW Base Rent PSF Rolling excludes vacant space.

The Market. The Silverado Ranch Place Property is located in Las Vegas, Clark County, Nevada, approximately 14.4 miles south of the Las Vegas central business district and 5.1 miles south of McCarran International Airport. Silverado Ranch Boulevard and Maryland Parkway, neighborhood thoroughfares, provide immediate access to the Silverado Ranch Place Property. According to a third party market research report, daily vehicular traffic at the intersection of Silverado Ranch Boulevard and South Maryland Parkway is 21,410 vehicles. The Silverado Ranch Place Property is located approximately 1.9 miles from Interstate 215, a 50.5-mile beltway route circling three-quarters of the Las Vegas Valley in southern Nevada. In addition, the Silverado Ranch Place Property is approximately 1.5 miles from State Road 146, an east-west route in Southern Nevada.

According to the appraisal, recent developments in the Las Vegas Valley include a $4 billion development of Resorts World Hotel & Casino, a 18,000-seat arena by the Madison Square Garden company, a $1.9 billion Las Vegas Raiders domed football stadium, a $1.4 billion expansion of the Las Vegas Convention Center, a $1 billion infrastructure plan by Switch, Inc. in northern and southern Nevada, and a $1 billion Project Neon freeway interchange rehabilitation program to enhance access to downtown Las Vegas. Complimentary retail developments in the area include Silverado Ranch Plaza, located approximately 1.0 mile east of the Silverado Ranch Place Property, which is anchored by Target and Marshalls, and Eastern Beltway, located approximately 1.2 miles north of the Silverado Ranch Place Property, which is anchored by Walmart Supercenter and The Home Depot.

According to a third party market research report, the 2018 estimated population within a one-, three- and five-mile radius of the Silverado Ranch Place Property is 39,561, 159,577 and 295,225, respectively, which represents a compounded annual growth rate of 6.0%, 4.4% and 4.3%, respectively, since 2000. The 2018 estimated average household income within the same radius is $80,387, $86,668 and $92,700, respectively. Comparatively, the Las Vegas-Henderson-Paradise, NV metropolitan statistical area saw its population increase at a compounded annual growth rate of 2.7% since 2000 and the 2018 average household income is $74,578.

According to a third party market research report, the Silverado Ranch Place Property is located within the Las Vegas retail market and Southeast Las Vegas retail submarket cluster. As of the second quarter of 2018, the Las Vegas retail market reported inventory of approximately 116.2 million SF, an overall vacancy rate of 6.7%, an average asking rental rate of $17.56 PSF and net absorption of 100,565 SF. As of the second quarter of 2018, the Southeast Las Vegas retail submarket cluster reported inventory of approximately 21.4 million SF, an overall vacancy rate of 7.0%, an average asking rental rate of $17.20 PSF and net absorption of 315,074 SF. Since the second quarter of 2016, the Southeast Las Vegas retail submarket cluster has maintained overall vacancy below 8.9% and average asking rents have improved from $17.05 PSF in the second quarter of 2016 to $17.20 PSF in the second quarter of 2018.

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

9770, 9850, 9890 South Maryland Parkway & 1263 East Silverado Ranch Boulevard Las Vegas, NV 89183	Collateral Asset Summary – Loan No. 8 Silverado Ranch Place	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$21,673,947 69.9% 1.65x 11.7%

The following table presents comparable rental leases with respect to the Silverado Ranch Place Property:

Comparable Leases
Property Name	Location	Year Built/ Renovated	Property Size (SF)(1)	Total Occupancy(1)	Tenant(1)	Lease Size (SF)(1)	Annual Rent PSF(1)	Distance to Subject
Silverado Ranch Place	Las Vegas, NV	2003/NA	188,197	87.2%	Southern Nevada Suites, Inc.	6,000	$17.16	—
Silverado Ranch Centre	Las Vegas, NV	2000/NA	139,583	94.0%	Stones Accounting & Management	1,200	$18.00	0.5 mi
Siena Promenade	Henderson, NV	2002/NA	28,904	100.0%	Kitchenova	1,295	$30.00	2.0 mi
Eastern Commons	Henderson, NV	2001/NA	65,961	96.0%	Studio One	4,100	$25.20	2.3 mi
Horizon Marketplace	Henderson, NV	2000/NA	155,355	95.0%	America First Credit Union	2,201	$24.00	2.5 mi
Beltway Plaza	Henderson, NV	1999/NA	85,645	98.0%	Doc Holliday's Tavern	5,000	$32.00	1.5 mi
Eastern Beltway	Henderson, NV	1998/NA	298,444	95.0%	Quoted	N/A	$24.00	1.2 mi
Total/Wtd. Avg.(2)			773,892	95.4%		1,609	$24.13

Source: Appraisal

(1)	Information for the Silverado Ranch Place Property is based on the underwritten rent roll.
(2)	Total/Wtd. Avg. exclude the Silverado Ranch Place Property.

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at the Silverado Ranch Place Property:

Cash Flow Analysis

	2015	2016	2017	7/31/2018 TTM	UW	UW PSF
Base Rent(1)	$2,340,659	$2,474,066	$2,314,597	$2,371,297	$3,331,264	$17.70
Total Recoveries	$468,759	$506,205	$403,840	$485,102	$711,866	$3.78
Other Income	$17,453	$57,347	$26,896	$104,140	$14,000	$0.07
Less Vacancy & Credit Loss	$0	$0	$0	$0	($565,118)	($3.00)
Effective Gross Income	$2,826,870	$3,037,618	$2,745,333	$2,960,539	$3,492,012	$18.56
Total Expenses	$900,807	$975,009	$876,290	$916,852	$949,124	$5.04
Net Operating Income	$1,926,063	$2,062,609	$1,869,043	$2,043,687	$2,542,888	$13.51
Capital Expenditures	$0	$0	$0	$0	$22,584	$0.12
TI/LC	$0	$0	$0	$0	$210,092	$1.12
Net Cash Flow	$1,926,063	$2,062,609	$1,869,043	$2,043,687	$2,310,212	$12.28

Occupancy %(2)	84.0%	81.0%	61.0%	87.2%(3)	86.0%
NOI DSCR	1.38x	1.47x	1.34x	1.46x	1.82x
NCF DSCR	1.38x	1.47x	1.34x	1.46x	1.65x
NOI Debt Yield	8.9%	9.5%	8.6%	9.4%	11.7%
NCF Debt Yield	8.9%	9.5%	8.6%	9.4%	10.6%

(1)	UW Base Rent is based on the underwritten rent roll and includes (i) vacancy gross up of $455,951, (ii) rent steps of $19,661, and (iii) straight-line rent of $2,591 for investment grade tenants UPS Store, H & R Block and Allstate. The increase in UW NOI over Most Recent NOI is due to (i) rent for the largest tenant, Planet Fitness, being abated through May 2018, (ii) rent for the third largest tenant, Santa’s Wrap, being abated through January 2018, (iii) rent for Armaan Taste of India (2.9% of NRA and 3.4% of underwritten base rent) and Good Vibrations Tattoo & Piercing (0.6% of NRA and 0.9% of underwritten base rent) being abated through December 2017, (iv) five leases representing 4.4% of NRA and 7.5% of underwritten base rent starting after April 2018, (v) contractual rent steps totaling $19,661 through September 2019 for investment grade tenants and March 2019 for non-investment grade tenants and (vi) straight-line rent of $2,591 for investment grade tenants UPS Store, H & R Block and Allstate.

(2)	Historical occupancy is based on the average occupancy for the respective trailing 12-month period. UW Occupancy % is based on the underwritten economic vacancy of 14.0%.

(3)	7/31/2018 TTM Occupancy % is based on the underwritten rent roll. As of July 1, 2018, the Silverado Ranch Place Property was 86.2% occupied by 42 national and local tenants. On September 5, 2018, Jazzy Chick Beauty Supply Boutique signed a lease, which increased the occupancy to 87.2%.

Escrows and Reserves. At origination, the Silverado Ranch Place Borrower deposited (i) $36,452 for real estate taxes, (ii) $6,205 for insurance premiums, (iii) $13,313 for required repairs and (iv) $38,267 for unfunded tenant obligations consisting of free rent associated with the Nationwide Vision Center ($24,199), UPS Store ($2,668), and CiCi’s Pizza ($7,486) leases as well as leasing commissions associated with the Sun Telecom ($3,914) lease. The Silverado Ranch Place Borrower is required to escrow monthly (i) 1/12 of the annual estimated tax payments, currently equal to $14,020, (ii) 1/12 of the annual estimated insurance premiums, currently equal to $2,387, (iii) $3,137 for replacement reserves and (iv) $15,683 for tenant improvements and leasing commissions.

Lockbox and Cash Management. The Silverado Ranch Place Mortgage Loan provides for a hard lockbox and springing cash management. During the occurrence and continuance of a Cash Management Trigger Event (as defined below), all funds in the lockbox account are required to be transferred to the cash management account within one business day. All funds in the cash management account are required to be applied on each monthly payment date in accordance with the Silverado Ranch Place Mortgage Loan documents. Pursuant to the Silverado Ranch Place Mortgage Loan documents, all excess funds on deposit (after payment of monthly reserve deposits, debt service payment and cash management bank fees) will be applied as follows (a) if a Material Tenant Trigger Event (as defined below) has occurred and is continuing, to a Material Tenant (as defined below) rollover reserve, (b) if a Cash Sweep Event (as defined below) has occurred and is continuing, to the lender-controlled excess cash flow account or (c) if no event of default under the Silverado Ranch Place Mortgage Loan exists, to the Silverado Ranch Place Borrower.

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

9770, 9850, 9890 South Maryland Parkway & 1263 East Silverado Ranch Boulevard Las Vegas, NV 89183	Collateral Asset Summary – Loan No. 8 Silverado Ranch Place	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$21,673,947 69.9% 1.65x 11.7%

A “Cash Management Trigger Event” will occur upon (i) an event of default, (ii) any bankruptcy action of the Silverado Ranch Place Borrower, the guarantor or property manager, (iii) the debt service coverage ratio based on the trailing 12-month period falling below 1.20x, (iv) a Material Tenant Trigger Event or (v) an indictment for felony, fraud or misappropriation of funds by the guarantor, property manager, or any director or officer of the Silverado Ranch Place Borrower, guarantor, or property manager. A Cash Management Event will continue until, in regard to clause (i) above, such event of default has been cured or waived, in regard to clause (ii) above, if such trigger event is the result of the filing of an involuntary petition, such bankruptcy petition has been discharged, stayed, or dismissed within 30 days of such filing among other conditions for the Silverado Ranch Place Borrower or guarantor and within 120 days for the property manager, in regard to clause (iii) above, the debt service coverage ratio based on the trailing 12-month period is greater than 1.25x for two consecutive calendar quarters, in regard to clause (iv) above, the date a Material Tenant Trigger Event cure has occurred, or in regard to clause (v) above, the Silverado Ranch Place Borrower has replaced the property manager with a qualified manager.

A “Cash Sweep Event” will occur upon (i) an event of default, (ii) any bankruptcy action of the Silverado Ranch Place Borrower, the guarantor or property manager, or (iii) the debt service coverage ratio based on the trailing 12-month period falling below 1.15x. A Cash Sweep Event will continue until, in regard to clause (i) above, such event of default has been cured or waived, in regard to clause (ii) above, if such trigger event is the result of the filing of an involuntary petition, such bankruptcy petition has been discharged, stayed, or dismissed within 30 days of such filing among other conditions for Silverado Ranch Place Borrower or guarantor and within 120 days for the property manager, or in regard to clause (iii) above, the date the debt service coverage ratio based on the trailing 12-month period is greater than 1.20x for two consecutive calendar quarters.

A “Material Tenant Trigger Event” will occur (i) if a Material Tenant gives notice of its intention to terminate or cancel or not to extend or renew its lease, (ii) on or prior to 18 months prior to the expiration date of a Material Tenant’s lease, if the related Material Tenant fails to extend or renew its lease, (iii) on or prior to the date on which a Material Tenant is required under its lease to notify the Silverado Ranch Place Borrower of its election to renew its lease, if such Material Tenant fails to give such notice, (iv) if an event of default under a Material Tenant lease occurs and continues beyond any applicable notice and cure period, (v) if a bankruptcy action of a Material Tenant or guarantor of any Material Tenant lease occurs, (vi) if a Material Tenant lease is terminated or is no longer in full force and effect, (vii) if a Material Tenant “goes dark”, vacates, ceases to occupy or ceases to conduct business in the ordinary course at the Silverado Ranch Place Property (other than temporary cessation of operations in connection with remodeling, renovation or restoration of their leased premises), (viii) if the Silverado Ranch Place Borrower or the lender determines sufficient funds will not be appropriated to timely satisfy (a) State of Nevada’s Department of Education’s (or, if applicable, any lease guarantor's) obligations under its lease or (b) State of Nevada’s Public Charter School’s (or, if applicable, any lease guarantor's) obligations under its lease, or (ix) if the State of Nevada’s Department of Education (or, if applicable, any lease guarantor) or State of Nevada’s Public Charter School (or, if applicable, any lease guarantor) gives notice to the Silverado Ranch Place Borrower that it does not or will not have sufficient funds to timely satisfy its obligations under the respective leases. A Material Tenant Trigger Event will end (a) with respect to clauses (i), (ii), and (iii) above, on the date that (1) the applicable Material Tenant lease is extended or (2) all or a portion of the applicable Material Tenant space is leased to a replacement tenant, (b) with respect to clause (i) above, such notice is revoked or rescinded unconditionally, (c) with respect to clause (iv) above, after a cure of the applicable event of default, (d) with respect to clause (v) above, after an affirmation of the Material Tenant lease in the applicable bankruptcy proceeding and confirmation that the Material Tenant is actually paying all rents and other amounts under its lease (or, if applicable, the discharge or dismissal of the applicable Material Tenant lease guarantor from the applicable bankruptcy proceeding; provided that such bankruptcy (after dismissal or discharge) does not have an adverse effect on such Material Tenant lease guarantor’s ability to perform its obligations under its lease guaranty), (e) with respect to clause (vi) above, all or a portion of the applicable Material Tenant space is leased to a replacement tenant, or (f) with respect to clause (vii) above, the Material Tenant re-commences its normal business operations at the Silverado Ranch Place Property or all or a portion of the applicable Material Tenant space is leased to a replacement tenant.

A “Material Tenant” means (i) Planet Fitness or (ii) any tenant at the Silverado Ranch Place Property that, together with its affiliates, either (a) leases 20% or more of the total net rentable square footage at the Silverado Ranch Place Property or (b) accounts for no less than 20% of the total in-place base rent at the Silverado Ranch Place Property. The State of Nevada’s Department of Education tenant and the State of Nevada’s Public Charter School tenant will each be considered Material Tenants with respect to clauses (viii) and (ix) of the definition of Material Tenant Trigger Event above.

Additional Secured Indebtedness (not including trade debts). Not permitted.

Mezzanine Loans and Preferred Equity. Not permitted.

Release of Property. Not permitted.

Terrorism Insurance. The Silverado Ranch Place Borrower is required to obtain and maintain property insurance, commercial general liability insurance, and business income or rental loss insurance that covers perils of terrorism and acts of terrorism, both foreign and domestic.

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

8121-8341 Northwest Roanridge Road Kansas City, MO 64151	Collateral Asset Summary – Loan No. 9 Barrywoods Crossing	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$21,000,000 68.4% 1.46x 10.0%

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

8121-8341 Northwest Roanridge Road Kansas City, MO 64151	Collateral Asset Summary – Loan No. 9 Barrywoods Crossing	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$21,000,000 68.4% 1.46x 10.0%

Kansas City International Airport
KCI Expo Center
Harley-Davidson Vehicle & Powertrain Operations
TriWest Healthcare Alliance
Syncreon
Pure Fishing Distribution
Natl. Weather Service Training Center
Tiffany Hills Sports Complex
Tiffany Springs MarketCenter
Zona Rosa Town Center
The Shops at Boardwalk
Shoppes at Barry Plaza
Barry Towne
Oak Barry Center
Metropolitan Community College
Edgewood Shopping Ctr.
Barrywoods Crossing
8121-8341 Northwest Roanridge Road
Kansas City, MO 65151
NW Cookingham Dr
NW 108th St
NW 104th St
NW 100th St
NW Old Tiffany Springs Rd
NW Barry Rd
Barry Rd
Arrowhead Trafficway
First Creek Park
Platte Purchase Park
Tiffany Springs Park
Nashua
New Mark
Weatherby Lake
PLATTE COUNTY
Park Forest
The Coves
Lake Waukomis
KANSAS CITY
CLAY COUNTY
Clayton
Gladstone
Linden Park
Park Plaza
Windbrook Golf Course
Tom Watson Pkwy
Tremont Square
Line Creek
Line Creek Park
Oakwood Park
Parkville
MISSOURI
Houston Lake
NW River Rd
Platte Landing Park
Park University
Green Hills of Platte Wildlife Preserve
Midwest Theological Seminary
NW River Park Dr
Riverside
Argosy Casino
Missouri River
KANSAS
GM Fairfax
North Kansas City
North KC Hospital
Kansas City
WYANDOTTE COUNTY
Kansas City Downtown Airport
Downtown Kansas City 2 miles
Leavenworth
Liberty
Independence
Shawnee
Overland Park
Olathe
Lenexa
Raytown
Blue Springs
Lee's Summit
Grandview
Belton
Leawood
Bonner Springs

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

8121-8341 Northwest Roanridge Road Kansas City, MO 64151	Collateral Asset Summary – Loan No. 9 Barrywoods Crossing	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$21,000,000 68.4% 1.46x 10.0%

Mortgage Loan Information				Mortgaged Property Information
Mortgage Loan Seller:	UBS AG			Single Asset/Portfolio:	Single Asset
Credit Assessment (Fitch/KBRA/Moody’s):	NR/NR/NR			Location:	Kansas City, MO 64151
				General Property Type:	Retail
Original Balance(1):	$21,000,000			Detailed Property Type:	Anchored
Cut-off Date Balance(1):	$21,000,000			Title Vesting:	Fee Simple
% of Initial Pool Balance:	3.0%			Year Built/Renovated:	1997/N/A
Loan Purpose:	Refinance			Size:	245,037 SF
Borrower Sponsors:	Timothy Rhys Duggan; Christopher Wood; Scott Lee			Cut-off Date Balance per SF(1):	$127
				Maturity Date Balance per SF(1):	$108
Mortgage Rate:	5.3633%			Property Manager:	Revesco Property Services, LLC (borrower-related)
Note Date:	9/5/2018
First Payment Date:	10/6/2018
Maturity Date:	9/6/2028
Original Term to Maturity:	120 months
Original Amortization Term:	360 months
IO Period:	12 months			Underwriting and Financial Information
Seasoning:	1 month			UW NOI:	$3,115,190
Prepayment Provisions:	LO (13); YM1 (101); O (6)			UW NOI Debt Yield(1):	10.0%
Lockbox/Cash Mgmt Status:	Springing/Springing			UW NOI Debt Yield at Maturity(1):	11.8%
Additional Debt Type(1):	Pari Passu			UW NCF DSCR(1):	1.46x
Additional Debt Balance:	$10,000,000			Most Recent NOI:	$3,110,199 (7/31/2018 TTM)
Future Debt Permitted (Type)(2):	Yes (Mezzanine)			2nd Most Recent NOI:	$3,180,815 (12/31/2017)
Reserves(3)				3rd Most Recent NOI:	$2,928,982 (12/31/2016)
Type	Initial	Monthly	Cap	Most Recent Occupancy(4):	94.9% (7/31/2018)
RE Tax:	$662,845	$57,142	N/A	2nd Most Recent Occupancy:	100.0% (12/31/2017)
Insurance:	$102,627	$15,841	N/A	3rd Most Recent Occupancy:	100.0% (12/31/2016)
Deferred Maintenance:	$240,251	$0	N/A	Appraised Value (as of):	$45,300,000 (6/13/2018)
Replacements:	$0	$3,267	N/A	Cut-off Date LTV Ratio(1):	68.4%
TI/LC:	$1,470,222	Springing	(2)	Maturity Date LTV Ratio(1):	58.4%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Loan Amount(1):	$31,000,000	97.9%	Loan Payoff:	$28,342,266	89.5%
Borrower Equity:	$678,073	2.1%	Reserves:	$2,475,945	7.8%
			Closing Costs:	$859,862	2.7%
Total Sources:	$31,678,073	100.0%	Total Uses:	$31,678,073	100.0%

(1)	The Barrywoods Crossing Mortgage Loan (as defined below) is part of the Barrywoods Crossing Whole Loan (as defined below), which is comprised of two pari passu promissory notes with an aggregate original principal balance of $31,000,000. The Cut-off Date Balance per SF, Maturity Date Balance per SF, UW NOI Debt Yield, UW NOI Debt Yield at Maturity, UW NCF DSCR, Cut-off Date LTV Ratio and Maturity Date LTV Ratio presented above are based on the aggregate principal balance of the promissory notes comprising the Barrywoods Crossing Whole Loan.
(2)	See “Mezzanine Loan and Preferred Equity” below for further discussion of additional debt.
(3)	See “Escrows and Reserves” below for further discussion of reserve requirements.
(4)	The Barrywoods Crossing Property (as defined below) was 100.0% occupied as of July 31, 2018. Shoe Carnival (12,500 SF; 5.1% of NRA) exercised a termination option as of January 1, 2019. As such, its space has been underwritten as vacant for occupancy of 94.9%.

The Mortgage Loan. The ninth largest mortgage loan (the “Barrywoods Crossing Mortgage Loan”) is part of a whole loan (the “Barrywoods Crossing Whole Loan”) evidenced by two promissory notes with an aggregate original principal balance of $31,000,000. The Barrywoods Crossing Whole Loan is secured by a first priority fee mortgage encumbering a 245,037 SF retail shopping center located at 8121-8341 Northwest Roanridge Road in Kansas City, Missouri (the “Barrywoods Crossing Property”). Promissory Note A-1, with an original principal balance of $21,000,000, represents the Barrywoods Crossing Mortgage Loan and will be included in the UBS 2018-C13 Trust. The Barrywoods Crossing Whole Loan will be serviced pursuant to the pooling and servicing agreement for the UBS 2018-C13 Trust. The below table summarizes the remaining promissory note, which is currently held by UBS AG, and is expected to be contributed to one or more future securitization transactions. See “Description of the Mortgage Pool—The Whole Loans—The Serviced Pari Passu Whole Loans”, and “Pooling and Servicing Agreement” in the Preliminary Prospectus.

Barrywoods Crossing Whole Loan Summary
Note	Original Balance	Cut-off Date Balance	Anticipated Note Holder	Controlling Piece
Note A-1	$21,000,000	$21,000,000	UBS 2018-C13	Yes
Note A-2	$10,000,000	$10,000,000	UBS AG	No
Total	$31,000,000	$31,000,000

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

8121-8341 Northwest Roanridge Road Kansas City, MO 64151	Collateral Asset Summary – Loan No. 9 Barrywoods Crossing	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$21,000,000 68.4% 1.46x 10.0%

The proceeds of the Barrywoods Crossing Whole Loan, along with $678,073 in borrower sponsor equity, were used to refinance existing debt on the Barrywoods Crossing Property, fund reserves, and pay closing costs.

The Borrower and the Borrower Sponsors. The borrower is Barrywoods Holdings, LLC (the “Barrywoods Crossing Borrower”), a Delaware limited liability company structured to be bankruptcy-remote with two independent directors. The Barrywoods Crossing Borrower is owned by 26 individual investors, none owning more than 16.02%. A non-consolidation opinion was delivered in connection with the origination of the Barrywoods Crossing Whole Loan. The guarantors and borrower sponsors of the Barrywoods Crossing Whole Loan are Timothy Rhys Duggan, Christopher Wood and Scott Lee, all principals of Revesco Properties. Headquartered in Denver, Colorado, Revesco Properties is a boutique real estate investment and management firm focusing on retail real estate assets in targeted United States and Canadian markets. The borrower sponsors have over 60 years of experience in the retail real estate sector. In addition, Revesco Property Services, LLC, a division of Revesco Properties, provides property and construction management services to retail, office and industrial properties owned by both affiliates and third-parties.

The Property. The Barrywoods Crossing Property is a 245,037 SF retail shopping center located in Kansas City, Missouri, approximately 13.7 miles northwest of downtown Kansas City. The improvements on the Barrywoods Crossing Property were constructed in 1997 and consist of three buildings situated on a 25.4-acre site with 1,840 parking spaces (approximately 7.5 per 1,000 SF). As of July 31, 2018, the Barrywoods Crossing Property was 100.0% occupied by a mix of 12 tenants, including nine national retailers: American Multi-Cinema (“AMC”), Bed Bath & Beyond, Ross, Office Max, Party City, Shoe Carnival, David’s Bridal, Beauty Brands, and DXL Men’s Apparel, all of which account for 97.6% of NRA and 97.8% of underwritten base rent. Bed Bath & Beyond, Ross, and Shoe Carnival are investment-grade tenants, accounting for 33.8% of NRA and 23.9 of total base rent at the Barrywoods Crossing Property. The Barrywoods Crossing Property is anchored by AMC (89,290 SF), Bed Bath & Beyond (36,572 SF), and Ross (33,859 SF). Retailers surrounding the Barrywoods Crossing Property include Walmart Supercenter, Lowe’s Home Improvement, Dillard’s, Hobby Lobby, Pier 1 Imports, Bath & Body Works, Target, CVS, Michaels, Barnes & Noble, Old Navy, Forever 21, and Gap. Since 2009, average occupancy at the Barrywoods Crossing Property was 95.0%.

Major Tenants.

AMC (89,290 SF, 36.4% of NRA, 50.4% of underwritten base rent). AMC (NYSE: AMC) (Fitch/Moody’s/S&P: B/B2/B+) is the largest movie exhibition company in the U.S., in Europe and throughout the world with 1,027 theatres and 11,247 screens across the globe. Through its Odeon subsidiary, AMC operates in 14 European countries and is the largest theatre chain in Estonia, Finland, Italy, Latvia, Lithuania, Spain, Sweden and UK & Ireland. On December 21, 2016, AMC announced its completion of the acquisition of Carmike Cinemas, Inc. for approximately $1.1 billion, including the assumption of Carmike's indebtedness, making AMC the largest theatre exhibitor in the world, according to AMC’s company release. AMC reported revenue of approximately $5.1 billion for fiscal year 2017. AMC has been a tenant at the Barrywoods Crossing Property since its inception in April 1996 and its lease expires in December 2022, with three, five-year renewal options remaining and a termination option if less than 57% of the Barrywoods Crossing Property is open for business. AMC currently pays base rent of $18.50 PSF triple net and also pays percentage rent of 6% of gross sales for such lease year over a breakpoint of 6% of the annual base rent.

Bed Bath & Beyond (36,572 SF, 14.9% of NRA, 10.7% of underwritten base rent). Founded in 1971, Bed Bath & Beyond (Moody’s/S&P: Baa2/BBB-) (NASDAQ: BBBY) and its subsidiaries comprise an approximately $12.0 billion omni-channel retailer offering a wide selection of domestic merchandise including categories such as bed linens and related items, bath items and kitchen textiles and home furnishings operating under the Bed Bath & Beyond, Christmas Tree Shops, Harmon, buybuy BABY, and World Market brands. As of March 2018, Bed Bath & Beyond operated a retail store base which consists of 1,552 stores. Bed Bath & Beyond has been a tenant at the Barrywoods Crossing Property since 1996 under a lease expiring in January 2023 with two, five-year renewal options. Bed Bath & Beyond currently pays base rent of $9.55 PSF triple net and also pays percentage rent of 2% of gross sales for such lease year over a breakpoint of 2% of the annual base rent. If at any time during the term of Bed Bath & Beyond’s lease less than 50% of the total floor area of all buildings in the shopping center (excluding the premises) is open and operating for retail purposes by national or regional tenants typically found within 20 miles of the shopping center, upon 90 days' notice (“Co-Tenancy Notice”) Bed Bath & Beyond may pay, in lieu of base rent and percentage rent, only percentage rent, but such rent will not exceed 50% of base rent otherwise due. If within 365 days from Co-Tenancy Notice, more than 50% of total floor area of all the buildings in the shopping center (excluding the premises) is not open for retail purposes, then Bed Bath & Beyond may terminate its lease upon 90 days' notice or recommence paying full rent as of 90 days from the end of such 365-day period.

Ross (33,859 SF, 13.8% of NRA, 9.3% of underwritten base rent). Ross Stores, Inc. is an S&P 500, Fortune 500, and Nasdaq 100 (NASDAQ: ROST) (Moody’s/S&P: A3/A-) company headquartered in Dublin, California, with fiscal 2017 revenues of $14.1 billion. Ross Stores, Inc. operates Ross Dress for Less, the largest off-price apparel and home fashion chain in the United States with 1,409 locations in 37 states, the District of Columbia, and Guam as of fiscal 2017 year-end. Ross offers in-season, name brand and designer apparel, accessories, footwear, and home fashions at savings off department and specialty store prices. Ross pays base rent of $9.00 PSF triple net. Ross has a lease which commenced in July 2013 and expires in January 2024, with four, five-year renewal options remaining. If at any time during the term of Ross’ lease (i) less than 70% of the Barrywoods Crossing Property NRA is occupied by operating retailers on leases with a minimum term of three years or (ii) either Bed Bath & Beyond or less than two of the following tenants are in place, operational and open on leases with a minimum term of three years: (a) David’s Bridal, (b) Office Max, (c) Edwin Watts, and (d) AMC, or in each case, a satisfactory replacement tenant, Ross may (x) elect to not open for business and not pay rent until such co-tenancy requirements are remedied, or (y) elect to open for business and pay substitute rent of the lesser of base rent and 2.0% of gross sales, and if such co-tenancy requirements are not remedied within a year, Ross may terminate its lease.

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

8121-8341 Northwest Roanridge Road Kansas City, MO 64151	Collateral Asset Summary – Loan No. 9 Barrywoods Crossing	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$21,000,000 68.4% 1.46x 10.0%

The following table presents a summary regarding the largest tenants at the Barrywoods Crossing Property:

Tenant Summary(1)
Tenant Name	Credit Rating (Fitch/Moody’s/S&P)(2)	Tenant SF	Approximate % of SF	Annual UW Base Rent	% of Annual UW Base Rent	Annual UW Base Rent PSF(3)	Most Recently Reported Sales(4)		Occ. Cost %(5)	Lease Expiration
							$	PSF
Anchor Tenants
AMC(6)	B/B2/B+	89,290	36.4%	$1,651,865	50.4%	$18.50	13,491,740	$151.10	15.6%	12/31/2022
Bed Bath & Beyond(7)	NR/Baa2/BBB-	36,572	14.9%	$349,300	10.7%	$9.55	6,447,790	$176.30	8.3%	1/31/2023
Ross(8)	NR/A3/A-	33,859	13.8%	$304,731	9.3%	$9.00	N/A	N/A	N/A	1/31/2024
Subtotal/Wtd. Avg.		159,721	65.2%	$2,305,896	70.3%	$14.44
Remaining Tenants		72,816	29.7%	$973,301	29.7%	$13.37
Vacant Space(9)		12,500	5.1%	$0	0.0%	$0.00
Total/Wtd. Avg.		245,037	100.0%	$3,279,197	100.0%	$14.10

(1)	Information is based on the underwritten rent roll.
(2)	Certain ratings are those of the parent company whether or not the parent guarantees the lease.
(3)	Wtd. Avg. Annual UW Base Rent PSF excludes vacant space.
(4)	Most Recently Reported Sales reflect the trailing 12-month period ending December 31, 2017.
(5)	Occ. Cost % is based on the contractual rent as of the July 31, 2018 rent roll and underwritten recoveries divided by most recently reported sales.
(6)	AMC has three, five-year renewal options remaining. AMC has a termination option if less than 57% of the Barrywoods Crossing Property is open for business.
(7)	Bed Bath & Beyond has two, five-year renewal options remaining. If at any time during the term of Bed Bath & Beyond’s lease less than 50% of the total floor area of all buildings in the shopping center (excluding the premises) is open and operating for retail purposes by national or regional tenants typically found within 20 miles of the shopping center, upon the Co-Tenancy Notice Bed Bath & Beyond may pay, in lieu of base rent and percentage rent, only percentage rent, but such rent will not exceed 50% of base rent otherwise due. If within 365 days from Co-Tenancy Notice, more than 50% of total floor area of all the buildings in the shopping center (excluding the premises) is not open for retail purposes, then Bed Bath & Beyond may terminate its lease upon 90 days' notice or recommence paying full rent as of 90 days from the end of such 365-day period.
(8)	Ross has four, five-year renewal options remaining. If at any time during the term of Ross’ lease (i) less than 70% of the Barrywoods Crossing Property NRA is occupied by operating retailers on leases with a minimum term of three years or (ii) either Bed Bath & Beyond or less than two of the following tenants are in place, operational and open on leases with a minimum term of three years: (a) David’s Bridal, (b) Office Max, (c) Edwin Watts, and (d) AMC, or in each case, a satisfactory replacement tenant, Ross may (x) elect to not open for business and not pay rent until such co-tenancy requirements are remedied, or (y) elect to open for business and pay substitute rent of the lesser of base rent and 2.0% of gross sales, and if such co-tenancy requirements are not remedied within a year, Ross may terminate its lease.
(9)	Vacant Space includes Shoe Carnival, which has exercised its termination option on January 31, 2019.

The following table presents certain information relating to the lease rollover at the Barrywoods Crossing Property:

Lease Rollover Schedule(1)(2)
Year	# of Leases Rolling	SF Rolling	Approx. % of Total SF Rolling	Approx. Cumulative % of SF Rolling	UW Base Rent PSF Rolling(3)	Total UW Base Rent Rolling	Approx. % of Total Rent Rolling	Approx. Cumulative % of Total Rent Rolling
MTM	0	0	0.0%	0.0%	$0.00	$0	0.0%	0.0%
2018	0	0	0.0%	0.0%	$0.00	$0	0.0%	0.0%
2019	0	0	0.0%	0.0%	$0.00	$0	0.0%	0.0%
2020	2	7,488	3.1%	3.1%	$13.40	$100,326	3.1%	3.1%
2021	2	12,178	5.0%	8.0%	$16.99	$206,889	6.3%	9.4%
2022	3	113,470	46.3%	54.3%	$16.98	$1,926,447	58.7%	68.1%
2023	1	36,572	14.9%	69.3%	$9.55	$349,300	10.7%	78.8%
2024	1	33,859	13.8%	83.1%	$9.00	$304,731	9.3%	88.1%
2025	0	0	0.0%	83.1%	$0.00	$0	0.0%	88.1%
2026	0	0	0.0%	83.1%	$0.00	$0	0.0%	88.1%
2027	2	28,970	11.8%	94.9%	$13.51	$391,504	11.9%	100.0%
2028	0	0	0.0%	94.9%	$0.00	$0	0.0%	100.0%
2029 & Beyond	0	0	0.0%	94.9%	$0.00	$0	0.0%	100.0%
Vacant(4)	0	12,500	5.1%	100.0%	$0.00	$0	0.0%	100.0%
Total/Wtd. Avg.	11	245,037	100.0%		$14.10	$3,279,197	100.0%

(1)	Information is based on the underwritten rent roll.
(2)	Certain tenants may have lease termination options that are exercisable prior to the stated expiration date of the subject lease or leases which are not considered in the lease rollover schedule.
(3)	Wtd. Avg. UW Base Rent PSF Rolling excludes vacant space.
(4)	Vacant includes Shoe Carnival, which has exercised its termination option on January 31, 2019.

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

8121-8341 Northwest Roanridge Road Kansas City, MO 64151	Collateral Asset Summary – Loan No. 9 Barrywoods Crossing	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$21,000,000 68.4% 1.46x 10.0%

The Market. The Barrywoods Crossing Property is located in Kansas City, Platte County, Missouri, approximately 13.7 miles northwest of downtown Kansas City and 7.2 miles southeast of Kansas City International Airport. Kansas City is located in the southeastern portion of Platte County, the fastest growing county in Missouri according to the most recent US Census Bureau estimates. Primary access to Barrywoods Crossing Property’s neighborhood is provided by Interstate Highway 29 (“I-29”), Interstate Highway 435, Missouri Highway 152, and Barry Road. Immediate access to the Barrywoods Crossing Property is provided by the southeast corner of I-29 at the intersection of Northwest Barry Road and Northwest Roanridge Road. Daily vehicular traffic at the intersection of I-29 and Northwest Barry Road (approximately 0.3 miles north) is approximately 58,087 vehicles.

According to the appraisal, Kansas City serves as a Midwest technology hub, with the eighth highest share of workers in high tech of all metro areas in the Midwest region. Historically, telecom dominated the industry because of Sprint's headquarters in Overland Park but software development and computer systems design has increased its presence in Kansas City’s technology industry. Cerner, which is a healthcare software developer and Kansas City’s largest employer, is constructing a new $4.5 billion campus and plans to add 16,000 jobs over the next 10 years, according to the appraisal. Other major employers in the Kansas City, Missouri-Kansas metropolitan statistical area include the federal government, HCA Midwest Health System, Hallmark Cards, Inc., and DST Systems, Inc.

The Barrywoods Crossing Property’s neighborhood is comprised of a variety of commercial, retail and industrial developments, as well as residential neighborhoods and hotels. According to the appraisal, Zona Rosa (1.1 miles northwest) and Tiffany Springs Market Center (1.5 miles north) are other primary retail centers in the immediate area, and are located along I-29. Zona Rosa is an approximately 1.0 million SF open-air, mixed-use shopping center and is home to many national retailers such as Dillard’s, Dick’s Sporting Goods, Bath & Body Works, Barnes & Noble, Michaels, Staples, Forever 21, DSW Shoe Warehouse, and many restaurants and local businesses. Tiffany Springs Market Center is anchored by Target, Home Depot, Best Buy, Ulta, PetSmart, JCPenney, and Aldi. Other retailers in the immediate area include Walmart Supercenter, Lowe’s Home Improvement, Hobby Lobby, Kohl’s, and Macy’s.

Residential developments and multifamily homes are located northeast of the Barrywoods Crossing Property directly across Northwest Barry Road. The Coves, one of the premier neighborhoods in Kansas City, was built in 1969 by the Jim Young Development Corporation. The Coves was one of the first residential developments built in Kansas City north of the Missouri River. With 519 total family units, The Coves is made up of 386 single family homes, 72 town home units housed in 17 town home buildings and 61 village homes.

According to a third party market research report, the 2018 estimated population within a one-, three- and five-mile radius of the Barrywoods Crossing Property is 9,307, 51,307 and 100,421, respectively. The 2018 average household income within the same radius is $79,088, $95,542 and $90,840, respectively.

According to a third party market research report, the Barrywoods Crossing Property is located within the Kansas City retail market and I-29 Corridor retail submarket. As of the second quarter of 2018, the Kansas City retail market reported inventory of approximately 2.1 million SF of shopping center space across 45 shopping centers. The Kansas City retail market reported an overall vacancy rate of 2.9% and an average asking rental rate of $9.90 PSF. As of the second quarter of 2018, the I-29 Corridor retail submarket reported inventory of approximately 1.4 million SF of shopping center space across 32 shopping centers. The I-29 Corridor retail submarket reported an overall vacancy rate of 2.6% and an average asking rental rate of $16.18 PSF.

The following table presents comparable theater leases with respect to the Barrywoods Crossing Property:

Comparable Theater Leases
Tenant(1)	Location	Leased SF(1)	Date(1)	Lease Term(1)	Annual Rent PSF(1)	Lease Type(1)	Escalations
AMC (Subject Property)	Kansas City, MO	89,290	4/96	26.7 Yrs	$18.50	NNN	N/A
Carmike Cinemas	Tulsa, OK	46,962	2/16	20.0 Yrs	$22.50	NAV	10% every 5 years
Century Theaters	Tucson, AZ	53,678	11/16	15.5 Yrs	$21.00	NAV	$1 every 5 years
Showbiz Edmond	Edmond, OK	65,000	12/18	20.0 Yrs	$18.00	NAV	N/A
Kerasotes	Council Bluffs, IA	84,972	2/13	20.0 Yrs	$15.42	NAV	2x CPI every 5 years
Total/Wtd. Avg.(2)		250,612		18.9 Yrs	$19.23

Source: Appraisal

(1)	Information for the Barrywoods Crossing Property is based on the underwritten rent roll.
(2)	Total/Wtd. Avg. excludes the Barrywoods Crossing Property.

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

8121-8341 Northwest Roanridge Road Kansas City, MO 64151	Collateral Asset Summary – Loan No. 9 Barrywoods Crossing	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$21,000,000 68.4% 1.46x 10.0%

The following table presents comparable anchor leases with respect to the Barrywoods Crossing Property:

Comparable Anchor Leases
Tenant(1)	Leased SF(1)	Lease Term(1)	Annual Rent PSF(1)	Lease Type(1)	Escalations
Bed Bath & Beyond (Subject Property)	36,572	26.2 Yrs	$9.55	NNN	No
Best Buy	46,250	10.3 Yrs	$12.50	NNN	Yes
Dick’s Sports	30,732	15.3 Yrs	$12.00	NNN	Yes
TJ Maxx	30,360	10.0 Yrs	$9.38	NNN	Yes
Bed Bath & Beyond	28,044	10.2 Yrs	$10.98	NNN	No
PetsMart	26,073	15.0 Yrs	$12.16	NNN	No
Gordman’s	47,500	10.0 Yrs	$9.75	NNN	Yes
Marshall’s	30,439	15.8 Yrs	$8.50	NNN	Yes
Michaels	21,390	9.3 Yrs	$11.00	NNN	No
Michaels	23,784	5.0 Yrs	$11.00	NNN	Yes
Office Depot	22,844	15.3 Yrs	$12.50	NNN	No
Borders Books	25,000	20.3 Yrs	$13.61	NNN	Yes
Bassett Furniture Direct	20,500	7.0 Yrs	$8.50	NNN	Yes
Office Max	23,500	15.0 Yrs	$11.25	NNN	Yes
Best Buy	50,640	10.0 Yrs	$14.00	NNN	Yes
Bed Bath & Beyond	40,000	15.2 Yrs	$10.89	NNN	No
ULTA	25,449	10.0 Yrs	$16.00	NNN	No
Ross Dress	25,000	10.0 Yrs	$15.10	NNN	No
Barnes & Noble	30,000	15.4 Yrs	$15.75	NNN	No
Total/Wtd. Avg.(2)	547,505	12.2 Yrs	$11.94

Source: Appraisal

(1)	Information for the Barrywoods Crossing Property is based on the underwritten rent roll.
(2)	Total/Wtd. Avg. excludes the Barrywoods Crossing Property.

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at the Barrywoods Crossing Property:

Cash Flow Analysis
	2015	2016	2017	7/31/2018 TTM	UW	UW PSF
Gross Potential Rent(1)	$2,989,401	$3,063,755	$3,317,067	$3,281,260	$3,447,947	$14.07
Total Recoveries	$1,006,332	$991,038	$1,005,935	$1,020,155	$1,248,337	$5.09
Other Income	$7,622	$500	$0	$0	$0	$0.00
Less Vacancy & Credit Loss	$0	$0	$0	$0	($236,425)	($0.96)
Effective Gross Income	$4,003,355	$4,055,293	$4,323,002	$4,301,415	$4,459,858	$18.20
Total Operating Expenses	$1,223,979	$1,126,311	$1,142,186	$1,191,216	$1,344,669	$5.49
Net Operating Income	$2,779,376	$2,928,982	$3,180,815	$3,110,199	$3,115,190	$12.71
Capital Expenditures	$0	$0	$0	$0	$39,206	$0.16
TI/LC	$0	$0	$0	$0	$48,232	$0.20
Net Cash Flow	$2,779,376	$2,928,982	$3,180,815	$3,110,199	$3,027,752	$12.36

Occupancy %(2)	93.0%	100.0%	100.0%	100.0%	95.0%
NOI DSCR (P&I)	1.34x	1.41x	1.53x	1.50x	1.50x
NCF DSCR (P&I)	1.34x	1.41x	1.53x	1.50x	1.46x
NOI Debt Yield	9.0%	9.4%	10.3%	10.0%	10.0%
NCF Debt Yield	9.0%	9.4%	10.3%	10.0%	9.8%

(1)	UW Gross Potential Rent is based on the underwritten rent roll and includes vacancy gross up of $168,750 and rent steps of $761 through September 2019. Shoe Carnival is underwritten as vacant.
(2)	UW Occupancy % based on the underwritten economic vacancy of 5.0%. As of the rent roll dated July 31, 2018, the Barrywoods Crossing Property was 100.0% occupied.

Escrows and Reserves. At origination, the Barrywoods Crossing Borrower escrowed (i) $662,845 for real estate taxes, (ii) $102,627 for insurance premiums, (iii) $240,251 for deferred maintenance and (iv) $1,470,222 for tenant improvements and leasing commissions. The Barrywoods Crossing Borrower is required to escrow monthly (i) 1/12 of the annual estimated tax payments, currently equal to $57,142, (ii) 1/12 of the annual estimated insurance premiums, currently equal to $15,841, (iii) $3,267 for replacement reserves and (iv) $20,420 into a TI/LC reserve subject to a cap of $1,470,222.

Lockbox and Cash Management. The Barrywoods Crossing Whole Loan provides for a springing lockbox and springing cash management upon the occurrence and continuance of a Cash Management Trigger Event (as defined below).

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

8121-8341 Northwest Roanridge Road Kansas City, MO 64151	Collateral Asset Summary – Loan No. 9 Barrywoods Crossing	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$21,000,000 68.4% 1.46x 10.0%

A “Cash Management Trigger Event” will occur upon (i) an event of default, (ii) any bankruptcy action of the Barrywoods Crossing Borrower, the guarantor or property manager, (iii) the debt service coverage ratio based on the trailing 12-month period falling below 1.20x, (iv) a Material Tenant Trigger Event (as defined below) or (v) an indictment for fraud or misappropriation of funds by Barrywoods Crossing Borrower, the guarantor or property manager or any director or officer of Barrywoods Crossing Borrower, the guarantor or property manager. A Cash Management Event will continue until, in regard to clause (i) above, when such event of default has been cured or waived, in regard to clause (ii) above, when such bankruptcy petition has been discharged, stayed, or dismissed within 30 days of such filing among other conditions for the Barrywoods Crossing Borrower or guarantor and within 120 days for the property manager, in regard to clause (iii) above, the date the debt service coverage ratio based on the trailing 12-month is at least 1.25x for three consecutive months, in regard to clause (iv) above, the date a Material Tenant Trigger Event cure has occurred, or in regard to clause (v) above, if such event is caused by the property manager, when the Barrywoods Crossing Borrower has replaced the property manager with a qualified Manager.

A “Material Tenant Trigger Event” will occur upon (i) a Material Tenant (as defined below) giving notice of its intention to terminate or cancel or not to extend or renew its lease, (ii) on or prior to six months prior to the expiration date of a Material Tenant (other than AMC) lease, a Material Tenant failing to extend or renew its lease, (iii) on or prior to 24 months prior to the then applicable AMC lease expiration date, AMC not extending or renewing its lease, (iv) on or prior to the date on which a Material Tenant is required under its lease to notify the landlord of its election to renew its lease, such Material Tenant failing to give such notice, (v) an event of default under a Material Tenant lease occurring and continuing beyond any applicable notice and cure period, (vi) a bankruptcy action of a Material Tenant or guarantor of any Material Tenant lease occurring, (vii) a Material Tenant lease terminating or no longer being in full force and effect or (viii) a Material Tenant “going dark”, vacating, ceasing to occupy or ceasing to conduct business in the ordinary course at 20% or more of the applicable Material Tenant space at the Barrywoods Crossing Property (other than temporary cessation of operations in connection with remodeling, renovation or restoration of the applicable Material Tenant’s leased premises). A Material Tenant Trigger Event will end (a) with respect to clauses (i), (ii), (iii) and (iv) above, on the date that (1) the applicable Material Tenant lease is extended or (2) all or a portion of the applicable Material Tenant space is leased to a replacement tenant, (b) with respect to clause (i) above, such notice is revoked or rescinded unconditionally, (c) with respect to clause (v) above, after a cure of applicable event of default, (d) with respect to clause (vi) above, after an affirmation of the Material Tenant lease in the applicable bankruptcy proceeding and confirmation that the Material Tenant is actually paying all rents and other amounts under its lease (or, if applicable, the discharge or dismissal of the applicable lease guarantor from the applicable bankruptcy proceeding; provided that such bankruptcy (after dismissal or discharge) does not have an adverse effect on such lease guarantor’s ability to perform its obligations under its lease guaranty), (e) with respect to clause (vii) above, all or a portion of the applicable Material Tenant space is leased to a replacement tenant, or (f) with respect to clause (viii) above, the Material Tenant re-commences its normal business operations at the Barrywoods Crossing Property or all or a portion of the applicable Material Tenant space is leased to a replacement tenant.

A “Material Tenant” means (i) AMC or (ii) any tenant at the Barrywoods Crossing Property that, together with its affiliates, either (a) leases 20% or more of the total net rentable square footage at the Barrywoods Crossing Property or (b) accounts for no less than 20% of the total in-place base rent at the Barrywoods Crossing Property.

Additional Secured Indebtedness (not including trade debts). Not permitted.

Mezzanine Loans and Preferred Equity. The holders of the direct and/or indirect equity interests in the Barrywoods Crossing Borrower are permitted to obtain a mezzanine loan upon satisfaction of certain terms and conditions including, among others, (i) no event default has occurred or is continuing, (ii) the combined loan-to-value ratio including the mezzanine loan does not exceed 68.4%, (iii) the combined debt service coverage ratio (calculated as described in the Barrywoods Crossing Whole Loan documents) including the mezzanine loan is not less than 1.40x, (iv) the combined debt yield including the mezzanine loan is not less than 9.1%, and (v) the mezzanine lender enters into an intercreditor agreement acceptable to the lender.

Release of Property. The Barrywoods Crossing Borrower may release one or more of the vacant land outparcels (collectively, an “Outparcel”) from and after the closing date of the UBS 2018-C13 Trust upon satisfaction of certain terms and conditions including, among others, (i) no event of default has occurred or is continuing, (ii) the Barrywoods Crossing Borrower provides the lender at least 60 days’ notice, but no more than 120 days’ notice of its request to release an Outparcel, (iii) the debt service coverage ratio for the remaining Barrywoods Crossing Property for the immediately preceding trailing 12-month period, will at least equal to the greater of (a) 1.40x and (b) the debt service coverage ratio for the entire Barrywoods Crossing Property (including the applicable Outparcel) immediately prior to the release of such Outparcel, (iv) the debt yield for the remaining Barrywoods Crossing Property will not be less than the greater of (a) 9.1% and (b) the debt yield for the entire Barrywoods Crossing Property (including the applicable Outparcel) immediately prior to the release of such Outparcel, (v) the loan-to-value ratio for the remaining Barrywoods Crossing Property will not be greater than the lesser of (a) 68.4% and (b) the loan-to-value ratio for the entire Barrywoods Crossing Property (including the applicable Outparcel) immediately prior to the release of such Outparcel and (vi) the lender has received written evidence that the Outparcel to be released is completely vacant and untenanted.

Terrorism Insurance. The Barrywoods Crossing Borrower is required to obtain and maintain property insurance, commercial general liability insurance, and business income or rental loss insurance that covers perils of terrorism and acts of terrorism, both foreign and domestic.

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Various Various, NJ	Collateral Asset Summary – Loan No. 10 Shelbourne Global Portfolio I	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$20,000,000 65.1% 1.45x 9.1%

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Various Various, NJ	Collateral Asset Summary – Loan No. 10 Shelbourne Global Portfolio I	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$20,000,000 65.1% 1.45x 9.1%

Shelbourne Global Portfolio I
1 1515 Broad Street — Bloomfield, NJ
2 140 Centennial Avenue — Piscataway Township, NJ
3 675 Central Avenue — New Providence, NJ
4 275 Centennial Avenue — Piscataway Township, NJ
5 20 Kingsbridge Road — Piscataway Township, NJ
6 691 Central Avenue — New Providence, NJ
7 80 Kingsbridge Road — Piscataway Township, NJ
Wayne
PASSAIC COUNTY
PATERSON
BERGEN COUNTY
Fair Lawn
Hackensack
Clifton
Passaic
Bloomfield
Montclair
Nutley
Belleville
Kearny
Lyndhurst
Secaucus
North Bergen
Union City
Hoboken
JERSEY CITY
NEW YORK
NEWARK
East Orange
West Orange
South Orange
Maplewood
Irvington
Union
Springfield
Elizabeth
Newark Liberty Intl. Airport
Bayonne
HUDSON COUNTY
STATEN ISLAND
Linden
Rahway
Carteret
Woodbridge
Edison
Metuchen
Perth Amboy
South Amboy
Raritan Bay
Sayreville
MIDDLESEX COUNTY
Piscataway
New Brunswick
North Brunswick
East Brunswick
Franklin Township
Somerset
Highland Park
South River
Bridgewater
Bound Brook
Middlesex
Dunellen
South Plainfield
Plainfield
North Plainfield
Watchung
Scotch Plains
Westfield
Cranford
UNION COUNTY
SOMERSET COUNTY
Berkeley Heights
New Providence
Summit
Chatham
Madison
Florham Park
Livingston
ESSEX COUNTY
Roseland
Caldwell
North Caldwell
Verona
East Hanover
Whippany
Hanover
Morristown
MORRIS COUNTY
Morris Plains
Randolph
Parsippany-Troy Hills
Rockaway
Mountain Lakes
Lincoln Park
Fairfield
Great Swamp National Wildlife Refuge
Basking Ridge
New Vernon
Garden State Pkwy
New Jersey Tpke
NJ TRANSIT

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Various Various, NJ	Collateral Asset Summary – Loan No. 10 Shelbourne Global Portfolio I	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$20,000,000 65.1% 1.45x 9.1%

Mortgage Loan Information				Property Information
Mortgage Loan Seller:	CCRE			Single Asset/Portfolio:	Portfolio
Credit Assessment (Fitch/KBRA/Moody’s):	NR/NR/NR			Location:	Various, NJ
				General Property Type:	Office/Industrial
Original Balance(1):	$20,000,000			Detailed Property Type:	Suburban/Flex
Cut-off Date Balance(1):	$20,000,000			Title Vesting:	Fee Simple
% of Initial Pool Balance:	2.9%			Year Built/Renovated:	Various/Various
Loan Purpose:	Refinance			Size:	640,983 SF
Borrower Sponsors:	Barry Friedman; Benjamin Schlossberg			Cut-off Date Balance per SF(1):	$145
Mortgage Rate:	5.8530%			Maturity Date Balance per SF(1):	$145
Note Date:	9/7/2018			Property Manager:	Shelbourne Diversified, LLC (borrower-related)
First Payment Date:	11/6/2018
Maturity Date:	10/6/2028
Original Term to Maturity:	120 months
Original Amortization Term:	0 months
IO Period:	120 months
Seasoning:	0 months			Underwriting and Financial Information
Prepayment Provisions(2):	LO (24); DEF (93); O (3)			UW NOI:	$8,505,955
Lockbox/Cash Mgmt Status:	Soft/Springing			UW NOI Debt Yield(1):	9.1%
Additional Debt Type(1)(3):	Pari Passu			UW NOI Debt Yield at Maturity(1):	9.1%
Additional Debt Balance(1)(3):	$73,000,000			UW NCF DSCR(1):	1.45x
Future Debt Permitted (Type)(3):	Yes (Preferred Equity)			Most Recent NOI:	$8,225,277 (5/31/2018 TTM)
Reserves(4)				2nd Most Recent NOI:	$8,449,867 (12/31/2017)
Type	Initial	Monthly	Cap	3rd Most Recent NOI:	$7,861,013 (12/31/2016)
RE Tax:	$573,000	$191,000	N/A	Most Recent Occupancy:	94.6% (5/31/2018)
Insurance:	$71,290	$14,383	N/A	2nd Most Recent Occupancy:	92.1% (12/31/2017)
Replacements:	$0	$11,755	N/A	3rd Most Recent Occupancy:	92.1% (12/31/2016)
TI/LC:	$0	$31,752	N/A	Appraised Value (as of):	$142,750,000 (Various)
Free Rent:	$464,248	$0	N/A	Cut-off Date LTV Ratio(1):	65.1%
Immediate Repairs:	$16,194	$0	N/A	Maturity Date LTV Ratio(1):	65.1%

Sources and Uses

Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Loan Amount(1):	$93,000,000	100.0%	Loan Payoff:	$75,292,987	81.0%
			Reserves:	$1,124,732	1.2%
			Closing Costs:	$1,552,336	1.7%
			Landlord TI’s(5)	$2,025,000	2.2%
			Return of Equity:	$13,004,945	14.0%
Total Sources:	$93,000,000	100.0%	Total Uses:	$93,000,000	100.0%

(1)	The Shelbourne Global Portfolio I Mortgage Loan (as defined below) is part of the Shelbourne Global Portfolio I Whole Loan (as defined below), which is comprised of seven pari passu promissory notes with an aggregate original principal balance of $93,000,000. The Cut-off Date Balance per SF, Maturity Date Balance per SF, UW NOI Debt Yield, UW NOI Debt Yield at Maturity, UW NCF DSCR, Cut-off Date LTV Ratio and Maturity Date LTV Ratio presented above are based on the aggregate principal balance of the promissory notes comprising the Shelbourne Global Portfolio I Whole Loan.

(2)	Defeasance is permitted at any time after the earlier to occur of (a) November 6, 2022 and (b) the first monthly payment date following the end of the two-year period commencing on the closing date of the securitization of the last Shelbourne Global Portfolio I Whole Loan promissory note (the “Permitted Release Date”). The Shelbourne Global Portfolio I Whole Loan is prepayable without penalty on or after August 6, 2028. Partial Release is permitted. See “Release of Property” below for further discussion of release requirements.

(3)	See “The Mortgage Loan” and “Preferred Equity” below for further discussion of additional debt.

(4)	See “Escrows and Reserves” below for further discussion of reserve requirements.

(5)	Represents $1.625 million in owed TI’s to Universal Technical Institute and $0.4 million in owed TI’s to New Jersey Sharing Network.

The Mortgage Loan. The tenth largest mortgage loan (the “Shelbourne Global Portfolio I Mortgage Loan”) is part of a whole loan (the “Shelbourne Global Portfolio I Whole Loan”) evidenced by seven pari passu promissory notes with an aggregate original principal balance of $93,000,000. The Shelbourne Global Portfolio I Whole Loan is secured by a first priority mortgage encumbering the borrower’s fee interest in seven office and industrial properties totaling 640,983 SF located between Bloomfield, New Providence and Piscataway Township, New Jersey (collectively, the “Shelbourne Global Portfolio I Properties”). Promissory Note A-1 with an original principal balance of $20,000,000, represents the Shelbourne Global Portfolio I Mortgage Loan, and will be included in the UBS Commercial Mortgage Trust 2018-C13. The Shelbourne Global Portfolio I Whole Loan will be serviced pursuant to the pooling and servicing agreement for the UBS 2018-C13 Trust. The below table summarizes the remaining promissory notes, which are currently held by CCRE and are expected to be contributed to one or more future securitization transactions or may be otherwise transferred at any time. See “Description of the Mortgage Pool—The Whole Loans—The Serviced Pari Passu Whole Loans” and “Pooling and Servicing Agreement” in the Preliminary Prospectus.

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Various Various, NJ	Collateral Asset Summary – Loan No. 10 Shelbourne Global Portfolio I	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$20,000,000 65.1% 1.45x 9.1%

Shelbourne Global Portfolio I Whole Loan Summary

Note	Original Balance	Cut-off Date Balance	Anticipated Note Holder	Controlling Piece
Note A-1	$20,000,000	$18,000,000	UBS 2018-C13	Yes
Note A-2	$15,000,000	$15,000,000	CCRE	No
Note A-3	$15,000,000	$15,000,000	CCRE	No
Note A-4	$15,000,000	$15,000,000	CCRE	No
Note A-5	$10,000,000	$10,000,000	CCRE	No
Note A-6	$10,000,000	$10,000,000	CCRE	No
Note A-7	$8,000,000	$8,000,000	CCRE	No
Total	$93,000,000	$93,000,000

The proceeds of the Shelbourne Global Portfolio I Whole Loan were used to refinance the Shelbourne Global Portfolio I Properties, fund reserves, pay closing costs and return equity to the Borrower Sponsors

The Borrowers and the Borrower Sponsors. The borrowers are Kingsbridge 2005, LLC, Shelbourne Broad Street, LLC and 691 Central Avenue SPE LLC (the “Shelbourne Global Portfolio I Borrowers”), each a single-purpose Delaware limited liability company structured to be bankruptcy remote with two independent directors. The non-recourse carveout guarantors and borrower sponsors of the Shelbourne Global Portfolio I Whole Loan are Barry Friedman and Benjamin Schlossberg, on a joint and several basis (the “Shelbourne Global Portfolio I Borrower Sponsors”), each of which are principals of Shelbourne Global Solutions. A non-consolidation opinion was delivered in connection with the origination of the Shelbourne Global Portfolio I Whole Loan.

Shelbourne Global Solutions is a privately held company, headquartered in New York City, which invests in and manages real estate related investments. Shelbourne has successfully partnered with institutional and privately held firms in a wide variety of transactions with a focus on single and multi-tenanted office and retail properties. Shelbourne has acquired more than 4.0 million SF of office space & flex space across the country since early 2013 and has in excess of $500 million in assets.

The Properties. The Shelbourne Global Portfolio I Properties are comprised of one office/flex building located in Bloomfield, NJ (the “Bloomfield Property”) totaling 290,009 SF, two industrial buildings and two office buildings located in Piscataway Township, NJ (collectively, the “Piscataway Township Properties”) totaling 230,456 SF and one industrial building and one office building located in New Providence, NJ (collectively, the “New Providence Properties”) totaling 120,518 SF.

As of July 31, 2018, the Shelbourne Global Portfolio I Properties were 94.6% occupied by 13 tenants including Lummus Technology Inc., Cablevision, Universal Technical Institute, Montclair State University and the New Jersey Urology & Cancer Center, LLC. Approximately 26.7% of the NRA is occupied by three investment-grade rated tenants.

Since its acquisition of the Shelbourne Global Portfolio I Properties between 2013 and 2016, the Shelbourne Global Portfolio I Borrower Sponsors invested approximately $15.0 million in capital expenditures and TI/LC’s ($23.40 PSF). In addition, according to the Shelbourne Global Portfolio I Borrower Sponsors, tenants at the Shelbourne Global Portfolio I Properties have invested approximately $34.0 million ($108.40 PSF).

Tenant Investment

Tenant	NRA (SF)	Tenant Investment	Tenant Investment PSF
Lummus Technology	115,811	$12,000,000	$103.62
Universal Technical Institute	110,467	$14,000,000	$126.73
Montclair State University	36,875	$3,000,000	$81.36
Aromatech	25,636	$2,000,000	$78.02
New Jersey Urology	24,856	$3,000,000	$120.70
Total/Wtd. Avg.	313,645	34,000,000	$108.40

The Shelbourne Global Portfolio I Properties consist of ten buildings on seven properties, totaling 640,983 SF. Built between 1955 and 1974 and most recently renovated in 2004 and 2006, the properties are comprised of office (42.7% of NRA), flex (34.3% of NRA), medical office (9.6% of NRA) and industrial space (13.4% of NRA).

The Bloomfield Property (45.2% of NRA) was built in 1968 and most recently renovated 2009. The Bloomfield Property is a two-building office complex comprised of a Class A building that is occupied by three tenants and a recently gut renovated flex building that is fully occupied by Universal Technical Institute. Both the Shelbourne Global Portfolio I Borrower Sponsors and Universal Technical Institute have collectively invested over $24.0 million into the building to modernize the space.

The Piscataway Township Properties (36.0% of NRA) were built between 1969 and 1974 and the Piscataway Township Property located at 140 Centennial Avenue was most recently renovated in 2006 and 2012. The Piscataway Township Properties consist of four separate office and industrial buildings, and are 87.0% occupied by five tenants, including Thales (rated NR/A2/NR by Fitch/Moody’s/S&P) and Cablevision (rated NR/B1/NR by Fitch/Moody’s/S&P).

The New Providence Properties (18.8% of NRA) were built between 1955 and 1957 and most recently renovated in 2004 and 2008-2009. The New Providence Properties consist of two separate office buildings, and are 96.1% occupied by four tenants.

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Various Various, NJ	Collateral Asset Summary – Loan No. 10 Shelbourne Global Portfolio I	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$20,000,000 65.1% 1.45x 9.1%

Portfolio Summary

Property Name	Location	Property NRA (SF)(1)	Approximate % of Total SF	Year Built/ Renovated	Occupancy	Allocated Cut-Off Date Loan Amount(2)	Appraised Value
1515 Broad Street	Bloomfield, NJ	290,009	45.2%	1968/2009	100.0%	$41,328,205	$61,150,000
140 Centennial Avenue	Piscataway Township, NJ	86,860	13.6%	1969/2006, 2012	46.9%	$16,440,835	$23,600,000
675 Central Avenue	New Providence, NJ	72,736	11.3%	1955/2004	100.0%	$12,687,830	$16,150,000
275 Centennial Avenue	Piscataway Township, NJ	56,150	8.8%	1973/NAP	100.0%	$10,485,901	$15,500,000
691 Central Avenue	New Providence, NJ	47,782	7.5%	1957/2008-2009	100.0%	$8,725,191	$10,650,000
80 Kingsbridge Avenue	Piscataway Township, NJ	30,963	4.8%	1974/NAP	93.5%	$2,125,148	$3,700,000
20 Kingsbridge Road	Piscataway Township, NJ	56,483	8.8%	1974/NAP	100.0%	$1,206,889	$12,000,000
Total/Wtd. Avg.		640,983	100.0%		94.6%	$93,000,000	$142,750,000

(1)	Information is based on the underwritten rent roll.

(2)	Allocated Cut-off Date Loan Amount is based on the Shelbourne Global Portfolio I Whole Loan.

Major Tenants.

Lummus Technology Inc. (115,811 SF, 18.1% of NRA, 25.0% of underwritten base rent). Lummus Technology Inc. (“Lummus”) licenses proprietary process technologies to the hydrocarbon industry. It licenses over 100 technologies that are supported by more than 2,000 current and pending patents. Lummus is a subsidiary of McDermott, an engineering, procurement and construction company and a major process technology licensor. McDermott acquired Lummus as part of its Q1 2018 merger with Chicago Bridge & Iron Company.

According to the Shelbourne Global Portfolio I Borrower Sponsors, Lummus has been a tenant at the Shelbourne Global Portfolio I Property since 1995 and has invested approximately $12.0 million into its space. Lummus has a current lease expiration of December 31, 2022 with no termination options and two, five-year extension options remaining.

Since September 2016, Lummus subleases 32,150 SF to Acosta Foodservices (“Acosta”) on a conterminous lease. Acosta is a privately held sales and marketing agency focused on institutional food industry clients based in Jacksonville, FL with more than 100 offices around the world and over 30,000 employees.

Universal Technical Institute (112,467 SF, 17.5% of NRA, 16.0% of underwritten base rent). With more than 200,000 graduates in its 52-year history, Universal Technical Institute, Inc. (“UTI”) is a provider of technical training for automotive, diesel, collision repair, motorcycle and marine technicians, and offers welding technology and computer numerical control (CNC) machining programs. The school has built partnerships with industry leaders, outfits its state-of-the-industry facilities with current technology, and delivers training that is aligned with employer needs. Through its network of 12 campuses nationwide, UTI offers post-secondary programs under the banner of several well-known brands, including Universal Technical Institute (UTI), Motorcycle Mechanics Institute and Marine Mechanics Institute (MMI) and NASCAR Technical Institute (NASCAR Tech). The company is headquartered in Scottsdale, Arizona.

According to the tenant, UTI has invested over $14.0 million into their space since signing their lease in October 2017. UTI’s lease commenced in August 2018 and has a current lease expiration date of December 30, 2030 with no termination options and two, five-year extension options remaining. The tenant is in a free rent period through December 2018; the school is open for business and has approximately 200 students enrolled for the Fall semester that began in September 2018.

Cablevision Systems Corporation (70,368 SF, 11.0% of NRA, 8.9% of underwritten base rent). Cablevision Systems Corporation (“Cablevision”) is a telecommunication, media and entertainment company with a portfolio of operations that includes a suite of advanced digital television, voice and high-speed Internet services, local media and programming properties, and national television networks. Founded in 1973 as a cable television operator, Cablevision today operates the nation’s single largest cable cluster passing more than 5 million households and businesses in the New York metropolitan area with its state-of-the-art fiber-rich network. The tenant has been in the 275 Centennial building since 1991 and utilizes the space for studios, data center, walk-up customer service, technical training room (with poles and model homes) and its operations center. Cablevision has a current lease expiration of November 30, 2023 with no termination options or renewal options remaining.

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Various Various, NJ	Collateral Asset Summary – Loan No. 10 Shelbourne Global Portfolio I	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$20,000,000 65.1% 1.45x 9.1%

The following table presents certain information relating to the leases at the Shelbourne Global Portfolio I Properties:

Tenant Summary(1)
Tenant Name	Individual Property	Credit Rating (Fitch/Moody’s/ S&P)(2)	Tenant SF	Approximate % of SF	Annual UW Base Rent	% of Total Annual UW Base Rent	Annual UW Base Rent PSF(3)	Lease Expiration
Lummus Technology Inc.(4)	1515 Broad Street	NR/NR/NR	115,811	18.1%	$2,972,178	25.0%	$25.66	12/31/2022
Universal Technical Institute	1515 Broad Street	NR/NR/NR	112,467	17.5%	$1,894,131	16.0%	$16.84	12/30/2030
Cablevision(5)	Various	NR/B1/NR	70,368	11.0%	$1,057,857	8.9%	$15.03	11/30/2023
Thales USA, Inc	140 Centennial Avenue	NR/A2/NR	61,224	9.6%	$1,071,420	9.0%	$17.50	9/30/2023
NJ Organ & Tissue	691 Central Avenue	NR/NR/NR	47,782	7.5%	$902,124	7.6%	$18.88	1/31/2032
Subtotal/Wtd. Avg.			407,652	63.6%	$7,897,710	66.5%	$19.37
Remaining Tenants			198,574	31.0%	$3,974,569	33.5%	$20.02
Vacant Space			34,757	5.4%	0	0.0%	$0.00
Total/Wtd. Avg.			640,983	100.0%	11,872,280	100.0%	$18.52

(1)	Information is based on the underwritten rent roll.

(2)	Ratings provided are for the parent company of the entity listed in the “Tenant Name” field whether or not the parent company guarantees the lease.

(3)	Wtd. Avg. Annual UW Base Rent PSF excludes vacant space.

(4)	Since September 2016, Lummus subleases 32,150 SF to Acosta Foodservices (“Acosta”) on a coterminous lease.

(5)	Cablevision leases 56,150 SF and 14,218 SF at 275 Centennial Avenue and 80 Kingsbridge Road, respectively.

The following table presents certain information relating to the lease rollover schedule at the Shelbourne Global Portfolio I Properties:

Lease Rollover Schedule(1)(2)

Year	# of Leases Rolling	SF Rolling	Approx. % of Total SF Rolling	Approx. Cumulative % of SF Rolling	UW Base Rent PSF Rolling(3)	Total UW Base Rent Rolling	Approx. % of Total Rent Rolling	Approx. Cumulative % of Total Rent Rolling
MTM	0	0	0.0%	0.0%	$0	$0	0.0%	0.0%
2018	0	0	0.0%	0.0%	$0	$0	0.0%	0.0%
2019	0	0	0.0%	0.0%	$0	$0	0.0%	0.0%
2020	1	18,110	2.8%	2.8%	$18.53	$335,578	2.8%	2.8%
2021	3	24,856	3.9%	6.7%	$29.00	$720,824	6.1%	8.9%
2022(4)	3	115,811	18.1%	24.8%	$25.66	$2,972,178	25.0%	33.9%
2023	5	167,823	26.2%	51.0%	$17.26	$2,896,938	24.4%	58.3%
2024	2	76,149	11.9%	62.8%	$20.92	$1,592,818	13.4%	71.7%
2025	0	0	0.0%	62.8%	$0	$0	0.0%	71.7%
2026	0	0	0.0%	62.8%	$0	$0	0.0%	71.7%
2027	0	0	0.0%	62.8%	$0	$0	0.0%	71.7%
2028	2	43,228	6.7%	69.6%	$12.90	$557,688	4.7%	76.4%
2029 & Beyond	4	160,249	25.0%	94.6%	$17.45	$2,796,255	23.6%	100.0%
Vacant	0	34,757	5.4%	100.0%	$0.00
Total/Wtd. Avg.	20	640,983	100.0%		$19.58	$11,872,280	100.0%

(1)	Information is based on the underwritten rent roll.

(2)	Certain tenants may have lease termination options that are exercisable prior to the originally stated expiration date of the subject lease and that are not considered in the lease rollover schedule.

(3)	Wtd. Avg. UW Base Rent PSF Rolling excludes vacant space.

(4)	Since September 2016, Lummus subleases 32,150 SF to Acosta Foodservices on a coterminous lease.

The Market. The Shelbourne Global Portfolio I Properties are located across northern New Jersey and benefit from close proximity to New York City.

The Bloomfield Property is located in Bloomfield, New Jersey, within Essex County. Bloomfield is a township adjacent to Clifton, approximately seven miles north of Newark and 18 miles west of New York City. Garden State Parkway passes through the township, providing access to Interstate 280 and State Route 3. Air transportation is provided by Newark Liberty International Airport, approximately 13 miles southeast of Bloomfield. According to the appraisal, the 2017 population and median household income for Bloomfield were 50,823 individuals and $74,653, respectively.

The Piscataway Township Properties are located in Piscataway Township, New Jersey, within Middlesex. According to the 2010 census, the township had a total population of 50,482. The township is in the northwestern portion of the county, with proximity to notable metropolitan areas, including Jersey City, Newark and New York City. Highways serving the township include Interstate 287, and State Route 18. Piscataway Township is primarily a residential community with a suburban development. Air transportation is provided by Central Jersey Regional Airport, approximately nine miles southwest of Piscataway Township. According to the appraisal, the 2017 population and median household income within 3 miles of Piscataway Township were 85,634 individuals and $87,348, respectively.

The New Providence Properties are located in New Providence, New Jersey, within Union County. New Providence is on the northwestern edge of the county’s border with Morris County. New Providence’s northern portion is bordered by the Passaic River. The borough is west of Summit, north of Berkeley

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Various Various, NJ	Collateral Asset Summary – Loan No. 10 Shelbourne Global Portfolio I	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$20,000,000 65.1% 1.45x 9.1%

Heights, and south of Chatham Township. New Providence is on the western slope of the Second Watchung Mountain, with numerous creeks comprising its landscape. Parks within the borough include Veterans Memorial Park, Clearwater Park, and Lions Park. New Providence is approximately 28 miles west of New York City and 15 miles west of Newark. According to the appraisal, the 2017 population and median household income within New Providence were 12,835 individuals and $140,041, respectively.

The following table presents certain information relating to the market with respect to the Shelbourne Global Portfolio I Properties:

Market Summary
Property Name	Location	Submarket	Submarket Vacancy	Comp Set	Appraisal’s Conclusion	In-Place Vacancy
1515 Broad Street	Bloomfield, NJ	Bloomfield/Garden State Parkway	19.6%	26.7%	12.2%	0.0%
140 Centennial Avenue	Piscataway Township, NJ	Western Route 278	1.6%	2.7%	6.0%	53.1%
675 Central Avenue	New Providence, NJ	Route 78 East	10.9%	14.8%	10.0%	0.0%
275 Centennial Avenue	Piscataway Township, NJ	Western Route 278	1.6%	2.7%	3.0%	0.0%
691 Central Avenue	New Providence, NJ	Route 78 East	10.9%	14.8%	10.0%	0.0%
80 Kingsbridge Avenue	Piscataway Township, NJ	Western Route 278	1.6%	0.0%	3.0%	6.5%
20 Kingsbridge Road	Piscataway Township, NJ	Western Route 278	1.6%	2.7%	3.0%	0.0%
Total/Wtd. Avg.			11.4%	15.6%	8.9%	7.5%

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at the Shelbourne Global Portfolio I Properties:

Cash Flow Analysis

	2015	2016	2017	5/31/2018 TTM	UW	UW PSF
Gross Potential Rent(1)	$10,858,286	$10,323,621	$10,714,708	$10,325,247	$12,452,906	$19.43
Total Recoveries	$3,168,679	$3,285,973	$3,793,902	$3,919,828	$3,948,157	$6.16
Other Income	$168,042	$305,901	$58,760	$176,935	$0	$0.00
Less Vacancy & Credit Loss	$0	$0	$0	$0	($1,251,844)	($1.95)
Effective Gross Income	$14,195,007	$13,915,495	$14,567,370	$14,422,010	$15,149,219	$23.63
Total Operating Expenses	$6,227,974	$6,054,482	$6,117,503	$6,196,733	$6,643,263	$10.36
Net Operating Income	$7,967,033	$7,861,013	$8,449,867	$8,225,277	$8,505,955	$13.27
Capital Expenditures	$0	$0	$0	$0	$141,056	$0.22
TI/LC	$0	$0	$0	$0	$381,028	$0.59
Net Cash Flow	$7,967,033	$7,861,013	$8,449,867	$8,225,277	$7,983,872	$12.46

Occupancy %(2)	91.9%	92.1%	92.1%	94.6%(3)	92.4%
NOI DSCR(4)	1.44x	1.42x	1.53x	1.49x	1.54x
NCF DSCR(4)	1.44x	1.42x	1.53x	1.49x	1.45x
NOI Debt Yield(4)	8.6%	8.5%	9.1%	8.8%	9.1%
NCF Debt Yield(4)	8.6%	8.5%	9.1%	8.8%	8.6%

(1)	UW Gross Potential Rent is based on the underwritten rent roll and includes (i) vacancy gross up of $580,626, (ii) rent steps through September 2019 of $142,509, and (iii) straight line rent of $61,224 and $59,797 associated with Thales USA Inc. and Montclair State University, respectively.

(2)	UW Occupancy % is based on economic vacancy of 7.6%. As of May 31, 2018, the Shelbourne Global Portfolio I Properties were 94.6% leased.

(3)	Occupancy % is as of May 31, 2018.

(4)	Debt service coverage ratios and debt yields are based on the Shelbourne Global Portfolio I Whole Loan.

Escrows and Reserves. The Shelbourne Global Portfolio I Borrower deposited in escrow at origination (i) $573,000 for real estate taxes, (ii) $71,290 for insurance premiums, (ii) $16,194 for immediate repairs and (iii) $464,248 for free rent associated with Universal Technical Institute. The Shelbourne Global Portfolio I Borrower is required to escrow monthly (i) 1/12 of the annual estimated tax payments, estimated at $191,000, (ii) 1/12 of the annual insurance premiums, estimated at $14,484, (iii) $11,755 for capital expenditures, and (iv) $31,752 for tenant improvements and leasing commissions.

Lockbox and Cash Management. A soft lockbox is in place with respect to the Shelbourne Global Portfolio I Whole Loan. Upon the continuance of a Cash Management Period (as defined below), the Shelbourne Global Portfolio I Whole Loan documents require in-place cash management. During the continuance of a Cash Management Period, funds in the lockbox account are required (i) to be swept to the cash management account on each business day, (ii) to be applied on each monthly payment date to fund the required reserve deposits as described above under “Escrows and Reserves,” (iii) to pay debt service on the Shelbourne Global Portfolio I Whole Loan, (iv) to pay operating and extraordinary expenses, and (v) during the continuance of a Primary Tenant Cash Trap Period (as defined below), to escrow monthly excess cash flow into a Primary Tenant account. Excess cash flow is required to be swept into an excess cash flow account, provided no Primary Tenant Cash Trap Period exists and during the continuance of a Cash Management Period (as defined below).

A “Cash Management Period” will occur upon (i) an event of default, (ii) any bankruptcy action involving the Shelbourne Global Portfolio I Borrower, the guarantor, or the property manager, (iii) the debt service coverage ratio based on the trailing 12-month period falling below 1.20x after the end of one calendar quarter until such time the debt service coverage ratio is 1.25x after the end of two consecutive calendar quarters or (iv) a Primary Tenant Cash Trap Period.

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Various Various, NJ	Collateral Asset Summary – Loan No. 10 Shelbourne Global Portfolio I	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$20,000,000 65.1% 1.45x 9.1%

A “Primary Tenant Cash Trap Period” means the earliest to occur of (i) 12 months prior to the then current expiration of any Primary Tenant lease, whether such Primary Tenant lease is in its initial term or an extension term, (ii) the date upon which Primary Tenant becomes involved in a bankruptcy action, (iii) the date required under such lease for any Primary Tenant to give notice of its renewal options (which date will not be earlier than 12 months prior to the then current expiration date of such lease for any Primary Tenant), (iv) the date upon which any Primary Tenant vacates or “goes dark”, (v) the date upon which any Primary Tenant terminates or gives notice to terminate its lease or (vi) a monetary or material non-monetary default by any Primary Tenant under its lease.

A “Primary Tenant Cash Trap Period” will continue until the borrower has entered into one or more leases with one or more replacement tenants demising in the aggregate the entire Primary Tenant space for a term of not less than five years and a net effective rental rate not less than the net effective rental rate under the Primary Tenant lease or in regard to clause (ii) above, the date upon which the bankruptcy proceeding is cured.

A “Primary Tenant” means (i) Lummus or (ii) Universal Technical Institute.

Additional Secured Indebtedness (not including trade debts). Not permitted.

Mezzanine Loan and Preferred Equity. In connection with an approved transfer and assumption of the Shelbourne Global Portfolio I Loan, the Shelbourne Global Portfolio I Borrower is permitted to obtain preferred equity upon satisfaction of certain terms and conditions including, among others, (i) no event of default has occurred or is continuing, (ii) the combined loan-to-value ratio including the preferred equity does not exceed 70.0% and (iii) the combined debt service coverage ratio (calculated as described in the Shelbourne Global Portfolio I Whole Loan documents) including the preferred equity is not less than 1.25x.

Release of Property. The Shelbourne Global Portfolio I Borrowers may obtain the release of all of the Release Properties (as defined below) together, at any time on or after the Permitted Release Date, provided, that, among other things: (i) no event of default has occurred and is continuing, (ii) the Shelbourne Global Portfolio I Borrowers defease a portion of the Shelbourne Global Portfolio I Whole Loan in an amount equal to 125% of the allocated loan amounts for the Release Properties, and (iii) after giving effect to such release, (1) the loan-to-value ratio does not exceed the lesser of 60% and the loan-to-value ratio prior to such release and (2) the debt service coverage is greater than 1.40x and the debt service coverage ratio prior to such release. The Shelbourne Global Portfolio I Whole Loan documents do not permit the partial release of the 1515 Broad Street Property. See “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans—Releases; Partial Releases” in the Preliminary Prospectus.

The “Release Properties” are (i) 20 Kingsbridge Road, (ii) 80 Kingsbridge Road, (iii) 140 Centennial, (iv) 275 Centennial, (v) 675 Central Avenue and (vi) 691 Central Avenue.

Terrorism Insurance. The Shelbourne Global Portfolio I Borrower is required to obtain insurance against acts of terrorism for loss resulting from perils and acts of terrorism in amounts and with terms and conditions applicable to commercial property, general liability, business income and umbrella liability insurance required pursuant to the Shelbourne Global Portfolio I Whole Loan documents.

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.